    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 1, 1997


                                                      REGISTRATION NO. 333-38931
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


SALOMON SMITH BARNEY HOLDINGS INC.               DELAWARE                          22-166-0266
SSBH CAPITAL I                                   DELAWARE                          06-6452992
SSBH CAPITAL II                                  DELAWARE                          06-6452994
SSBH CAPITAL III                                 DELAWARE                          06-6452995
SSBH CAPITAL IV                                  DELAWARE                          06-6452996
(EXACT NAME OF REGISTRANT AS          (STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER
  SPECIFIED IN ITS CHARTER)           INCORPORATION OR ORGANIZATION)         IDENTIFICATION NUMBERS)



                              388 GREENWICH STREET


                            NEW YORK, NEW YORK 10013


                                 (212) 816-6000

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                   ROBERT H. MUNDHEIM, ESQ., GENERAL COUNSEL

                       SALOMON SMITH BARNEY HOLDINGS INC.


                              388 GREENWICH STREET


                            NEW YORK, NEW YORK 10013


                                 (212) 816-6000

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:

    STEPHANIE B. MUDICK, ESQ.            ALAN L. BELLER, ESQ.            KENNETH J. BIALKIN, ESQ.
       TRAVELERS GROUP INC.           CLEARY, GOTTLIEB, STEEN &           SKADDEN, ARPS, SLATE,
       388 GREENWICH STREET                    HAMILTON                     MEAGHER & FLOM LLP
     NEW YORK, NEW YORK 10013             ONE LIBERTY PLAZA                  919 THIRD AVENUE
                                       NEW YORK, NEW YORK 10006          NEW YORK, NEW YORK 10022

                            ------------------------


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: At such time (from time to time) after the effective date of this Registration Statement as agreed upon by Salomon Smith Barney Holdings Inc. and the Underwriters in light of market conditions.

                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
------------------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                            ------------------------


    Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectuses and Prospectus Supplements included in this Registration Statement also relate to the Debt Securities and Index Warrants previously registered under the Registrant's Registration Statement on Form S-3 (No. 333-01807). This Registration Statement also constitutes Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (No. 333-01807).

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

                        CALCULATION OF REGISTRATION FEE


==========================================================================================================
                                                     PROPOSED MAXIMUM  PROPOSED MAXIMUM     AMOUNT OF
       TITLE OF EACH CLASS           AMOUNT TO BE     OFFERING PRICE  AGGREGATE OFFERING    REGISTRATION
  OF SECURITIES TO BE REGISTERED      REGISTERED    PER UNIT(1)(2)(3)   PRICE(1)(2)(3)      FEE(4)(5)
----------------------------------------------------------------------------------------------------------
Debt Securities of Salomon Smith
  Barney Holdings Inc.(6).........
----------------------------------------------------------------------------------------------------------
Index Warrants of Salomon Smith
  Barney Holdings Inc.(7).........
----------------------------------------------------------------------------------------------------------
Trust Preferred Securities of the
  Trusts(8).......................
----------------------------------------------------------------------------------------------------------
Junior Subordinated Debt
  Securities of Salomon Smith
  Barney Holdings Inc.(8).........
----------------------------------------------------------------------------------------------------------
Guarantees of Trust Preferred
  Securities of the Trusts and
  certain back-up
  obligations(9)..................
----------------------------------------------------------------------------------------------------------
Preferred Stock of Salomon Smith
  Barney Holdings Inc.(10)........
----------------------------------------------------------------------------------------------------------
Depositary Shares of Salomon Smith
  Barney Holdings Inc.(11)........
==========================================================================================================
Total.............................  $11,710,346,786        100%        $11,710,346,786    $3,620,177.03
==========================================================================================================



 (1) The proposed maximum offering price per unit will be determined from time to time by the relevant Registrant in connection with the issuance by such Registrant of the securities registered hereunder.


 (2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The aggregate public offering price of the Debt Securities, Index Warrants, Junior Subordinated Debt Securities, Preferred Stock and Depositary Shares of Salomon Smith Barney Holdings Inc. and the Trust Preferred Securities of the Trusts registered hereby will not exceed $11,710,346,786 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.


 (3) Exclusive of accrued interest and distributions, if any.


 (4) A filing fee aggregating $3,628,698.03 was previously paid in connection with registration statements filed earlier as well as with the initial filing of and first amendment to this registration statement relating to the registration of in the aggregate $11,735,346,786 of securities.


 (5) The securities covered by the market making prospectus contained in this registration statement have previously been registered under the Securities Act of 1933, under the registration statements on Form S-3 of Smith Barney Holdings Inc. (which has been merged into Salomon Smith Barney Holdings Inc.) (File Nos. 333-30175, 333-17831, 33-92706, 33-78010, 33-70340 and
     33-72856). In accordance with Rule 457(a), registration fees previously have been paid with respect thereto and the minimum registration fee of $100 has been paid in connection with the first amendment to this registration statement.


 (6) Subject to note (12) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed
     $11,710,346,786.


 (7) Subject to note (12) below, there is being registered hereunder an indeterminate principal amount of Index Warrants representing rights to receive an amount of cash or number of securities that will be determined by reference to prices, yields, levels or other specified objective measure or changes in an index or differences between two or more indexes as may be sold, from time to time.


 (8) Subject to note (12) below, there is being registered hereunder an indeterminate number of Trust Preferred Securities of SSBH Capital I, SSBH Capital II, SSBH Capital III, SSBH Capital IV (each a "Trust") and such indeterminate principal amount of Junior Subordinated Debt Securities of Salomon Smith Barney Holdings Inc. as may from time to time be issued at indeterminate prices. Includes Trust Preferred Securities which may be purchased by underwriters to cover over-allotments, if any. Junior Subordinated Debt Securities may be issued and sold to any Trust, in which event such Junior Subordinated Debt Securities may later be distributed to the holders of Trust Preferred Securities upon a dissolution of such Trust and the distribution of the assets thereof.


 (9) Includes the rights of holders of the Trust Preferred Securities under any Guarantees and certain back-up undertakings, comprised of the obligations of Salomon Smith Barney Holdings Inc., to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Trust Preferred Securities) and such obligations of Salomon Smith Barney Holdings Inc. as set forth in the Amended and Restated Declaration of Trust of each Trust and the related Indenture, in each case as further described in the Registration Statement. The Guarantees, when taken together with Salomon Smith Barney Holdings Inc.'s obligations under the Junior Subordinated Debt Securities, the related Indenture and the Amended and Restated Declaration of Trust, will provide a full and unconditional guarantee on a subordinated basis by Salomon Smith Barney Holdings Inc. of payments due on the Trust Preferred Securities. No separate consideration will be received for any Guarantees or such back-up obligations.


(10) Subject to note (12) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock of Salomon Smith Barney Holdings Inc. as from time to time may be issued at indeterminate prices. Includes Preferred Stock which may be purchased by underwriters to cover over-allotments, if any.


(11) Subject to note (12) below, there is being registered hereunder an indeterminate number of Depositary Shares as may be issued in the event that Salomon Smith Barney Holdings Inc. elects to offer fractional interests in the Preferred Stock registered hereby. Includes Depositary Shares which may be purchased by underwriters to cover over-allotments, if any.


(12) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $11,710,346,786 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

                               INTRODUCTORY NOTE


     This Registration Statement contains (i) a form of Prospectus relating to Debt Securities and Index Warrants of Salomon Smith Barney Holdings Inc. (the "Basic Prospectus"), (ii) a form of Prospectus relating to Preferred Stock and Junior Subordinated Debt Securities of Salomon Smith Barney Holdings Inc. and to the Trust Preferred Securities of SSBH Capital I, SSBH Capital II, SSBH Capital III and SSBH Capital IV (the "Trusts") (the "Preferred Prospectus"), (iii) a form of Prospectus relating to the Notes, Series J of Salomon Smith Barney Holdings Inc. (the "Series J Prospectus"), (iv) a form of Prospectus Supplement to the Basic Prospectus relating to the offering by Salomon Smith Barney Holdings Inc. of its Medium-Term Notes, Series H and I, in registered form (the "Registered Prospectus Supplement"), (v) a form of Prospectus Supplement to the Basic Prospectus relating to the offering by Salomon Smith Barney Holdings Inc. of its Medium-Term Notes, Series H and I, in bearer form (the "Bearer Prospectus Supplement"), (vi) a form of Prospectus Supplement relating to the offering by the Trusts of Trust Preferred Securities and the offering of related guarantees and junior subordinated debt securities by Salomon Smith Barney Holdings Inc. (the "Trust Prospectus Supplement") and (vii) a form of Prospectus which may be used by broker-dealer subsidiaries of Salomon Smith Barney Holdings Inc. in connection with offers and sales of the previously-issued securities described therein in market-making transactions.


     The Registered Prospectus Supplement and the Bearer Prospectus Supplement are forms which may be used, among others, as a supplement to the Basic Prospectus. The Trust Prospectus Supplement is a form which may be used, among others, as a supplement to the Preferred Prospectus. Although the amount of securities shown on the cover page of the Prospectuses and Prospectus Supplements included in this Registration Statement exceeds in the aggregate the amount of securities registered under this Registration Statement, the aggregate amount offered and sold hereunder will not exceed the aggregate amount registered under this Registration Statement.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED DECEMBER 1, 1997



PROSPECTUS


                       SALOMON SMITH BARNEY HOLDINGS INC.


     may offer --


                                DEBT SECURITIES
                                 INDEX WARRANTS

     We will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and the supplements carefully before you invest.

                            ------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS, OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR PRICING SUPPLEMENT, IS ACCURATE OR
      COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


                              SALOMON SMITH BARNEY



December    , 1997

                               PROSPECTUS SUMMARY


     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read this document and the Prospectus Supplement that explains the specific terms of the securities we are offering. You should also read the documents we have referred you to in "Where You Can Find More Information" on page 4 for information on our Company and our financial statements. The Prospectus Supplement may also add, update or change information contained in this Prospectus. It is important for you to consider the information in the Prospectus and any Prospectus Supplement in making your investment decision.


                                  OUR COMPANY

     Salomon Smith Barney Holdings Inc. is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its U.S. and foreign broker-dealer subsidiaries.

                          THE SECURITIES WE MAY OFFER


     We may use this Prospectus to offer up to $11,710,346,786 of Debt Securities and Index Warrants. A Prospectus Supplement will describe the specific types, amounts, prices, and detailed terms of any securities we offer.


DEBT SECURITIES

     These securities are unsecured general obligations of our Company in the form of senior or subordinated debt. Senior debt includes our notes, debt, and guarantees, which are for money borrowed and not subordinated. Subordinated debt, designated at the time it is issued, is not entitled to interest and principal payments if payments on the senior debt are not made.


     The senior and subordinated debt will be issued under separate indentures between the Company and a trustee. The trustees under the indentures are bank or trust companies; we have certain banking relationships with these companies. We have summarized below the general features of the debt securities from these indentures. We encourage you to read the indentures (which are incorporated by reference in our registration statement No. 333-38931), our recent annual report on Form 10-K, our recent quarterly reports on Form 10-Q and our recent Reports on Form 8-K, including the Report on Form 8-K dated November 28, 1997. Directions on how you can receive copies of these documents are provided on page 4.



GENERAL INDENTURE PROVISIONS THAT APPLY TO SENIOR AND SUBORDINATED DEBT



- None of the indentures limits the amount of debt that we may issue or provides holders any protection should there be a highly leveraged transaction involving our Company, although the indentures do limit our company's ability to pledge the stock of certain of our important subsidiaries.


- Each indenture allows for different types of Debt Securities (including indexed securities) to be issued in series and provides for the issuance of securities in book-entry, certificated, and, in limited circumstances, bearer form.

- The indentures allow us to merge or to consolidate with another company, or sell all or substantially all of our assets to another company. If any of these events occur, the other company will be required to assume our responsibilities on the debt, and, assuming that the transaction has not resulted in an event of default, we will be released from all liabilities and obligations under the Debt Securities.

- The indentures provide that holders of a majority of the total principal amount of the Debt Securities outstanding in any series may vote to change certain of our obligations or your rights concerning those securities. However, every holder of a particular security must consent to certain important changes in that security, including changes in the payment of principal or interest on any security or the currency of payment.

- We may discharge certain of the Debt Securities issued under the indentures or be released from our obligation to comply with the limitations discussed above at any time by depositing sufficient amounts of cash or U.S. government securities with the trustee to pay our obligations under the particular securities when due. If we choose to discharge certain securities, all amounts due to you on those securities will be paid by the Trustee from the deposited funds.

- The indentures govern the actions of the trustee with regard to the Debt Securities, including the circumstances under which the trustee is required to give notices to holders of the securities and the procedures by which lost or stolen Debt Securities may be replaced.

EVENTS OF DEFAULT

     The events of default specified in the indentures include:

     - Principal not paid when due.

     - Sinking fund payment not made when due.

     - Failure to pay interest for 30 days.

     - Covenants not performed for 60 days following notice.

     - Certain events of insolvency or bankruptcy, whether voluntary or not.

REMEDIES

     If there is a default, the trustee or holders of 25% of the principal amount of Debt Securities outstanding in a series may declare the principal immediately payable. However, holders of a majority in principal amount of the securities in that series may rescind this action.

INDEX WARRANTS


     We may issue Index Warrants independently or together with Debt Securities. We will issue each series of Index Warrants under a separate Warrant Agreement between our Company and a bank or trust company. We encourage you to read the standard form of the Warrant Agreement, which is incorporated by reference in our registration statement No. 333-38931. We provide directions on how you can get copies of these documents on page 4.



     Index Warrants are securities that, when exercised by the purchaser at a time when certain conditions are met, entitle you to receive from our Company an amount in cash or number of securities that will be indexed to prices, yields, or other specified measures or changes in an index or differences between two or more indexes. You may only exercise Index Warrants during a specified period and the Index Warrants expire on a specified date. Depending on circumstances and the terms and conditions of the particular Index Warrant, you may not be entitled to receive any amount for an Index Warrant during any period when you may exercise it or at its expiration.



     The Prospectus Supplement for a series of Index Warrants will set forth the formula for determining the amount in cash or number of securities, if any, that we will pay you when you exercise an Index Warrant and certain information about the relevant underlying assets, as well as other information about the specific terms of the Index Warrant.


     We will generally issue Index Warrants in book-entry form and list Index Warrants for trading on a national securities exchange, such as the New York Stock Exchange, American Stock Exchange or Chicago Board Options Exchange.

     The Warrant Agreement for any series of Index Warrants will provide that holders of a majority of the total principal amount of the Index Warrants outstanding in any series may vote to change certain of our obligations or your rights concerning those Index Warrants. However, every holder of a particular Index Warrant must consent to certain important changes in that security, including changes in the amount or manner of payment on an Index Warrant or further limits on the time during which it may be exercised.

     Index Warrants can involve a high degree of risk, including risks arising from changes in the values of the underlying assets that are used to determine the amount to be paid to you when you exercise the Index Warrant. Certain Index Warrants may also involve risks linked to changes in foreign exchange rates, securities markets, interest rates and the business of certain companies or groups of companies. You should recognize that any Index Warrant that does not have a specified minimum expiration value may be worthless when it expires. Buyers of Index Warrants should be experienced in options transactions and understand these types of risks. You should only decide to buy Index Warrants after careful consideration with your advisers about the suitability of the Index Warrants in light of your particular financial circumstances and the terms and conditions of the particular Index Warrant.

     Any prospective purchasers of Index Warrants should be aware of special United States federal income tax considerations applicable to instruments such as the Index Warrants. The Prospectus Supplement relating to each series of Index Warrants will describe certain tax considerations.

                                USE OF PROCEEDS

     We will use the net proceeds we receive from any offering of these securities for general corporate purposes, primarily to fund our operating units and subsidiaries. We may use some of the proceeds to refinance or extend the maturity of some of the Company's existing debt obligations. We will use a portion of the proceeds from the sale of Index Warrants and Indexed Notes to hedge our exposure to payments that we may have to make on such Index Warrants and Indexed Notes.

                              PLAN OF DISTRIBUTION

     We may sell the securities in any of the following ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; (iii) through agents or (iv) through a combination of any of these methods of sale. The Prospectus Supplement will explain the ways in which we are selling specific securities, including the names of any underwriters and details of the pricing of the securities, including the commissions, concessions or discounts we are granting the underwriters, dealers or agents.

     If we use underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

     We expect that the underwriters for any offering will include one or more of our broker-dealer subsidiaries.


     These broker-dealer subsidiaries (including their successors) also expect to offer and sell previously issued Debt Securities and Index Warrants as part of their business, and may act as a principal or agent in such transactions. We or any of our subsidiaries may use this Prospectus and the related Prospectus Supplements and Pricing Supplements in connection with these activities.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

(a) Annual Report on Form 10-K for the year ended December 31, 1996;


(b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;



(c) Current Reports on Form 8-K dated January 21, 1997, March 17, 1997, April 15, 1997, July 17, 1997, September 24, 1997, September 29, 1997 (as amended by the Current Report on Form 8-K/A dated October 28, 1997 and the Current Report on Form 8-K/A2 dated December 1, 1997), October 21, 1997, October 28, 1997 (as amended by the Current Report on Form 8-K/A dated December 1,
    1997), November 21, 1997 (as amended by the Current Report on Form 8-K/A dated December 1, 1997) and November 28, 1997.


     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

        Treasurer
        Salomon Smith Barney Holdings Inc.
        388 Greenwich Street
        New York, NY 10013
        212-816-6000

     You should rely only on the information incorporated by reference or provided in this Prospectus or the Prospectus Supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or the Prospectus Supplement is accurate as of any date other than the date on the front of the document.

                                  THE COMPANY


     Pursuant to an agreement and plan of merger dated as of September 24, 1997, a newly-formed wholly owned subsidiary of Travelers Group Inc. ("Travelers Group") merged with and into Salomon Inc ("Salomon") on November 28, 1997; Salomon then became a wholly owned subsidiary of Travelers Group and was renamed Salomon Smith Barney Holdings Inc. (the "Company"). Immediately thereafter, Smith Barney Holdings Inc., another wholly owned subsidiary of Travelers Group, was merged into the Company. The Company is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its two broker-dealer subsidiaries, Smith Barney Inc. ("Smith Barney") and Salomon Brothers Inc ("Salomon Brothers").


     The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013 (telephone number: (212) 816-6000).

SMITH BARNEY

     Smith Barney provides investment banking, asset management, brokerage and other financial services for United States and foreign corporations, governments and institutional and individual investors. These activities include securities, options and commodities brokerage for domestic and international institutional and individual clients; underwriting and distribution of securities; arranging for the private placement of securities; assisting in mergers and acquisitions and providing financial advisory services; market making and trading in corporate debt and equity, United States government and agency, mortgage-related and municipal securities and foreign exchange, futures and forward contracts; consumer financing activities; securities lending activities; investment management and advisory services; securities research; and other related activities.

SALOMON


     Together with Salomon Brothers Holding Company Inc and its subsidiaries (which subsidiaries include Salomon Brothers), Salomon Brothers engages in global investment banking and global securities trading activities; provides capital raising, advisory, trading and risk management services to its customers; and executes proprietary trading strategies on its own behalf. Certain of the Company's commodities trading activities are conducted by the Company's wholly owned subsidiary, Phibro Inc., and its subsidiaries.



                       RATIO OF EARNINGS TO FIXED CHARGES



                                                                     YEAR ENDED DECEMBER 31,
                                    NINE MONTHS ENDED    -----------------------------------------------
                                    SEPTEMBER 30, 1997    1996      1995      1994      1993      1992
                                    ------------------   -------   -------   -------   -------   -------
Ratio of earnings to fixed
  charges..........................          1.29           1.37      1.20     0.98*      1.32      1.27


---------------

* For the year ended December 31, 1994, earnings as defined were inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings as defined for the year was $173 million.



The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. For the purpose of this ratio, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.


                             THE OFFERED SECURITIES


     The Company intends to issue from time to time (i) debt securities ("Debt Securities"), which may be subordinated to other indebtedness of the Company; or
(ii) warrants ("Index Warrants") representing the right to receive, upon exercise, an amount in cash or number of securities that will be determined by reference to prices, yields, levels or other specified objective measures, or changes in an Index or differences between two or more Indexes all having an aggregate initial public offering price or purchase price of up to $11,710,346,786, or the equivalent thereof in one or more foreign or composite currencies. The Debt Securities and Index Warrants are referred to herein collectively as the "Offered Securities." The Offered Securities may be offered separately or as units with other Offered Securities, in separate series in amounts, at prices and on terms to be determined at or prior to the time of sale. The sale of other securities under the registration statement of which this Prospectus forms a part or under a registration statement to which this Prospectus relates will reduce the amount of Offered Securities which may be sold hereunder.


     The specific terms of the Offered Securities with respect to which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"), together with the terms of the offering of the Offered Securities and the initial price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will also contain information, where applicable, about material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement. This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

                         DESCRIPTION OF DEBT SECURITIES


     The Debt Securities will be unsecured general obligations of the Company. As a holding company, the Company's sources of funds are derived principally from advances and dividends from subsidiaries, certain of which are subject to regulatory considerations, and from sales of assets and investments. The Debt Securities will constitute either senior or subordinated debt of the Company and will be issued, in the case of Debt Securities that will be senior debt, under a senior debt indenture (as amended or supplemented from time to time, the "Senior Debt Indenture") and, in the case of Debt Securities that will be subordinated debt, under a subordinated debt indenture (as amended or supplemented from time to time, the "Subordinated Debt Indenture"). The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The institutions named as trustees under the Indentures are hereinafter referred to individually as a "Trustee" and collectively as the "Trustees." Forms of the Indentures have been filed with the Securities and Exchange Commission (the "Commission") and are incorporated by reference as part of the registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") that the Company has filed with the Commission relating to the Offered Securities (such registration statement, together with all exhibits and amendments, the "Registration Statement"). The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Debt Securities. Numerical references in parentheses below are to sections in the applicable Indenture or, if no Indenture is specified, to sections in each of the Indentures. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.



     Unless otherwise provided in the applicable Prospectus Supplement, the Trustee under the Senior Debt Indenture will be Citibank, N.A., a national banking association, under an Indenture dated as of December 1, 1988, as amended or supplemented from time to time, and the Trustee under the Subordinated Debt Indenture will be Bankers Trust Company, a New York banking corporation, under an Indenture dated as of December 1, 1988, as amended or supplemented from time to time.


GENERAL

     Neither of the Indentures limits the amount of Debt Securities that may be issued thereunder, and each Indenture provides that Debt Securities may be issued from time to time in series (Section 301). The Debt Securities to be issued under either of the Indentures will be unsecured senior or subordinated obligations of the Company as set forth below. Debt Securities of a series may be issuable as individual securities in registered form without coupons ("Registered Securities") or in bearer form ("Bearer Securities") with or without coupons ("Coupons") attached or as one or more global securities in registered or bearer form (each a "Global Security").

     Reference is made to the Prospectus Supplement for a description of the following terms of the Debt Securities in respect of which this Prospectus is being delivered: (i) the title and series of such Debt Securities, whether such Debt Securities will be senior or subordinated debt of the Company and under which indenture such Debt Securities are being issued; (ii) the limit, if any, upon the aggregate principal amount of such Debt Securities and the method by which such principal amount (and premium, if any) will be determined; (iii) the dates on which or periods during which such Debt Securities may be issued and the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Debt Securities will be payable or the method by which such date or dates shall be determined; (iv) the rate or rates (which may be fixed or variable) or the method of determination thereof, at which such Debt Securities will bear interest, if any; the date or dates from which such interest will accrue; the dates on which such interest will be payable (each, an "Interest Payment Date"); and, in the case of Registered Securities, the regular record dates for the interest payable on such Interest Payment Dates (each, a "Regular Record Date"); the place or places where the principal of, premium, if any, and interest on the Debt Securities shall be payable; (v) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of the Company or a Holder, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities will be redeemed or repurchased, in whole or in part, pursuant to such obligation or option; (vi) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Debt Securities may be redeemed, if any, in whole or in part, at the option of the Company; (vii) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such Debt Securities will be issuable; (viii) whether such Debt Securities are to be issued as Discount Securities (as defined below) and the amount of discount with which such Debt Securities will be issued; (ix) provisions, if any, for the defeasance of such Debt Securities; (x) whether such Debt Securities are to be issued as Registered Securities or Bearer Securities or both and, if Bearer Securities are to be issued, whether Coupons will be attached thereto, whether Bearer Securities of the series may be exchanged for Registered Securities having the same terms and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;
(xi) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the Depositary (as defined below) for such Global Security or Securities; (xii) if a temporary Debt Security is to be issued with respect to such Debt Securities, whether any interest thereon payable on an Interest Payment Date prior to the issuance of a definitive Debt Security of the series will be credited to the account of the Persons entitled thereto on such Interest Payment Date; (xiii) if a temporary Global Security is to be issued with respect to such Debt Securities, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Debt Securities of the series and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Debt Securities having the same terms; (xiv) if other than United States dollars, the foreign or composite currency in which such Debt Securities are to be denominated, or in which payment of the principal of (and premium, if any) and any interest on such Debt Securities will be made and the circumstances, if any, under which such currency of payment may be changed; (xv) if the principal of (and premium, if any) or any interest on such Debt Securities are to be payable, at the election of the Company or a Holder, in a currency other than that in which such Debt Securities are denominated or stated to be payable, the periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which such Debt Securities are denominated or stated to be payable and the currency in which such Debt Securities are to be paid pursuant to such election; (xvi) if the amount of payments of principal of (and premium, if any) or any interest on such Debt Securities may be determined with reference to an index based on a currency or currencies other than that in which such Debt Securities are stated to be payable, the manner in which such amounts shall be determined; (xvii) if the amount of payments of principal of (and premium, if any) or any interest on such Debt Securities may be determined with reference to an index based on the prices, changes in prices, or differences between prices, of one or more securities, currencies, intangibles, goods, articles or commodities or by application of a formula (any such index, or index referred to in clause (xvi) being referred to herein as an "Index"), the manner in which such amounts shall be determined; (xviii) any additional Events of Default (as defined below) or restrictive covenants provided for with respect to such Debt Securities; (xix) whether and under what circumstances the

Company will pay additional interest on such Debt Securities held by a Person who is not a U.S. Person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities under such circumstances; (xx) whether and under what circumstances the Company will be obligated to redeem such Debt Securities if certain events occur involving United States information reporting requirements; (xxi) the terms, if any, upon which such Debt Securities may or shall be exchangeable or exercisable for or payable in, among other things, securities of any kind, instruments, contracts, currencies, commodities, or other forms of property, rights or interests, or any combination of the foregoing, and the terms and conditions upon which such exchange, exercise or payment shall be effected, including, but not limited to, the initial, exchange or exercise price, rate or ratio, and the relevant exchange or exercise period; and (xxii) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture under which they are issued (Section 301).


     Under the Indentures, the Company may authorize the issuance and provide the terms of a series of Debt Securities pursuant to a supplemental indenture or pursuant to a resolution of its Board of Directors, any duly authorized committee of the Board or any committee of officers or other representatives of the Company duly authorized by the Board of Directors for such purpose. The provisions of the Indentures provide the Company with the ability, in addition to the ability to issue Securities with terms different from those of Debt Securities previously issued, to "reopen" a previous issue of a series of Securities and to issue additional Securities of such series.

     Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities will be issued only as Registered Securities in denominations of $1,000 and any integral multiple thereof and will be payable only in United States dollars (Section 302).


     If Bearer Securities are issued, the United States federal income tax consequences and other special considerations applicable to such Bearer Securities will be described in the Prospectus Supplement relating thereto.



     If the amount of payments of principal of (and premium, if any) or any interest on Debt Securities is determined with reference to any type of Index, the United States federal income tax consequences, specific terms and other information with respect to such Debt Securities and such index or formula, securities, currencies, intangibles, goods, articles or commodities will be described in the Prospectus Supplement relating thereto.



     If the principal of (and premium, if any) or any interest on Debt Securities are payable in a foreign or composite currency, the restrictions, elections, United States federal income tax consequences, specific terms and other information with respect to such Debt Securities and such currency will be described in the Prospectus Supplement relating thereto.



     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates ("Discount Securities"). Debt Securities may be variable rate debt securities that may be exchangeable for fixed rate debt securities. United States federal income tax consequences and other special considerations applicable to any such Debt Securities will be described in the Prospectus Supplement relating thereto.


     Unless otherwise provided in the applicable Prospectus Supplement, the principal of (and premium, if any) and any interest on Debt Securities will be payable (in the case of Registered Securities) at the corporate trust office or agency of the applicable Trustee in the City and State of New York or (in the case of Bearer Securities) at the principal London office of the applicable Trustee; provided, however, that payment of interest on Registered Securities may be made at the option of the Company by check mailed to the Registered Holders thereof or, if so provided in the applicable Prospectus Supplement, at the option of a Holder by wire transfer to an account designated by such Holder (Section 307). Except as otherwise provided in the applicable Prospectus Supplement, no payment on a Bearer Security will be made by mail to an address in the United States or by wire transfer to an account maintained by the Holder thereof in the United States.

     Unless otherwise provided in the applicable Prospectus Supplement, Registered Securities may be transferred or exchanged at the corporate trust office or agency of the applicable Trustee in the City and State of New York, subject to the limitations provided in the applicable Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith (Section 305). Bearer Securities will be transferable by delivery. Provisions with respect to the exchange of Bearer Securities will be described in the applicable Prospectus Supplement.

     All moneys paid by the Company to a paying agent for the payment of principal of (and premium, if any) or any interest on any Debt Security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, and the Holder of such Debt Security or any Coupon appertaining thereto will thereafter look only to the Company for payment thereof (Section 1204).

     Unless otherwise indicated in the applicable Prospectus Supplement, the covenants contained in the Indenture and the Debt Securities would not afford Holders protection in the event of a highly leveraged or other similar transaction that may adversely affect Holders.

GLOBAL SECURITIES

     Debt Securities having the same issue date and the same terms may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such Debt Securities. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 303 and 305).

     The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements for Debt Securities.

     Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by the underwriters of such Debt Securities or, if such Debt Securities are offered and sold directly by the Company or through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in a Global Security will be limited to participants or Persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by participants or Persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole Holder of the individual Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities and will not be considered the Holders thereof under the Indenture governing such Debt Securities.

     Subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities and Bearer Warrants" below, payments of principal of (and premium, if any) and any interest on individual Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of such Global Security. None of the Company, the Trustee for such Debt Securities, any

Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     The Company expects that the Depositary for any Debt Securities, upon receipt of any payment of principal, premium or interest in respect of a definitive Global Security representing any of such Debt Securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary Global Security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities and Bearer Warrants" below.


     If the Depositary for any Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have certain Debt Securities represented by one or more Global Securities and, in such event, will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. Further, if the Company so specifies with respect to any Debt Securities, an owner of a beneficial interest in a Global Security representing such Debt Securities may, on terms acceptable to the Company and the Depositary for such Global Security, receive individual Debt Securities in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities are issuable as Registered Securities). Individual Debt Securities so issued will be issued (i) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities are issuable as Registered Securities, (ii) as Bearer Securities in the denomination or denominations specified by the Company if the Debt Securities are issuable as Bearer Securities or (iii) as either Registered or Bearer Securities, if the Debt Securities are issuable in either form (Section 305). See, however, "Limitations on Issuance of Bearer Securities and Bearer Warrants," below, for a description of certain restrictions on the issuance of individual Bearer Securities in exchange for beneficial interests in a Global Security.


SENIOR DEBT

     The Debt Securities and Coupons that will constitute part of the senior debt of the Company will be issued under the Senior Debt Indenture and will rank pari passu with all other unsecured debt of the Company except subordinated debt.

SUBORDINATED DEBT

     The Debt Securities and Coupons that will constitute part of the subordinated debt of the Company will be issued under the Subordinated Debt Indenture and will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness" of the Company. The Subordinated Debt Indenture defines "Senior Indebtedness" as the following indebtedness or obligations, whether outstanding at the date of such Indenture or thereafter incurred, assumed, guaranteed or otherwise created, unless in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the subordinated Debt Securities and any appurtenant Coupons: (a) all indebtedness of the Company (including indebtedness of others guaranteed by the Company), other than the subordinated Debt Securities and any appurtenant Coupons and other than the debt securities issuable under the indenture dated as of July 1, 1986 between the Company and The Bank of New York, as trustee, that
(i) is for money borrowed, (ii) arises in connection with the acquisition of any business, properties, securities or assets of any kind, other than in the ordinary course of the Company's business as heretofore conducted or (iii) is secured, in whole or in part, by real or personal property, (b) obligations of the Company (including obligations of others guaranteed by the Company) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction and (c) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation (Subordinated Debt Indenture, Section 101). The subordinated Debt Securities and any appurtenant Coupons will not be superior in right of payment to the debt securities issuable under the indenture dated as of July 1, 1986 between the Company and The Bank of New York, as trustee (Subordinated Debt Indenture, Section 1601).

     In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or a substantial part of its property, or (b) that (i) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness, or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the subordinated Debt Securities issued under the Subordinated Debt Indenture shall have been declared due and payable upon an Event of Default pursuant to Section 502 thereof and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the Holders of any of the subordinated Debt Securities or Coupons issued under the Subordinated Debt Indenture are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such Debt Securities or such Coupons (Subordinated Debt Indenture, Section 1601). If this Prospectus is being delivered in connection with a series of subordinated Debt Securities, the related Prospectus Supplement will set forth the amount of Senior Indebtedness outstanding as of the most recent practicable date.

LIMITATION ON LIENS


     The Senior Debt Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, incur, issue, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by a pledge of, lien on or security interest in any shares of stock of any Restricted Subsidiary without effectively providing for the equal and ratable securing of the payment of the Debt Securities issued thereunder (Section 1205). The term "Restricted Subsidiary" is defined in the Senior Debt Indenture to mean each of Salomon Brothers Inc, Smith Barney Inc. and any Subsidiary of the Company owning, directly or indirectly, any of the common stock of, or succeeding to any substantial part of the business now conducted by, any of such corporations.


EVENTS OF DEFAULT

     The following will constitute Events of Default under each Indenture with respect to any series of Debt Securities issued thereunder: (i) default in the payment of the principal of (and premium, if any, on) any Debt Security of such series when due; (ii) default for 30 days in the payment of any interest on any Debt Security of such series or of any related Coupon when due; (iii) default in the deposit of any sinking fund payment, when and as due by the terms of any Debt Security of such series; (iv) default in the performance of any other covenant in such Indenture, continued for 60 days after written notice thereof by the applicable Trustee or the Holders of at least 25% in principal amount of the Debt Securities of such series then Outstanding; and (v) certain events of bankruptcy, insolvency or reorganization (Section 501). Any additional Events of Default provided with respect to a series of Debt Securities will be set forth in the applicable Prospectus Supplement. No Event of Default with respect to a particular series of Debt Securities issued under either Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities.


     Each Indenture provides that if an Event of Default specified therein shall occur and be continuing with respect to a series of Debt Securities issued thereunder, either the Trustee thereunder or the Holders of at least 25% in principal amount of the Debt Securities of such series then Outstanding may declare the principal of and all accrued interest on all Debt Securities of such series (or, in the case of Discount Securities or Indexed Notes (as defined herein), an amount equal to such portion of the principal amount thereof as will be specified in the related Prospectus Supplement or Pricing Supplement) to be due and payable. In certain cases, the Holders of a majority in principal amount of the Debt Securities then Outstanding of a series may, on behalf of the Holders of all such Debt Securities, rescind and annul such declaration and its consequences (Section 502).


     Each Indenture contains a provision entitling the Trustee thereunder, subject to the duty of such Trustee during the continuance of a default to act with the required standard of care, to be indemnified by the Holders of the Debt Securities or any Coupons of any series thereunder before proceeding to exercise any right or power under such Indenture with respect to such series at the request of such Holders (Section 603). Each Indenture provides that no Holder of a Debt Security or any Coupon of any series thereunder may institute any proceeding, judicial or otherwise, to enforce such Indenture except in the case of failure of the Trustee thereunder, for 60 days, to act after it receives (i) written notice of such default, (ii) a written request to enforce such Indenture by the Holders of at least 25% in aggregate principal amount of the Debt Securities then Outstanding of such series (and the Trustee receives no direction inconsistent with such written request from the Holders of a majority in aggregate principal amount of the Debt Securities then outstanding of such series) and (iii) an offer of reasonable indemnity (Section 507). This provision will not prevent any Holder of any such Debt Security from enforcing payment of the principal thereof (and premium, if any, thereon) and any interest thereon or of any such Coupon from enforcing payment thereof at the respective due dates thereof (Section 508). The Holders of a majority in aggregate principal amount of the Debt Securities then Outstanding of any series may direct the time, method and place of conducting any proceedings for any remedy available to the applicable Trustee or of exercising any trust or power conferred on it with respect to the Debt Securities of such series. However, such Trustee may refuse to follow any direction that conflicts with law or the applicable Indenture or that would be unjustly prejudicial to Holders not joining therein (Section 512).

     Each Indenture provides that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to any series of Debt Securities thereunder known to it, give to the Holders of Debt Securities and Coupons of such series notice of such default, unless such default shall have been cured or waived; but, except in the case of a default in the payment of the principal of (and premium, if any) or any interest on any Debt Security or of any Coupon of such series or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Holders of such Debt Securities and Coupons (Section
602).

     The Company will be required to file annually with each Trustee a certificate of an appropriate officer of the Company as to the absence of certain defaults under the terms of the appropriate Indenture (Section 1206; Subordinated Debt Indenture, Section 1205).

MODIFICATION AND WAIVER

     Each Indenture contains provisions for convening meetings of Holders to consider matters affecting their interests (Article Nine).

     Modifications of and amendments to each Indenture may be made by the Company and the Trustee thereunder with the consent of the Holders of a majority in principal amount of the Debt Securities then outstanding (the "Outstanding Debt Securities") of each series issued thereunder that is affected by such modification or amendment, voting separately; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby: (i) change the

Stated Maturity of the principal of, or any installment of interest or additional amounts payable on, any Debt Security or Coupon; (ii) reduce the principal amount (including the amount payable on a Discount Security upon the acceleration of the Maturity thereof) of, or any interest on or any premium payable upon redemption of, or additional amounts payable on, any Debt Security or Coupon; (iii) change the currency or composite currency of denomination or payment of the principal of (and premium, if any, on) or any interest or additional amounts payable on any Debt Security or Coupon; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or Coupon; (v) reduce the percentage of the principal amount of the Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the applicable Indenture with respect to waiver of compliance with certain provisions of the applicable Indenture or waiver of certain defaults; (vi) limit the Company's obligation to maintain a Paying Agent outside the United States for Bearer Securities; or
(vii) limit the obligation of the Company to redeem certain Bearer Securities if certain events occur involving United States information reporting requirements (Section 1102).

     The Subordinated Debt Indenture may not be amended to alter or impair the subordination of the subordinated Debt Securities issued thereunder without the consent of each holder of Senior Indebtedness then outstanding (Subordinated Debt Indenture, Section 1107).

     The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the applicable Indenture before the time for such compliance (Section 1207; Subordinated Debt Indenture, Section
1206). The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the applicable Indenture with respect to Debt Securities of that series, except a default in the payment of the principal of (and premium, if any) or any interest on any such Debt Security or in the payment of any Coupon of that series and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

CONSOLIDATION, MERGER AND TRANSFER OR LEASE OF ASSETS

     Each Indenture provides that the Company may not consolidate with or merge into any corporation, or transfer or lease its assets substantially as an entirety to any Person, unless (i) the successor corporation or transferee or lessee (the "Successor Corporation") is a corporation organized under the laws of the United States or any political subdivision thereof; (ii) the Successor Corporation assumes the Company's obligations under the applicable Indenture and on the Debt Securities and any Coupons issued thereunder; (iii) after giving effect to the transaction no Event of Default and no event that, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing; (iv) the Successor Corporation waives any right to redeem any Bearer Security under circumstances in which the Successor Corporation would be entitled to redeem such Bearer Security but the Company would not have been so entitled if such consolidation, merger, transfer or lease had not occurred; and
(v) certain other conditions are met (Section 1001).

DEFEASANCE

     If so specified in the applicable Prospectus Supplement with respect to Debt Securities of any series that are Registered Securities payable only in United States dollars, the Company, at its option, (i) will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, replace stolen, lost or mutilated Debt Securities of such series, maintain paying agencies and hold moneys for payment in trust) or (ii) will not be subject to provisions of the applicable Indenture described above under "Limitation on Liens" and "Consolidation, Merger and Transfer or Lease of Assets" with respect to the Debt Securities of such series, in each case if the Company deposits with the applicable Trustee, in trust, money or U.S. Government Obligations that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise any such option under either of the Indentures, the Company is required to deliver to the applicable Trustee an opinion of counsel to the effect that (1) the deposit and related defeasance would not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes and, in the case of a discharge pursuant to clause (i) above, a ruling to such effect received from or published by the United States Internal Revenue Service, and
(2) if the Debt Securities of such series are then listed on the New York Stock Exchange, such Debt Securities would not be delisted from the New York Stock Exchange as a result of the exercise of such option (Sections 1501 and 1502). Defeasance provisions, if any, with respect to any other Debt Securities of any series will be described in the applicable Prospectus Supplement.

REPLACEMENT DEBT SECURITIES

     Unless otherwise provided in the applicable Prospectus Supplement, if a Debt Security of any series or any related Coupon is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York (in the case of Registered Securities) or at the principal London office of the applicable Trustee (in the case of Bearer Securities and Coupons) upon payment by the Holder of such expenses as may be incurred by the Company and the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as the Company and such Trustee may require. Mutilated Debt Securities and Coupons must be surrendered before new Debt Securities (with or without Coupons) will be issued (Section 306).

NOTICES

     Unless otherwise provided in the applicable Prospectus Supplement, any notice required to be given to a Holder of a Debt Security of any series that is a Registered Security will be mailed to the last address of such Holder set forth in the applicable security register. Any notice required to be given to a Holder of a Debt Security that is a Bearer Security will be published in a daily morning newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such Bearer Security (Section 105).

CONCERNING THE TRUSTEES

     The Company and certain of its subsidiaries maintain lines of credit and have other customary banking relationships with Citibank, N.A. and Bankers Trust Company, and certain of their respective affiliates, and may have such relationships with other Trustees and their affiliates.

                         DESCRIPTION OF INDEX WARRANTS

     The following description of the terms of the Index Warrants sets forth certain general terms and provisions of the Index Warrants to which any Prospectus Supplement may relate. The particular terms of the Index Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to the Index Warrants so offered will be described in such Prospectus Supplement.

     Index Warrants may be issued independently or together with Debt Securities offered by any Prospectus Supplement and may be attached to or separate from any such Offered Securities. Each series of Index Warrants will be issued under a separate index warrant agreement (each, an "Index Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Index Warrant Agent"), all as described in the Prospectus Supplement relating to such Index Warrants. A single bank or trust company may act as Index Warrant Agent for more than one series of Index Warrants. The Index Warrant Agent will act solely as the agent of the Company under the applicable Index Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any owners of such Index Warrants. A copy of the form of Index Warrant Agreement, including the form of index warrant certificate (the "Index Warrant Certificate," or, if issued in global form, the "Index Warrant Global Certificate"), is filed as an exhibit to or incorporated by reference in the Registration Statement. The following summaries of certain provisions of the Index Warrants and the form of Index Warrant Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Index Warrant Agreement and the Index Warrant Certificate or Index Warrant Global Certificate.

GENERAL

     The Index Warrant Agreement does not limit the number of Index Warrants that may be issued thereunder. The Company will have the right to "reopen" a previous series of Index Warrants and to issue additional Index Warrants of such series.


     Each Index Warrant will entitle the holder (each, a "Warrant Holder") to receive from the Company, upon exercise, including any automatic exercise, an amount in cash or a number of securities that will be determined by reference to an Index calculated by reference to prices, yields, levels or other specified objective measures in respect of specified securities or securities indexes or specified foreign currencies or currency indexes, or a combination thereof, or changes in such measure or differences between two or more such measures. The Prospectus Supplement for a series of Index Warrants will set forth the formula or methodology pursuant to which the amount payable or distributable on the Index Warrants will be determined by reference to the relevant Index or Indexes.


     Certain Index Warrants will, if specified in the Prospectus Supplement, entitle the Warrant Holder to receive from the Company, upon automatic exercise at expiration and under certain other circumstances, a minimum or maximum amount.


     The Prospectus Supplement applicable to any series of Index Warrants will set forth any circumstances in which the payment or distribution or the determination of the payment or distribution on the Index Warrants may be postponed and the period for which such payment or distribution or determination may be postponed. Conversely, the Index Warrants may be subject to early exercise or cancellation in certain circumstances described in the applicable Prospectus Supplement. The amount due, or the means by which the amount due, on the Index Warrants may be determined after any such delay or postponement, or early exercise or cancellation will be set forth in the applicable Prospectus Supplement.



     Unless otherwise specified in the applicable Prospectus Supplement, the Company will be under no obligation to, nor will it, purchase or take delivery of or sell or deliver any securities or currencies (including the Underlying Assets), other than the payment of any cash or distribution of any securities due on the Index Warrants, from or to Warrant Holders pursuant to the Index Warrants.



     Unless otherwise specified in the applicable Prospectus Supplement, the Index Warrants will be deemed to be automatically exercised upon expiration. Upon such automatic exercise, Warrant Holders will be entitled to receive the cash amount or number of securities due, if any, on such exercise of the Index Warrants.



     Reference is hereby made to the Prospectus Supplement relating to the particular series of Index Warrants offered thereby for the terms of such Index Warrants, including, where applicable: (i) the aggregate number of such Index Warrants; (ii) the offering price of such Index Warrants; (iii) the measure or measures by reference to which payment or distribution on such Index Warrants will be determined; (iv) certain information regarding the underlying securities, foreign currencies or indexes; (v) the amount of cash or number of securities due, or the means by which the amount of cash or number of securities due may be calculated, on exercise of the Index Warrants, including automatic exercise, or upon cancellation; (vi) the date on which the Index Warrants may first be exercised and the date on which they expire; (vii) any minimum number of Index Warrants exercisable at any one time; (viii) any maximum number of Index Warrants that may, subject to the Company's election, be exercised by all Warrant Holders (or by any person or entity) on any day; (ix) any provisions permitting a Warrant Holder to condition an exercise of Index Warrants; (x) the method by which the Index Warrants may be exercised; (xi) the currency in which the Index Warrants will be denominated and in which payments on the Index Warrants will be made or the securities that may be distributed in respect of the Index Warrants; (xii) the method of making any foreign currency translation applicable to payments or distributions on the Index Warrants; (xiii) the method of providing for a substitute Index or Indexes or otherwise determining the amount payable in connection with the exercise of Index Warrants if an Index changes or is no longer available; (xiv) the time or times at which amounts will be payable or distributable in respect of such Index Warrants following exercise or automatic exercise; (xv) any national securities exchange on, or self-regulatory organization with which, such Index Warrants will be listed; (xvi) any provisions for issuing such Index Warrants in certificated form; (xvii) if such Index Warrants are not issued in book-entry form, the place or places at and the procedures by which payments or distributions on the Index Warrants will be made; and (xviii) any other terms of such Index Warrants.



     Prospective purchasers of Index Warrants should be aware of special United States federal income tax considerations applicable to instruments such as the Index Warrants. The Prospectus Supplement relating to each series of Index Warrants will describe such tax considerations. The summary of United States federal income tax considerations contained in the Prospectus Supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of Index Warrants are urged to consult their own tax advisors prior to any acquisition of Index Warrants.


BOOK-ENTRY PROCEDURES AND SETTLEMENT FOR INDEX WARRANTS

     Subject to the rules of the Warrant Depositary (as defined below) and unless otherwise specified in the Prospectus Supplement, the Index Warrants offered thereby will be issued in the form of a single Index Warrant Global Certificate that will be deposited with, or on behalf of, a depositary (the "Warrant Depositary"), which shall be, unless otherwise specified in the applicable Prospectus Supplement, the Depository Trust Company, New York, New York ("DTC"). Index Warrants will be registered in the name of the Warrant Depositary or a nominee of the Warrant Depositary. Unless and until it is exchanged in whole or in part for the individual Index Warrants represented thereby, an Index Warrant Global Certificate may not be transferred except as a whole by the Warrant Depositary to a nominee of the Warrant Depositary or by a nominee of the Warrant Depositary to the Warrant Depositary or another nominee of the Warrant Depositary or by the Warrant Depositary or any such nominee to a successor of the Warrant Depositary or a nominee of such successor.

     The Company anticipates that the following provisions will apply to all depository arrangements.

     Upon the issuance of an Index Warrant Global Certificate, the Warrant Depositary will credit, on its book-entry registration and transfer system, the respective numbers of the individual Index Warrants represented by such Index Warrant Global Certificate to the accounts of institutions that have accounts with the Warrant Depositary ("depositary participants"). The accounts to be credited shall be designated by the underwriters of such Index Warrants or, if such Index Warrants are offered and sold directly by the Company or through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in an Index Warrant Global Certificate will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in an Index Warrant Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Warrant Depositary for such Index Warrant Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in an Index Warrant Global Certificate.

     The Warrant Depositary's nominee for all purposes will be considered the sole owner or holder of the Index Warrants under the related Index Warrant Agreement. Except as set forth below, owners of beneficial interests in the Index Warrant Global Certificate will not be entitled to have any of the individual Index Warrants represented by such Index Warrant Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of any such Index Warrants, and will not be considered the holders thereof under the related Index Warrant Agreement.

     Neither the Company nor the Index Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Index Warrant Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     If the Warrant Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Index Warrant Certificates in exchange for the Index Warrant Global Certificate. In addition, the Company may at any time and in its sole discretion determine not to have certain Index Warrants represented by an Index Warrant Global Certificate and, in such event, will issue individual Index Warrant Certificates in exchange for such Global Certificate. Further, if the Company so specifies with respect to any Index Warrants, an owner of a beneficial interest in an Index Warrant Global Certificate may, on such terms acceptable to the Company and the Warrant Depositary, receive individual Index Warrants in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in the Index Warrant Global Certificate will be entitled to have Index Warrants equal in aggregate number to such beneficial interest registered in its name and will be entitled to physical delivery of such Index Warrants. The registered owner of such Index Warrants will be entitled to receive any amounts payable in respect of such Index Warrants, upon surrender of such Index Warrants to the Index Warrant Agent in accordance with the procedures set forth in the Prospectus Supplement.

LISTING

     Unless otherwise indicated in the Prospectus Supplement, the Index Warrants will be listed on a national securities exchange or with a self-regulatory organization, the rules and regulations of which are filed with the Commission pursuant to Section 19(b) of the Exchange Act (a "Self-Regulatory Organization"), in each case as specified in the Prospectus Supplement. It is expected that such Self-Regulatory Organization will cease trading a series of Index Warrants as of the close of business on the related expiration date of such Index Warrants.

MODIFICATION

     The Index Warrant Agreement and the terms of the related Index Warrants may be amended by the Company and the Index Warrant Agent, without the consent of the holders of any Index Warrants, for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective or inconsistent provision contained therein, maintaining the listing of such Index Warrants on any national securities exchange or with any other Self-Regulatory Organization or registration of such Index Warrants under the Exchange Act, permitting the issuance of individual Index Warrant certificates to Warrant Holders, reflecting the issuance by the Company of additional Index Warrants of the same series or reflecting the appointment of a successor depository, or for any other purpose which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the Warrant Holders.

     The Company and the Index Warrant Agent also may modify or amend the Index Warrant Agreement and the terms of the related Index Warrants, with the consent of the holders of not less than a majority in number of the then outstanding Warrants affected by such modification or amendment, for any purposes; provided, however, that no such modification or amendment that changes the amount to be paid to the Warrant Holder or the manner in which such amount is to be determined, shortens the period of time during which the Index Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the holders of the Index Warrants or reduces the percentage of the number of outstanding Index Warrants the consent of whose holders is required for modification or amendment of the Index Warrant Agreement or the terms of the related Index Warrants, may be made without the consent of each Holder affected thereby.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION

     If at any time there is a merger or consolidation involving the Company or a sale, transfer, conveyance (other than by way of lease) or other disposition of all or substantially all of the assets of the Company, then the successor or assuming corporation will succeed to and be substituted for the Company under the Index Warrant Agreement and the related Index Warrants, with the same effect as if it had been named in such Index Warrant Agreement and Index Warrants as the Company. The Company will thereupon be relieved of any further obligation under such Index Warrant Agreement and Index Warrants and may at any time thereafter be dissolved, wound up or liquidated.

ENFORCEABILITY OF RIGHTS BY WARRANT HOLDERS

     Any Warrant Holder may, without the consent of the Index Warrant Agent or any other Warrant Holder, enforce by appropriate legal action on his own behalf his right to exercise, and to receive payment for, his Index Warrants.

SPECIAL CONSIDERATIONS RELATING TO INDEX WARRANTS


     The Index Warrants involve a high degree of risk, including risks arising from fluctuations in the values of the underlying securities, foreign currencies or indexes, risks relating to the relevant Index or Indexes by which payments or distributions on the Index Warrants are calculated, general risks applicable to the securities or currency markets on which the underlying securities, foreign currencies or indexes are traded and, in the case of certain Index Warrants, foreign exchange, interest rate, issuer and other risks. Purchasers should recognize that their Index Warrants, other than Index Warrants having a minimum expiration value, may expire worthless. Purchasers should be prepared to sustain a total loss of the purchase price of their Index Warrants, and are advised to consider carefully the information set forth herein and under "Risk Factors Relating to the Index Warrants" in the applicable Prospectus Supplement. Prospective purchasers of the Index Warrants should be experienced with respect to options and options transactions and understand the risks of the relevant Index or Indexes and the underlying securities, foreign currencies or indexes (and, if applicable, foreign currency transactions), and should reach an investment decision only after careful consideration, with their advisers, of the suitability of the Index Warrants in light of their particular financial circumstances, the information set forth herein under "Description of Index Warrants," and the information regarding the Index Warrants, the relevant Index or Indexes and the underlying securities, foreign currencies or indexes set forth in the Prospectus Supplement.



        LIMITATIONS ON ISSUANCE OF BEARER SECURITIES AND BEARER WARRANTS



     In compliance with United States federal income tax laws and regulations, the Company and any underwriter, agent or dealer participating in the offering of any Bearer Security will agree that, in connection with the original issuance of such Bearer Security and during the period ending 40 days after the issue date of such Bearer Security, they will not offer, sell or deliver such Bearer Security, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under United States Treasury regulations.


     Bearer Securities will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a U.S. Person who holds Bearer Securities will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such Bearer Securities.


     As used herein, "U.S. Person" means a person who is a citizen or resident of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (i) a United States court is able to exercise primary supervision over the trust's administration and (ii) one or more United States persons have the authority to control all of the trust's substantial decisions, and the term "United States" means the United States of America (including the States and the District of Columbia).



     Pending the availability of a definitive Global Security or individual Bearer Securities, as the case may be, Debt Securities that are issuable as Bearer Securities may initially be represented by a single temporary Global Security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Cedel Bank, Societe Anonyme ("Cedel") for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive Global Security in bearer form, without coupons attached, or individual Bearer Securities and subject to any further limitations described in the applicable Prospectus Supplement, the temporary Global Security will be exchangeable for interests in such definitive Global Security or for such individual Bearer Securities, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership". A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary Global Security or Bearer Warrant is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. In no event will a definitive Bearer Security be delivered to a purchaser without the receipt of a Certificate of Non-U.S. Beneficial Ownership. No Bearer Security will be delivered in or to the United States. If so specified in the applicable Prospectus Supplement, interest on a temporary Global Security will be paid to each of Euroclear and Cedel with respect to that portion of such temporary Global Security held for its account, but only upon receipt as of the relevant Interest Payment Date of a Certificate of Non-U.S. Beneficial Ownership.


     Limitations on the offer, sale, delivery and exercise of Bearer Warrants (including a requirement that a Certificate of Non-U.S. Beneficial Ownership be delivered upon exercise of a Bearer Warrant) will be described in the Prospectus Supplement relating to such Bearer Warrants.

                            EUROPEAN MONETARY UNION


     Stage III of the European Economic and Monetary Union ("Stage III") is presently scheduled to commence on January 1, 1999 for those member states of the European Union that satisfy the economic convergence criteria set forth in the Treaty on European Union. Certain of the foreign currencies in which Debt Securities may be denominated or payments in respect of Index Warrants may be due or by which amounts due on the Offered Securities may be calculated are signatories to such Treaty (any such country, a "Relevant Jurisdiction" with respect to such Offered Securities). Stage III includes the introduction of a single currency (the "Euro") which will be legal tender in such member states. It is anticipated that the European Union will adopt regulations or other legislation providing specific rules for the introduction of the Euro in substitution for the respective current national currencies of such member states, which regulations or legislation may be supplemented by legislation of the individual member states. In the event that any Relevant Jurisdiction adopts the Euro, the laws and regulations of the European Union (and, if any, of such Relevant Jurisdiction) relating to the Euro implemented pursuant to or by virtue of the Treaty on European Union shall apply to the relevant Offered Securities, Indenture or Indentures and Index Warrant Agreement or Agreements, and, except as provided in the following paragraph, the payment of principal of, or interest on, or any other amounts in respect of such relevant Offered Securities or the calculation of amounts due thereon at any time after the official date of introduction of the Euro by the Relevant Jurisdiction shall be effected in Euro in conformity with any such legally applicable measures.



     If, following the introduction of the Euro by a Relevant Jurisdiction, the Company has the option, pursuant to legally applicable measures, to make payments of principal of, or interest on or any other amounts in respect of, the relevant Offered Securities, or to calculate amounts due thereon, in either the current national currency of such Relevant Jurisdiction or Euro, the Company will make such payments or calculations in such national currency or Euro at its sole discretion. To the extent that the terms and conditions of the relevant Offered Securities require the rounding up or down of certain amounts or quotations expressed in Euro, such rounding will be made to the smallest currency unit of the Euro.


     The circumstances and consequences described in this section and any resultant amendment to the terms and conditions of the relevant Offered Securities will not entitle any Holder of such Offered Securities (i) to any legal remedy, including, without limitation, redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms and conditions of the Offered Securities, Indenture or Indentures and Index Warrant Agreement or Agreements, or (ii) to raise any defense or make any claim (including, without limitation, claims of breach, force majeure, frustration of purpose or impracticability) or any other claim for compensation, damages or any other relief, nor will any such events affect any of the other obligations of the Company under the Offered Securities, Indenture or Indentures and Index Warrant Agreement or Agreements.

                          USE OF PROCEEDS AND HEDGING


     General. The proceeds to be received by the Company from the sale of the Offered Securities will be used for general corporate purposes, principally to fund the business of its operating units and to fund investments in, or extensions of credit or capital contributions to, its subsidiaries and to lengthen the average maturity of liabilities, which may include the reduction of short-term liabilities or the refunding of maturing indebtedness. In order to fund its business, the Company expects to incur additional indebtedness in the future. The Company or an affiliate may enter into a swap agreement with one of the Company's affiliates in connection with the sale of the Offered Securities and may earn additional income as a result of payments pursuant to such swap or related hedge transactions.



     Use of Proceeds Relating to Index Warrants and Indexed Notes. All or a portion of the proceeds to be received by the Company from the sale of Index Warrants or Debt Securities on which certain or all payments of interest, principal or premium may be linked to an Index ("Indexed Notes") may be used by the Company or one or more of its subsidiaries to purchase or maintain positions in all or certain of the assets by reference to which the relevant Index or Indexes are determined or calculated ("Underlying Assets"), or options, futures contracts, forward contracts or swaps, or options on the foregoing, or other derivative or synthetic instruments relating to such Index or Underlying Assets, as the case may be, and, if applicable, to pay the costs and expenses of hedging any currency, interest rate or other Index-related risk with respect to such Index Warrants and Indexed Notes. From time to time after the initial offering and prior to the maturity of the Index Warrants and Indexed Notes, depending on market conditions (including the value of the Index and/or the Underlying Assets), in connection with hedging with respect to such Offered Securities, the Company expects that it or one or more of its subsidiaries will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in the Index, the Underlying Assets, options, futures contracts, forward contracts, swaps, or other derivative or synthetic instruments related to, the Index and such Assets. In addition, the Company or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in Index Warrants and Indexed Notes from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such Offered Securities. The Company or one or more of its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future. To the extent that the Company or one or more of its subsidiaries has a long hedge position in, options contracts in, or other derivative or synthetic instruments related to, the Underlying Assets or Index, the Company or one or more of its subsidiaries may liquidate all or a portion of its holdings at or about the time of the maturity of the Index Warrants and Indexed Notes. Depending on, among other things, future market conditions, the aggregate amount and composition of such positions are likely to vary over time. Profits or losses from any such position cannot be ascertained until such position is closed out and any offsetting position or positions are taken into account. Although the Company has no reason to believe that its hedging activity will have a material impact on the price of such options, swaps, futures contracts, options on the foregoing, or other derivative or synthetic instruments, or on the value of the Index or the Underlying Assets, there can be no assurance that the Company will not affect such prices or value as a result of its hedging activities. The remainder of the proceeds from the sale of Index Warrants and Indexed Notes will be used by the Company or its subsidiaries for general corporate purposes, as described above.


                              PLAN OF DISTRIBUTION


     The Company may sell Offered Securities in any of the following ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; (iii) through agents or (iv) through a combination of any such methods of sale. The applicable Prospectus Supplement will set forth the terms of the offering of any Offered Securities, including the names of any underwriter or underwriters, the purchase price of such Offered Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Offered Securities may be listed and any restrictions on the sale and delivery of Offered Securities in bearer form. The Company reserves the right to withdraw, cancel or modify the offer of any Offered Securities at any time without notice.

     If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or by underwriters without a syndicate. The Company expects that such managing underwriters or underwriters in the United States will include one or more broker-dealer subsidiaries of the Company. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Offered Securities if any of such Offered Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.


     In connection with underwritten offerings of Offered Securities, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to which such persons may bid for or purchase Offered Securities for the purposes of stabilizing their market price. The underwriters also may create a short position for their respective accounts by selling more Offered Securities in connection with this offering than they are committed to purchase from the Company, and in such case may purchase Offered Securities in the open market following completion of this offering to cover all or a portion of such short position. The underwriters may also cover all or a portion of such short position, up to a specified aggregate principal amount or number of Offered Securities, by exercising any underwriters' over-allotment option that may be applicable with respect to the particular underwritten offering. In addition, the managing underwriter for the particular offering, on behalf of the underwriters, may impose "penalty bids" under contractual arrangements between the underwriters whereby it may reclaim from an underwriter (or dealer participating in this offering) for the account of the underwriters, the selling concession with respect to Offered Securities that are distributed in the relevant offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if any are undertaken, they may be discontinued at any time.


     Offered Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Offered Securities remarketed thereby.

     Offered Securities may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of Offered Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     As one of the means of direct issuance of Offered Securities, the Company may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the Offered Securities among potential purchasers who are eligible to participate in the auction or offering of such Offered Securities, if so described in the applicable Prospectus Supplement.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Securities at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement, and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

     The anticipated date of delivery of Offered Securities will be as set forth in the Prospectus Supplement relating to the offering of such Securities.


     Any underwriters, dealers or agents participating in the distribution of Offered Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, underwriters and dealers may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof or reimbursement of certain legal and other expenses. Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, the Company or its affiliates in the ordinary course of business.



     The participation of any affiliate of the Company in the offer and sale of Offered Securities will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the underwriting by an affiliate of securities of its parent. Each of the Company's broker-dealer affiliates may act as an underwriter in an "at the market" equity offering pursuant to Rule 415(a)(4) under the Securities Act.



     Certain of the Company's affiliates expect to offer and sell previously issued Offered Securities in the course of each of their respective business in market-making transactions at negotiated prices related to prevailing market prices at the time of sale, and may act as principal or agent in such transactions, but no such entity is obligated to do so, and any such entity may discontinue any market-making at any time without notice, at its sole discretion. This Prospectus and the related Prospectus Supplements and Pricing Supplements may be used by the Company or any of its affiliates in connection with such transactions.



     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus (including any accompanying Prospectus Supplement and Pricing Supplement) and the accompanying Prospectus in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the company or an agent. Neither the delivery of this Prospectus (including any accompanying Prospectus Supplement and Pricing Supplement) nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the dates as of which information is given in this Prospectus (including any accompanying Prospectus Supplement and Pricing Supplement). This Prospectus (including any accompanying Prospectus Supplement and Pricing Supplement) does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.



                                 ERISA MATTERS


     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") that are subject to ERISA and on persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of the Offered Securities on behalf of such Plan should determine whether such purchase is permitted under the governing Plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of the Offered Securities should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

     The Company, directly or through its affiliates, may be considered a "party in interest" or a "disqualified person" with respect to many Plans that are subject to ERISA. The purchase of Offered Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of

Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Offered Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), or PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts). ANY PENSION OR OTHER EMPLOYEE BENEFIT PLAN PROPOSING TO ACQUIRE ANY OFFERED SECURITIES SHOULD CONSULT WITH ITS COUNSEL.

                                    EXPERTS


     The consolidated financial statements and schedules of Salomon Inc as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, included in Salomon Inc's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Salomon Financials"), are incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of Arthur Andersen LLP, independent public accountants, and upon the authority of said firm as experts in accounting and auditing.



     The consolidated financial statements and schedule of Smith Barney Holdings Inc. and its subsidiaries for the fiscal years ended December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in the Company's Current Report on Form 8-K dated September 29, 1997, have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as set forth in their report therein, included thereon and incorporated herein by reference. Such financial statements referred to above are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.



     The supplemental consolidated financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, included in the Company's Current Report on Form 8-K dated November 28, 1997, have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as set forth in their report thereon, included therein and incorporated herein by reference, which report states that Coopers & Lybrand L.L.P. did not audit the Salomon Financials and that their opinion with respect to any amounts contained in the Salomon Financials is based on the report of Arthur Andersen LLP. Such financial statements referred to above are incorporated by reference herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.


                                 LEGAL MATTERS

     Certain legal matters relating to the Offered Securities will be passed upon for the Company by Robert H. Mundheim, Esq., General Counsel of the Company. Mr. Mundheim beneficially owns, or has rights to acquire under Travelers Group employee benefit plans, an aggregate of less than one percent of the common stock of Travelers Group.


     Certain legal matters relating to the Offered Securities will be passed upon for any underwriters or agents by Cleary, Gottlieb, Steen & Hamilton, New York or Skadden, Arps, Slate, Meagher & Flom LLP, New York. Kenneth J. Bialkin, a partner of Skadden, Arps, Slate, Meagher & Flom LLP, is a director of Travelers Group, the parent of the Company, and he and other attorneys in such firm beneficially own an aggregate of less than one percent of the common stock of Travelers Group. Each of Cleary, Gottlieb, Steen & Hamilton and Skadden, Arps, Slate, Meagher & Flom LLP has from time to time acted as counsel for Travelers Group and certain of its subsidiaries and may do so in the future.

                             AVAILABLE INFORMATION



     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers, such as the Company, that file electronically with the Commission. Such reports and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the American Stock Exchange, 86 Trinity Place, New York, New York 10006.



     The Company has filed the Registration Statement under the Securities Act relating to the Offered Securities with the Commission. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents, filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-4346), are incorporated herein by reference: (i) the Annual Report on Form 10-K for the year ended December 31, 1996, (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and (iii) the Current Reports on Form 8-K dated January 21, 1997, March 17, 1997, April 15, 1997, July 17, 1997,
September 24, 1997, September 29, 1997 (as amended by the Current Report on Form 8-K/A dated October 28, 1997 and the Current Report on Form 8-K/A2 dated December 1, 1997), October 21, 1997, October 28, 1997 (as amended by the Current Report on Form 8-K/A dated December 1, 1997), November 21, 1997 (as amended by the Current Report on Form 8-K/A dated December 1, 1997) and November 28, 1997.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     The Company will provide without charge to each person, including any beneficial owner of Offered Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Treasurer, Salomon Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013. Telephone requests for such copies should be directed to the Treasurer at (212) 816-6000.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED DECEMBER 1, 1997



PROSPECTUS SUPPLEMENT


(TO PROSPECTUS DATED DECEMBER   , 1997)



$11,710,346,786

SALOMON SMITH BARNEY HOLDINGS INC.
MEDIUM-TERM NOTES, SERIES H AND SERIES I
DUE MORE THAN NINE MONTHS FROM DATE OF ISSUE

                             GENERAL TERMS OF SALE


     The following terms will generally apply to the medium-term notes that we will sell from time to time using this Prospectus Supplement and the attached Prospectus. We will include information on the specific terms for each note in a Pricing Supplement to this Prospectus Supplement that we will deliver to prospective buyers of any note. The maximum amount that we expect to receive from the sale of the notes is between $11,622,519,185 and $11,695,708,853 after paying the agents commissions of between $14,637,933 and $87,827,601.



MATURITY:         More than 9 Months                 TERMS OF SPECIFIC NOTES MAY PERMIT ONE OR MORE OF
                                                     THESE FEATURES. YOU SHOULD REVIEW THE PRICING
                                                     SUPPLEMENT FOR FEATURES THAT APPLY TO YOUR NOTES

INTEREST RATES:   Fixed, Floating,                   - May be redeemable or repurchasable by us
                  or Zero Coupon
BASE FLOATING     LIBOR                              - May be renewable at your option or extendible at
RATES:            Commercial Paper Rate                our option
                  Treasury Rate
                  CD Rate                            - Interest rate may be reset at our option from
                  Prime Rate                           time to time and be redeemable by you at the time
                  J.J. Kenny Rate                      of any reset
                  Eleventh District Cost of
                  Funds Rate                         - May be issued with Original Issue Discount for
                  Federal Funds Rate                   tax purposes
                                                     - Portion of principal may be payable prior to
                                                       maturity
INDEXED NOTES:    Payments of interest or
                  principal may be linked to the
                  price of one or more
                  securities, currencies,
                  commodities or other goods
PAYMENT DATES:    Generally semi-annually for        Notes will be sold through our broker-dealer
                  Fixed Rate Notes                   subsidiaries, as Agents
                  Interest on Floating Rate or       Notes may be subject to certain indexation and
                  Indexed Notes may be paid          currency risks
                  monthly, quarterly, semi-
                  annually or annually               Series H Notes are part of our Senior
                                                     Indebtedness; Series I Notes are part of our
                                                     Subordinated Indebtedness
CURRENCIES:       U.S. Dollars and other
                  currencies
DENOMINATION:     Minimum of $1,000



                            ------------------------


   THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS
SUPPLEMENT, OR ANY ACCOMPANYING PROSPECTUS OR PRICING SUPPLEMENT, IS ACCURATE OR
      COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                            ------------------------


                              SALOMON SMITH BARNEY

December    , 1997

                                  THE COMPANY



     Pursuant to an agreement and plan of merger dated as of September 24, 1997, a newly-formed wholly owned subsidiary of Travelers Group Inc. ("Travelers Group") merged with and into Salomon Inc ("Salomon") on November 28, 1997; Salomon then became a wholly owned subsidiary of Travelers Group and was renamed Salomon Smith Barney Holdings Inc. (the "Company"). Immediately thereafter, Smith Barney Holdings Inc., another wholly owned subsidiary of Travelers Group, was merged into the Company. The Company is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its two broker-dealer subsidiaries, Smith Barney Inc. ("Smith Barney") and Salomon Brothers Inc ("Salomon Brothers").


     The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013 (telephone number (212) 816-6000).

SMITH BARNEY

     Smith Barney provides investment banking, asset management, brokerage and other financial services for United States and foreign corporations, governments and institutional and individual investors. These activities include securities, options and commodities brokerage for domestic and international institutional and individual clients; underwriting and distribution of securities; arranging for the private placement of securities; assisting in mergers and acquisitions and providing financial advisory services; market making and trading in corporate debt and equity, United States government and agency, mortgage-related and municipal securities and foreign exchange, futures and forward contracts; consumer financing activities; securities lending activities; investment management and advisory services; securities research; and other related activities.

SALOMON


     Together with Salomon Brothers Holding Company Inc and its subsidiaries (which subsidiaries include Salomon Brothers), Salomon Brothers engages in global investment banking and global securities trading activities; provides capital raising, advisory, trading and risk management services to its customers; and executes proprietary trading strategies on its own behalf. Certain of the Company's commodities trading activities are conducted by the Company's wholly owned subsidiary, Phibro Inc., and its subsidiaries.


                         IMPORTANT CURRENCY INFORMATION

     Purchasers are required to pay for each Registered Note (as defined below) in the currency designated by the Company (the "Specified Currency") for such Note. If requested by a prospective purchaser of a Registered Note having a Specified Currency other than U.S. dollars, each of the Agents may at its discretion arrange for the exchange of U.S. dollars into such Specified Currency to enable the purchaser to pay for such Note. Each such exchange will be made by an Agent on such terms and subject to such conditions, limitations and charges as an Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

     References herein to "U.S. dollars," "U.S.$," "dollar" or "$" are to the lawful currency of the United States.

                        DESCRIPTION OF REGISTERED NOTES


     The following description of the particular terms of the Registered Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which description reference is hereby made. Numerical references in parentheses below are to sections in the Senior Debt Indenture and the Subordinated Debt Indenture. Wherever particular sections or defined terms of the Indentures are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

GENERAL


     The Company's Medium-Term Notes, Series H Notes (the "Series H Notes") are a series of Debt Securities issued under the Senior Debt Indenture, and the Company's Medium-Term Notes, Series I Notes (the "Series I Notes" and, together with the Series H Notes, the "Notes") are a series of Debt Securities issued under the Subordinated Debt Indenture. At the date of this Prospectus Supplement, the Notes offered pursuant to this Prospectus Supplement are limited to an aggregate initial public offering price or purchase price of up to $11,710,346,786 or the equivalent thereof in one or more foreign or composite currencies, which amount is subject to reduction as a result of the sale of other securities under the registration statement of which this Prospectus Supplement and the accompanying Prospectus form a part or under a registration statement to which this Prospectus Supplement and the accompanying Prospectus relate. The amount of Notes sold of either series will reduce the amount of Notes of the other series that may be sold. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The aggregate amount of Notes may be increased from time to time to such larger amount as may be authorized by the Company. In addition to the Notes in registered form ("Registered Notes") being offered hereby in the United States, the Company may offer Notes in bearer form ("Bearer Notes") in a concurrent offering outside the United States. The U.S. dollar equivalent of the public offering price or purchase price of a Note having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the applicable issue date. Such determination will be made by the Company or its agent, as exchange rate agent for both series of Notes (the "Exchange Rate Agent").



     The Series H Notes will constitute part of the Senior Indebtedness of the Company and will rank pari passu with all other unsecured debt of the Company except subordinated debt. The Series I Notes will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all Senior Indebtedness of the Company. See "Description of Debt Securities -- Subordinated Debt" in the Prospectus. On a consolidated basis after giving effect to the merger of Smith Barney Holdings Inc. with and into the Company, as of September 30, 1997, the aggregate principal amount of Senior Indebtedness of the Company outstanding was $30.9 billion, consisting of the following: $19.7 billion of term debt, $5.4 billion in commercial paper and $5.8 billion in other short-term borrowings.


     The Notes will consist of Registered Notes and Bearer Notes, each of which will be offered on a continuous basis. Registered Notes will be issued in fully registered form only, without coupons. Registered Notes may not be exchanged for Bearer Notes.


     Each Registered Note will be issued initially as either a Global Security registered in the name of a nominee of The Depository Trust Company, as Depositary (a "Book-Entry Note") or, if specified in the applicable pricing supplement to this Prospectus Supplement (a "Pricing Supplement"), a certificate issued in temporary or definitive form (a "Certificated Note"). Except as set forth in the Prospectus under "Description of Debt Securities -- Global Securities," Book-Entry Notes will not be issuable as Certificated Notes. See "Book-Entry System" below.


     Unless otherwise specified in the applicable Pricing Supplement, the authorized denominations of Registered Notes denominated in U.S. dollars will be $1,000 and any larger amount that is an integral multiple of $1,000, and the authorized denominations of Registered Notes having a Specified Currency other than U.S. dollars will be the approximate equivalents thereof in the Specified Currency.

     Unless otherwise specified in the applicable Pricing Supplement, each Registered Note will mature on a Business Day more than nine months from its date of issue, as selected by the purchaser and agreed to by the Company (the "Stated Maturity"), which maturity date may be subject to extension at the option of the Company. Each Registered Note may also be subject to redemption at the option of the Company, or to repayment at the option of the Holder, prior to its Stated Maturity. Each Registered Note having a Specified Currency of Pounds Sterling will mature in compliance with such regulations as the Bank of England may promulgate from time to time.

     The Pricing Supplement relating to a Registered Note will describe the following terms: (i) the Specified Currency for such Note; (ii) whether such Note bears interest at a fixed rate (a "Fixed Rate Note," which may be zero in the case of certain OID Notes, as defined below), a floating rate (a "Floating Rate Note"), an amortizing note (an "Amortizing Note") on which a portion or all the principal amount is payable prior to Stated Maturity in accordance with a schedule, by application of a formula, or by reference to an index and/or an indexed note (an "Indexed Note") on which the amount of any interest payment, in the case of an Indexed Rate Note (as defined below), and/or the principal amount payable at maturity, in the case of an Indexed Principal Note (as defined below), will be determined by reference to the level of prices, or changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities or by application of a formula; (iii) the price (expressed as a percentage of the aggregate principal amount or face amount thereof) at which such Note will be issued (the "Issue Price"); (iv) the date on which such Note will be issued (the "Original Issue Date"); (v) the date of the Stated Maturity; (vi) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and whether and the manner in which such rate may be changed prior to its Stated Maturity; (vii) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Reset Period or the Interest Reset Dates, the Interest Payment Dates, and, if applicable, the Index Maturity, the Maximum Interest Rate, the Minimum Interest Rate, the Spread or Spread Multiplier (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note and whether and the manner in which such Spread or Spread Multiplier may be changed prior to Stated Maturity; (viii) whether such Note is an OID Note (as defined below); (ix) if such Note is an Amortizing Note, the terms for repayment prior to Stated Maturity; (x) if such Note is an Indexed Note, in the case of an Indexed Rate Note, the manner in which the amount of any interest payment will be determined or, in the case of an Indexed Principal Note, its Face Amount and the manner in which the principal amount payable at Stated Maturity will be determined; (xi) whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to Stated Maturity as described under "Optional Redemption, Repayment and Repurchase" below and, if so, the provisions relating to such redemption or repayment, including, in the case of an OID Note or Indexed Note, the information necessary to determine the amount due upon redemption or repayment; (xii) whether such
Note is subject to an optional extension beyond its Stated Maturity as described under "Extension of Maturity" below; (xiii) whether such Note will be represented by a Global Security or a certificate issued in definitive form;
(xiv) certain special United States federal income tax consequences of the purchase, ownership and disposition of certain Notes, if any; (xv) whether such
Note is a Renewable Note (as defined below), and, if so, the specific terms thereof; (xvi) the use of proceeds, if such use materially differs from that disclosed in the accompanying Prospectus; and (xvii) any other terms of such Note provided in the accompanying Prospectus to be set forth in a Pricing Supplement or otherwise not inconsistent with the provisions of the Indenture under which such Note will be issued.


     "Business Day" with respect to any Registered Note means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such Note is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of the Euro, shall be Brussels, Belgium) and (ii) if such
Note is a LIBOR Note (as defined below), a London Banking Day. "London Banking Day" with respect to any Registered Note means any day on which dealings in deposits in the Specified Currency of such Note are transacted in the London interbank market.


     "OID Note" is defined under "Certain United States Federal Income Tax Considerations -- United States Holders -- Original Issue Discount."


     A "basis point" or "bp" equals one one-hundredth of a percentage point.

PAYMENT OF PRINCIPAL AND INTEREST

     The principal of and any premium and interest on each Registered Note are payable by the Company in the Specified Currency for such Note. If the Specified Currency for a Registered Note is other than U.S. dollars, the Company will (unless otherwise specified in the applicable Pricing Supplement) arrange to convert all payments in respect of such Note into U.S. dollars in the manner described in the following paragraph. The Holder of a Registered Note having a Specified Currency other than U.S. dollars may (if the applicable Pricing Supplement and such Note so indicate) elect to receive all payments in respect of such Note in the Specified Currency by delivery of a written notice to the Trustee for such Note not later than fifteen calendar days prior to the applicable payment date, except under the circumstances described under "Currency Risks -- Payment Currency" below. Such election will remain in effect until revoked by written notice to such Trustee received not later than fifteen calendar days prior to the applicable payment date and no such change of election may be made with respect to payments on any Note with respect to which (i) an Event of Default has occurred or (ii) the Company has given notice of redemption.


     In the case of a Registered Note having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar payment in respect of such Registered Note will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one or more of which may be an Agent (as defined herein) and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of such Specified Currency payable on such payment date in respect of all Registered Notes denominated in such Specified Currency. All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments. If no such bid quotations are available, such payments will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case such payments will be made as described under "Currency Risks -- Payment Currency" below.


     Unless otherwise specified in the applicable Pricing Supplement, U.S. dollar payments of interest on Registered Notes (other than interest payable at Stated Maturity) will be made, except as provided below, by check mailed to the Registered Holders of such Notes (which, in the case of Global Securities representing Book-Entry Notes, will be a nominee of the Depositary); provided, however, that, in the case of a Registered Note issued between a Regular Record Date and the related Interest Payment Date, unless otherwise specified in the related Pricing Supplement, interest for the period beginning on the Original Issue Date for such Note and ending on such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the registered Holder of such Note on the related Regular Record Date. A Holder of $10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of Registered Notes of like tenor and term shall be entitled to receive such U.S. dollar payments by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Notes not later than fifteen calendar days prior to the applicable Interest Payment Date. Simultaneously with the election by any Holder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Holder shall provide appropriate wire transfer instructions to the Trustee for such Notes. Unless otherwise specified in the applicable Pricing Supplement, principal and any premium and interest payable at the Stated Maturity of a Registered Note will be paid in immediately available funds upon surrender of such Note at the corporate trust office or agency of the Trustee for such Note in The City of New York.

     Unless otherwise specified in this Prospectus Supplement or the applicable Pricing Supplement, any payment required to be made in respect of a Registered Note on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.


     Unless otherwise specified in the applicable Pricing Supplement, if the principal of any OID Note (other than an Indexed Note (as defined herein) is declared to be due and payable immediately as a result of the acceleration of Stated Maturity, as described under "Description of Debt Securities -- Events of Default" in the Prospectus, the amount of principal due and payable with respect to such Note shall be limited to the aggregate principal amount (or face amount, in the case of an Indexed Principal Note) of such Note multiplied by the sum of its Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the date of issue to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

     The Regular Record Date with respect to any Interest Payment Date for a Floating Rate Note, Fixed Rate Note or an Indexed Rate Note shall be the date (whether or not a Business Day) fifteen calendar days immediately preceding such Interest Payment Date.

FIXED RATE NOTES


     Each Fixed Rate Note will bear interest from its Original Issue Date, or from the last Interest Payment Date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable Pricing Supplement until the principal amount thereof is paid or made available for payment, except as described below under "Subsequent Interest Periods" and "Extension of Maturity", and except that if so specified in the applicable Pricing Supplement, the rate of interest payable on certain Fixed Rate Notes may be subject to adjustment from time to time as described in such Pricing Supplement. Unless otherwise set forth in the applicable Pricing Supplement, interest on each Fixed Rate Note will be payable semiannually in arrears on such dates as set forth in the applicable Pricing Supplement (each such day being an "Interest Payment Date") and at Stated Maturity. Unless otherwise specified in the applicable Pricing Supplement, if an Interest Payment Date with respect to any Fixed Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; provided, however, that any payment required to be made in respect of such Note on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. However, if with respect to any Fixed Rate Note, "Accrue to Pay" is specified in the applicable Pricing Supplement, and any Interest Payment Date with respect to such Fixed Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day before such Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months ("30 over 360") or, in the case of an incomplete month, the number of days elapsed.


FLOATING RATE NOTES

     From its Original Issue Date to, but not including, the first Interest Reset Date (the "Initial Interest Period"), each Floating Rate Note will bear interest at the Initial Interest Rate set forth, or otherwise described, in the Pricing Supplement. From each Interest Reset Date to, but not including, the following Interest Reset Date (each such period, an "Interest Reset Period," and together with the Initial Interest Period, the "Interest Periods"), the interest rate for each Floating Rate Note will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points that may be specified in the applicable Pricing Supplement as being applicable to such Note, and the "Spread Multiplier" is the percentage that may be specified in the applicable Pricing Supplement as being applicable to such Note, except in each case as described below under "Subsequent Interest Periods" and "Extension of Maturity," and except that if so specified in the applicable Pricing Supplement, the Spread or Spread Multiplier on certain Floating Rate Notes may be subject to adjustment from time to time as described in such Pricing Supplement. The applicable Pricing Supplement will designate one of the following Base Rates as applicable to a Floating Rate Note: (i) LIBOR (a "LIBOR Note"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (iii) the Treasury Rate (a "Treasury Rate Note"), (iv) the Federal Funds Rate (a "Federal Funds Rate Note"), (v) the CD Rate (a "CD Rate Note"), (vi) the Prime Rate (a "Prime Rate Note"), (vii) the J.J. Kenny Rate (a "J.J. Kenny Rate Note"), (viii) the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Note"), or (ix) such other Base Rate as is set forth in such Pricing Supplement and in such Note. The "Index Maturity" for any Floating Rate
Note is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled

"Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

     As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Notes will be governed by the law of the State of New York and, under such law as of the date of this Prospectus Supplement, the maximum rate of interest under provisions of the penal law, with certain exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that are less than $2,500,000.


     The Company will appoint and enter into agreements with agents (each a "Calculation Agent") to calculate interest rates on Floating Rate Notes. Unless otherwise specified in a Pricing Supplement, Citibank, N.A. shall be the Calculation Agent for each Series H Floating Rate Note and Bankers Trust Company shall be the Calculation Agent for each Series I Floating Rate Note. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Floating Rate Notes.


     The interest rate on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (each day on which the interest rate is reset, an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, Tuesday of each week (except as provided below under "Treasury Rate Notes"); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month (with the exception of monthly reset Eleventh District Cost of Funds Rate Notes, which reset on the first calendar day of each month); in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, the third Wednesday of one month of each year specified in the applicable Pricing Supplement. If an Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. If an auction of direct obligations of United States Treasury Bills ("Treasury bills") falls on a day that is an Interest Reset Date for Treasury Rate Notes, the Interest Reset Date shall be the succeeding Business Day.

     Unless otherwise specified in the applicable Pricing Supplement, the rate of interest that goes into effect on any Interest Reset Date shall be determined on a date (the "Rate Determination Date") preceding such Interest Reset Date, as further described below. Such Rate Determination Date may be referred to below as a "CD Rate Determination Date" in the case of a CD Rate Note, a "Commercial Paper Rate Determination Date" in the case of a Commercial Paper Rate Note, a "Federal Funds Rate Determination Date" in the case of a Federal Funds Rate Note, a "LIBOR Determination Date" in the case of a LIBOR Note, a "Treasury Rate Determination Date" or a "Constant Maturity Treasury Rate Determination Date" in the case of a Treasury Rate Note, a "Prime Rate Determination Date" in the case of a Prime Rate Note, a "J.J. Kenny Rate Determination Date" in the case of a J.J. Kenny Rate Note, or an "Eleventh District Cost of Funds Rate Date" in the case of Eleventh District Cost of Funds Rate Note.

     Unless otherwise specified in the applicable Pricing Supplement, interest payable in respect of Floating Rate Notes shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been paid, as the case may be, to but excluding the applicable Interest Payment Date. In the case of a Floating Rate Note that resets daily or weekly, interest payable shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been accrued and paid, as the case may be, to but excluding the Record Date immediately preceding the applicable Interest Payment Date, except that, at Stated Maturity, interest payable will include interest accrued to but excluding the date of Stated Maturity.

     With respect to a Floating Rate Note with more than one Interest Reset Date during any period for which accrued interest is being calculated, accrued interest shall be calculated by multiplying the principal amount of such Note (or, in the case of a Floating Rate Note that is an Indexed Principal Note, its Face Amount, as indicated in the applicable Pricing Supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed, unless otherwise specified in the applicable Pricing Supplement, by dividing the interest rate in effect on such day by 360 ("Actual over 360"), in the case of LIBOR Notes, Prime Rate Notes, J.J. Kenny Rate Notes, Eleventh District Cost of Funds Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and CD Rate Notes, or by the actual number of days in the year ("Actual over Actual"), in the case of Treasury Rate Notes. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. With respect to all other Floating Rate Notes, accrued interest shall be calculated by multiplying the principal amount of such Note (or, in the case of a Floating Rate Note that is an Indexed Principal Note, its Face Amount) by the interest rate in effect during the period for which accrued interest is being calculated, and multiplying that product by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of LIBOR Notes, Prime Rate Notes, J.J. Kenny Rate Notes, Eleventh District Cost of Funds Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and CD Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes.

     Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable, in the case of Floating Rate Notes that reset daily, weekly or monthly (other than Eleventh District Cost of Funds Rate Notes), on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement or, in the case of Eleventh District Cost of Funds Rate Notes, on the first calendar day of each March, June, September and December, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September, and December of each year; in the case of Floating Rate Notes that reset semiannually, on the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, on the third Wednesday of one month of each year specified in the applicable Pricing Supplement, and in each case at Maturity (each such day being an "Interest Payment Date"). If an Interest Payment Date with respect to any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day; provided, however, if with respect to any Floating Rate Note, the applicable Pricing Supplement provides that the Note does not Accrue to Pay, if an Interest Payment Date with respect to such Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; provided, further, that any payment required to be made in respect of a Floating Rate Note that does not Accrue to Pay on a date (including the day of Stated Maturity) that is not a

Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such dates, and no additional interest shall accrue as a result of such delayed payment.

     Upon the request of the Holder of any Floating Rate Note, the Calculation Agent for such Note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note.

  CD Rate Notes

     Each CD Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Note and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Note for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     The "Calculation Date" pertaining to any CD Rate Determination Date shall be the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.


     CD Rate Notes, like other Registered Notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.


  Commercial Paper Rate Notes

     Each Commercial Paper Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination

Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Note for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                            D X 360
                        ----------------
   Money Market Yield =                  X 100
                          360 - (DXM)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

  Federal Funds Rate Notes

     Each Federal Funds Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective);" provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate). In the case of a Federal Funds Rate Note that resets daily, the interest rate on such Note for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Note on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

  LIBOR Notes

     Each LIBOR Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for such LIBOR Notes as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Note will determine the offered rates for deposits in the Specified Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on such Interest Reset Date, which appear on the Designated LIBOR Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. If "LIBOR Telerate" is designated in the applicable Pricing Supplement, "Designated LIBOR Page" means the display designated as page "3750" on the Dow Jones Telerate Service (or such other page as may replace page "3750" on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying the London interbank offered rates of major banks), and LIBOR for such Interest Reset Period will be the relevant offered rate as determined by the Calculation Agent. If "LIBOR Reuters" is designated in the applicable Pricing Supplement, "Designated LIBOR Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates of major banks) provided that at least two such offered rates appear on the Designated LIBOR Page, in which case, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Note.

          (ii) If LIBOR cannot be determined as above (either because the Designated LIBOR Page is no longer available or because less than two rates appear on page "LIBO" on the Reuters Monitor Money Rate Services) on such LIBOR Determination Date, the Calculation Agent for such LIBOR Note will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in the Specified Currency for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 or the approximate equivalent thereof in the Specified Currency that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Note at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in the Specified Currency to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 or the approximate equivalent thereof in the Specified Currency that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

  Treasury Rate Notes

     Each Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless "Constant Maturity" is specified or unless otherwise specified in the applicable Pricing Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury securities") having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury securities having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Note and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury securities with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week, unless that day is legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.


     If "Constant Maturity" is specified in the applicable Pricing Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate that is set forth in the Federal Reserve Board publication H.15(519) opposite the caption "U.S. Government/Securities/Treasury Constant Maturities/" in the Index Maturity with respect to the applicable Constant Maturity Treasury Rate Determination Date (as defined below). If the H.15(519) is not published, the Treasury Rate shall be the rate that was set forth on Telerate Page 7055, or its successor page (as determined by the Calculation Agent), on the applicable Constant Maturity Treasury Rate Determination Date opposite the applicable Index Maturity. If no such rate is set forth, then the Treasury Rate for such Interest Reset Period shall be established by the Calculation Agent as follows: The Calculation Agent will contact the Federal Reserve Board and request the Treasury Rate, in the applicable Index Maturity, for the Constant Maturity Treasury Rate Determination Date. If the Federal Reserve Board does not provide such information, then the Treasury Rate for such Interest Reset Date will be the arithmetic mean of bid-side quotations, expressed in terms of yield, reported by three leading U.S. government securities dealers (one or more of which may be an Agent (as defined herein)), according to their written records, as of 3:00 p.m. (New York City time) on the Constant Maturity Treasury Rate Determination Date, for the noncallable U.S. Treasury Note that is nearest in maturity to the Index Maturity, but not less than exactly the Index Maturity and for the noncallable U.S. Treasury Note that is nearest in maturity to the Index Maturity, but not more than exactly the Index Maturity. The Calculation Agent shall calculate the Treasury Rate by interpolating to the Index Maturity based on an actual/actual date count basis, the yield on the two Treasury Notes selected. If the Calculation Agent cannot obtain three such adjusted quotations, the Treasury Rate for such Interest Reset Date will be the arithmetic mean of all such quotations, or if only one such quotation is obtained, such quotation, obtained by the Calculation Agent. In all events, the Calculation Agent shall continue polling dealers until at least one adjusted yield quotation can be determined.

     "The Constant Maturity Treasury Rate Determination Date" shall be the tenth Business Day prior to the Interest Reset Date for the applicable Interest Reset Period.

     The Treasury constant maturity rate for a Treasury security maturity (the "CMT Rate") as published in H.15(519) as of any Business Day is intended to be indicative of the yield of a U.S. Treasury security having as of such Business Day a remaining term to maturity equivalent to such maturity. The CMT Rate as of any Business Day is based upon an interpolation by the U.S. Treasury of the daily yield curve of outstanding Treasury securities. This yield curve, which relates the yield on a security to its time to maturity, is based on the over-the-counter market bid yields on actively traded Treasury securities. Such yields are calculated from composites of quotations reported by leading U.S. government securities dealers, which may include one or more of the Agents or other affiliates of the Company. Certain constant maturity yield values are read from the yield curve. Such interpolation from the yield curve provides a theoretical yield for a Treasury security having ten years to maturity, for example, even if no outstanding Treasury security has as of such date exactly ten years remaining to maturity.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date or Constant Maturity Rate Determination Date, as applicable, shall be the tenth calendar day after such Treasury Rate Determination Date or Constant Maturity Rate Determination Date, as applicable, or, if such a day is not a Business Day, the next succeeding Business Day.

  Prime Rate Notes

     Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, the "Prime Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Prime Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Prime Rate Determination Date") and shall be the rate made available and subsequently published on such date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate has not been made available prior to 3:00 P.M., New York City time, on the Calculation Date (as defined below) pertaining to such Prime Rate Determination Date, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for the Prime Rate Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates quoted in The City of New York on such Prime Rate Determination Date by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Rate Determination Date will be the Prime Rate in effect on such Prime Rate Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     The "Calculation Date" pertaining to any Prime Rate Determination Date shall be the tenth calendar day after such Prime Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

  J.J. Kenny Rate Notes


     J.J. Kenny Rate Notes will bear interest at the interest rates (calculated by reference to the J.J. Kenny Rate and the Spread and/or Spread Multiplier, if
any) specified in the J.J. Kenny Rate Notes and in the applicable Pricing Supplement.



     Unless otherwise indicated in an applicable Pricing Supplement, the "J.J. Kenny Rate" for each Interest Reset Period will be determined by the Calculation Agent for such J.J. Kenny Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "J.J. Kenny Rate Determination Date") and shall be the per annum rate on such date equal to the index made available and subsequently published by Kenny Information Systems or its successor, based upon 30-day yield evaluations at par of bonds, the interest on which is excludable from gross income for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five "high grade" component issuers selected from time to time by Kenny Information Systems, including without limitation, issuers of general obligation bonds; provided, however, that the bonds on which the index is based shall not include any bonds the interest on which is subject to an "alternate minimum tax" or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such rate is not made available by 3:00 P.M., New York City time, on the Calculation Date (as defined below) pertaining to such J.J. Kenny Rate Determination Date, the J.J. Kenny Rate shall be the rate quoted by a successor indexing agent selected by the Company equaling the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers selected by such successor indexing agent most closely resembling the "high grade" component issuers selected by Kenny Information Systems that are subject to tender by the holders thereof for purchase on not more than seven days' notice and the interest on which is (A) variable on a weekly basis, (B) excludable from gross income for federal income tax purposes under the Code, and (C) not subject to an "alternate minimum tax" or similar tax under the Code, unless all tax-exempt bonds are subject to such tax; provided, however, that if a successor indexing agent is not available, the J.J. Kenny Rate with respect to such J.J. Kenny Rate Determination Date will be the J.J. Kenny Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).


     The "Calculation Date" pertaining to any J.J. Kenny Rate Determination Date shall be the tenth calendar day after such J.J. Kenny Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

  Eleventh District Cost of Funds Rate Notes


     Eleventh District Cost of Funds Rate Notes will bear interest at the interest rates (calculated by reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Eleventh District Cost of Funds Rate Notes and in the applicable Pricing Supplement.



     Unless otherwise indicated in an applicable Pricing Supplement, the "Eleventh District Cost of Funds Rate", for each Interest Reset Period will be determined by the Calculation Agent for such Eleventh District Cost of Funds Rate Note as of the last working day of the month immediately prior to such Interest Reset Date for such Interest Reset Period on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Eleventh District Cost of Funds Index (as defined below) (the "Eleventh District Cost of Funds Rate Determination Date"), and shall be the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Rate Determination Date as set forth under the caption "Eleventh District" on the Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related Eleventh District Cost of Funds Rate Determination Date, the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Determination

Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Eleventh District Cost of Funds Rate Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Eleventh District Cost of Funds Rate Determination Date, then the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Determination Date.

  Inverse Floating Rate Notes


     Any Floating Rate Note may be designated in the applicable Pricing Supplement as an "Inverse Floating Rate Note," in which event, unless otherwise specified in the applicable Pricing Supplement, the interest rate on such Floating Rate Note will be equal to (i) in the case of the period, if any, commencing on the Issue Date (or the date on which such Note otherwise begins to accrue interest (if different from the Issue Date)) up to the first Interest Reset Date, a fixed rate of interest established by the Company as described in the applicable Pricing Supplement and (ii) in the case of each period commencing on an Interest Reset Date, a fixed rate of interest specified in the Pricing Supplement minus the interest rate determined by reference to the Base Rate as adjusted by the Spread and/or Spread Multiplier, if any; provided, however, that
(x) the interest rate thereon will not be less than zero and (y) the interest rate in effect for the ten days immediately prior to the date of Maturity of such Inverse Floating Rate Note will be that in effect on the tenth day preceding such date.


  Floating Rate/Fixed Rate Notes


     The applicable Pricing Supplement may provide that a Registered Note will be a Floating Rate Note for a specified portion of its term and a Fixed Rate Note for the remainder of its term, in which event the interest rate on such Note will be determined as herein provided as if it were a Floating Rate Note and a Fixed Rate Note hereunder for each such respective period, all as specified in such applicable Pricing Supplement.


SUBSEQUENT INTEREST PERIODS


     The Pricing Supplement relating to each Registered Note will indicate whether the Company has the option to reset the interest rate (in the case of a Fixed Rate Note) with respect to such Registered Note or the Spread, Spread Multiplier, or method of calculation (in the case of a Floating Rate Note) with respect to such Registered Note and, if so, the date or dates on which such interest rate or such Spread, Spread Multiplier, or method of calculation, as the case may be, may be reset (each an "Optional Reset Date").



     The Company shall notify the Trustee for a Registered Note whether or not it intends to exercise such option with respect to such Registered Note at least 45 but not more than 60 days prior to an Optional Reset Date for such Registered Note. Not later than 40 days prior to such Optional Reset Date, the Trustee for such Registered Note will mail to the Holder of such Registered Note a notice (the "Reset Notice"), first class, postage prepaid, indicating whether the Company has elected to reset the interest rate (in the case of a Fixed Rate
Note) or the Spread, Spread Multiplier or method of calculation (in the case of a Floating Rate Note) and, if so, (i) such new interest rate or such new Spread, Spread Multiplier, or method of calculation, as the case may be; and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of such Registered Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period. Upon the transmittal by the Trustee of a Reset Notice to the Holder of a Note, such new interest rate or such new Spread, Spread Multiplier, and/or method of calculation as the case may be, shall take effect automatically, and, except as modified by the Reset Notice and as described below, such Note will have the same terms as prior to the transmittal of such Reset Notice.


     Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a Registered Note, the Company may, at its option, revoke the interest rate (in the case of a Fixed Rate Note) or the

Spread or Spread Multiplier (in the case of a Floating Rate Note) provided for in the Reset Notice with respect to such Optional Reset Date and establish a higher interest rate (in the case of a Fixed Rate Note) or a higher Spread or Spread Multiplier (in the case of a Floating Rate Note) for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee for such Registered Note to mail notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, first class, postage prepaid, to the Holder of such Registered Note. Such notice shall be irrevocable. All Registered Notes with respect to which the interest rate or Spread or Spread Multiplier is reset on an Optional Reset Date will bear such higher interest rate (in the case of Fixed Rate Notes) or higher Spread or Spread Multiplier (in the case of Floating Rate Notes), whether or not tendered for repayment.

     The Holder of a Registered Note will have the option to elect repayment of such Note by the Company on each Optional Reset Date at a price equal to the principal amount thereof, plus interest accrued to such Optional Reset Date. In order for a Registered Note to be repaid on an Optional Reset Date, the Holder thereof must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment, except that the period for delivery of such Registered Note or notification to the Trustee for such Registered Note shall be at least 25 but not more than 35 days prior to such Optional Reset Date, and except that a Holder who has tendered a Registered Note for repayment pursuant to a Reset Notice may, by written notice to the Trustee for such Registered Note, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

AMORTIZING NOTES

     The Company may from time to time offer Registered Notes ("Amortizing Notes") on which a portion or all the principal amount is payable prior to Stated Maturity in accordance with a schedule, by application of a formula, or by reference to an Index (as defined below). Further information concerning additional terms and conditions of any Amortizing Notes, including terms for repayment thereof, will be set forth in the applicable Pricing Supplement.

INDEXED NOTES


     The Company may from time to time offer Indexed Notes on which certain or all interest payments (in the case of an "Indexed Rate Note"), and/or the principal amount payable at Stated Maturity or earlier redemption or retirement (in the case of an "Indexed Principal Note"), is determined by reference to the principal amount of such Notes (or, in the case of an Indexed Principal Note, to the amount designated in the applicable Pricing Supplement as the "Face Amount" of such Indexed Note) and by reference to prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities or by application of a formula or by such other objective price, economic or other measures as are described in the applicable Pricing Supplement (any such measure or measures, an "Index"). A description of the Index used in any determination of an interest or principal payment, and the method or formula by which interest or principal payments will be determined by reference to such Index, will be set forth in the applicable Pricing Supplement.


     In the case of a Fixed Rate Note, Floating Rate Note or Indexed Rate Note that is also an Indexed Principal Note, the amount of any interest payment will be determined by reference to the Face Amount of such Indexed Note unless specified otherwise in the applicable Pricing Supplement. In the case of an Indexed Principal Note, the principal amount payable at Stated Maturity or any earlier redemption or repayment of the Indexed Note may be different from the Face Amount.

     If the determination of the Index on which any interest payment or the principal amount of an Indexed Note is calculated or announced by a third party, which may be an Agent or another affiliate of the Company, and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Note was issued and permitted changes described in the applicable Pricing Supplement), then such Index shall be calculated for purposes of such Indexed Note by another third party selected by the Company, which may be an Agent or another affiliate of the Company, subject to the same conditions and controls as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed interest payments, if any, or any indexed principal amount of such Indexed Note shall be calculated in the manner set forth in the applicable Pricing Supplement. Any determination of such third party shall, in the absence of manifest error, be binding on all parties.


     Unless otherwise specified in the applicable Pricing Supplement, (i) for the purpose of determining whether Holders of the requisite principal amount of Notes outstanding under the applicable Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Indexed Notes will be deemed to be the Face Amount thereof, and (ii) in the event of an acceleration of the Stated Maturity of an Indexed Note, the principal amount payable to the Holder of such Note upon acceleration will be the principal amount determined by reference to the formula by which the principal amount of such Note would be determined on the Stated Maturity thereof, as if the date of acceleration were the Stated Maturity.



     An investment in Indexed Notes entails significant risks, including wide fluctuations in market value as well as in the amounts of payments due thereunder, that are not associated with a similar investment in a conventional debt security. Such risks depend on a number of factors including supply and demand for the particular security, currency, commodity or other good or article to which the Note is indexed and economic and political events over which the Company has no control. Fluctuations in the price of any particular security or commodity, in the rates of exchange between particular currencies or in particular indices that have occurred in the past are not necessarily indicative, however, of fluctuations in the price or rates of exchange that may occur during the term of any Indexed Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by investment in Indexed Notes.


DUAL CURRENCY NOTES


     The Company may from time to time offer Registered Notes (the "Dual Currency Notes") as to which the Company has a one time option, exercisable on any one of the dates specified in the applicable Pricing Supplement (each an "Option Election Date") in whole, but not in part, with respect to all Dual Currency Notes issued on the same day and having the same terms (a "Tranche"), of thereafter making all payments of principal, premium, if any, and interest (which payments would otherwise be made in the Specified Currency of such Notes) in the optional currency specified in the applicable Pricing Supplement (the "Optional Payment Currency"). Information as to the relative value of the Specified Currency compared to the Optional Payment Currency will be set forth in the applicable Pricing Supplement.


     The Pricing Supplement for each issuance of Dual Currency Notes will specify, among other things, the Specified Currency and Optional Payment Currency of such issuance and the Designated Exchange Rate for such issuance, which will be a fixed exchange rate used for converting amounts denominated in the Specified Currency into amounts denominated in the Optional Payment Currency (the "Designated Exchange Rate"). The Pricing Supplement will also specify the Option Election Dates and Interest Payment Dates for the related issuance of Dual Currency Notes. Each Option Election Date will be a certain number of days before an Interest Payment Date or Stated Maturity, as set forth in the applicable Pricing Supplement, and will be the date on which the Company may select whether to make all scheduled payments due thereafter in the Optional Payment Currency rather than in the Specified Currency.

     If the Company makes such an election, the amount payable in the Optional Payment Currency shall be determined using the Designated Exchange Rate specified in the applicable Pricing Supplement. If such election is made, notice of such election shall be mailed in accordance with the terms of the applicable Tranche of Dual Currency Notes within two Business Days of the Option Election Date and shall state (i) the first date, whether an Interest Payment Date and/or Stated Maturity, in which scheduled payments in the Optional Payment Currency will be made and (ii) the Designated Exchange Rate. Any such notice by the Company, once given, may not be withdrawn. The equivalent value in the Specified Currency of payments made after such an election may be less, at the then current exchange rate, than if the Company had made such payment in the Specified Currency.

     For United States federal income tax purposes, holders of Dual Currency Notes may be subject to rules which differ from the general rules applicable to holders of other types of Notes offered hereby. The United States federal income tax consequences of the purchase, ownership and disposition of Dual Currency Notes will be set forth in the applicable Pricing Supplement.


RENEWABLE NOTES


     The Company may from time to time offer Registered Notes which will mature on an Interest Payment Date specified in the applicable Pricing Supplement occurring in or prior to the twelfth month following the Original Issue Date of such Notes (the "Initial Maturity Date") unless the term of all or any portion of any such Note (a "Renewable Note") is renewed in accordance with the procedures described below.



     On the Interest Payment Date occurring in the sixth month (unless a different interval (the "Special Election Interval") is specified in the applicable Pricing Supplement) prior to the Initial Maturity Date of a Renewable Note (the "Initial Renewal Date") and on the Interest Payment Date occurring in each sixth month (or in the last month of each Special Election Interval) after such Initial Renewal Date (each, together with the Initial Renewal Date, a "Renewal Date"), the term of such Renewable Note may be extended to the Interest Payment Date occurring in the twelfth month (or, if a Special Election Interval is specified in the applicable Pricing Supplement, the last month in a period equal to twice the Special Election Interval) after such Renewal Date, if the holder of such Renewable Note elects to extend the term of such Renewable Note or any portion thereof as described below. If a Holder does not elect to extend the term of any portion of the principal amount of a Renewable Note during the specified period prior to any Renewal Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or the last month in the Special Election Interval) after such Renewal Date (the "New Maturity Date").



     A Holder of a Renewable Note may elect to renew the term of such Renewable Note, or if so specified in the applicable Pricing Supplement, any portion thereof, by delivering a notice to such effect to the Trustee (or any duly appointed paying agent) at the corporate trust office of the Trustee or agency of the Trustee in the City of New York not less than 15 nor more than 30 days prior to such Renewal Date (unless another period is specified in the applicable Pricing Supplement as the "Special Election Period"). Such election will be irrevocable and will be binding upon each subsequent Holder of such Renewable Note. An election to renew the term of a Renewable Note may be exercised with respect to less than the entire principal amount of such Renewable Note only if so specified in the applicable Pricing Supplement and only in such principal amount, or any integral multiple in excess thereof, as is specified in the applicable Pricing Supplement. Notwithstanding the foregoing, the term of the Renewable Notes may not be extended beyond the Stated Maturity specified for such Renewable Notes in the applicable Pricing Supplement.



     If the Holder does not elect to renew the term, such Renewable Note must be presented to the Trustee (or any duly appointed paying agent) and, with respect to a Renewable Note that is a certificate issued in definitive form, as soon as practicable following receipt of such Renewable Note the Trustee (or any duly appointed paying agent) shall issue in exchange therefore in the name of such Holder (i) a Note, in a principal amount equal to the principal amount of such exchanged Renewable Note for which no election to renew the term thereof was exercised, with terms identical to those specified on such Renewable Note (except that such Note shall have a fixed, nonrenewable Stated Maturity on the New Maturity Date) and (ii) if an election to renew is made with respect to less than the full principal amount of such holder's Renewable Note, a replacement Renewable Note, in a principal amount equal to the principal amount of such exchanged Renewable Note for which the election to renew was made, with terms identical to such exchanged Renewable Notes.


EXTENSION OF MATURITY

     The Pricing Supplement relating to each Registered Note will indicate whether the Company has the option to extend the Stated Maturity of such Note for one or more periods of whole years from one to five (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth in such Pricing Supplement.

     The Company may exercise such option with respect to a Registered Note by notifying the Trustee for such Registered Note at least 45 but not more than 60 days prior to the old Stated Maturity of such Registered Note. Not later than 40 days prior to the old Stated Maturity of such Registered Note, the Trustee for such Registered Note will mail to the Holder of such Registered Note a notice (the "Extension Notice"), first class, postage prepaid. The Extension Notice will set forth (i) the election of the Company to extend the Stated Maturity of such Registered Note; (ii) the new Stated Maturity; (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread, Spread Multiplier or method of calculation applicable to the Extension Period; and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by such Trustee of an Extension Notice to the Holder of a Registered Note, the Stated Maturity of such Registered Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Registered Note will have the same terms as prior to the mailing of such Extension Notice. Notwithstanding the foregoing, not later than 20 days prior to the old Stated Maturity of such Registered Note, the Company may, at its option, revoke the interest rate (in the case of a Fixed Rate Note) or the Spread or Spread Multiplier (in the case of a Floating Rate Note) provided for in the Extension Notice for such Registered Note and establish a higher interest rate (in the case of a Fixed Rate Note) or a higher Spread or Spread Multiplier (in the case of a Floating Rate Note) for the Extension Period, by causing the Trustee for such Registered Note to mail notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, first class, postage prepaid, to the Holder of such Registered Note. Such notice shall be irrevocable. All Registered Notes with respect to which the Stated Maturity is extended will bear such higher interest rate (in the case of Fixed Rate Notes) or higher Spread or Spread Multiplier (in the case of Floating Rate Notes) for the Extension Period, whether or not tendered for repayment.


     If the Company extends the Stated Maturity of a Registered Note, the Holder of such Registered Note will have the option to elect repayment of such Registered Note by the Company on the old Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order for a Registered Note to be repaid on the old Stated Maturity once the Company has extended the Stated Maturity thereof, the Holder thereof must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment, except that the period for delivery of such Registered Note or notification to the Trustee for such Registered Note shall be at least 25 but not more than 35 days prior to the old Stated Maturity and except that a Holder who has tendered a Registered Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee for such Registered Note, revoke any such tender for repayment until the close of business on the tenth day before the old Stated Maturity.

COMBINATION OF PROVISIONS

     If so specified in the applicable Pricing Supplement, any Note may be subject to all of the provisions, or any combination of the provisions, described above under "Subsequent Interest Periods," "Extension of Maturity" and "Renewable Notes."

BOOK-ENTRY SYSTEM

     Upon issuance, and subject to the rules of the Depositary, all Fixed Rate Book-Entry Notes having the same Original Issue Date and otherwise identical terms will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of the Depositary, and registered in the name of a nominee of the Depositary. Book-Entry Notes will not be exchangeable for Certificated Notes and, except under the circumstances described in the Prospectus under "Description of Debt Securities -- Global Securities," will not otherwise be issuable as Certificated Notes.

     The Depositary has advised the Company and each of the Agents as follows:
The Depositary is a limited-purpose trust company organized under New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     A further description of the Depositary's procedures with respect to Global Securities representing Book-Entry Notes is set forth in the Prospectus under "Description of Debt Securities -- Global Securities." The Depositary has confirmed to the Company, the Agents and the Trustees that it intends to follow such procedures.

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

     The Pricing Supplement relating to each Registered Note will indicate either that such Note cannot be redeemed prior to its Stated Maturity or that such Note will be redeemable at the option of the Company, in whole or in part, and the date or dates (each an "Optional Redemption Date") on which such Note may be redeemed and the price (the "Redemption Price") at which (together with accrued interest to such Optional Redemption Date) such Note may be redeemed on each such Optional Redemption Date. Unless otherwise specified in the applicable Pricing Supplement, the Company may exercise such option with respect to a Registered Note by notifying the Trustee for such Note at least 45 days prior to any Optional Redemption Date. Unless otherwise specified in the applicable Pricing Supplement, at least 30 but not more than 60 days prior to the date of redemption, such Trustee shall mail notice of such redemption, first class, postage prepaid, to the Holder of such Registered Note. In the event of redemption of a Registered Note in part only, a new Note or Notes for the unredeemed portion thereof shall be issued to the Holder thereof upon the cancellation thereof. The Registered Notes (other than Amortizing Notes) will not be subject to any sinking fund.

     The Pricing Supplement relating to each Registered Note will also indicate whether the Holder of such Note will have the option to elect repayment of such Note by the Company prior to its Stated Maturity, and, if so, such Pricing Supplement will specify the date or dates on which such Note may be repaid (each an "Optional Repayment Date") and the price (the "Optional Repayment Price") at which, together with accrued interest to such Optional Repayment Date, such Note may be repaid on each such Optional Repayment Date.

     In order for a Registered Note to be repaid, the Trustee for such Registered Note must receive, at least 30 but not more than 45 days prior to an Optional Repayment Date (i) such Registered Note with the form entitled "Option to Elect Repayment" on the reverse thereof duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of such Registered Note, the principal amount of such Registered Note to be repaid, the certificate number or a description of the tenor and terms of such Registered Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Registered Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Registered Note duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Note and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Registered Note by the Holder for repayment (except pursuant to a Reset Notice or an Extension Notice) shall be irrevocable. The repayment option may be exercised by the Holder of a Registered Note for less than the entire principal amount of such Note provided that the principal amount of such Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, such Registered Note shall be canceled and a new Note or Notes for the remaining principal amount thereof shall be issued in the name of the Holder of such repaid Note.

     If a Registered Note is represented by a Global Security, the Depositary's nominee will be the Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Registered Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Registered Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.



     Notwithstanding anything in this Prospectus Supplement to the contrary, if a Registered Note is an OID Note (other than an Indexed Note), the amount payable on such Note in the event of redemption or repayment prior to its Stated Maturity (other than pursuant to an optional redemption by the Company at a stated Redemption Price) shall be the Amortized Face Amount of such Note as of the date of redemption or the date of repayment, as the case may be. The Amortized Face Amount of a Note on any date shall be the amount equal to (i) the Issue Price set forth on the face of the applicable Pricing Supplement plus (ii) that portion of the difference between such Issue Price and the stated principal amount of such Note that has accrued by such date at (x) the Bond Yield to Maturity set forth on the face of the applicable Pricing Supplement or (y) if so specified in the applicable Pricing Supplement, the Bond Yield to Call set forth on the face thereof (computed in each case in accordance with generally accepted United States bond yield computation principles), provided, however, that in no event shall the Amortized Face Amount of a Note exceed its stated principal amount. The Bond Yield to Call listed on the face of a Pricing Supplement shall be computed on the basis of the first occurring Optional Redemption Date with respect to such Note and the amount payable on such Optional Redemption Date. In the event that any such Note is not redeemed on such first occurring Optional Redemption Date, the Bond Yield to Call with respect to such Note shall be recomputed on such Optional Redemption Date on the basis of the next occurring Optional Redemption Date and the amount payable on such Optional Redemption Date, and shall continue to be so recomputed on each succeeding Optional Redemption Date until the Note is so redeemed.


     The Company may at any time purchase Registered Notes at any price in the open market or otherwise. Registered Notes so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for such Notes for cancellation.

OTHER PROVISIONS


     Any provisions with respect to the determination of an interest rate basis, the specification of an interest rate basis, calculation of the interest rate applicable to, or the principal payable at Maturity on, any Registered Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified in the applicable Pricing Supplement.


DEFEASANCE

     The defeasance provisions described in the Prospectus will not be applicable to the Registered Notes.

                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS


     An investment in Registered Notes that are denominated in a Specified Currency other than U.S. dollars ("Foreign Currency Notes") entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an Indexed Note on which all or a part of any payment due is determined by reference to a currency other than U.S. dollars entails significant risks that are not associated with a similar investment in non-Indexed Notes. Such risks include, without limitation, the possibility of significant market changes in rates of exchange between U.S. dollars and such Specified Currency, the possibility of significant changes in rates of exchange between U.S. dollars and such Specified

Currency resulting from official redenomination with respect to such Specified Currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on factors over which the Company has no control and which cannot be readily foreseen, such as economic and political events, and on the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies, and between certain foreign currencies and other foreign currencies, have been volatile, and such volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the rate during the term of any Foreign Currency Note. Depreciation of the Specified Currency of a Foreign Currency Note against U.S. dollars would result in a decrease in the effective yield of such Foreign Currency Note below its coupon rate and, in certain circumstances, could result in a substantial loss to the investor on a U.S. dollar basis.


     Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency (other than U.S. dollars) at the time of payment of principal of, or premium, if any, or interest on, a Foreign Currency Note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal (and premium, if any) or interest in any such Specified Currency. Even if there are no actual exchange controls, it is possible that such Specified Currency would not be available to the Company when payments on such Note are due because of circumstances beyond the control of the Company. In any such event, the Company will make required payments in U.S. dollars on the basis described herein. See "-- Payment Currency" and "Description of Registered Notes -- Payment of Principal and Interest."



     THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT, AND ANY PRICING SUPPLEMENT WILL NOT, DESCRIBE ALL THE RISKS OF AN INVESTMENT IN REGISTERED NOTES DENOMINATED IN, OR THE PAYMENT IN RESPECT OF WHICH IS RELATED TO THE VALUE OF, A CURRENCY OTHER THAN U.S. DOLLARS, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN REGISTERED NOTES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS.


     The information set forth in this Prospectus Supplement is directed to prospective purchasers of Registered Notes who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest in respect of, Registered Notes. Such persons should consult their advisors with regard to such matters. Any Pricing Supplement relating to Registered Notes having a Specified Currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

PAYMENT CURRENCY

     Except as set forth below, if payment in respect of a Registered Note is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of such Note shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Pricing Supplement. Any payment in respect of such Note made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture under which such Note shall have been issued.

     In the event of an official redenomination of the Specified Currency of a Registered Note (other than as a result of European Monetary Union, but including, without limitation, an official redenomination of any such Specified Currency that is a composite currency), the obligations of the Company with respect to payments on Notes denominated in such Specified Currency shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Registered Notes will not provide for any adjustment to any amount payable under such Notes as a result of (i) any change in the value of the Specified Currency thereof relative to any other currency due solely to fluctuations in exchange rates or (ii) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated). The procedures described in this section shall not apply in the event of European Monetary Union. For a description of the procedure to be followed in connection with European Monetary Union, see "European Monetary Union" in the Prospectus.


     Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on Notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States unless otherwise specified in the applicable Pricing Supplement.

FOREIGN CURRENCY JUDGMENTS


     The Registered Notes will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.


                             RISKS OF INDEXED NOTES

     An investment in Indexed Notes may entail significant risks that are not associated with a similar investment in a debt instrument that has a fixed principal amount, is denominated in U.S. dollars and bears interest at either a fixed rate or a floating rate determined by reference to nationally published interest rate references. The risks of a particular Indexed Note will depend on the terms of such Indexed Note, but may include, without limitation, the possibility of significant changes in the prices of securities, currencies, intangibles, goods, articles or commodities or of other objective price, economic or other measures making up the relevant Index (the "Underlying Assets"). Such risks generally depend on factors over which the Company has no control and which cannot readily be foreseen, such as economic and political events and the supply of and demand for the Underlying Assets. In recent years, currency exchange rates and prices for various Underlying Assets have been highly volatile, and such volatility may be expected in the future. Fluctuations in any such rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any Indexed Note.

     In considering whether to purchase Indexed Notes, investors should be aware that the calculation of amounts payable in respect of Indexed Notes may involve reference to an Index determined by an affiliate of the Company or to prices which are published solely by third parties or entities which are not subject to regulation under the laws of the United States.

     THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT, AND ANY PRICING SUPPLEMENT WILL NOT, DESCRIBE ALL THE RISKS ON AN INVESTMENT IN INDEXED NOTES, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. THE RISK OF LOSS AS A RESULT OF THE LINKAGE OF PRINCIPAL OR INTEREST PAYMENTS ON INDEXED NOTES TO AN INDEX AND TO THE UNDERLYING ASSETS CAN

BE SUBSTANTIAL. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN INDEXED NOTES.


     The following is a summary of certain United States federal income tax considerations that may be relevant to a holder of a Registered Note. The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with holders that will hold Registered Notes as capital assets, and does not address tax considerations applicable to investors that may be subject to special tax rules, including, without limitation, banks, tax-exempt entities, insurance companies, regulated investment companies, common trust funds or dealers in securities or currencies, persons that will hold Registered Notes as a part of an integrated investment (including a "straddle" or "conversion transaction") comprised of a Registered Note and one or more other positions or persons that have a "functional currency" other than the U.S. dollar. Any special United States federal income tax considerations relevant to a particular issue of Registered Notes, including any Indexed Notes, Dual Currency Notes or Notes providing for contingent payments, will be provided in the applicable Pricing Supplement. Purchasers of such Notes should carefully examine the applicable Pricing Supplement and should consult with their tax advisors with respect to such Notes.


     Investors should consult their tax advisors in determining the tax consequences to them of holding Registered Notes, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.



     As used herein, the term "United States holder" means a person who is a citizen or resident of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if
(i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more United States persons have the authority to control all of the trust's substantial decisions, and the term "United States" means the United States of America (including the States and the District of Columbia).


UNITED STATES HOLDERS

  Payments of Interest


     Payments of "qualified stated interest" (as defined below under "Original Issue Discount") on a Registered Note will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the United States holder's method of tax accounting). If such payments of interest are made with respect to a Registered Note that is denominated in a Specified Currency other than the U.S. dollar (a "Foreign Currency Note"), the amount of interest income realized by a United States holder that uses the cash method of tax accounting will be the U.S. dollar value of the Specified Currency payment based on the spot rate of exchange on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. A United States holder that uses the accrual method of tax accounting will accrue interest income on the Foreign Currency Note in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within such holder's taxable year), or, at such holder's election, at the spot rate of exchange on (i) the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or (ii) the date of receipt, if such date is within five business days of the last day of the accrual period. Such election must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the Internal Revenue Service (the "IRS"). A United States holder that uses the accrual method of tax accounting will recognize foreign currency gain or loss, which will be treated as ordinary income or loss, on the receipt of an interest payment made with respect to a Foreign Currency Note if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of that interest income.

  Purchase, Sale and Retirement of Registered Notes

     A United States holder's tax basis in a Registered Note generally will equal the cost of such Registered Note to such holder, increased by any amounts includible in income by the holder as original issue discount ("OID") and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest (as described below) made on such Registered Note. In the case of a Foreign Currency Note, the cost of such Note to a United States holder will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a Foreign Currency Note that is traded on an established securities market, a United States holder that uses the cash method of tax accounting (and, if it so elects, a United States holder that uses the accrual method of tax accounting) will determine the U.S. dollar value of the cost of such Note by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to a United States holder's tax basis in a Foreign Currency Note in respect of OID, market discount and premium denominated in a Specified Currency other than the U.S. dollar will be determined in the manner described under "Original Issue Discount," "Market Discount" and "Notes Purchased at a Premium" below. The conversion of U.S. dollars to another Specified Currency and the immediate use of such Specified Currency to purchase a Foreign Currency Note generally will not result in taxable gain or loss for a United States holder.


     Upon the sale, exchange or retirement (collectively, a "disposition") of a Registered Note, a United States holder generally will recognize gain or loss equal to the difference between the amount realized on the disposition (less any accrued qualified stated interest, which will be taxable as ordinary income) and the United States holder's adjusted tax basis in such Registered Note. If a United States holder receives a Specified Currency other than the U.S. dollar in respect of the disposition of a Registered Note, the amount realized will be the U.S. dollar value of the Specified Currency received calculated at the spot rate of exchange on the date of disposition. In the case of a Foreign Currency Note that is traded on an established securities market, a United States holder that uses the cash method of tax accounting, and if it so elects, a United States holder that uses the accrual method of tax accounting will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate of exchange on the settlement date of the disposition. The election available to accrual basis United States holders in respect of the purchase and sale of Foreign Currency Notes traded on an established securities market, discussed above, must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS.



     Except as discussed below with respect to market discount, Short-Term Notes (as defined below) and foreign currency gain or loss, gain or loss recognized by a United States holder will generally be long term capital gain or loss if the United States holder's holding period for the Registered Note exceeded one year at the time of disposition. Recently enacted United States tax legislation reduced the maximum United States federal income tax rate applicable to long term capital gains recognized by individuals in respect of capital assets held for more than 18 months. Prospective investors should consult their tax advisers regarding the possible effect of such legislation on such investors.


     Gain or loss recognized by a United States holder on the disposition of a Foreign Currency Note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such Note.

  Original Issue Discount


     In General. Registered Notes with a term greater than one year may be issued with OID for United States federal income tax purposes ("OID Notes"). For United States federal income tax purposes, United States holders generally must accrue OID in gross income over the term of the OID Notes on a constant yield basis, regardless of their regular method of tax accounting. As a result, United States holders generally will recognize taxable income in respect of an OID Note in advance of the receipt of cash attributable to such income.



     OID generally will arise if the "stated redemption price at maturity" of the Note exceeds its "issue price" by more than a de minimis amount (0.25% of the Note's stated redemption price at maturity multiplied by the number of complete years to maturity), or if a Note has certain interest payment characteristics (e.g., interest holidays, interest payable in additional securities or stepped interest). For this purpose, the "issue price" of a Note is the first price at which a substantial amount of Notes is sold for cash (other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and the "stated redemption price at maturity" of a Note is the sum of all payments due under the Note, other than payments of "qualified stated interest." The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the OID Note at a single fixed rate of interest or, subject to certain conditions, based on one or more interest indices.


     For each taxable year of a United States holder, the amount of OID that must be included in gross income in respect of an OID Note will be the sum of the daily portions of OID for each day during such taxable year (or any portion thereof) in which such a United States holder held the OID Note. Such daily portions are determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of an OID Note, provided that such accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of such period. The amount of OID allocable to any accrual period generally will equal the product of the OID Note's "adjusted issue price" at the beginning of such accrual period multiplied by its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) and subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The "adjusted issue price" of an OID Note at the beginning of any accrual period will equal the issue price of the OID Note, as defined above, increased by previously accrued OID from prior accrual periods, and reduced by any payment made on such Note (other than payments of qualified stated interest) on or before the first day of the accrual period.



     Foreign Currency Notes. In the case of an OID Note that is also a Foreign Currency Note, a United States holder should determine the U.S. dollar amount includible in income as OID for each accrual period by (a) calculating the amount of OID allocable to each accrual period in the Specified Currency using the constant-yield method described above, and (b) translating the amount of the Specified Currency so derived at the average exchange rate in effect during that accrual period (or portion thereof within a United States holder's taxable year) or, at the United States holder's election (as described above under "Payments of Interest"), at the spot rate of exchange on (i) the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or (ii) on the date of receipt, if such date is within five business days of the last day of the accrual period. All payments on an OID Note (other than payments of qualified stated interest) will generally be viewed first as payments of previously accrued OID (to the extent thereof), with payments attributed first to the earliest accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the disposition of the OID Note), a United States holder will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the spot rate of exchange on the date of receipt or on the date of disposition of the OID Note, as the case may be) and the amount accrued (using the spot rate of exchange applicable to such previous accrual).



     Acquisition Premium. A United States holder that purchases an OID Note for an amount less than or equal to the sum of all amounts payable on the OID Note after the purchase date other than payments of qualified stated interest (the "remaining redemption amount") but in excess of the OID Note's adjusted issue price (any such excess being "acquisition premium") generally is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the United States holder's adjusted tax basis in the OID Note immediately after its purchase over the OID Note's adjusted issue price, and the denominator of which is the excess of remaining redemption amount over the OID Note's adjusted issue price.


     Certain of the Registered Notes may be subject to special redemption, repayment or interest rate reset features, as indicated in the applicable Pricing Supplement. Registered Notes containing such features, in particular OID Notes, may be subject to special rules that differ from the general rules discussed above.

Accordingly, purchasers of Registered Notes with such features should carefully examine the applicable Pricing Supplement and should consult their tax advisors with respect to such Registered Notes.

Market Discount


     If a United States holder purchases a Registered Note, other than a Short-Term Note (as described below), for an amount that is less than the Note's stated redemption price at maturity or, in the case of an OID Note, the Note's "revised issue price" (i.e., the Note's issue price, increased by the amount of accrued OID), the Note will be considered to have "market discount." The market discount rules are subject to a de minimis rule similar to the rule relating to de minimis OID, described above. Any gain recognized by the United States holder on the disposition of Registered Notes having market discount generally will be treated as ordinary income to the extent of the market discount that accrued on the Registered Note while held by such United States holder. Alternatively, the United States holder may elect to include market discount in income currently over the life of the Registered Note. Such an election will apply to market discount Notes acquired by the United States holder on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS. Market discount will accrue on a straight-line basis unless the United States holder elects to accrue the market discount on a constant-yield method. Such an election will apply to the Registered Note to which it is made and is irrevocable. Unless the United States holder elects to include market discount in income on a current basis, as described above, the United States holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the Note.



     Market discount on a Foreign Currency Note will be accrued by a United States holder in the Specified Currency. The amount includible in income by a United States holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the spot rate of exchange on the date that the Note is disposed of by the United States holder. Any accrued market discount on a Foreign Currency Note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the United States holder's taxable year).


  Short-Term Notes


     The rules set forth above also will generally apply to Registered Notes having maturities of not more than one year from the date of issuance ("Short-Term Notes"), but with certain modifications.



     First, none of the interest on a Short-Term Note is treated as qualified stated interest but instead is treated as part of the Short-Term Note's stated redemption price at maturity, thereby giving rise to OID. Thus, all Short-Term Notes will be OID Notes. OID will be treated as accruing on a Short-Term Note ratably, or at the election of a United States holder, under a constant yield method.



     Second, a United States holder of a Short-Term Note that uses the cash method of tax accounting will generally not be required to include OID in respect of the Short-Term Note in income on a current basis. Such a United States holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such Note until the maturity of the Note or its earlier disposition in a taxable transaction. In addition, such a United States holder will be required to treat any gain realized on a disposition of the Note as ordinary income to the extent of the holder's accrued OID with respect to the Note. Notwithstanding the foregoing, a United States holder of a Short-Term Note using the cash method of tax accounting may elect to accrue OID into income on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A United States holder using the accrual method of tax accounting generally will be required to include OID on a Short-Term Note in income on a current basis.



     Third, any United States holder of a Short-Term Note (whether using the cash or accrual method of tax accounting) can elect to accrue the "acquisition discount," if any, with respect to the Note on a current basis. If such an election is made, the OID rules will not apply to the Note. Acquisition discount is the excess of the Note's stated redemption price at maturity over the holder's purchase price for the Note. Acquisition discount will be treated as accruing ratably or, at the election of the United States holder, under a constant-yield method based on daily compounding.


     As described above, certain of the Registered Notes may be subject to special redemption features. These features may affect the determination of whether a Registered Note has a maturity of not more than one year and thus is a Short-Term Note. Purchasers of Notes with such features should carefully examine the applicable Pricing Supplement and should consult their tax advisors with respect to such features.

  Notes Purchased at a Premium


     A United States holder that purchases a Registered Note for an amount in excess of the remaining redemption amount will be considered to have purchased the Registered Note at a premium. Such holder may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the Registered Note. Such election, once made, generally applies to all debt instruments held or subsequently acquired by the United States holder on or after the first taxable year to which the election applies and may be revoked only with the consent of the IRS. A United States holder that elects to amortize such premium must reduce its tax basis in a Registered Note by the amount of the premium amortized during its holding period. With respect to a United States holder that does not elect to amortize bond premium, the amount of such premium will be included in the United States holder's tax basis when the Registered Note matures or is disposed of by the United States holder. Amortizable bond premium in respect of a Foreign Currency Note will be computed in the Specified Currency and will reduce interest income in the Specified Currency. At the time amortized bond premium offsets interest income, exchange gain or loss, which will be taxable as ordinary income or loss, will be realized with respect to amortized bond premium on such Note based on the difference between the spot rate of exchange on the date or dates such premium is recovered through interest payments on the Note and the spot rate of exchange on the date on which the United States holder acquired the Note. See "Original Issue Discount -- Acquisition Premium," above for a Registered Note purchased for an amount less than or equal to the remaining redemption amount but in excess of the Note's adjusted issue price.


  Information Reporting and Backup Withholding

     The Trustee will be required to file information returns with the IRS with respect to payments made to certain United States holders of Registered Notes. In addition, certain United States holders may be subject to a 31 percent backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the Trustee.


NON-UNITED STATES HOLDERS



     Under current United States federal income tax law: (a) payment on a Registered Note to a holder who is not a United States holder (a "non-United States holder") will not be subject to withholding of United States federal income tax, provided that, with respect to payments of interest on a Registered Note having a maturity when issued greater than 183 days, (i) the holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of stock of the Company and is not a controlled foreign corporation related to the Company through stock ownership and (ii) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States holder in compliance with applicable requirements (or, with respect to payments made after December 31, 1998, satisfies certain documentary evidence requirements for establishing that it is a non-United States holder); (b) a non-United States holder will not be subject to United States federal income tax on gain realized on the disposition of the Registered Note. Notwithstanding the above, a Non-United States holder that is subject to United States federal income taxation on a net income basis generally will be subject to the same rules to which a United States holder is subject with respect to interest payments on a Registered Note and with respect to gain or loss realized or recognized on the disposition of a Registered Note. Special rules might also apply to a Non-United States holder that is a qualified resident of a country with which the United States has an income tax treaty.

     United States information reporting requirements and backup withholding tax will not apply to payments on a Registered Note if the beneficial owner certifies its non-U.S. status under penalties of perjury (or, with respect to payments made after December 31, 1998, satisfies certain documentary evidence requirements for establishing that it is a non-United States holder)or otherwise establishes an exemption. Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a Registered Note effected outside the United States by a foreign office of a foreign "broker" (as defined in applicable Treasury regulations), provided that such broker (i) derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States, (ii) is not a controlled foreign corporation for United States federal income tax purposes and
(iii) with respect to payments made after December 31, 1998, is not a foreign partnership that, at any time during its taxable year is 50% or more (by income or capital interest) owned by United States holders or is engaged in the conduct of a U.S. trade or business. Payment of the proceeds of the sale of a Registered Note effected outside the United States by a foreign office of any other broker will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-United States person and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of a sale of a Registered Note by the U.S. office of a broker will be subject to information reporting requirements and backup withholding tax unless the beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption.


     On October 7, 1997, the U.S. Treasury Department issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to non-United States persons after December 31, 1998. Such regulations, among other things, may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of a Registered Note. Prospective investors should consult their tax advisors regarding the effect, if any, of such new Treasury regulations on an investment in the Notes.


     With respect to payments made after December 31, 1998, for purposes of applying the rules set forth in the three preceding paragraphs to an entity that is treated as fiscally transparent (e.g., a partnership or certain trusts) for United States federal income tax purposes, the beneficial owner means each of the ultimate beneficial owners of the entity.


                              PLAN OF DISTRIBUTION


     The Registered Notes are being offered on a continuous basis by the Company through Salomon Brothers and Smith Barney (together with any successor or successors thereto, the "Agents"), which have agreed to use their respective reasonable efforts to solicit orders to purchase Registered Notes. The Company will have the sole right to accept orders to purchase Registered Notes and may reject proposed purchases in whole or in part. An Agent shall have the right, in its discretion reasonably exercised and without notice to the Company, to reject any proposed purchase of Registered Notes in whole or in part. The Company will pay each Agent a commission of from not more than .125% to not more than .750% of the principal amount of Registered Notes sold through it, depending upon the Stated Maturity.


     The Company may also sell Registered Notes at a discount to an Agent for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices at the time of resale or, if set forth in the applicable Pricing Supplement, at a fixed public offering price, as determined by an Agent. After any initial public offering of Registered Notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. In addition, an Agent may offer Registered Notes purchased by it as principal to other dealers. Registered Notes sold by an Agent to a dealer may be sold at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed will not be in excess of the discount received by an Agent from the Company. Unless otherwise specified in the applicable Pricing Supplement, any Registered Note purchased by an Agent as principal will be purchased at 100% of the principal amount or face amount thereof less a percentage equal to the commission applicable to an agency sale of a Registered Note of identical maturity.

     No Registered Note will have an established trading market when issued. Unless otherwise specified in the applicable Pricing Supplement, the Registered Notes will not be listed on any securities exchange. The Agents may make a market in the Registered Notes, but no Agent is obligated to do so and any Agent may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any Registered Notes, or that the maximum amount of Registered Notes will be sold.



     Each of the Agents, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify each of the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that such Agents may be required to make in respect thereof and will reimburse each of the Agents for certain legal and other expenses incurred by it in connection with the offer and sale of the Registered Notes.


     The Registered Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law"). Accordingly, each of the Agents will represent and agree that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Registered Notes in Japan or to a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with the Securities and Exchange Law and other relevant laws and regulations of, Japan. As used in this paragraph, "resident of Japan" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan or located in Japan. In addition to the Registered Notes being offered through an Agent as described herein, Bearer Notes that may have terms identical or similar to the terms of the Registered Notes may be concurrently offered by the Company on a continuous basis outside the United States by affiliates of the Agents located outside the United States. Such affiliates of the Agents may also purchase Bearer Notes as principal for their own accounts or for resale. Any Bearer Notes so offered and sold will reduce correspondingly the maximum aggregate principal amount of Registered Notes that may be offered by this Prospectus Supplement and the Prospectus.


     Unless otherwise specified in the applicable Pricing Supplement, payment of the purchase price of the Registered Notes will be required to be made in immediately available funds in New York City on the date of settlement.



     Concurrently with the offering of Registered Notes through the Agents as described herein, the Company may issue other Securities pursuant to the Indenture referred to in the Prospectus.



     Each of the Agents is a wholly owned subsidiary of the Company. The participation of each Agent in the offering of the Registered Notes will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the underwriting by an affiliate of the securities of its parent.



     This Prospectus Supplement, the related Pricing Supplement and the accompanying Prospectus may be used by the Company, the Agents or other affiliates of the Company in connection with offers and sales of the Registered Notes offered hereby in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any Agent may act as principal or agent in such transactions.

======================================================


     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND PRICING SUPPLEMENT. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND PRICING SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.


                            ------------------------

                               TABLE OF CONTENTS


                                       PAGE
                                       -----
PROSPECTUS SUPPLEMENT
The Company........................... S-2
Description of Registered Notes....... S-2
Currency Risks........................ S-21
Risks of Indexed Notes................ S-23
Certain United States Federal Income
  Tax Considerations.................. S-24
Plan of Distribution.................. S-29
PROSPECTUS
Prospectus Summary.................... 2
The Company........................... 6
Ratio of Earnings to Fixed Charges.... 6
The Offered Securities................ 6
Description of Debt Securities........ 7
Description of Index Warrants......... 15
Limitations on Issuance of Bearer
  Securities and Bearer Warrants...... 19
European Monetary Union............... 20
Use of Proceeds and Hedging........... 21
Plan of Distribution.................. 21
ERISA Matters......................... 23
Experts............................... 24
Legal Matters......................... 24
Available Information................. 25
Incorporation of Certain Documents by
  Reference........................... 25


======================================================
======================================================

                                $11,710,346,786


                                 SALOMON SMITH
                              BARNEY HOLDINGS INC.
                               MEDIUM-TERM NOTES,
                             SERIES H AND SERIES I
                           DUE MORE THAN NINE MONTHS
                               FROM DATE OF ISSUE
                             PROSPECTUS SUPPLEMENT

                            Dated December   , 1997


                              SALOMON SMITH BARNEY


======================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED DECEMBER 1, 1997



PROSPECTUS SUPPLEMENT


(TO PROSPECTUS DATED DECEMBER   , 1997)



$11,710,346,786

SALOMON SMITH BARNEY HOLDINGS INC.
MEDIUM-TERM NOTES, SERIES H AND SERIES I
DUE MORE THAN NINE MONTHS FROM DATE OF ISSUE


                             GENERAL TERMS OF SALE



     The following terms will generally apply to the medium-term notes that we will sell from time to time using this Prospectus Supplement and the attached Prospectus. We will include information on the specific terms for each note in a Pricing Supplement to this Prospectus Supplement that we will deliver to prospective buyers of any note. The maximum amount that we expect to receive from the sale of the notes is between $11,622,519,185 and $11,695,708,8543 after paying the agents commissions of between $14,637,933 and $87,827,601.



MATURITY:       More than 9 Months             TERMS OF SPECIFIC NOTES MAY PERMIT ONE OR MORE OF THESE
                                               FEATURES. YOU SHOULD REVIEW THE PRICING SUPPLEMENT FOR
INTEREST RATES: Fixed, Floating,               FEATURES THAT APPLY TO YOUR NOTES
                or Zero Coupon                 - May be redeemable or repurchasable by us
BASE FLOATING   LIBOR
RATES:          Commercial Paper Rate          - May be renewable at your option or extendible at our
                Treasury Rate                    option
                CD Rate
                Prime Rate                     - Interest rate may be reset at our option from time to
                J.J. Kenny                       time and redeemable by you at the time of any reset
Funds Rate      Eleventh District Cost of      - May be issued with Original Issue Discount for tax
                Federal Funds Rate               purposes
INDEXED NOTES:  Payments of interest or        - Portion of principal may be payable prior to maturity
                principal may be linked to
                the price of one or more       - Notes may pay additional interest in the event they
                securities, currencies,          become subject to certain U.S. withholding taxes
                commodities or other goods       Notes will be issued in bearer form. Bearer Notes will
PAYMENT         Generally semi-annually for      not be offered, sold or delivered to any U.S. person,
DATES:          Fixed Rate Notes                 except as permitted under U.S. Treasury regulations
                Interest on Floating Rate        Notes will be sold through our broker-dealer
                or Indexed Notes may be          subsidiaries, as Agents
                paid monthly, quarterly,         Notes may be subject to certain indexation and currency
                semi- annually or annually       risks
CURRENCIES:     U.S. Dollars and other           Series H Notes are part of our Senior Indebtedness;
                currencies                       Series I Notes are part of our Subordinated Indebtedness
DENOMINATION:   Minimum of $10,000, minimum
                purchase of $25,000



                            ------------------------



   THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS
SUPPLEMENT, OR ANY ACCOMPANYING PROSPECTUS OR PRICING SUPPLEMENT, IS ACCURATE OR
      COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                            ------------------------



                       SALOMON SMITH BARNEY INTERNATIONAL



December    , 1997

                               TABLE OF CONTENTS



                                                                                      PAGE
                                                                                      -----
PROSPECTUS SUPPLEMENT

The Company.........................................................................  S-3
Description of Bearer Notes.........................................................  S-3
Governing Law.......................................................................  S-26
Currency Risks......................................................................  S-26
Risks of Indexed Notes..............................................................  S-27
Certain United States Federal Income Tax Considerations.............................  S-28
Plan of Distribution................................................................  S-29
Incorporation of Certain Documents by Reference.....................................  S-31
General Information.................................................................  S-32

                                  THE COMPANY


     Pursuant to an agreement and plan of merger dated as of September 24, 1997, a newly-formed wholly owned subsidiary of Travelers Group Inc. ("Travelers Group") merged with and into Salomon Inc ("Salomon") on November 28, 1997; Salomon then became a wholly owned subsidiary of Travelers Group and was renamed Salomon Smith Barney Holdings Inc. (the "Company"). Immediately thereafter, Smith Barney Holdings Inc., another wholly owned subsidiary of Travelers Group, was merged into the Company. The Company is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its two broker-dealer subsidiaries, Smith Barney Inc. ("Smith Barney") and Salomon Brothers Inc ("Salomon Brothers").


     The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013 (telephone number: (212) 816-6000).

SMITH BARNEY

     Smith Barney provides investment banking, asset management, brokerage and other financial services for United States and foreign corporations, governments and institutional and individual investors. These activities include securities, options and commodities brokerage for domestic and international institutional and individual clients; underwriting and distribution of securities; arranging for the private placement of securities; assisting in mergers and acquisitions and providing financial advisory services; market making and trading in corporate debt and equity, United States government and agency, mortgage-related and municipal securities and foreign exchange, futures and forward contracts; consumer financing activities; securities lending activities; investment management and advisory services; securities research, and other related activities.

SALOMON


     Together with Salomon Brothers Holding Company Inc and its subsidiaries (which subsidiaries include Salomon Brothers), Salomon Brothers engages in global investment banking and global securities trading activities; provides capital raising, advisory, trading and risk management services to its customers; and executes proprietary trading strategies on its own behalf. Certain of the Company's commodities trading activities are conducted by the Company's wholly owned subsidiary, Phibro Inc., and its subsidiaries.


                          DESCRIPTION OF BEARER NOTES

     The following description of the particular terms of the Bearer Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which description reference is hereby made. Numerical references in parentheses below are to sections in the Senior Debt Indenture and the Subordinated Debt Indenture. Wherever particular sections or defined terms of the Indentures are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

GENERAL


     The Company's Medium-Term Notes, Series H Notes (the "Series H Notes") are a series of Debt Securities issued under the Senior Debt Indenture, and the Company's Medium-Term Notes, Series I Notes (the "Series I Notes" and, together with the Series H Notes, the "Notes") are a series of Debt Securities issued under the Subordinated Debt Indenture. At the date of this Prospectus Supplement, the Notes offered pursuant to this Prospectus Supplement are limited to an aggregate initial public offering price or purchase price of up to U.S. $11,710,346,786 or the equivalent thereof in one or more other currencies, which amount is subject to reduction as a result of the sale of other securities under the registration statement of which this Prospectus Supplement and the accompanying Prospectus form a part or under a registration statement to which this Prospectus Supplement and the accompanying Prospectus relate. The amount of Notes sold of either series will reduce the amount of Notes of the other series that may be sold. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The aggregate amount of Notes may be increased from time to time to such larger amount as may be authorized by the Company. The U.S. dollar equivalent of the public offering price or purchase price of a Note having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the applicable issue date. Such determination will be made by the Company or its agent, as exchange rate agent for both series of Notes (the "Exchange Rate Agent").


     The Series H Notes will constitute part of the Senior Indebtedness of the Company and will rank pari passu with all other unsecured debt of the Company except subordinated debt. The Series I Notes will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all Senior Indebtedness of the Company. See "Description of Debt Securities -- Subordinated Debt" in the Prospectus. On a consolidated basis, after giving effect to the merger of Smith Barney Holdings Inc. with and into the Company, as of September 30, 1997, the aggregate principal amount of Senior Indebtedness of the Company outstanding was $30.9 billion, consisting of the following: $19.7 billion of term debt, $5.4 billion in commercial paper and $5.8 billion in other short-term borrowings.


     The Notes will consist of notes in bearer form ("Bearer Notes") and notes in registered form ("Registered Notes"), each of which will be offered on a continuous basis. Bearer Notes may not be exchanged for Registered Notes. In connection with their original issuance or during the period of 40 days after their Original Issue Dates, Bearer Notes will not be offered, sold or delivered, directly or indirectly, to a U.S. Person or to any person within the United States, except to the extent permitted under U.S. Treasury regulations, as more fully set forth under "Plan of Distribution." As used herein, "U.S. Person" means a person who is a citizen or resident of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more United States persons have the authority to control all of the trust's substantial decisions, and term "United States" means the United States of America (including the States and the District of Columbia).

     Payments in respect of Bearer Notes will be made without deduction for United States withholding taxes to the extent described under "Payment of Additional Interest" below. Each Bearer Note may be redeemed at the Redemption Price applicable thereto, if certain events occur involving United States withholding taxes or information reporting requirements. See "Tax Redemption" and "Special Tax Redemption" below. The Bearer Notes (other than Amortizing Notes) will not be subject to any sinking fund.


     Unless otherwise specified in the applicable pricing supplement to this Prospectus Supplement (a "Pricing Supplement"), each Bearer Note will mature at par on a Business Day more than nine months from its Original Issue Date (as defined below), as selected by the purchaser and agreed to by the Company (the "Stated Maturity"). Each Bearer Note may also be subject to redemption at the option of the Company, or to repayment at the option of the Holder, at a price specified in the applicable Pricing Supplement prior to its Stated Maturity. See "Optional Redemption, Repayment and Repurchase" below.


     Notwithstanding the foregoing, each Bearer Note having a Specified Currency of German deutsche marks will have a Stated Maturity of not less than two years from the Original Issue Date and will not be subject to optional redemption or repayment prior to such time. Each Bearer Note having a Specified Currency of Pounds Sterling will mature in compliance with such regulations as the Bank of England may promulgate from time to time. No Bearer Note will be issued without a final maturity.

     The Pricing Supplement relating to a Bearer Note will describe the following terms: (i) the Specified Currency for such Note; (ii) whether such Note bears interest at a fixed rate (a "Fixed Rate Note," which may be zero in the case of certain Original Issue Discount Notes, as defined below), a floating rate (a "Floating Rate Note"), an amortizing note (an "Amortizing Note") on which a portion or all the principal amount is payable prior to Stated Maturity in accordance with a schedule, by application of a formula, or by reference to an index and/or an indexed note (an "Indexed Note") on which the amount of any interest payment, in the case of an Indexed Rate Note (as defined below), and/or the principal amount payable at maturity, in the case of an Indexed Principal Note (as defined below), will be determined by reference to the level of prices, or changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities or by application of a formula; (iii) the price (expressed as a percentage of the aggregate principal amount or face amount thereof) at which such Note will be issued (the "Issue Price"); (iv) the date on which such Note will be issued (the "Original Issue Date"); (v) the date of the Stated Maturity; (vi) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and whether, and the manner in which, such rate may be changed prior to its Stated Maturity; (vii) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Reset Period or the Interest Reset Dates, the Interest Payment Dates, and, if applicable, the Index Maturity, the Maximum Interest Rate, the Minimum Interest Rate, the Spread or Spread Multiplier (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note and whether, and the manner in which, such Spread or Spread Multiplier may be changed prior to Stated Maturity; (viii) whether such Note is an Original Issue Discount Note (as defined below); (ix) if such Note is an Amortizing Note, the terms for repayment prior to Stated Maturity; (x) if such Note is an Indexed Note, in the case of an Indexed Rate Note, the manner in which the amount of any interest payment will be determined or, in the case of an Indexed Principal Note, its Face Amount and the manner in which the principal amount payable at Stated Maturity will be determined; (xi) whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to Stated Maturity as described under "Optional Redemption, Repayment and Repurchase" below and, if so, the provisions relating to such redemption or repayment, including, in the case of an Original Issue Discount Note or Indexed Note, the information necessary to determine the amount due upon redemption or repayment; (xii) whether such Note is subject to an optional extension beyond its Stated Maturity as described under "Extension of Maturity" below; (xiii) whether such Note will be represented by a Global Security or a certificate issued in definitive form; (xiv) certain special United States federal income tax consequences of the purchase, ownership and disposition of certain Notes, if any; (xv) whether such Note is a Renewable Note (as defined below), and, if so, the specific terms thereof; (xvi) the use of proceeds, if such use materially differs from that disclosed in the accompanying Prospectus; (xvii) whether such
Note is to be listed on the Luxembourg Stock Exchange and (xviii) any other terms of such Note provided in the accompanying Prospectus to be set forth in a Pricing Supplement or otherwise not inconsistent with the provisions of the Indenture under which such Note will be issued.


     "Business Day" with respect to any Bearer Note means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York, (b) London, England, (c) the place in which such Note or any Coupon relating thereto is presented for payment or (d) if the Specified Currency for such Note is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of Euro, shall be Brussels, Belgium) and (ii) if such Note is a LIBOR Note (as defined below), a London Banking Day. "London Banking Day" with respect to any Bearer Notes means any day on which dealings in deposits in the Specified Currency of such Note are transacted in the London interbank market.


     "Original Issue Discount Note" means a Bearer Note, if the "stated redemption price at maturity" of the Note exceeds its "issue price" by more than a de minimis amount (0.25% of the Note's stated redemption price at maturity multiplied by the number of complete years to maturity) or if the Note has certain interest payment characteristics (e.g., interest holidays, interest payable in additional securities or stepped interest).


     A "basis point" or "bp" equals one one-hundredth of a percentage point.

DENOMINATION, FORM AND TRANSFER

     Unless otherwise provided in the applicable Pricing Supplement, the minimum aggregate principal amount of Bearer Notes that may be purchased is U.S. $25,000 or the approximate equivalent thereof in other currencies. Unless otherwise provided in the applicable Pricing Supplement, the authorized denominations of Bearer Notes denominated in U.S. dollars will be U.S. $10,000 and any larger amount that is an integral multiple of U.S. $1,000, and the authorized denominations of Bearer Notes having a Specified Currency other than U.S. dollars will be the approximate equivalents thereof in the Specified Currency.

     All Bearer Notes that have the same Original Issue Date and otherwise identical terms will be represented initially by interests in a single temporary Global Security in bearer form, without Coupons (a "Temporary Global Note"), to be deposited with a common depositary in London (the "Depositary") for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, Societe Anonyme ("Cedel"), for credit to the accounts designated by or on behalf of the purchasers thereof. On or after the 40th day following the issuance of a Temporary Global Note (the "Exchange Date"), and subject to the receipt of a Certificate of Non-U.S. Beneficial Ownership, beneficial interests in that Temporary Global Note will be exchangeable for interests in a definitive Global Security in bearer form, without Coupons (a "Permanent Global Note"), in a denomination equal to the aggregate principal amount of all interests in the Temporary Global Note so exchanged. A "Certificate of Non-U.S. Beneficial Ownership" is a certificate, to the effect that a beneficial interest in a Temporary Global Note is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations, that is delivered in respect of the Exchange Date or in respect of any Interest Payment Date prior to the Exchange Date. Each Permanent Global Note will be deposited with the Depositary for credit to the account or accounts designated by or on behalf of the beneficial owner or owners thereof. Interests in a Permanent Global Note may be exchanged in whole, or if permitted by such procedures as Euroclear or Cedel may prescribe from time to time, in part, for one or more individual Bearer Notes, with appropriate Coupons attached, in any authorized denomination or denominations. No Bearer Note will be delivered in or to the United States and its possessions. References herein to "Bearer Notes" shall, except where otherwise indicated, include interests in a Temporary or Permanent Global Note as well as individual Bearer Notes and any appurtenant Coupons.



     Transfers of interests in a Temporary or Permanent Global Note will be made by Euroclear or Cedel in accordance with their customary operating procedures. Title to individual Bearer Notes and Coupons will pass by physical delivery. The bearer of each Coupon, whether or not the Coupon is attached to an individual Bearer Note, shall be subject to and bound by all the provisions contained in the individual Bearer Note to which such Coupon relates. The bearer of any individual Bearer Note and any Coupon may, to the fullest extent permitted by applicable law, be treated at all times by all persons and for all purposes as the absolute owner of such Note or Coupon, as the case may be, regardless of any notice of ownership, theft or loss or of any writing thereon.


     The following legend will appear on each Global Note and on all individual Bearer Notes and any Coupons: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a U.S. Person who holds an interest in a Global Note or an individual Bearer Note or Coupon will not be permitted to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, an interest in such Global Note or such individual Bearer Note or Coupon. See "Limitations on Issuance of Bearer Securities and Bearer Warrants" in the accompanying Prospectus.

     Bearer Notes may not be exchanged for Registered Notes.

PAYMENTS AND PAYING AGENTS

     Unless otherwise specified in the applicable Pricing Supplement and except, under certain circumstances, for Bearer Notes having Specified Currencies other than U.S. dollars, payments of the principal of and any premium and interest on a Bearer Note will be made only in the Specified Currency for such Note. See "Currency Risks" below.


     Interest on each Temporary Global Note will be paid to each of Euroclear and Cedel with respect to that portion of such Temporary Global Note held for its account, but only upon receipt as of the relevant Interest Payment Date of a Certificate of Non-U.S. Beneficial Ownership and upon notation thereon of such payment. Each of Euroclear and Cedel will undertake in such circumstances to credit such interest received by it to the respective accounts having an interest in such Temporary Global Note.

     The principal of and any premium or interest on each Permanent Global Note will be paid to each of Euroclear and Cedel with respect to that portion of such Permanent Global Note held for its account upon notation thereon of such payment. Each of Euroclear and Cedel will undertake in such circumstances to credit such principal, premium and interest received by it to the respective accounts having an interest in such Permanent Global Note. All such payments will be made to Euroclear and Cedel in immediately available funds.



     A payment in respect of an individual Bearer Note or any Coupon will be made only against surrender of such Note or Coupon at the offices of such Paying Agents outside the United States as the Company may from time to time appoint. At the direction of the Holder of such a Note or Coupon, and subject to applicable laws and regulations, such payments will be made by check drawn on a bank in The City of New York (in the case of a U.S. dollar payment) or outside the United States (in the case of a payment in a currency other than U.S. dollars) and mailed to an address outside the United States furnished by such Holder or, at the option of such Holder, by wire transfer (pursuant to written instructions supplied by such Holder) to an account maintained by the payee with a bank located outside the United States. No payment in respect of an individual Bearer Note or Coupon will be made upon presentation of such Note or Coupon at any office or agency of either Trustee or any other paying agency maintained by the Company in the United States, nor will any such payment be made by transfer to an account, or by mail to an address, in the United States. Notwithstanding the foregoing, if U.S. dollar payments in respect of Bearer Notes or any Coupons at the offices of all Paying Agents outside the United States become illegal or are effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts in U.S. dollars, the Company will appoint an office or agency (which may be a Trustee) in the United States at which such payments may be made.


     The specified offices of the Trustees and the names and offices of the initial Paying Agents are set forth at the end of this Prospectus Supplement. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents and to approve any change in the office through which any Paying Agent acts, provided that there will at all times be a Paying Agent (which may be a Trustee) in at least one city in Europe, which, so long as any of the Bearer Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange shall so require, shall include Luxembourg. Notice of any such termination or appointment and of any changes in the specified offices of a Trustee or any Paying Agent will be given to the Holders of Bearer Notes in accordance with "Notices" below.

     Unless otherwise specified in the applicable Pricing Supplement, any payment required to be made in respect of a Bearer Note on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.


     Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Discount Note (other than an Indexed Note) (as defined herein) is declared to be due and payable immediately as a result of the acceleration of Stated Maturity, as described under "Description of Debt Securities -- Events of Default" in the Prospectus, the amount of principal due and payable with respect to such Note shall be limited to the aggregate principal amount (or face amount, in the case of an Indexed Principal Note) of such Note multiplied by the sum of its Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the date of issue to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration).


FIXED RATE NOTES

     Each Fixed Rate Note will bear interest from its Original Issue Date, or from the last Interest Payment Date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable Pricing Supplement until the principal amount thereof is paid or made available for payment, except as described below under "Subsequent Interest Periods" and "Extension of Maturity," and except that, if so specified in the applicable Pricing Supplement, the rate of interest payable on certain Fixed Rate Notes may be subject to adjustment from time to time as described in such Pricing Supplement. Unless otherwise set forth in the applicable Pricing Supplement, interest on each Fixed Rate Note will be payable annually in arrears on such dates as set forth in the applicable Pricing Supplement (each such day being an "Interest Payment Date") and at Stated Maturity. Unless otherwise specified in the applicable Pricing Supplement, if an Interest Payment Date with respect to any Fixed Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; provided, however, that any payment required to be made in respect of such Note on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. However, if with respect to any Fixed Rate Note, "Accrue to Pay" is specified in the applicable Pricing Supplement, and any Interest Payment Date with respect to such Fixed Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day before such Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months ("30 over 360") or, in the case of an incomplete month, the number of days elapsed.


FLOATING RATE NOTES

     From its Original Issue Date to, but not including, the first Interest Reset Date (the "Initial Interest Period"), each Floating Rate Note will bear interest at the Initial Interest Rate set forth, or otherwise described, in the Pricing Supplement. From each Interest Reset Date to, but not including, the following Interest Reset Date (each such period, an "Interest Reset Period;" and together with the Initial Interest Period, the "Interest Periods"), the interest rate for each Floating Rate Note will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points that may be specified in the applicable Pricing Supplement as being applicable to such Note, and the "Spread Multiplier" is the percentage that may be specified in the applicable Pricing Supplement as being applicable to such Note, except, in each case as described below under "Subsequent Interest Periods" and "Extension of Maturity," and except that if so specified in the applicable Pricing Supplement, the Spread or Spread Multiplier on certain Floating Rate Notes may be subject to adjustment from time to time as described in such Pricing Supplement. The applicable Pricing Supplement will designate one of the following Base Rates as applicable to a Floating Rate Note: (i) LIBOR (a "LIBOR Note"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (iii) the Treasury Rate (a "Treasury Rate Note"), (iv) the Federal Funds Rate (a "Federal Funds Rate Note"), (v) the CD Rate (a "CD Rate Note") , (vi) the Prime Rate (a "Prime Rate Note"), (vii) the J.J. Kenny Rate (a "J.J. Kenny Rate Note"), (viii) the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Note"), or (ix) such other Base Rate as is set forth in such Pricing Supplement and in such Note. The "Index Maturity" for any Floating Rate
Note is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

     As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Notes will be governed by the law of the State of New York and, under such law as of the date of this Prospectus Supplement, the maximum rate of interest under provisions of the penal law, with certain exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that are less than $2,500,000.

     The Company will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate interest rates on Floating Rate Notes. Unless otherwise specified in a Pricing Supplement, Citibank, N.A. shall be the Calculation Agent for each Series H Floating Rate Note and Bankers Trust Company shall be the Calculation Agent for each Series I Floating Rate Note. All determinations of interest by the Calculation Agents shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Floating Rate Notes.

     The interest rate on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (each day on which the interest rate is reset, an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, Tuesday of each week (except as provided below under "Treasury Rate Notes"); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month (with the exception of monthly reset Eleventh District Cost of Funds Rate Notes, which reset on the first calendar day of each month); in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, the third Wednesday of one month of each year specified in the applicable Pricing Supplement. If an Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. If an auction of direct obligations of United States Treasury Bills ("Treasury bills") falls on a day that is an Interest Reset Date for Treasury Rate Notes, the Interest Reset Date shall be the succeeding Business Day.

     Unless otherwise specified in the applicable Pricing Supplement, the rate of interest that goes into effect on any Interest Reset Date shall be determined on a date (the "Rate Determination Date") preceding such Interest Reset Date, as further described below. Such Rate Determination Date may be referred to below as a "CD Rate Determination Date" in the case of a CD Rate Note, a "Commercial Paper Rate Determination Date" in the case of a Commercial Paper Rate Note, a "Federal Funds Rate Determination Date" in the case of a Federal Funds Rate Note, a "LIBOR Determination Date" in the case of a LIBOR Note, a "Treasury Rate Determination Date" or a "Constant Maturity Treasury Rate Determination Date" in the case of a Treasury Rate Note, a "Prime Rate Determination Date" in the case of a Prime Rate Note, a "J.J. Kenny Rate Determination Date" in the case of a J.J. Kenny Rate Note, or an "Eleventh District Cost of Funds Rate Date" in the case of Eleventh District Cost of Funds Rate Note.

     Unless otherwise specified in the applicable Pricing Supplement, interest payable in respect of Floating Rate Notes shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been paid, as the case may be, to but excluding the applicable Interest Payment Date. In the case of a Floating Rate Note that resets daily or weekly, interest payable shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been accrued and paid, as the case may be, to but excluding the date 15 calendar days immediately preceding the applicable Interest Payment Date, except that, at Stated Maturity, interest payable will include interest accrued to but excluding the date of Stated Maturity.

     With respect to a Floating Rate Note with more than one Interest Reset Date during any period for which accrued interest is being calculated, accrued interest shall be calculated by multiplying the principal amount of such Note (or in the case of a Floating Rate Note that is an Indexed Principal Note, its Face Amount, as indicated in the applicable Pricing Supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed, unless otherwise specified in the applicable Pricing Supplement, by dividing the interest rate in effect on such day by 360 ("Actual over 360"), in the case of LIBOR Notes, Prime Rate Notes, J.J. Kenny Rate Notes, Eleventh District Cost of Funds Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and CD Rate Notes, or by the actual number of days in the year ("Actual over Actual"), in the case of Treasury Rate Notes. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. With respect to all other Floating Rate Notes, accrued interest shall be calculated by multiplying the principal amount of such Note (or, in the case of a Floating Rate Note that is an Indexed Principal Note, its Face Amount) by the interest rate in effect during the period for which accrued interest is being calculated, and multiplying that product by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of LIBOR Notes, Prime Rate Notes, J.J. Kenny Rate Notes, Eleventh District Cost of Funds Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and CD Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes.

     Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

     Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable, in the case of Floating Rate Notes that reset daily, weekly or monthly (other than Eleventh District Cost of Funds Rate Notes), on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year as specified in the applicable Pricing Supplement or, in the case of Eleventh District Cost of Funds Rate Notes, on the first calendar day of each March, June, September and December, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semiannually, on the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, on the third Wednesday of one month of each year specified in the applicable Pricing Supplement, and in each case at Maturity (each such day being an "Interest Payment Date"). If an Interest Payment Date with respect to any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day; provided, however, if with respect to any Floating Rate Note, the applicable Pricing Supplement provides that the Note does not Accrue to Pay, if an Interest Payment Date with respect to such Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; provided, further, that any payment required to be made in respect of a Floating Rate Note that does not Accrue to Pay on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such dates, and no additional interest shall accrue as a result of such delayed payment.


     Upon the request of the Holder of any Floating Rate Note, the Calculation Agent for such Note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note. In addition, such information with respect to any such Floating Rate Note that is listed on the Luxembourg Stock Exchange will be communicated to the Luxembourg Stock Exchange and will be made available at the offices of the Paying Agents in Luxembourg and at the Luxembourg Stock Exchange as soon as possible after the determination of the interest rate.

  CD Rate Notes

     Each CD Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Note and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Note for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     The "Calculation Date" pertaining to any CD Rate Determination Date shall be the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.


     CD Rate Notes, like other Bearer Notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.


  Commercial Paper Rate Notes

     Each Commercial Paper Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Note for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

Money Market Yield =           D X 360     X 100
                            --------------
                             360 - (DXM)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

  Federal Funds Rate Notes

     Each Federal Funds Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective);" provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate). In the case of a Federal Funds Rate Note that resets daily, the interest rate on such Note for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Note on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

  LIBOR Notes

     Each LIBOR Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for such LIBOR Notes as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Note will determine the offered rates for deposits in the Specified Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on such Interest Reset Date, which appear on the Designated LIBOR Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. If "LIBOR Telerate" is designated in the applicable Pricing Supplement, "Designated LIBOR Page" means the display designated as page "3750" on the Dow Jones Telerate Service (or such other page as may replace page "3750" on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying the London interbank offered rates of major banks), and LIBOR for such Interest Reset Period will be the relevant offered rate as determined by the Calculation Agent. If "LIBOR Reuters" is designated in the applicable Pricing Supplement, "Designated LIBOR Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates of major banks) provided that at least two such offered rates appear on the Designated LIBOR Page, in which case, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Note.

          (ii) If LIBOR cannot be determined as above (either because the Designated LIBOR Page is no longer available or because less than two rates appear on page "LIBO" on the Reuters Monitor Money Rate Services) on such LIBOR Determination Date, the Calculation Agent for such LIBOR Note will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in the Specified Currency for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than U.S.$1,000,000 or the approximate equivalent thereof in the Specified Currency that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Note at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in the Specified Currency to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than U.S.$1,000,000 or the approximate equivalent thereof in the Specified Currency that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

  Treasury Rate Notes

     Each Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless "Constant Maturity" is specified or unless otherwise specified in the applicable Pricing Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury securities") having the Index Maturity specified in the applicable Pricing Supplement as such rate shall be published in H.15(519) under the heading "U.S. Government Securities -- Treasury bills -- auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New

York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury securities having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Note and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury securities with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.


     If "Constant Maturity" is specified in the applicable Pricing Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate that is set forth in the Federal Reserve Board publication H.15(519) opposite the caption "U.S. Government/Securities/Treasury Constant Maturities/" in the Index Maturity with respect to the applicable Constant Maturity Treasury Rate Determination Date (as defined below). If the H.15(519) is not published, the Treasury Rate shall be the rate that was set forth on Telerate Page 7055, or its successor page (as determined by the Calculation Agent), on the applicable Constant Maturity Treasury Rate Determination Date opposite the applicable Index Maturity. If no such rate is set forth, then the Treasury Rate for such Interest Reset Period shall be established by the Calculation Agent as follows: The Calculation Agent will contact the Federal Reserve Board and request the Treasury Rate, in the applicable Index Maturity, for the Constant Maturity Treasury Rate Determination Date. If the Federal Reserve Board does not provide such information, then the Treasury Rate for such Interest Reset Date will be the arithmetic mean of bid-side quotations, expressed in terms of yield, reported by three leading U.S. government securities dealers (one or more of which may be an Agent (as defined herein)), according to their written records, as of 3:00 p.m. (New York City time) on the Constant Maturity Treasury Rate Determination Date, for the noncallable U.S. Treasury Note that is nearest in maturity to the Index Maturity, but not less than exactly the Index Maturity and for the noncallable U.S. Treasury Note that is nearest in maturity to the Index Maturity, but not more than exactly the Index Maturity. The Calculation Agent shall calculate the Treasury Rate by interpolating to the Index Maturity, based on an actual/actual date count basis, the yield on the two Treasury Notes selected. If the Calculation Agent cannot obtain three such adjusted quotations, the Treasury Rate for such Interest Reset Date will be the arithmetic mean of all such quotations, or if only one such quotation is obtained, such quotation, obtained by the Calculation Agent. In all events, the Calculation Agent shall continue polling dealers until at least one adjusted yield quotation can be determined.


     "The Constant Maturity Treasury Rate Determination Date" shall be the tenth Business Day prior to the Interest Reset Date for the applicable Interest Reset Period.

     The Treasury constant maturity rate for a Treasury security maturity (the "CMT Rate") as published in H.15(519) as of any Business Day is intended to be indicative of the yield of a U.S. Treasury security having as of such Business Day a remaining term to maturity equivalent to such maturity. The CMT Rate as of any Business Day is based upon an interpolation by the U.S. Treasury of the daily yield curve of outstanding Treasury securities. This yield curve, which relates the yield on a security to its time to maturity, is based on the over-the-counter market bid yields on actively traded Treasury securities. Such yields are calculated from composites of quotations reported by leading U.S. government securities dealers, which may include one or more of the Agents or other affiliates of the Company. Certain constant maturity yield values are read from the yield curve. Such interpolation from the yield curve provides a theoretical yield for a Treasury security having ten years to maturity, for example, even if no outstanding Treasury security has as of such date exactly ten years remaining to maturity.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date or Constant Maturity Rate Determination Date, as applicable, shall be the tenth calendar day after such Treasury Rate Determination Date or Constant Maturity Rate Determination Date, as applicable, or, if such a day is not a Business Day, the next succeeding Business Day.

  Prime Rate Notes

     Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, the "Prime Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Prime Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Prime Rate Determination Date") and shall be the rate made available and subsequently published on such date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate has not been made available prior to 3:00 P.M., New York City time, on the Calculation Date (as defined below) pertaining to such Prime Rate Determination Date, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for the Prime Rate Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates quoted in The City of New York on such Prime Rate Determination Date by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Rate Determination Date will be the Prime Rate in effect on such Prime Rate Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     The "Calculation Date" pertaining to any Prime Rate Determination Date shall be the tenth calendar day after such Prime Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

  J.J. Kenny Rate Notes

     J.J. Kenny Rate Notes will bear interest at the interest rates (calculated by reference to the J.J. Kenny Rate and the Spread and/or Spread Multiplier, if
any) specified in the J.J. Kenny Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in an applicable Pricing Supplement, the "J.J. Kenny Rate" for each Interest Reset Period will be determined by the Calculation Agent for such J.J. Kenny Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "J.J. Kenny Rate Determination Date") and shall be the per annum rate on such date equal to the index made available and subsequently published by Kenny Information Systems or its successor, based upon 30-day yield evaluations at par of bonds, the interest on which is excludable from gross income for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five "high grade" component issuers selected from time to time by Kenny Information Systems, including without limitation, issuers of general obligation bonds; provided, however, that the bonds on which the index is based shall not include any bonds the interest on which is subject to an "alternate minimum tax" or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such rate is not made available by 3:00 P.M., New York City time, on the Calculation Date (as defined below) pertaining to such J.J. Kenny Rate Determination Date, the J.J. Kenny Rate shall be the rate quoted by a successor indexing agent selected by the Company equaling the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers selected by such successor indexing agent most closely resembling the "high grade" component issuers selected by Kenny Information Systems that are subject to tender by the holders thereof for purchase on not more than seven days' notice and the interest on which is (A) variable on a weekly basis, (B) excludable from gross income for federal income tax purposes under the Code, and (C) not subject to an "alternate minimum tax" or similar tax under the Code, unless all tax-exempt bonds are subject to such tax; provided, however, that if a successor indexing agent is not available, the J.J. Kenny Rate with respect to such J.J. Kenny Rate Determination Date will be the J.J. Kenny Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).


     The "Calculation Date" pertaining to any J.J. Kenny Rate Determination Date shall be the tenth calendar day after such J.J. Kenny Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

  Eleventh District Cost of Funds Rate Notes

     Eleventh District Cost of Funds Rate Notes will bear interest at the interest rates (calculated by reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Eleventh District Cost of Funds Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in an applicable Pricing Supplement, the "Eleventh District Cost of Funds Rate," for each Interest Reset Period will be determined by the Calculation Agent for such Eleventh District Cost of Funds Rate Note as of the last working day of the month immediately prior to such Interest Reset Date for such Interest Reset Period on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Eleventh District Cost of Funds Index (as defined below) (the "Eleventh District Cost of Funds Rate Determination Date"), and shall be the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Rate Determination Date as set forth under the caption "Eleventh District" on the Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Determination Date. If such rate does not appear on Telerate Page 7058 on any related Eleventh District Cost of Funds Rate Determination Date, the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Eleventh District Cost of Funds Rate Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Eleventh District Cost of Funds Rate Determination Date, then the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Determination Date.

  Inverse Floating Rate Notes

     Any Floating Rate Note may be designated in the applicable Pricing Supplement as an "Inverse Floating Rate Note," in which event, unless otherwise specified in the applicable Pricing Supplement, the interest rate on such Floating Rate Note will be equal to (i) in the case of the period, if any, commencing on the Issue Date (or the date on which such Note otherwise begins to accrue interest (if different from the Issue Date)) up to the first Interest Reset Date, a fixed rate of interest established by the Company as described in the applicable Pricing Supplement and (ii) in the case of each period commencing on an Interest Reset Date, a fixed rate of interest specified in the Pricing Supplement minus the interest rate determined by reference to the Base Rate as adjusted by the Spread and/or Spread Multiplier, if any; provided, however, that
(x) the interest rate thereon will not be less than zero and (y) the interest rate in effect for the ten days immediately prior to the date of Maturity of such Inverse Floating Rate Note will be that in effect on the tenth day preceding such date.

  Floating Rate/Fixed Rate Notes


     The applicable Pricing Supplement may provide that a Bearer Note will be a Floating Rate Note for a specified portion of its term and a Fixed Rate Note for the remainder of its term, in which event the interest rate on such Note will be determined as herein provided as if it were a Floating Rate Note and a Fixed Rate Note hereunder for each such respective period, all as specified in such applicable Pricing Supplement.


SUBSEQUENT INTEREST PERIODS


     The Pricing Supplement relating to each Bearer Note will indicate whether the Company has the option to reset the interest rate (in the case of a Fixed Rate Note) with respect to such Bearer Note or the Spread, Spread Multiplier or method of calculation (in the case of a Floating Rate Note) with respect to such Bearer Note and, if so, the date or dates on which such interest rate or such Spread, Spread Multiplier, or method of calculation, as the case may be, may be reset (each an "Optional Reset Date").



     The Company shall notify the Trustee for a Bearer Note whether or not it intends to exercise such option with respect to such Bearer Note at least 45 but not more than 60 days prior to an Optional Reset Date for such Bearer Note. Not later than 40 days prior to such Optional Reset Date, the Trustee for such Bearer Note shall provide notice of such election (the "Reset Notice") to the Holder of such Bearer Note, in accordance with "Notices" below. The Reset Notice shall indicate whether the Company has elected to reset the interest rate (in the case of a Fixed Rate Note) or the Spread, Spread Multiplier or method of calculation (in the case of a Floating Rate Note) and, if so, (i) such new interest rate or such new Spread, Spread Multiplier or method of calculation, as the case may be; and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of such Bearer Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period. Upon the provision by the Trustee of a Reset Notice to the Holder of a Note, such new interest rate or such new Spread, Spread Multiplier and/or method of calculation, as the case may be, shall take effect automatically, and, except as modified by the Reset Notice and as described below, such Note will have the same terms as prior to the transmittal of such Reset Notice.



     Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a Bearer Note, the Company may, at its option, revoke the interest rate (in the case of a Fixed Rate Note) or the Spread or Spread Multiplier (in the case of a Floating Rate Note) provided for in the Reset Notice with respect to such Optional Reset Date and establish a higher interest rate (in the case of a Fixed Rate Note) or a higher Spread or Spread Multiplier (in the case of a Floating Rate Note) for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee for such Bearer Note to provide notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, to the Holder of such Bearer Note in accordance with "Notices" below. Such notice shall be irrevocable. All Bearer Notes with respect to which the interest rate or Spread or Spread Multiplier is reset on an Optional Reset Date will bear such higher interest rate (in the case of Fixed Rate Notes) or higher Spread or Spread Multiplier (in the case of Floating Rate Notes), whether or not tendered for repayment.

     The Holder of a Bearer Note will have the option to elect repayment of such Note by the Company on each Optional Reset Date at a price equal to the principal amount thereof, plus interest accrued to such Optional Reset Date. In order for a Bearer Note to be repaid on an Optional Reset Date, the Holder thereof must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment, except that the period for delivery of such Bearer Note or notification to the Paying Agent for such Bearer Note shall be at least 25 but not more than 35 days prior to such Optional Reset Date, and except that a Holder who has tendered a Bearer Note for repayment pursuant to a Reset Notice may, by written notice to the Paying Agent for such Bearer Note, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

AMORTIZING NOTES

     The Company may from time to time offer Bearer Notes ("Amortizing Notes") on which a portion or all the principal amount is payable prior to Stated Maturity in accordance with a schedule, by application of a formula, or by reference to an Index (as defined below). Further information concerning additional terms and conditions of any Amortizing Notes, including terms for repayment thereof, will be set forth in the applicable Pricing Supplement.

INDEXED NOTES


     The Company may from time to time offer Indexed Notes on which certain or all interest payments (in the case of an "Indexed Rate Note"), and/or the principal amount payable at Stated Maturity or earlier redemption or retirement (in the case of an "Indexed Principal Note"), is determined by reference to the principal amount of such Notes (or, in the case of an Indexed Principal Note, to the amount designated in the applicable Pricing Supplement as the "Face Amount" of such Indexed Note) and by reference to prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities or by application of a formula or by such other objective price, economic or other measures as are described in the applicable Pricing Supplement (any such measure or measures, an "Index"). The issuance of Indexed Notes denominated in German deutsche marks will be made in compliance with the policy of the German Central Bank regarding the indexation of deutsche mark denominated debt obligations. A description of the Index used in any determination of an interest or principal payment, and the method or formula by which interest or principal payments will be determined by reference to such Index, will be set forth in the applicable Pricing Supplement.


     In the case of a Fixed Rate Note, Floating Rate Note or Indexed Rate Note that is also an Indexed Principal Note, the amount of any interest payment will be determined by reference to the Face Amount of such Indexed Note unless specified otherwise in the applicable Pricing Supplement. In the case of an Indexed Principal Note, the principal amount payable at Stated Maturity or any earlier redemption or repayment of the Indexed Note may be different from the Face Amount.

     If the determination of the Index on which any interest payment or the principal amount of an Indexed Note is calculated or announced by a third party, which may be an Agent or another affiliate of the Company, and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Note was issued and permitted changes described in the applicable Pricing Supplement), then such Index shall be calculated for purposes of such Indexed Note by another third party selected by the Company, which may be an Agent or another affiliate of the Company, subject to the same conditions and controls as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed interest payments, if any, or any indexed principal amount of such Indexed Note shall be calculated in the manner set forth in the applicable Pricing Supplement. Any determination of such third party shall, in the absence of manifest error, be binding on all parties.

     Unless otherwise specified in the applicable Pricing Supplement, (i) for the purpose of determining whether Holders of the requisite principal amount of Notes outstanding under the applicable Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Indexed Notes will be deemed to be the Face Amount thereof, and (ii) in the event of an acceleration of the Stated Maturity of an Indexed Note, the principal amount payable to the Holder of such Note upon acceleration will be the principal amount determined by reference to the formula by which the principal amount of such Note would be determined on the Stated Maturity thereof, as if the date of acceleration were the Stated Maturity.


     An investment in Indexed Notes entails significant risks, including wide fluctuations in market value as well as in the amounts of payments due thereunder, that are not associated with a similar investment in a conventional debt security. Such risks depend on a number of factors including supply and demand for the particular security, currency, commodity or other good or article to which the Note is indexed and economic and political events over which the Company has no control. Fluctuations in the price of any particular security or commodity, in the rates of exchange between particular currencies or in particular indices that have occurred in the past are not necessarily indicative, however, of fluctuations in the price or rates of exchange that may occur during the term of any Indexed Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by investment in Indexed Notes.


DUAL CURRENCY NOTES


     The Company may from time to time offer Bearer Notes (the "Dual Currency Notes") as to which the Company has a one time option, exercisable on any one of the dates specified in the applicable Pricing Supplement (each an "Option Election Date") in whole, but not in part, with respect to all Dual Currency Notes issued on the same day and having the same terms (a "Tranche"), of thereafter making all payments of principal, premium, if any, and interest (which payments would otherwise be made in the Specified Currency of such Notes) in the optional currency specified in the applicable Pricing Supplement (the "Optional Payment Currency"). Information as to the relative value of the Specified Currency compared to the Optional Payment Currency will be set forth in the applicable Pricing Supplement.


     The Pricing Supplement for each issuance of Dual Currency Notes will specify, among other things, the Specified Currency and Optional Payment Currency of such issuance and the Designated Exchange Rate for such issuance, which will be a fixed exchange rate used for converting amounts denominated in the Specified Currency into amounts denominated in the Optional Payment Currency (the "Designated Exchange Rate"). The Pricing Supplement will also specify the Option Election Dates and Interest Payment Dates for the related issuance of Dual Currency Notes. Each Option Election Date will be a certain number of days before an Interest Payment Date or Stated Maturity, as set forth in the applicable Pricing Supplement, and will be the date on which the Company may select whether to make all scheduled payments due thereafter in the Optional Payment Currency rather than in the Specified Currency.

     If the Company makes such an election, the amount payable in the Optional Payment Currency shall be determined using the Designated Exchange Rate specified in the applicable Pricing Supplement. If such election is made, notice of such election shall be mailed in accordance with the terms of the applicable Tranche of Dual Currency Notes within two Business Days of the Option Election Date and shall state (i) the first date, whether an Interest Payment Date and/or Stated Maturity, in which scheduled payments in the Optional Payment Currency will be made and (ii) the Designated Exchange Rate. Any such notice by the Company, once given, may not be withdrawn. The equivalent value in the Specified Currency of payments made after such an election may be less, at the then current exchange rate, than if the Company had made such payment in the Specified Currency.


     For United States federal income tax purposes, holders of Dual Currency Notes may be subject to rules which differ from the general rules applicable to holders of other types of Notes offered hereby. The United States federal income tax consequences of the purchase, ownership and disposition of Dual Currency Notes will be set forth in the applicable Pricing Supplement.

RENEWABLE NOTES


     The Company may from time to time offer Bearer Notes which will mature on an Interest Payment Date specified in the applicable Pricing Supplement occurring in or prior to the twelfth month following the Original Issue Date of such Notes (the "Initial Maturity Date") unless the term of all or any portion of any such Note (a "Renewable Note") is renewed in accordance with the procedures described below.



     On the Interest Payment Date occurring in the sixth month (unless a different interval (the "Special Election Interval") is specified in the applicable Pricing Supplement) prior to the Initial Maturity Date of a Renewable Note (the "Initial Renewal Date") and on the Interest Payment Date occurring in each sixth month (or in the last month of each Special Election Interval) after such Initial Renewal Date (each, together with the Initial Renewal Date, a "Renewal Date"), the term of such Renewable Note may be extended to the Interest Payment Date occurring in the twelfth month (or, if a Special Election Interval is specified in the applicable Pricing Supplement, the last month in a period equal to twice the Special Election Interval) after such Renewal Date, if the holder of such Renewable Note elects to extend the term of such Renewable Note or any portion thereof as described below. If a Holder does not elect to extend the term of any portion of the principal amount of a Renewable Note during the specified period prior to any Renewal Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or the last month in the Special Election Interval) after such Renewal Date (the "New Maturity Date").



     A Holder of a Renewable Note may elect to renew the term of such Renewable Note, or if so specified in the applicable Pricing Supplement, any portion thereof, by delivering a notice to such effect to the Trustee (or any duly appointed paying agent) at the corporate trust office of the Trustee or agency of the Trustee in the City of New York not less than 15 nor more than 30 days prior to such Renewal Date (unless another period is specified in the applicable Pricing Supplement as the "Special Election Period"). Such election will be irrevocable and will be binding upon each subsequent Holder of such Renewable Note. An election to renew the term of a Renewable Note may be exercised with respect to less than the entire principal amount of such Renewable Note only if so specified in the applicable Pricing Supplement and only in such principal amount, or any integral multiple in excess thereof, as is specified in the applicable Pricing Supplement. Notwithstanding the foregoing, the term of the Renewable Notes may not be extended beyond the Stated Maturity specified for such Renewable Notes in the applicable Pricing Supplement.



     If the Holder does not elect to renew the term, such Renewable Note must be presented to the Trustee (or any duly appointed paying agent) and, with respect to a Renewable Note that is a certificate issued in definitive form, as soon as practicable following receipt of such Renewable Note the Trustee (or any duly appointed paying agent) shall issue in exchange therefore in the name of such Holder (i) a Note, in a principal amount equal to the principal amount of such exchanged Renewable Note for which no election to renew the term thereof was exercised, with terms identical to those specified on such Renewable Note (except that such Note shall have a fixed, nonrenewable Stated Maturity on the New Maturity Date) and (ii) if an election to renew is made with respect to less than the full principal amount of such holder's Renewable Note, a replacement Renewable Note, in a principal amount equal to the principal amount of such exchanged Renewable Note for which the election to renew was made, with terms identical to such exchanged Renewable Notes.


EXTENSION OF MATURITY

     The Pricing Supplement relating to each Bearer Note will indicate whether the Company has the option to extend the Stated Maturity of such Note for one or more periods of whole years from one to five (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth in such Pricing Supplement.


     The Company may exercise such option with respect to a Bearer Note by notifying the Trustee (or any duly appointed paying agent) for such Bearer Note at least 45 but not more than 60 days prior to the old Stated Maturity of such Bearer Note. Not later than 40 days prior to the old Stated Maturity of such Bearer Note, the Trustee for such Bearer Note shall provide notice of such election (the "Extension Notice") to the Holder of such Bearer Note, in accordance with "Notices" below. The Extension Notice will set forth

(i) the election of the Company to extend the Stated Maturity of such Bearer Note; (ii) the new Stated Maturity; (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread, Spread Multiplier or method of calculation applicable to the Extension Period; and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the provision by such Trustee of an Extension Notice to the Holder of a Bearer Note, the Stated Maturity of such Bearer Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Bearer Note will have the same terms as prior to the mailing of such Extension Notice. Notwithstanding the foregoing, not later than 20 days prior to the old Stated Maturity of such Bearer Note, the Company may, at its option, revoke the interest rate (in the case of a Fixed Rate Note) or the Spread or Spread Multiplier (in the case of a Floating Rate
Note) provided for in the Extension Notice for such Bearer Note and establish a higher interest rate (in the case of a Fixed Rate Note) or a higher Spread or Spread Multiplier (in the case of a Floating Rate Note) for the Extension Period, by causing the Trustee for such Bearer Note to provide notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, to the Holder of such Bearer Note in accordance with "Notices" below. Such notice shall be irrevocable. All Bearer Notes with respect to which the Stated Maturity is extended will bear such higher interest rate (in the case of Fixed Rate Notes) or higher Spread or Spread Multiplier (in the case of Floating Rate Notes) for the Extension Period, whether or not tendered for repayment.



     If the Company extends the Stated Maturity of a Bearer Note, the Holder of such Bearer Note will have the option to elect repayment of such Bearer Note by the Company on the old Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order for a Bearer Note to be repaid on the old Stated Maturity once the Company has extended the Stated Maturity thereof, the Holder thereof must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment, except that the period for delivery of such Bearer Note or notification to the Paying Agent for such Bearer Note shall be at least 25 but not more than 35 days prior to the old Stated Maturity and except that a Holder who has tendered a Bearer Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee or Paying Agent for such Bearer Note, revoke any such tender for repayment until the close of business on the tenth day before the old Stated Maturity.


COMBINATION OF PROVISIONS

     If so specified in the applicable Pricing Supplement, any Note may be subject to all of the provisions, or any combination of the provisions, described above under "Subsequent Interest Periods," "Extension of Maturity" and "Renewable Notes."

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

     The Pricing Supplement relating to each Bearer Note will indicate either that such Note cannot be redeemed (other than as provided under "Tax Redemption" and "Special Tax Redemption" below) prior to its Stated Maturity or that such Note will be redeemable at the option of the Company in whole or in part, and the date or dates (each an "Optional Redemption Date") on which such Note may be redeemed and the price (the "Redemption Price") at which (together with accrued interest to such Optional Redemption Date) such Note may be redeemed on each such Optional Redemption Date. Unless otherwise specified in the applicable Pricing Supplement, the Company may exercise such option with respect to a Bearer Note by notifying the Trustee for such Note at least 45 days prior to any Optional Redemption Date. At least 30 but not more than 60 days prior to the date of redemption, such Trustee shall provide notice of such redemption to the Holder of such Bearer Note in accordance with "Notices" below. In the event of redemption of a Bearer Note in part only, a new Note or Notes for the unredeemed portion thereof shall be issued to the Holder thereof upon the cancellation thereof. Bearer Notes redeemed prior to Stated Maturity must be presented for payment together with all unmatured Coupons, if any, appertaining thereto, failing which the amount of any missing unmatured Coupon will be deducted from the sum due for payment. The Bearer Notes (other than Amortizing Notes) will not be subject to any sinking fund.

     The Pricing Supplement relating to each Bearer Note will also indicate whether the Holder of such Note will have the option to elect repayment of such Note by the Company prior to its Stated Maturity, and, if so, such Pricing Supplement will specify the date or dates on which such Note may be repaid (each an "Optional Repayment Date") and the price (the "Optional Repayment Price") at which, together with accrued interest to such Optional Repayment Date, such Note may be repaid on each such Optional Repayment Date. Bearer Notes that are to be repaid prior to Stated Maturity must be presented for payment together with all unmatured Coupons, if any, appertaining thereto, failing which the amount of any missing unmatured Coupon will be deducted from the sum due for payment.


     In order for a Bearer Note to be repaid, the Principal Paying Agent must receive the Bearer Note at least 30 but not more than 45 days prior to an Optional Repayment Date. Any tender of a Bearer Note for repayment shall be irrevocable. The repayment option may be exercised by the Holder of a Bearer Note for less than the entire principal amount of such Note, provided that the principal amount of such Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, such Bearer Note shall be canceled and a new Note or Notes for the remaining principal amount thereof shall be issued to the Holder of such repaid Note.


     If a Bearer Note is represented by a Global Security, the Depositary will be the Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary will timely exercise a right to repayment with respect to a particular Bearer Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Bearer
Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

     Notwithstanding anything in this Prospectus Supplement to the contrary, if a Bearer Note is an Original Issue Discount Note (other than an Indexed Note), the amount payable on such Note in the event of redemption or repayment prior to its Stated Maturity (other than pursuant to an optional redemption by the Company at a stated Redemption Price) shall be the Amortized Face Amount of such Note as of the date of redemption or the date of repayment, as the case may be. The Amortized Face Amount of a Note on any date shall be the amount equal to (i) the Issue Price set forth on the face of the applicable Pricing Supplement plus
(ii) that portion of the difference between such Issue Price and the stated principal amount of such Note that has accrued by such date at (x) the Bond Yield to Maturity set forth on the face of the applicable Pricing Supplement or
(y) if so specified in the applicable Pricing Supplement, the Bond Yield to Call set forth on the face thereof (computed in each case in accordance with generally accepted United States bond yield computation principles), provided, however, that in no event shall the Amortized Face Amount of a Note exceed its stated principal amount. The Bond Yield to Call listed on the face of a Pricing Supplement shall be computed on the basis of the first occurring Optional Redemption Date with respect to such Note and the amount payable on such Optional Redemption Date. In the event that any such Note is not redeemed on such first occurring Optional Redemption Date, the Bond Yield to Call with respect to such Note shall be recomputed on such Optional Redemption Date on the basis of the next occurring Optional Redemption Date and the amount payable on such Optional Redemption Date, and shall continue to be so recomputed on each succeeding Optional Redemption Date until the Note is so redeemed.


     The Company may at any time purchase Bearer Notes at any price in the open market or otherwise. Bearer Notes so purchased by the Company may, at the discretion of the Company, be held or resold (in which case the Company will comply with applicable selling restrictions contained in the applicable United States Treasury regulations as described herein) or surrendered to the Trustee for such Notes for cancellation (together with any unmatured Coupons attached thereto or purchased therewith).

OTHER PROVISIONS


     Any provisions with respect to the determination of an interest rate basis, the specification of an interest rate basis, calculation of the interest rate applicable to, or the principal payable at Maturity on, any Bearer Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified in the applicable Pricing Supplement.


TAX REDEMPTION

     The Bearer Notes of a series may be redeemed at the option of the Company in whole, but not in part, at any time on giving at least 30 but not more than 60 days' notice in accordance with "Notices" below (which notice shall be irrevocable), at the respective Redemption Prices thereof, if the Company has or will become obligated to pay additional interest on such Notes as described under "Payment of Additional Interest" below as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after their respective Original Issue Dates, and such obligation cannot be avoided by the Company taking reasonable measures available to it; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such additional interest were a payment in respect of such Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee for the Notes to be redeemed a certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred, and an opinion of independent counsel to the effect that the Company has or will become obligated to pay such additional interest as a result of such change or amendment (Section 1302).

PAYMENT OF ADDITIONAL INTEREST

     The Company will, subject to the exceptions and limitations set forth below, pay as additional interest to the Holder of a Bearer Note or Coupon that is a United States Alien (as defined below) such amounts as may be necessary so that every net payment on such Note or Coupon, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in such Note or Coupon to be then due and payable. However, the Company will not be required to make any such payment of additional interest to such Holder for or on account of:


          (a) any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such Holder, if such Holder is an estate or a trust, or a member or shareholder of such Holder, if such Holder is a partnership or a corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (ii) such Holder's past or present status as a passive foreign investment company, a personal holding company, a foreign personal holding company, a controlled foreign corporation for United States federal income tax purposes or a private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;


          (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

          (c) any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of a Bearer Note or Coupon for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurred later;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on a Bearer Note or Coupon;

          (e) any tax, assessment or other governmental charge required to be deducted or withheld by any Paying Agent from a payment on a Bearer Note or Coupon, if such payment can be made without such deduction or withholding by any other Paying Agent; or

          (f) any tax, assessment or other governmental charge imposed on a Holder that actually or constructively owns ten percent or more of the combined voting power of all classes of stock of the Company or is a controlled foreign corporation related to the Company through stock ownership; nor shall such additional interest be paid with respect to a payment on a Bearer Note or Coupon to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional interest had such beneficiary, settlor, member or beneficial owner been the Holder of such Bearer Note or Coupon (Section 1202).

     The term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust (Section 101).

SPECIAL TAX REDEMPTION

     If the Company shall determine that any payment made outside the United States by the Company or any of its Paying Agents in respect of any Bearer Note of a series that is not a Floating Rate Note or Coupon appertaining thereto (an "Affected Security") would, under any present or future laws or regulations of the United States, be subject to any certification, documentation, information or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Affected Security that is a United States Alien (other than such a requirement (a) that would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to a custodian, nominee or other agent of the beneficial owner or (b) that can be satisfied by such custodian, nominee or other agent certifying to the effect that the beneficial owner is a United States Alien; provided that, in any case referred to in clause (a) (ii) or (b), payment by the custodian, nominee or agent to the beneficial owner is not otherwise subject to any such requirement), then the Company shall elect either (x) to redeem such Affected Securities in whole, but not in part, at the Redemption Price thereof, or (y) if the conditions described in the next succeeding paragraph are satisfied, to pay the additional interest specified in such paragraph. The Company shall make such determination as soon as practicable and publish prompt notice thereof (the "Determination Notice") stating the effective date of such certification, documentation, information or other reporting requirement, whether the Company elects to redeem the Affected Securities or to pay the additional interest specified in the next succeeding paragraph and (if applicable) the last date by which the redemption of the Affected Securities must take place, as described in the next succeeding sentence. If the Affected Securities are to be redeemed as described in this paragraph, the redemption shall take place on such date, not later than one year after the publication of the Determination Notice, as the Company shall specify by notice given to the Trustee for the Notes to be redeemed at least 60 days before the Redemption Date. Notice of such redemption shall be given to the Holders of the Affected Securities at least 30 but not more than 60 days prior to the Redemption Date. Notwithstanding the foregoing, the Company shall not so redeem the Affected Securities if the Company shall subsequently determine, at least 30 days prior to the Redemption Date, that subsequent payments on the Affected Securities would not be subject to any such certification, documentation, information or other reporting requirement, in which case the Company shall publish prompt notice of such subsequent determination and any earlier redemption notice given as described in this paragraph shall be revoked and of no further effect. Prior to the publication of any Determination Notice as described in this paragraph, the Company shall deliver to the Trustee for the Notes to be redeemed a certificate stating that the Company is obligated to make such determination and setting forth a statement of facts showing that the conditions precedent to the obligation of the Company to redeem the Affected Securities or to pay the additional interest specified in the next succeeding paragraph have occurred, and an opinion of independent counsel to the effect that such conditions have occurred.

     If and so long as the certification, documentation, information or other reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect to pay as additional interest such amounts as may be necessary so that every net payment made outside the United States following the effective date of such requirement by the Company or any of its Paying Agents in respect of any Affected Security of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (i) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph or (ii) is imposed as a result of presentation of such Affected Security for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurred later), will not be less than the amount provided in such Affected Security to be then due and payable. If the Company elects to pay additional interest as described in this paragraph, then the Company shall have the right thereafter to redeem the Affected Securities at any time in whole, but not in part, at the Redemption Price thereof, subject to the provisions described in the last three sentences of the immediately preceding paragraph. If the Company elects to pay additional interest as described in this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Company shall redeem the Affected Securities in whole, but not in part, at the Redemption Price thereof, subject to the provisions of the last three sentences of the immediately preceding paragraph. Any redemption payments made by the Company as described in the two immediately preceding sentences shall be subject to the continuing obligation of the Company to pay additional interest as described in this paragraph (Section 1302).

DEFEASANCE

     The defeasance provisions described in the Prospectus will not be applicable to the Bearer Notes.

REPLACEMENT OF BEARER NOTES AND COUPONS


     If an individual Bearer Note or Coupon is mutilated, destroyed, stolen or lost it may be replaced at the specified office of the Principal Paying Agent for such Note in London; or, with respect to any series of Bearer Notes that are listed on the Luxembourg Stock Exchange, at the specified office of the Paying Agent in Luxembourg, upon payment by the claimant of such expenses as may be incurred in connection therewith and, in the case of destruction, theft or loss, on such terms as to evidence and indemnity as the Company or the Trustee for such Note may reasonably require. Mutilated or defaced Bearer Notes or Coupons must be surrendered before replacements will be issued.


NOTICES


     All notices to Holders of Bearer Notes will be deemed to have been duly given if published on two separate Business Days in a leading London daily newspaper (which is expected to be the Financial Times) and, with respect to any series of Bearer Notes that may be listed on the Luxembourg Stock Exchange, if the rules of such exchange so require, in Luxembourg in a newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Such notices shall be deemed to have been given on the date of the first such publication.

UNCLAIMED MONIES


     All monies paid by the Company to a Trustee or a Paying Agent for the payment of principal of or any premium or interest on any Bearer Note or for the payment of any Coupon which remain unclaimed at the end of two years after such payments shall have become due and payable will be repaid to the Company, at its written request, and the Holder of such Note or Coupon will thereafter look only to the Company for payment, such payment to be made only outside the United States.

                                 GOVERNING LAW

     The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS


     An investment in a Bearer Note having a Specified Currency other than the currency of the country in which a purchaser is resident or the currency (including any such composite currency) in which a purchaser conducts its business or activities (the "home currency") entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Similarly, an investment in an Indexed Note on which all or a part of any payment due is determined by reference to a currency other than the home currency entails significant risks that are not associated with a similar investment in non-Indexed Notes. Such risks include, without limitation, the possibility of significant market changes in rates of exchange between the home currency and such Specified Currency, the possibility of significant changes in rates of exchange between the home currency and such Specified Currency resulting from official redenomination of such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which the Company has no control and which cannot be readily foreseen, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange for certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the rate during the term of any Bearer Note. Depreciation of the Specified Currency for a Bearer Note against the relevant home currency would result in a decrease in the effective yield of such Note below its coupon rate and, in certain circumstances, could result in a substantial loss to the investor on a home currency basis.



     Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making payments in respect of Bearer Notes denominated in such currency. There can be no assurances that exchange controls will not restrict or prohibit payments of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that such Specified Currency would not be available to the Company when payments on a particular Bearer Note are due because of circumstances beyond the control of the Company. In any such event, the Company will make required payments on the basis described herein. See " -- Payment Currency" and "Description of Bearer Notes -- Payment of Principal and Interest."


     THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT, AND ANY PRICING SUPPLEMENT WILL NOT, DESCRIBE ALL THE RISKS OF AN INVESTMENT IN BEARER NOTES DENOMINATED IN OR THE PAYMENT IN RESPECT OF WHICH IS RELATED TO THE VALUE OF, A CURRENCY OTHER THAN A PROSPECTIVE PURCHASER'S HOME CURRENCY, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND

LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN BEARER NOTES DENOMINATED IN A CURRENCY OTHER THAN THE PURCHASER'S HOME CURRENCY.


     Any Pricing Supplement relating to Bearer Notes having a Specified Currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

PAYMENT CURRENCY


     Except as set forth below, if payment in respect of a Bearer Note is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of such Note shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Pricing Supplement. Any payment in respect of such Note made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture under which such Note shall have been issued.



     In the event of an official redenomination of the Specified Currency of a Bearer Note (other than as a result of European Monetary Union, but including, without limitation, an official redenomination of any such Specified Currency that is a composite currency), the obligations of the Company with respect to payments on Notes denominated in such Specified Currency shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Bearer Notes will not provide for any adjustment to any amount payable under such Notes as a result of
(i) any change in the value of the Specified Currency thereof relative to any other currency due solely to fluctuations in exchange rates or (ii) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated). The procedures described in this section shall not apply in the event of European Monetary Union. For a description of the procedure to be followed in connection with European Monetary Union, see "European Monetary Union" in the Prospectus.


FOREIGN CURRENCY JUDGMENTS


     The Bearer Notes will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.


                             RISKS OF INDEXED NOTES

     An investment in Indexed Notes may entail significant risks that are not associated with a similar investment in a debt instrument that has a fixed principal amount, is denominated in U.S. dollars and bears interest at either a fixed rate or a floating rate determined by reference to nationally published interest rate references. The risks of a particular Indexed Note will depend on the terms of such Indexed Note, but may include, without limitation, the possibility of significant changes in the prices of securities, currencies, intangibles, goods, articles or commodities or of other objective price, economic or other measures making up the relevant Index (the "Underlying Assets"). Such risks generally depend on factors over which the Company has no control and which cannot readily be foreseen, such as economic and political events and the supply of and demand for the Underlying Assets. In recent years, currency exchange rates and prices for various Underlying Assets have been highly volatile, and such volatility may be expected in the future.

Fluctuations in any such rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any Indexed Note.

     In considering whether to purchase Indexed Notes, investors should be aware that the calculation of amounts payable in respect of Indexed Notes may involve reference to an Index determined by an affiliate of the Company or to prices which are published solely by third parties or entities which are not subject to regulation under the laws of the United States.


     THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT, AND ANY PRICING SUPPLEMENT WILL NOT, DESCRIBE ALL THE RISKS OF AN INVESTMENT IN INDEXED NOTES, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. THE RISK OF LOSS AS A RESULT OF THE LINKAGE OF PRINCIPAL OR INTEREST PAYMENTS ON INDEXED NOTES TO AN INDEX AND TO THE UNDERLYING ASSETS CAN BE SUBSTANTIAL. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN INDEXED NOTES.


            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS


     The following is a summary of certain United States federal income tax considerations that may be relevant to a holder of Bearer Notes. The summary does not address all of the tax considerations which might be relevant to such holders. Therefore, holders should consult their tax advisors in determining the tax consequences to them in holding Bearer Notes, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax law.



     Under current United States federal income tax law, (a) payment on a Bearer Note or Coupon by the Company or any paying agent to a holder that is a United States Alien will not be subject to withholding of the United States federal income tax provided that, with respect to payments of interest, including original issue discount, the holder does not actually or constructively own ten percent or more of the combined voting power of all classes of stock of the Company (taking into account the applicable attribution of ownership rules under Section 871(h)(3) of the Code) and is not a controlled foreign corporation related to the Company through stock ownership; (b) a holder of a Bearer Note or Coupon that is a United States Alien will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Note or Coupon, provided that such holder does not have a connection with or status with respect to the United States described in clause (a) under "Payment of Additional Interest"; (c) a beneficial owner of a Bearer Note or Coupon that is a United States Alien will not be required to disclose its nationality, residence or identity to the Company, a paying agent (acting in its capacity as such) or any United States governmental authority in order to receive payment on such Note or Coupon from the Company or a paying agent outside the United States (although the beneficial owner of an interest in a Temporary Global Note will be required to provide a Certificate of Non-U.S. Beneficial Ownership to Euroclear or Cedel in order to exchange such interest or to receive interest payments with respect thereto, as described in "Description of Bearer Notes -- Payments and Paying Agents" above).


     Special tax considerations may apply to certain Indexed Notes. Any such considerations will be described in the applicable Pricing Supplement.


     United States information reporting requirements and backup withholding tax will not apply to payments on a Bearer Note or Coupon made outside the United States by the Company or any paying agent (acting in its capacity as such) to a Holder that is a United States Alien. Information reporting requirements and backup withholding tax also will not apply to any payment on a Bearer Note or Coupon outside the United States by a foreign office of a custodian, nominee or other agent of the beneficial owner of such Note or Coupon, provided that such custodian, nominee or agent (i) is not a U.S. Person, (ii) derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is not a controlled foreign corporation as to the United States and (iv) with respect to payments made after December 31, 1998, is not a foreign partnership that, at any time during its taxable year is 50% or more (by income or capital interest) owned by U.S. persons or is engaged in the conduct of a U.S. trade or business (a person described in (i), (ii), (iii) and (iv) being hereinafter referred to as a "foreign controlled person"). Payment in respect of a Bearer Note or Coupon outside the United States to the beneficial owner thereof by a foreign office of any custodian, nominee or agent that is not a foreign controlled person will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such custodian, nominee or agent has documentary evidence in its records that the beneficial owner is a United States Alien or the beneficial owner otherwise establishes an exemption.


     Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a Bearer Note or Coupon effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), provided that such broker is a foreign controlled person. Payment of the proceeds of the sale of a Bearer Note or Coupon effected outside the United States by a foreign office of any broker that is not a foreign controlled person will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a United States Alien and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

     On October 7, 1997, the U.S. Treasury Department issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to non-United States persons after December 31, 1998. Such regulations, among other things, may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of a Bearer Note or Coupon. Prospective investors should consult their tax advisors regarding the effect, if any, of such new Treasury regulations on an investment in the Notes.

                              PLAN OF DISTRIBUTION


     The Bearer Notes are being offered on a continuous basis by the Company through the Company's broker-dealer subsidiaries, Salomon Brothers, Smith Barney, Salomon Brothers International Limited, Salomon Brothers AG and Salomon Brothers Hong Kong Limited (together with any successor or successors thereto, the "Agents"), which have agreed to use their respective reasonable efforts to solicit orders to purchase Bearer Notes. The Company will have the sole right to accept orders to purchase Bearer Notes and may reject proposed purchases in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised and without notice to the Company, to reject any proposed purchase of Bearer Notes in whole or in part. The Company will pay each Agent a commission of from not more than .125% to not more than .750% of the principal amount of Bearer Notes sold through it, depending upon the Stated Maturity.


     The Company may also sell Bearer Notes at a discount to an Agent for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices at the time of resale or, if set forth in the applicable Pricing Supplement, at a fixed public offering price, all as determined by the Agent. After any initial public offering of Bearer Notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. In addition, an Agent may offer Bearer Notes purchased by it as principal to other dealers. Bearer Notes sold by an Agent to a dealer may be sold at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed will not be in excess of the discount received by the Agent from the Company. Unless otherwise specified in the applicable Pricing Supplement, any Bearer Note purchased by an Agent as principal will be purchased at 100% of the principal amount or face amount thereof less a percentage equal to the commission applicable to an agency sale of a Bearer Note of identical maturity.


     In compliance with United States federal income tax laws and regulations, the Company and each Agent have agreed that in connection with the original issuance of any Bearer Note and during the period ending 40 days after the Original Issue Date of such Note they will not offer, sell or deliver such Note, directly or indirectly, to a U.S. Person or to any person within the United States and its possessions, except to the extent permitted under United States Treasury regulations. Under those regulations, Bearer Notes may be offered and sold during that period to international organizations, to foreign central banks and to foreign branches of

United States financial institutions that satisfy requirements prescribed by the regulations. Confirmations sent by an Agent in connection with sales of Bearer Notes need not contain certain purchaser representations.


     The Bearer Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law"). Accordingly, each of the Agents will represent and agree that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Bearer Notes in Japan or to a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with the Securities and Exchange Law and other relevant laws and regulations of, Japan. As used in this paragraph, "resident of Japan" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan or located in Japan.

     Each Agent will agree that:

          1. it has not offered or sold and will not offer or sell prior to the date six months after their date of issue any Bearer Notes, having a maturity of one year or greater, to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

          2. it has complied with and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Bearer Notes in, from or otherwise involving the United Kingdom; and


          3. it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Bearer Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions Order 1996) or is a person to whom such document may otherwise lawfully be issued or passed on.


     Bearer Notes that are denominated in German deutsche marks will be offered by the Company through Salomon Brothers AG. Each issue of Bearer Notes denominated or payable in, or linked to, German deutsche marks will take place only in compliance with the guidelines of the German central bank regarding the issue of debt securities denominated in German deutsche marks. In particular, only credit institutions domiciled in Germany will act as dealers in relation to such Notes except in the case of a syndicated issue of Bearer Notes denominated in German deutsche marks (where only the lead manager specified in the Pricing Supplement need be such a credit institution). Each issue of Indexed Notes denominated in German deutsche marks will be made in compliance with the policy of the German central bank regarding the indexation of debt obligations denominated in German deutsche marks of non-German issuers.


     No Bearer Note will have an established trading market when issued. Unless otherwise specified in the applicable Pricing Supplement, the Bearer Notes will not be listed on any securities exchange. The Agents may make a market in the Bearer Notes, but no Agent is obligated to do so and any Agent may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any Bearer Notes, or that the maximum amount of Bearer Notes will be sold.



     Each of the Agents, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify each of the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to the payments such Agent may be required to make in respect thereof, and will reimburse each of the Agents for certain legal and other expenses incurred by it in connection with the offer and sale of the Bearer Notes.



     Concurrently with the offering of Bearer Notes through the Agents as described herein, the Company may issue other Securities pursuant to the Indenture referred to in the Prospectus.

     Each of the Agents is a wholly owned subsidiary of the Company. The participation of each Agent in the offering of the Bearer Notes will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the underwriting by an affiliate of the securities of its parent.


     In addition to the Bearer Notes being offered through the Agents as described herein, Registered Notes that may have terms identical or similar to the terms of the Bearer Notes may be concurrently offered by the Company on a continuous basis in the United States by one or more broker-dealer affiliates of the Company. Such affiliates may also purchase Registered Notes as principals for their own accounts or for resale. Any Registered Notes so offered and sold will reduce correspondingly the maximum aggregate principal amount of Bearer Notes that may be offered by this Prospectus Supplement and the Prospectus.


     This Prospectus Supplement, the related Pricing Supplement and the accompanying Prospectus may be used by the Company, the Agents or other affiliates of the Company in connection with offers and sales related to secondary market transactions in the Bearer Notes offered hereby. An Agent or other such Company affiliates may act as principal or agent in such transactions. Such sales will be made at varying prices related to prevailing market prices at the time of sale. Any Agent may act as principal or agent in such transactions.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



     The following documents, filed by the Company with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-4346), are incorporated herein by reference: (i) the Annual Report on Form 10-K for the year ended December 31, 1996; (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and (iii) the Current Reports on Form 8-K dated January 21, 1997, March 17, 1997, April 15, 1997, July 17, 1997,
September 24, 1997, September 29, 1997 (as amended by the Current Report on Form 8-K/A dated October 28, 1997 and the Current Report on Form 8-K/A2 dated December 1, 1997), October 21, 1997, October 28, 1997 (as amended by the Current Report on Form 8-K/A dated December 1, 1997) November 21, 1997 (as amended by the Current Report on Form 8-K/A dated December 1, 1997) and November 28, 1997.



     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and prior to the termination of the offering of the Notes (including the Bearer Notes) shall be deemed to be incorporated by reference herein.



     Any statement contained in the Prospectus or this Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference in the Prospectus or this Prospectus Supplement shall be deemed to be modified or superseded for purposes of the Prospectus and this Prospectus Supplement to the extent that a statement contained in the Prospectus or this Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference in the Prospectus or this Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus and this Prospectus Supplement.



     Copies of any documents incorporated herein by reference will be available free of charge at the office of Kredietbank S.A. Luxembourgeoise (the "Listing Agent"), 43 Boulevard Royal, Luxembourg City 2955, Luxembourg. Any person receiving a copy of this Prospectus Supplement may obtain, without charge, upon written or oral request, a copy of any document incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference). Written or oral requests should be addressed to Salomon Brothers International Limited, Victoria Plaza, 111 Buckingham Palace Road, London SW1W 0SB (telephone: 44-171-721-3625).



     This Prospectus Supplement may be used for the offer, sale (including in secondary market transactions) and listing of Bearer Notes with an aggregate initial public offering price or purchase price of up to U.S.$11,710,346,786 or the equivalent thereof in other currencies, subject to reduction as a result of the sale of other securities under the registration statement of which this Prospectus Supplement and the accompanying Prospectus form a part or under a registration statement to which this Prospectus Supplement and the accompanying Prospectus relate. Pursuant to the Global Selling Agency Agreement (the "Selling Agency Agreement") among the Agents and the Company, the Company will represent to the Agents that as of the Original Issue Date of any Bearer Note, neither the Prospectus nor any amendment thereof or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (subject to certain exceptions contained in the Selling Agency Agreement). The Company will give an undertaking in the event of the listing of any series of the Bearer Notes on the Luxembourg Stock Exchange to the effect that, so long as any such series of Bearer Notes are issued by the Company, in the event of any material adverse change in the business or financial position of the Company and in the terms and conditions of such Bearer Notes that is not reflected in the Prospectus as then amended or supplemented, the Company will prepare an amendment or supplement to the Prospectus or publish a new Prospectus for use in connection with any subsequent offering and listing by the Company of such Bearer Notes.


                              GENERAL INFORMATION


     Application may be made to list certain series of the Bearer Notes on the Luxembourg Stock Exchange. In connection with any such listing, the Amended and Restated Certificate of Incorporation and By-Laws of the Company and a legal notice relating to the issuance of any such Bearer Notes will be deposited with the Chief Registrar of the District Court of Luxembourg, where copies may be obtained upon request.



     The issuance of the Bearer Notes was authorized by action of the Board of Directors of the Company on November 28, 1997.



     So long as any series of Bearer Notes is listed on the Luxembourg Stock Exchange, copies of the Pricing Supplements for such series of Notes, the registration statement (and the documents incorporated by reference therein), the annual and quarterly reports, Amended and Restated Certificate of Incorporation and By-Laws of the Company, the Indenture for such series of Notes and the Selling Agency Agreement will be available for inspection at the office of the Listing Agent or at the office of the Paying Agent for such series of Notes in Luxembourg during the term of such series of Notes. In addition, copies of such annual and quarterly reports and such Pricing Supplements may be obtained at such offices.


     Except as otherwise disclosed or incorporated by reference herein, the Company is not involved in any litigation or arbitration proceedings relating to claims or amounts which it believes will be material in the context of the issue of the Bearer Notes and is not aware that any such litigation or arbitration proceedings are pending or threatened.

     As of the date of this Prospectus Supplement, there has been no material adverse change in the financial position of the Company since the date of the latest audited financial statements contained or incorporated by reference in the accompanying Prospectus.


     The Bearer Notes have been accepted for clearance through Euroclear and Cedel.



     Each Pricing Supplement will contain the following information in respect of the issue of the Bearer Notes to which it relates:


          (i)      Principal Amount or Face Amount

          (ii)      Issue Price

          (iii)     Proceeds to Company on original issuance

          (iv)     Commission or Discount on original issuance

          (v) Salomon Brothers International Limited's capacity on original issuance

          (vi)     Issue Date

          (vii)     Stated Maturity

          (viii)   Specified Currency (If other than U.S. dollars)

          (ix) Authorized Denominations (If other than as set forth in the Prospectus Supplement)

          (x)      Interest Payment Dates: Accrue to pay: [ ] Yes  [ ] No

          (xi)     Indexed Principal Note: [ ] Yes [ ] No

          (xii) Type of Interest on Note (Fixed Rate, Floating Rate or Indexed Rate)

          (xiii)   Interest Rate (Fixed Rate Notes)

          (xiv)    Initial Interest Rate (Floating Rate Notes)

          (xv)     Base Rate (Floating Rate Notes)

          (xvi)    Calculation Agent (If other than Citibank)

          (xvii)   Computation of Interest

          (xviii)  Interest Reset Dates

          (xix)    Rate Determination Dates

          (xx)     Index Maturity

          (xxi)    Spread (+/-)

          (xxii)   Spread Multiplier

          (xxiii) Change in Spread, Spread Multiplier or Fixed Interest Rate prior to Stated Maturity: [ ] Yes [ ] No

          (xxiv)   Maximum Interest Rate

          (xxv)    Minimum Interest Rate

          (xxvi)   Amortizing Note: [ ] Yes [ ] No

          (xxvii)  Optional Redemption: [ ] Yes [ ] No
                   Optional Redemption Dates
                   Redemption Prices
                   Redemption: [ ] In whole only and not in  part
                               [ ] May be in whole or in part

          (xxviii) Optional Repayment: [ ] Yes [ ] No
                   Optional Repayment Dates
                   Optional Repayment Prices


          (xxix)   OID Note:  [ ] Yes [ ] No

                   Total Amount of OID Yield to Maturity


          (xxx)    Renewable Note [ ] Yes [ ] No


                   Extension of Maturity [ ] Yes [ ] No



          (xxxi)   Listed on Luxembourg Stock Exchange: [ ] Yes [ ] No

                      ------------------------------------


     You should rely only on the information incorporated by reference or provided in this Prospectus Supplement or the accompanying Prospectus and Pricing Supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus Supplement or the accompanying Prospectus and Pricing Supplement is accurate as of any date other than the date on the front of the document.

            REGISTERED OFFICE OF SALOMON SMITH BARNEY HOLDINGS INC.
                              388 Greenwich Street
                            New York, New York 10013


     TRUSTEE FOR SERIES H NOTES               TRUSTEE FOR SERIES I NOTES
           Citibank, N.A.                        Bankers Trust Company
           120 Wall Street                        Four Albany Street
      New York, New York 10043                 New York, New York 10015

 PRINCIPAL PAYING AGENT FOR SERIES H      PRINCIPAL PAYING AGENT FOR SERIES I
                 NOTES                                   NOTES
           Citibank, N.A.                        Bankers Trust Company
             336 Strand                       1 Appold Street, Broadgate
           London WC2R 1HB                          London EC2A 2HE

   PAYING AGENT FOR SERIES H NOTES          PAYING AGENT FOR SERIES I NOTES
     Citibank (Luxembourg) S.A.             Bankers Trust Luxembourg, S.A.
    58 Boulevard Grande-Duchesse              14 Boulevard F.D. Roosevelt
               Charlotte
            P.O. Box 807                           L-2450 Luxembourg
          L-1330 Luxembourg



                          LEGAL ADVISORS TO THE AGENTS


      Cleary, Gottlieb, Steen & Hamilton         Skadden, Arps, Slate, Meagher & Flom LLP
              One Liberty Plaza                              919 Third Avenue
           New York, New York 10006                      New York, New York 10022

                 AUDITOR TO SALOMON SMITH BARNEY HOLDINGS INC.


                                 LISTING AGENT


                        Kredietbank S.A. Luxembourgeoise


                         43 Boulevard Royal Luxembourg

                              Luxembourg City 2955

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION DATED DECEMBER 1, 1997



PROSPECTUS



$1,000,000,000



SALOMON SMITH BARNEY HOLDINGS INC.

NOTES, SERIES J
DUE MORE THAN NINE MONTHS FROM DATE OF ISSUE

                             GENERAL TERMS OF SALE


     The following terms will generally apply to the notes that we will sell from time to time using this Prospectus. We will include information on the specific terms for each note in a Pricing Supplement to this Prospectus that we will deliver to prospective buyers of any note. We expect to receive between $972,500,000 and $995,000,000 from the sale of the notes, after paying the underwriters commissions of between $5,000,000 and $27,500,000.



MATURITY:         More than 9 Months                   TERMS OF SPECIFIC NOTES MAY PERMIT ONE OR MORE OF THESE
                                                       FEATURES. YOU SHOULD REVIEW THE PRICING SUPPLEMENT FOR FEATURES
                                                       THAT APPLY TO YOUR NOTES
INTEREST RATES:   Fixed, Floating, or Zero Coupon      - May include a "Survivor's Option" allowing your
                                                         representative to require that the Company repurchase your note prior to maturity in the event of your death
BASE FLOATING     LIBOR                                - May be redeemable or repurchasable by us
  RATES:          Commercial Paper Rate
                  Treasury Rate                        - May be renewable at your option or extendible at our option
                  CD Rate
                  Prime Rate                           - Interest rate may be reset at our option from time to time
                  J.J. Kenny Rate                        and be redeemable by you at the time of reset
                  Eleventh District Cost of Funds
                  Rate                                 - May be issued with Original Issue Discount for tax purposes
                  Federal Funds Rate
                                                       - Portion of principal may be payable prior to maturity

INDEXED NOTES:    Payments of interest or principal    Notes will be sold through our broker-dealer subsidiaries as
                  may be linked to the price of one    Underwriters
                  or more securities, currencies,
                  commodities or other goods           Notes may be subject to certain indexation and currency risks
                                                       Series J Notes are part of the Company's Senior Indebtedness
                                                       Notes will be issued in book-entry form
PAYMENT           Generally semi-annually for Fixed
  DATES:          Rate Notes
                  Interest on Floating Rate or
                  Indexed Notes may be paid monthly,
                  quarterly, semi-annually or
                  annually
CURRENCIES:       U.S. Dollars and other currencies


                            ------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS,
      OR ANY ACCOMPANYING PRICING SUPPLEMENT, IS ACCURATE OR COMPLETE. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            ------------------------

                              SALOMON SMITH BARNEY
December   , 1997

                               PROSPECTUS SUMMARY


     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read this document and the Pricing Supplement that explains the specific terms of the securities we are offering. You should also read the documents we have referred you to in "Where You Can Find More Information" on page 4 for information on our Company and our financial statements. The Pricing Supplement may also add, update or change information contained in this Prospectus. It is important for you to consider the information in the Prospectus and any Pricing Supplement in making your investment decision.


                                  OUR COMPANY

     Salomon Smith Barney Holdings Inc. is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its U.S. and foreign broker-dealer subsidiaries.

                          THE SECURITIES WE MAY OFFER


     We may use this Prospectus to offer up to $1,000,000,000 of Notes. A Pricing Supplement will describe the specific types, amounts, prices and detailed terms of any securities we offer.


THE NOTES

     The Notes are senior unsecured general obligations of our Company. Senior debt includes our notes, debt, and guarantees, which are for money borrowed and not subordinated. Subordinated debt, designated at the time it is issued, is entitled to interest and principal payments after the senior debt payments.


     The Notes will be issued under an indenture between the Company and Citibank N.A., as trustee. We have certain banking relationships with the trustee. We have summarized below the general features of the Notes from the indenture. We encourage you to read the indenture (which is incorporated by reference in our registration statement No. 333-38931), our recent annual report on Form 10-K and our recent quarterly reports on Form 10-Q and our recent Reports on Form 8-K, including the Report on Form 8-K dated November 28, 1997. Directions on how you can receive copies of these documents are provided on page 4.


GENERAL INDENTURE PROVISIONS THAT APPLY TO THE NOTES


- The indenture does not limit the amount of debt that we may issue or provide holders any protection should there be a highly leveraged transaction involving our company, although the Indenture does limit our company's ability to pledge the stock of certain of our important subsidiaries.



- The indenture allows for different types of debt securities (including indexed securities) to be issued in series and provides for the issuance of securities in book-entry, certificated, and, in limited circumstances, bearer form.



- The indenture allows us to merge or to consolidate with another company, or sell all or substantially all of our assets to another company. If any of these events occur, the other company will be required to assume our responsibilities on the debt, and, assuming that the transaction has not resulted in an event of default, we will be released from all liabilities and obligations under the Notes.



- The indenture provides that holders of a majority of the total principal amount of the Notes outstanding may vote to change certain of our obligations or your rights concerning the Notes. However, every holder of a Note must consent to certain important changes in that Note, including changes in the payment of principal or interest on such Note or the currency of payment.



- We may discharge Notes issued under the indenture or be released from our obligation to comply with the limitations discussed above at any time by depositing sufficient amounts of cash or U.S. government securities with the Trustee to pay our obligations under the Notes when due. If we choose to discharge Notes, all amounts due to you on the Notes will be paid by the Trustee from the deposited funds.


- The indenture governs the actions of the Trustee with regard to the Notes, including the circumstances under which the Trustee is required to give notices to holders of the Notes and the procedures by which lost or stolen Notes may be replaced.


EVENTS OF DEFAULT


     The events of default specified in the indenture include:


     - Principal not paid when due.

     - Sinking fund payment not made when due.

     - Failure to pay interest for 30 days.

     - Covenants not performed for 60 days following notice.

     - Certain events of insolvency or bankruptcy, whether voluntary or not.

REMEDIES

     If we default in performing any of these obligations, the Trustee or holders of 25% of the principal amount of Notes outstanding may declare the principal immediately payable. However, holders of a majority in principal amount of the Notes may rescind this action.

                                USE OF PROCEEDS

     We will use the net proceeds we receive from the offering of the Notes for general corporate purposes, primarily to fund our operating units and subsidiaries. We may use some of the proceeds to refinance or extend the maturity of some of the Company's existing debt obligations. We will use a portion of the proceeds from the sale of Indexed Notes to hedge our exposure to payments that we may have to make on such Indexed Notes.

                              PLAN OF DISTRIBUTION

     We may sell the Notes in any of the following ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; (iii) through agents or (iv) through a combination of any of these methods of sale. The Prospectus Supplement will explain the ways in which we are selling the Notes, including the names of any underwriters and details of the pricing of the Notes, including the commissions, concessions or discounts we are granting the underwriters, dealers or agents.

     If we use underwriters in any sale, the underwriters will buy the Notes for their own account and may resell the Notes from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the Notes, in accordance with applicable law.

     We expect that the underwriters for any offering will include one or more of our broker-dealer subsidiaries.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

          (a) Annual Report on Form 10-K for the year ended December 31, 1996.


          (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.



          (c) Current Reports on Form 8-K dated January 21, 1997, March 17, 1997, April 15, 1997, July 17, 1997, September 24, 1997, September 29, 1997
     (as amended by the Current Report on Form 8-K/A dated October 28, 1997 and the Current Report on Form 8-K/A2 dated December 1, 1997), October 21, 1997, October 28, 1997 (as amended by the Current Report on Form 8-K/A dated December 1, 1997), November 21, 1997 (as amended by the Current Report on Form 8-K/A dated December 1, 1997) and November 28, 1997.


     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

          Treasurer
        Salomon Smith Barney Holdings Inc.
        388 Greenwich Street
        New York, NY 10013
        212-816-6000

     You should rely only on the information incorporated by reference or provided in this Prospectus or the Pricing Supplement. We have authorized no one to provide you with different information. We are not making an offer of these Notes in any state where the offer is not permitted. You should not assume that the information in this Prospectus or the Pricing Supplement is accurate as of any date other than the date on the front of the document.

                                  THE COMPANY


     Pursuant to an agreement and plan of merger dated as of September 24, 1997, a newly formed wholly owned subsidiary of Travelers Group Inc. ("Travelers Group") merged with and into Salomon Inc ("Salomon") on November 28, 1997; Salomon then became a wholly owned subsidiary of Travelers Group and was renamed Salomon Smith Barney Holdings Inc. (the "Company"). Immediately thereafter, Smith Barney Holdings Inc., another wholly owned subsidiary of Travelers Group, was merged into the Company. The Company is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its two broker-dealer subsidiaries, Smith Barney Inc. ("Smith Barney") and Salomon Brothers Inc ("Salomon Brothers").


     The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013 (telephone number: (212) 816-6000).

SMITH BARNEY

     Smith Barney provides investment banking, asset management, brokerage and other financial services for United States and foreign corporations, governments and institutional and individual investors. These activities include securities, options and commodities brokerage for domestic and international institutional and individual clients; underwriting and distribution of securities; arranging for the private placement of securities; assisting in mergers and acquisitions and providing financial advisory services; market making and trading in corporate debt and equity, United States government and agency, mortgage-related and municipal securities and foreign exchange, futures and forward contracts; consumer financing activities; securities lending activities; investment management and advisory services; securities research, and other related activities.

SALOMON


     Together with Salomon Brothers Holding Company Inc and its subsidiaries (which subsidiaries include Salomon Brothers), Salomon Brothers engages in global investment banking and global securities trading activities; provides capital raising, advisory, trading and risk management services to its customers; and executes proprietary trading strategies on its own behalf. Certain of the Company's commodities trading activities are conducted by the Company's wholly owned subsidiary, Phibro Inc., and its subsidiaries.



                       RATIO OF EARNINGS TO FIXED CHARGES



                                                                     YEAR ENDED DECEMBER 31,
                                    NINE MONTHS ENDED    -----------------------------------------------
                                    SEPTEMBER 30, 1997    1996      1995      1994      1993      1992
                                    ------------------   -------   -------   -------   -------   -------
Ratio of earnings to fixed
  charges..........................          1.29           1.37      1.20      0.98*     1.32      1.27


---------------

* For the year ended December 31, 1994, earnings as defined were inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings as defined for the year was $173 million.



The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. For the purpose of this ratio, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.


                         IMPORTANT CURRENCY INFORMATION

     Purchasers are required to pay for each Registered Note (as defined below) in the currency designated by the Company (the "Specified Currency") for such Note. If requested by a prospective purchaser of a Registered Note having a Specified Currency other than U.S. dollars, each of the Agents may at its discretion arrange for the exchange of U.S. dollars into such Specified Currency to enable the purchaser to pay for such Note. Each such exchange will be made by an Agent on such terms and subject to such conditions, limitations and charges as an Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

     References herein to "U.S. dollars" or "$" are to the lawful currency of the United States.

                            DESCRIPTION OF THE NOTES


     The Company's Notes, Series J (the "Notes") will be issued as a series under an indenture dated as of December 1, 1988 (as amended or supplemented from time to time, the "Indenture") between the Company and Citibank N.A., a national banking association, as trustee (the "Trustee"). The Notes will rank pari passu with all other unsecured debt of the Company except subordinated debt. A copy of the Indenture has previously been filed with the Securities and Exchange Commission (the "Commission") and is incorporated by reference as part of the registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and such summary is subject to the detailed provisions of the Indenture, to which reference is hereby made for a full description of such provisions, including the definition of certain capitalized terms used herein, and for other information regarding the Notes. Numerical references in parentheses below are to sections in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.


GENERAL


     At the date of this Prospectus, the Notes offered pursuant to this Prospectus are limited to an aggregate initial public offering price or purchase price of up to $1,000,000,000 or the equivalent thereof in one or more foreign or composite currencies, which amount is subject to reduction as a result of the sale of other securities under the Registration Statement of which this Prospectus forms a part or under a Registration Statement to which this Prospectus relates. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The aggregate amount of Notes may be increased from time to time to such larger amount as may be authorized by the Company. The Notes will be represented only by Global Certificates registered in the name of The Depository Trust Company, as Depositary (a "Book-Entry Note"), except as described below under "Certificated Notes." The nominal authorized denominations of the Notes will be $1,000 and any larger amount that is an integral multiple of $1,000 and the authorized denominations of Notes having a Specified Currency other than U.S. dollars will be the approximate equivalents thereof in the Specified Currency. Each Note will mature more than nine months from its date of issue on the day that is the final Interest Payment Date (as defined below) for such Note. The U.S. dollar equivalent of the public offering price or purchase price of a Note having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the applicable issue date. Such determination will be made by the Company or its agent, as exchange rate agent for the Notes (the "Exchange Rate Agent").



     Unless otherwise specified in the applicable pricing supplement to this Prospectus (a "Pricing Supplement"), each Note will mature on a Business Day more than nine months from its date of issue, as selected by the purchaser and agreed to by the Company (the "Stated Maturity"), which maturity date may be subject to extension at the option of the Company. Each Note may also be subject to redemption at the option of the Company, or to repayment at the option of the Holder, prior to its Stated Maturity. Each Note having a Specified Currency of Pounds Sterling will mature in compliance with such regulations as the Bank of England may promulgate from time to time.


     The Pricing Supplement relating to a Note will describe the following terms: (i) the Specified Currency for such Note; (ii) whether such Note bears interest at a fixed rate (a "Fixed Rate Note," which may be zero in the case of certain Discount Notes), a floating rate (a "Floating Rate Note"), an amortizing note (an "Amortizing Note") on which a portion or all the principal amount is payable prior to Stated Maturity in accordance with a schedule, by application of a formula, or by reference to an index and/or an indexed note (an "Indexed Note") on which the amount of any interest payment, in the case of an Indexed Rate Note, and/or the principal amount payable at maturity, in the case of an Indexed Principal Note, will be determined by reference to the level of prices, or changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities or by application of a formula;
(iii) the price (expressed as a
percentage of the aggregate principal amount or face amount thereof) at which such Note will be issued (the "Issue Price"); (iv) the date on which such Note will be issued (the "Original Issue Date"); (v) the date on which such Note will mature (the "Stated Maturity"); (vi) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and whether, and the manner in which, such rate may be changed prior to its Stated Maturity; (vii) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Reset Period or the Interest Reset Dates, the Interest Payment Dates, and, if applicable, the Index Maturity, the Maximum Interest Rate, the Minimum Interest Rate, the Spread or Spread Multiplier (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note and whether, and the manner in which, such Spread or Spread Multiplier may be changed prior to Stated Maturity; (viii) whether such Note is an Original Issue Discount Note (as defined below); (ix) if such Note is an Amortizing Note, the terms for repayment prior to Stated Maturity; (x) if such
Note is an Indexed Note, in the case of an Indexed Rate Note, the manner in which the amount of any interest payment will be determined or, in the case of an Indexed Principal Note, its Face Amount and the manner in which the principal amount payable at Stated Maturity will be determined; (xi) whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to Stated Maturity as described under "Optional Redemption, Repayment and Repurchase" below and, if so, the provisions relating to such redemption or repayment, including, in the case of an Original Issue Discount Note or Indexed Note, the information necessary to determine the amount due upon redemption or repayment; (xii) whether the Holder of such Note has a Survivor's Option, as described below under "Repayment Upon Death;" (xiii) whether such Note is subject to an optional extension beyond its Stated Maturity as described under "Extension of Maturity" below; (xiv) whether such Note will be represented by a Global Security or a certificate issued in definitive form; (xv) certain special United States federal income tax consequences of the purchase, ownership and disposition of certain Notes, if any; (xvi) whether such Note is a Renewable Note (as defined below), and, if so, the specific terms thereof; (xvii) the use of proceeds, if such use materially differs from that disclosed in this Prospectus and (xviii) any other terms not inconsistent with the provisions of the Indenture.


     "Business Day" with respect to any Note means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such Note is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of the Euro, shall be Brussels, Belgium) and (ii) if such Note is a LIBOR Note (as defined below), a London Banking Day. "London Banking Day" with respect to any Note means any day on which dealings in deposits in the Specified Currency of such Note are transacted in the London interbank market.

     "Original Issue Discount Note" means (i) a Note, including any such Note whose interest rate is zero, that has a stated redemption price at Stated Maturity that exceeds its Issue Price by at least 0.25% of its stated redemption price at Stated Maturity, multiplied by the number of full years from the Original Issue Date to the Stated Maturity for such Note and (ii) any other Note designated by the Company as issued with original issue discount for U.S. federal income tax purposes.

     A "basis point" or "bp" equals one one-hundredth of a percentage point.

REPAYMENT UPON DEATH

     The Pricing Supplement relating to any Note will indicate whether the Holder of such Note will have the option (the "Survivor's Option") to elect repayment of such Note prior to its Stated Maturity in the event of the death of the beneficial owner of such Note. SEE THE PRICING SUPPLEMENT TO DETERMINE WHETHER THE SURVIVOR'S OPTION APPLIES TO ANY PARTICULAR NOTE.

     Pursuant to exercise of the Survivor's Option, if applicable, the Company will repay any Note properly tendered for repayment by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased beneficial owner of such Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to the Amortized Face Amount thereof, subject to the following limitations. The Company may, in its sole discretion, limit to $2,500,000 (or the approximate equivalent thereof in other currencies) the aggregate principal amount of Notes as to which exercises of the Survivor's Option will be accepted in any calendar year (the "Annual Put Limitation") and, in the event that the Annual Put Limitation is applied, limit to $250,000 (or the approximate equivalent thereof) the aggregate principal amount of Notes (or portions thereof) as to which exercise of the Survivor's Option will be accepted in such calendar year with respect to any individual deceased beneficial owner of Notes. Moreover, the Company will not make principal repayments pursuant to exercise of the Survivor's Option in amounts that are less than $5,000 (or the approximate equivalent thereof), and, in the event that the limitations described in the preceding sentence would result in the partial repayment of any Note, the principal amount of such Note remaining outstanding after repayment must be at least $5,000. Any Note tendered pursuant to exercise of the Survivor's Option may be withdrawn by a written request of its Holder received by the Trustee prior to its repayment.



     The Amortized Face Amount of a Note on any date shall be the amount equal to (i) the Issue Price set forth on the face of the applicable Pricing Supplement plus (ii) that portion of the difference between such Issue Price and the stated principal amount of such Note that has accrued by such date at (x) the Bond Yield to Maturity set forth on the face of the applicable Pricing Supplement or (y) if so specified in the applicable Pricing Supplement, the Bond Yield to Call set forth on the face thereof (computed in each case in accordance with generally accepted United States bond yield computation principles), provided, however, that in no event shall the Amortized Face Amount of a Note exceed its stated principal amount. The Bond Yield to Call listed on the face of a Pricing Supplement shall be computed on the basis of the first occurring Optional Redemption Date with respect to such Note and the amount payable on such Optional Redemption Date. In the event that any such Note is not redeemed on such first occurring Optional Redemption Date, the Bond Yield to Call with respect to such Note shall be recomputed on such Optional Redemption Date on the basis of the next occurring Optional Redemption Date and the amount payable on such Optional Redemption Date, and shall continue to be so recomputed on each succeeding Optional Redemption Date until the Note is so redeemed.



     Each Note that is tendered pursuant to valid exercise of the Survivor's Option will be accepted promptly in the order all such Notes are tendered, except for any Note (or portion thereof) the acceptance of which would (i) contravene the Annual Put Limitation or (ii) result in the acceptance during the then current calendar year of an aggregate principal amount of Notes (or portions thereof) exceeding $250,000 (or the approximate equivalent thereof) with respect to the relevant individual deceased beneficial owner. If as of the end of any calendar year the Company has not imposed the Annual Put Limitation, or the aggregate principal amount of Notes that have been accepted pursuant to exercise of the Survivor's Option during such year has not exceeded the Annual Put Limitation for such year, any exercise(s) of the Survivor's Option with respect to Notes (or portions thereof) not accepted during such calendar year, because more than $250,000 (or the approximate equivalent thereof) aggregate principal amount of Notes was tendered with respect to an individual deceased beneficial owner, will be accepted in the order all such Notes were tendered, to the extent that any such exercise would not trigger the Annual Put Limitation, if any, for such calendar year. Any Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor's Option will be repaid on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. Each Note (or any portion thereof) tendered for repayment that is not accepted in any calendar year due to the application of the Annual Put Limitation will be deemed to be tendered in the following calendar year in the order in which all such Notes were originally tendered, unless any such Note is withdrawn by its Holder. In the event that a Note (or any portion thereof) tendered for repayment pursuant to valid exercise of the Survivor's Option is not accepted, the Trustee will deliver a notice to any affected Representative by first-class mail to the broker or other entity that represents the deceased beneficial owner of the Note or, in the case of a certificated Note, to the registered Holder thereof at its last known address as indicated on the records of the Security Registrar that states the reasons such Note (or portion thereof) has not been accepted for repayment.


     Subject to the foregoing, in order for a Survivor's Option to be validly exercised, the Trustee must receive (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers,

Inc. or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of the Note to be repaid, (iii) appropriate evidence satisfactory to the Company and the Trustee that (A) the Representative has authority to act on behalf of the deceased beneficial owner, (B) the death of such beneficial owner has occurred and (C) the deceased was the beneficial owner of such Note at the time of death, (iv) if applicable, a properly executed assignment or endorsement, and (v) if the Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the beneficial ownership of such Note. All questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Company, in its sole discretion, which determinations will be final and binding on all parties.

     If a Note is represented by a Global Certificate, the Depositary's nominee will be the Holder of such Note and therefore will be the only entity that can exercise the Survivor's Option for such Note. To obtain repayment pursuant to exercise of the Survivor's Option with respect to such Note, the Representative must provide to the broker or other entity through which the deceased beneficial owner holds an interest in such Note (i) the documents described in clauses (i) and (iii) of the preceding paragraph and (ii) instructions to such broker or other entity to notify the Depositary of such Representative's desire to obtain repayment pursuant to exercise of the Survivor's Option. Such broker or other entity will provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence, (ii) its tender of such Note pursuant to exercise of the Survivor's Option and (iii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity will be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative.

     A REPRESENTATIVE MAY OBTAIN THE FORMS USED TO EXERCISE THE SURVIVOR'S OPTION FROM CITIBANK, N.A., THE TRUSTEE, AT 111 WALL STREET, 5TH FLOOR, NEW YORK, NEW YORK 10043 (TELEPHONE (212) 412-6206), DURING NORMAL BUSINESS HOURS.

PAYMENTS OF INTEREST AND PRINCIPAL

     Payments of interest and principal on a Note payable on any Interest Payment Date and at Stated Maturity will be made by the Company to the Trustee in immediately available funds, unless such Note is represented by an individual certificate. See "Certificated Notes" below. Thereafter on such Interest Payment Date or at Stated Maturity, the Trustee will pay to the Depositary, in funds immediately available to the Depositary, the amount of interest and principal (if any) due on such date. Any payment required to be made in respect of a Note on a day (including the day of Stated Maturity) that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment.


     Unless otherwise specified in the applicable Pricing Supplement, if the principal of any Original Issue Discount Note other than an Indexed Note (as defined herein) is declared to be due and payable immediately as a result of the acceleration of Stated Maturity, as described under "Description of the Notes -- Events of Default", the amount of principal due and payable with respect to such Note shall be limited to the aggregate principal amount of such Note multiplied by the sum of the Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the date of issue to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration).


     The Depositary will be responsible for crediting the payments on the Notes that it receives from the Trustee to the accounts of Participants in accordance with procedures that provide for payment in same-day funds. Each Participant will be responsible for disbursing such payments to the Noteholders that it represents and to each brokerage firm or other entity for which it acts as agent. Each such brokerage firm or other entity will be responsible for disbursing funds to the Noteholders that it represents.


     The Regular Record Date with respect to any Interest Payment Date for a Floating Rate Note, Fixed Rate Note or an Indexed Rate Note shall be the date (whether or not a Business Day) fifteen calendar days immediately preceding such Interest Payment Date.

     All moneys paid by the Company to the Trustee or any other Paying Agent for the payment of principal of or interest on any Note that remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the Holder of such Note will thereafter look only to the Company for payment thereof (Section 1204).

     None of the Company, the Trustee or any other Paying Agent or Security Registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

FIXED RATE NOTES


     Each Fixed Rate Note will bear interest from its Original Issue Date, or from the last Interest Payment Date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable Pricing Supplement until the principal amount thereof is paid or made available for payment, except as described below under "Subsequent Interest Periods" and "Extension of Maturity," and except that if so specified in the applicable Pricing Supplement, the rate of interest payable on certain Fixed Rate Notes may be subject to adjustment from time to time as described in such Pricing Supplement. Unless otherwise set forth in the applicable Pricing Supplement, interest on each Fixed Rate Note will be payable semiannually in arrears on such dates as set forth in the applicable Pricing Supplement (each such day being an "Interest Payment Date") and at Stated Maturity. Unless otherwise specified in the applicable Pricing Supplement, if an Interest Payment Date with respect to any Fixed Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; provided, however, that any payment required to be made in respect of such Note on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. However, if with respect to any Fixed Rate Note, "Accrue to Pay" is specified in the applicable Pricing Supplement, and any Interest Payment Date with respect to such Fixed Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day before such Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months ("30 over 360") or, in the case of an incomplete month, the number of days elapsed.


FLOATING RATE NOTES


     From its Original Issue Date to, but not including, the first Interest Reset Date (the "Initial Interest Period"), each Floating Rate Note will bear interest at the Initial Interest Rate set forth, or otherwise described, in the Pricing Supplement. From each Interest Reset Date to, but not including, the following Interest Reset Date (each such period, an "Interest Reset Period," and together with the Initial Interest Period, the "Interest Periods"), the interest rate for each Floating Rate Note will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points that may be specified in the applicable Pricing Supplement as being applicable to such Note, and the "Spread Multiplier" is the percentage that may be specified in the applicable Pricing Supplement as being applicable to such Note, except in each case as described below under "Subsequent Interest Periods" and "Extension of Maturity," and except that if so specified in the applicable Pricing Supplement, the Spread or Spread Multiplier on certain Floating Rate Notes may be subject to adjustment from time to time as described in such Pricing Supplement. The applicable Pricing Supplement will designate one of the following Base Rates as applicable to a Floating Rate Note: (i) LIBOR (a "LIBOR Note"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (iii) the Treasury Rate (a "Treasury Rate Note"), (iv) the Federal Funds Rate (a "Federal Funds Rate Note"), (v) the CD Rate (a "CD Rate Note"), (vi) the Prime Rate (a "Prime Rate Note"), (vii) the J.J. Kenny Rate (a "J.J. Kenny Rate Note"), (viii) the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Note"), or (ix) such other Base Rate as is set forth in such Pricing Supplement and in such Note. The "Index Maturity" for any Floating Rate Note is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

     As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Notes will be governed by the law of the State of New York and, under such law as of the date of this Prospectus Supplement, the maximum rate of interest under provisions of the penal law, with certain exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that are less than $2,500,000.

     The Company will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate interest rates on Floating Rate Notes. Unless otherwise specified in a Pricing Supplement, Citibank, N.A. shall be the Calculation Agent for each Note. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Floating Rate Notes.

     The interest rate on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (each day on which the interest rate is reset, an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, Tuesday of each week (except as provided below under "Treasury Rate Notes"); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month (with the exception of monthly reset Eleventh District Cost of Funds Rate Notes, which reset on the first calendar day of each month); in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, the third Wednesday of one month of each year specified in the applicable Pricing Supplement. If an Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. If an auction of direct obligations of United States Treasury Bills ("Treasury bills") falls on a day that is an Interest Reset Date for Treasury Rate Notes, the Interest Reset Date shall be the succeeding Business Day.

     Unless otherwise specified in the applicable Pricing Supplement, the rate of interest that goes into effect on any Interest Reset Date shall be determined on a date (the "Rate Determination Date") preceding such Interest Reset Date, as further described below. Such Rate Determination Date may be referred to below as a "CD Rate Determination Date" in the case of a CD Rate Note, a "Commercial Paper Rate Determination Date" in the case of a Commercial Paper Rate Note, a "Federal Funds Rate Determination Date" in the case of a Federal Funds Rate Note, a "LIBOR Determination Date" in the case of a LIBOR Note or a "Treasury Rate Determination Date" or a "Constant Maturity Treasury Rate Determination Date" in the case of a Treasury Rate Note, a "Prime Rate Determination Date" in the case of a Prime Rate Note, a "J.J. Kenny Rate Determination Date" in the case of a J.J. Kenny Rate Note, or an "Eleventh District Cost of Funds Rate Date" in the case of Eleventh District Cost of Funds Rate Note.

     Unless otherwise specified in the applicable Pricing Supplement, interest payable in respect of Floating Rate Notes shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been paid, as the case may be, to but excluding the applicable Interest Payment Date. In the case of a Floating Rate Note that resets daily or weekly, interest payable shall be the accrued interest from and including the Original Issue Date or the last date to which interest has been accrued and paid, as the case may be, to but excluding the Record Date immediately preceding the applicable Interest Payment Date, except that, at Stated Maturity, interest payable will include interest accrued to but excluding the date of Stated Maturity.

     With respect to a Floating Rate Note with more than one Interest Reset Date during any period for which accrued interest is being calculated, accrued interest shall be calculated by multiplying the principal amount of such Note (or, in the case of a Floating Rate Note that is an Indexed Principal Note, its Face Amount, as indicated in the applicable Pricing Supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed, unless otherwise specified in the applicable Pricing Supplement, by dividing the interest rate in effect on such day by 360 ("Actual over 360"), in the case of LIBOR Notes, Prime Rate Notes, J.J. Kenny Rate Notes, Eleventh District Cost of Funds Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and CD Rate Notes, or by the actual number of days in the year ("Actual over Actual"), in the case of Treasury Rate Notes. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. With respect to all other Floating Rate Notes, accrued interest shall be calculated by multiplying the principal amount of such Note (or, in the case of a Floating Rate Note that is an Indexed Principal Note, its Face Amount) by the interest rate in effect during the period for which accrued interest is being calculated, and multiplying that product by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of LIBOR Notes, Prime Rate Notes, J.J. Kenny Rate Notes, Eleventh District Cost of Funds Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and CD Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes.

     Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).


     Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable, in the case of Floating Rate Notes that reset daily, weekly or monthly (other than Eleventh District Cost of Funds Rate Notes), on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement or, in the case of Eleventh District Cost of Funds Rate Notes, on the first calendar day of each March, June, September and December, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semiannually, on the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, on the third Wednesday of one month of each year specified in the applicable Pricing Supplement, and in each case at Maturity (each such day being an "Interest Payment Date"). If an Interest Payment Date with respect to any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day; provided, however, if with respect to any Floating Rate Note, the applicable Pricing Supplement provides that the Note does not Accrue to Pay, if an Interest Payment Date with respect to such Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; provided, further, that any payment required to be made in respect of a Floating Rate Note that does not Accrue to Pay on a date (including the day of Stated Maturity) that is not a

Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such dates, and no additional interest shall accrue as a result of such delayed payment.

     Upon the request of the Holder of any Floating Rate Note, the Calculation Agent for such Note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note.

  CD Rate Notes

     Each CD Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Note and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Note for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     The "Calculation Date" pertaining to any CD Rate Determination Date shall be the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

     CD Rate Notes, like other Notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

  Commercial Paper Rate Notes

     Each Commercial Paper Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519)under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Note for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

Money Market Yield = D X         360       X 100
                            --------------
                            360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

  Federal Funds Rate Notes

     Each Federal Funds Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)," provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate). In the case of a Federal Funds Rate Note that resets daily, the interest rate on such Note for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Note on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

  LIBOR Notes

     Each LIBOR Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for such LIBOR Notes as follows:

          (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Note will determine the offered rates for deposits in the Specified Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on such Interest Reset Date, which appear on the Designated LIBOR Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. If "LIBOR Telerate" is designated in the applicable Pricing Supplement, "Designated LIBOR Page" means the display designated as page "3750" on the Dow Jones Telerate Service (or such other page as may replace page "3750" on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying the London interbank offered rates of major banks), and LIBOR for such Interest Reset Period will be the relevant offered rate as determined by the Calculation Agent. If "LIBOR Reuters" is designated in the applicable Pricing Supplement, "Designated LIBOR Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates of major banks) provided that at least two such offered rates appear on the Designated LIBOR Page, in which case "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Note.

          (ii) If LIBOR cannot be determined as above (either because the Designated LIBOR Page is no longer available or because less than two rates appear on page "LIBO" on the Reuters Monitor Money Rate Services) on such LIBOR Determination Date, the Calculation Agent for such LIBOR Note will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in the Specified Currency for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 or the approximate equivalent thereof in the Specified Currency that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Note at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in the Specified Currency to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 or the equivalent thereof in the Specified Currency that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

  Treasury Rate Notes

     Each Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

     Unless "Constant Maturity" is specified or unless otherwise specified in the applicable Pricing Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury securities") having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury securities having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Note and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury securities with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

     The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.


     If "Constant Maturity" is specified in the applicable Pricing Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate that is set forth in the Federal Reserve Board publication H.15(519) opposite the caption "U.S. Government/Securities/Treasury Constant Maturities/" in the Index Maturity with respect to the applicable Constant Maturity Treasury Rate Determination Date (as defined below). If the H.15(519) is not published, the Treasury Rate shall be the rate that was set forth on Telerate Page 7055, or its successor page (as determined by the Calculation Agent), on the applicable Constant Maturity Treasury Rate Determination Date opposite the applicable Index Maturity. If no such rate is set forth, then the Treasury Rate for such Interest Reset Period shall be established by the Calculation Agent as follows: The Calculation Agent will contact the Federal Reserve Board and request the Treasury Rate, in the applicable Index Maturity, for the Constant Maturity Treasury Rate Determination Date. If the Federal Reserve Board does not provide such information, then the Treasury Rate for such Interest Reset Date will be the arithmetic mean of bid-side quotations, expressed in terms of yield, reported by three leading U.S. government securities dealers (one or more of which may be an Underwriter (as defined herein)), according to their written records, as of 3:00 p.m. (New York City time) on the Constant Maturity Treasury Rate Determination Date, for the noncallable U.S. Treasury Note that is nearest in maturity to the Index Maturity, but not less than exactly the Index Maturity and for the noncallable U.S. Treasury Note that is nearest in maturity to the Index Maturity, but not more than exactly the Index Maturity. The Calculation Agent shall calculate the Treasury Rate by interpolating to the Index Maturity based on an actual/actual date count basis, the yield on the two Treasury Notes selected. If the Calculation Agent cannot obtain three such adjusted quotations, the Treasury Rate for such Interest Reset Date will be the arithmetic mean of all such quotations, or if only one such quotation is obtained, such quotation, obtained by the Calculation Agent. In all events, the Calculation Agent shall continue polling dealers until at least one adjusted yield quotation can be determined.

     "The Constant Maturity Treasury Rate Determination Date" shall be the tenth Business Day prior to the Interest Reset Date for the applicable Interest Reset Period.

     The Treasury constant maturity rate for a Treasury security maturity (the "CMT Rate") as published in H.15(519) as of any Business Day is intended to be indicative of the yield of a U.S. Treasury security having as of such Business Day a remaining term to maturity equivalent to such maturity. The CMT Rate as of any Business Day is based upon an interpolation by the U.S. Treasury of the daily yield curve of outstanding Treasury securities. This yield curve, which relates the yield on a security to its time to maturity, is based on the over-the-counter market bid yields on actively traded Treasury securities. Such yields are calculated from composites of quotations reported by leading U.S. government securities dealers, which may include one or more of the Agents or other affiliates of the Company. Certain constant maturity yield values are read from the yield curve. Such interpolation from the yield curve provides a theoretical yield for a Treasury security having ten years to maturity, for example, even if no outstanding Treasury security has as of such date exactly ten years remaining to maturity.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date or Constant Maturity Rate Determination Date, as applicable, shall be the tenth calendar day after such Treasury Rate Determination Date or Constant Maturity Rate Determination Date, as applicable, or, if such a day is not a Business Day, the next succeeding Business Day.

  Prime Rate Notes

     Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, the "Prime Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Prime Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Prime Rate Determination Date") and shall be the rate made available and subsequently published on such date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate has not been made available prior to 3:00 P.M., New York City time, on the Calculation Date (as defined below) pertaining to such Prime Rate Determination Date, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for the Prime Rate Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates quoted in The City of New York on such Prime Rate Determination Date by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Rate Determination Date will be the Prime Rate in effect on such Prime Rate Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     The "Calculation Date" pertaining to any Prime Rate Determination Date shall be the tenth calendar day after such Prime Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

  J.J. Kenny Rate Notes


     J.J. Kenny Rate Notes will bear interest at the interest rates (calculated by reference to the J.J. Kenny Rate and the Spread and/or Spread Multiplier, if
any) specified in the J.J. Kenny Rate Notes and in the applicable Pricing Supplement.



     Unless otherwise indicated in an applicable Pricing Supplement, the "J.J. Kenny Rate" for each Interest Reset Period will be determined by the Calculation Agent for such J.J. Kenny Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "J.J. Kenny Rate Determination Date") and shall be the per annum rate on such date equal to the index made available and subsequently published by Kenny Information Systems or its successor, based upon 30-day yield evaluations at par of bonds, the interest on which is excludable from gross income for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five "high grade" component issuers selected from time to time by Kenny Information Systems, including, without limitation, issuers of general obligation bonds; provided, however, that the bonds on which the index is based shall not include any bonds the interest on which is subject to an "alternate minimum tax" or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such rate is not made available by 3:00 P.M., New York City time, on the Calculation Date (as defined below) pertaining to such J.J. Kenny Rate Determination Date, the J.J. Kenny Rate shall be the rate quoted by a successor indexing agent selected by the Company equaling the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers selected by such successor indexing agent most closely resembling the "high grade" component issuers selected by Kenny Information Systems that are subject to tender by the holders thereof for purchase on not more than seven days' notice and the interest on which is (A) variable on a weekly basis, (B) excludable from gross income for federal income tax purposes under the Code, and (C) not subject to an "alternate minimum tax" or similar tax under the Code, unless all tax-exempt bonds are subject to such tax; provided, however, that if a successor indexing agent is not available, the J.J. Kenny Rate with respect to such J.J. Kenny Rate Determination Date will be the J.J. Kenny Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).


     The "Calculation Date" pertaining to any J.J. Kenny Rate Determination Date shall be the tenth calendar day after such J.J. Kenny Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

  Eleventh District Cost of Funds Rate Notes


     Eleventh District Cost of Funds Rate Notes will bear interest at the interest rates (calculated by reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Eleventh District Cost of Funds Rate Notes and in the applicable Pricing Supplement.


     Unless otherwise indicated in an applicable Pricing Supplement, the "Eleventh District Cost of Funds Rate," for each Interest Reset Period will be determined by the Calculation Agent for such Eleventh District Cost of Funds Rate Note as of the last working day of the month immediately prior to such Interest Reset Date for such Interest Reset Period on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Eleventh District Cost of Funds Index (as defined below) (the "Eleventh District Cost of Funds Rate Determination Date"), and shall be the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Rate Determination Date as set forth under the caption "Eleventh District" on the Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Determination Date. If such rate does not appear on Telerate Page 7058 on any related Eleventh District Cost of Funds Rate Determination Date, the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate

Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Eleventh District Cost of Funds Rate Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Eleventh District Cost of Funds Rate Determination Date, then the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Determination Date.

  Inverse Floating Rate Notes


     Any Floating Rate Note may be designated in the applicable Pricing Supplement as an "Inverse Floating Rate Note," in which event, unless otherwise specified in the applicable Pricing Supplement, the interest rate on such Floating Rate Note will be equal to (i) in the case of the period, if any, commencing on the Issue Date (or the date on which such Note otherwise begins to accrue interest (if different from the Issue Date)) up to the first Interest Reset Date, a fixed rate of interest established by the Company as described in the applicable Pricing Supplement and (ii) in the case of each period commencing on an Interest Reset Date, a fixed rate of interest specified in the Pricing Supplement minus the interest rate determined by reference to the Base Rate as adjusted by the Spread and/or Spread Multiplier, if any; provided, however, that
(x) the interest rate thereon will not be less than zero and (y) the interest rate in effect for the ten days immediately prior to the date of Maturity of such Inverse Floating Rate Note will be that in effect on the tenth day preceding such date.


  Floating Rate/Fixed Rate Notes

     The applicable Pricing Supplement may provide that a Note will be a Floating Rate Note for a specified portion of its term and a Fixed Rate Note for the remainder of its term, in which event the interest rate on such Note will be determined as herein provided as if it were a Floating Rate Note and a Fixed Rate Note hereunder for each such respective period, all as specified in such applicable Pricing Supplement.

SUBSEQUENT INTEREST PERIODS


     The Pricing Supplement relating to each Note will indicate whether the Company has the option to reset the interest rate (in the case of a Fixed Rate
Note) with respect to such Note or the Spread, Spread Multiplier or method of calculation (in the case of a Floating Rate Note) with respect to such Note and, if so, the date or dates on which such interest rate or such Spread, Spread Multiplier or method of calculation, as the case may be, may be reset (each an "Optional Reset Date").



     The Company shall notify the Trustee for a Note whether or not it intends to exercise such option with respect to such Note at least 45 but not more than 60 days prior to an Optional Reset Date for such Note. Not later than 40 days prior to such Optional Reset Date, the Trustee for such Note will mail to the Holder of such Note a notice (the "Reset Notice"), first class, postage prepaid, indicating whether the Company has elected to reset the interest rate (in the case of a Fixed Rate Note) or the Spread, Spread Multiplier or method of calculation (in the case of a Floating Rate Note) and, if so, (i) such new interest rate or such new Spread, Spread Multiplier or method of calculation, as the case may be; and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of such Registered Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period. Upon the transmittal by the Trustee of a Reset Notice to the Holder of a Note, such new interest rate or such new Spread, Spread Multiplier and/or method of calculation, as the case may be, shall take effect automatically, and, except as modified by the Reset Notice and as described below, such Note will have the same terms as prior to the transmittal of such Reset Notice.

     Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a Note, the Company may, at its option, revoke the interest rate (in the case of a Fixed Rate Note) or the Spread or Spread Multiplier (in the case of a Floating Rate Note) provided for in the Reset Notice with respect to such Optional Reset Date and establish a higher interest rate (in the case of a Fixed Rate Note) or a higher Spread or Spread Multiplier (in the case of a Floating Rate Note) for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee for such Note to mail notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, first class, postage prepaid, to the Holder of such Registered Note. Such notice shall be irrevocable. All Notes with respect to which the interest rate or Spread or Spread Multiplier is reset on an Optional Reset Date will bear such higher interest rate (in the case of Fixed Rate Notes) or higher Spread or Spread Multiplier (in the case of Floating Rate Notes), whether or not tendered for repayment.



     The Holder of a Note will have the option to elect repayment of such Note by the Company on each Optional Reset Date at a price equal to the principal amount thereof, plus interest accrued to such Optional Reset Date. In order for a Note to be repaid on an Optional Reset Date, the Holder thereof must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment, except that the period for delivery of such Note or notification to the Trustee for such Note shall be at least 25 but not more than 35 days prior to such Optional Reset Date, and except that a Holder who has tendered a Note for repayment pursuant to a Reset Notice may, by written notice to the Trustee for such Note, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.


AMORTIZING NOTES

     The Company may from time to time offer Notes ("Amortizing Notes") on which a portion or all the principal amount is payable prior to Stated Maturity in accordance with a schedule or by application of a formula, or by reference to an Index (as defined below). Further information concerning additional terms and conditions of any Amortizing Notes, including terms for repayment thereof, will be set forth in the applicable Pricing Supplement.

INDEXED NOTES


     The Company may from time to time offer Notes ("Indexed Notes") on which certain or all interest payments (in the case of an "Indexed Rate Note"), and/or the principal amount payable at Stated Maturity or earlier redemption or retirement (in the case of an "Indexed Principal Note"), is determined by reference to the principal amount of such Notes (or, in the case of an Indexed Principal Note, to the amount designated in the applicable Pricing Supplement as the "Face Amount" of such Indexed Note) and by reference to prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities or by application of a formula or by such other objective price, economic or other measures as are described in the applicable Pricing Supplement (any such measure or measures, an "Index"). A description of the Index used in any determination of an interest or principal payment, and the method or formula by which interest or principal payments will be determined by reference to such Index, will be set forth in the applicable Pricing Supplement.


     In the case of a Fixed Rate Note, Floating Rate Note or Indexed Rate Note that is also an Indexed Principal Note, the amount of any interest payment will be determined by reference to the Face Amount of such Indexed Note unless specified otherwise in the applicable Pricing Supplement. In the case of an Indexed Principal Note, the principal amount payable at Stated Maturity or any earlier redemption or repayment of the Indexed Note may be different from the Face Amount.

     If the determination of the Index on which any interest payment or the principal amount of an Indexed Note is calculated or announced by a third party, which may be an Underwriter or another affiliate of the Company, and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Note was issued and permitted changes described in the applicable Pricing Supplement), then such Index shall be calculated for purposes of such Indexed Note by another third party selected by the Company, which may be an Agent or another affiliate of the Company, subject to the same conditions and controls as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed interest payments, if any, or any indexed principal amount of such Indexed Note shall be calculated in the manner set forth in the applicable Pricing Supplement. Any determination of such third party shall, in the absence of manifest error, be binding on all parties.

     Unless otherwise specified in the applicable Pricing Supplement, (i) for the purpose of determining whether Holders of the requisite principal amount of Notes outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Indexed Notes will be deemed to be the Face Amount thereof, and (ii) in the event of an acceleration of the Stated Maturity of an Indexed Note, the principal amount payable to the Holder of such Note upon acceleration will be the principal amount determined by reference to the formula by which the principal amount of such Note would be determined on the Stated Maturity thereof, as if the date of acceleration were the Stated Maturity.


     An investment in Indexed Notes entails significant risks, including wide fluctuations in market value as well as in the amounts of payments due thereunder, that are not associated with a similar investment in a conventional debt security. Such risks depend on a number of factors including supply and demand for the particular security, currency, commodity or other good or article to which the Note is indexed and economic and political events over which the Company has no control. Fluctuations in the price of any particular security or commodity, in the rates of exchange between particular currencies or in particular indices that have occurred in the past are not necessarily indicative, however, of fluctuations in the price or rates of exchange that may occur during the term of any Indexed Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by investment in Indexed Notes.


DUAL CURRENCY NOTES

     The Company may from time to time offer Notes (the "Dual Currency Notes") as to which the Company has a one time option, exercisable on any one of the dates specified in the applicable Pricing Supplement (each an "Option Election Date") in whole, but not in part, with respect to all Dual Currency Notes issued on the same day and having the same terms (a "Tranche"), of thereafter making all payments of principal, premium, if any, and interest (which payments would otherwise be made in the Specified Currency of such Notes) in the optional currency specified in the applicable Pricing Supplement (the "Optional Payment Currency"). Information as to the relative value of the Specified Currency compared to the Optional Payment Currency will be set forth in the applicable Pricing Supplement.

     The Pricing Supplement for each issuance of Dual Currency Notes will specify, among other things, the Specified Currency and Optional Payment Currency of such issuance and the Designated Exchange Rate for such issuance, which will be a fixed exchange rate used for converting amounts denominated in the Specified Currency into amounts denominated in the Optional Payment Currency (the "Designated Exchange Rate"). The Pricing Supplement will also specify the Option Election Dates and Interest Payment Dates for the related issuance of Dual Currency Notes. Each Option Election Date will be a certain number of days before an Interest Payment Date or Stated Maturity, as set forth in the applicable Pricing Supplement, and will be the date on which the Company may select whether to make all scheduled payments due thereafter in the Optional Payment Currency rather than in the Specified Currency.

     If the Company makes such an election, the amount payable in the Optional Payment Currency shall be determined using the Designated Exchange Rate specified in the applicable Pricing Supplement. If such election is made, notice of such election shall be mailed in accordance with the terms of the applicable Tranche of Dual Currency Notes within two Business Days of the Option Election Date and shall state (i) the first date, whether an Interest Payment Date and/or Stated Maturity, in which scheduled payments in the Optional Payment Currency will be made and (ii) the Designated Exchange Rate. Any such notice by the Company, once given, may not be withdrawn. The equivalent value in the Specified Currency of payments made after such an election may be less, at the then current exchange rate, than if the Company had made such payment in the Specified Currency.


     For United States federal income tax purposes, holders of Dual Currency Notes may be subject to rules which differ from the general rules applicable to holders of other types of Notes offered hereby. The U.S. federal income tax consequences of the purchase, ownership and disposition of Dual Currency Notes will be set forth in the applicable Pricing Supplement.


RENEWABLE NOTES

     The Company may from time to time offer Notes which will mature on an Interest Payment Date specified in the applicable Pricing Supplement occurring in or prior to the twelfth month following the Original Issue Date of such Notes (the "Initial Maturity Date") unless the term of all or any portion of any such Note (a "Renewable Note") is renewed in accordance with the procedures described below.


     On the Interest Payment Date occurring in the sixth month (unless a different interval (the "Special Election Interval") is specified in the applicable Pricing Supplement) prior to the Initial Maturity Date of a Renewable Note (the "Initial Renewal Date") and on the Interest Payment Date occurring in each sixth month (or in the last month of each Special Election Interval) after such Initial Renewal Date (each, together with the Initial Renewal Date, a "Renewal Date"), the term of such Renewable Note may be extended to the Interest Payment Date occurring in the twelfth month (or, if a Special Election Interval is specified in the applicable Pricing Supplement, the last month in a period equal to twice the Special Election Interval) after such Renewal Date, if the Holder of such Renewable Note elects to extend the term of such Renewable Note or any portion thereof as described below. If a Holder does not elect to extend the term of any portion of the principal amount of a Renewable Note during the specified period prior to any Renewal Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or the last month in the Special Election Interval) after such Renewal Date (the "New Maturity Date").



     A Holder of a Renewable Note may elect to renew the term of such Renewable Note, or if so specified in the applicable Pricing Supplement, any portion thereof, by delivering a notice to such effect to the Trustee (or any duly appointed paying agent) at the corporate trust office of the Trustee or agency of the Trustee in the City of New York not less than 15 nor more than 30 days prior to such Renewal Date (unless another period is specified in the applicable Pricing Supplement as the "Special Election Period"). Such election will be irrevocable and will be binding upon each subsequent Holder of such Renewable Note. An election to renew the term of a Renewable Note may be exercised with respect to less than the entire principal amount of such Renewable Note only if so specified in the applicable Pricing Supplement and only in such principal amount, or any integral multiple in excess thereof, as is specified in the applicable Pricing Supplement. Notwithstanding the foregoing, the term of the Renewable Notes may not be extended beyond the Stated Maturity specified for such Renewable Notes in the applicable Pricing Supplement.



     If the Holder does not elect to renew the term, such Renewable Note must be presented to the Trustee (or any duly appointed paying agent) and, with respect to a Renewable Note that is a certificate issued in definitive form, as soon as practicable following receipt of such Renewable Note the Trustee (or any duly appointed paying agent) shall issue in exchange therefore in the name of such Holder (i) a Note, in a principal amount equal to the principal amount of such exchanged Renewable Note for which no election to renew the term thereof was exercised, with terms identical to those specified on such Renewable Note (except that such Note shall have a fixed, nonrenewable Stated Maturity on the New Maturity Date) and (ii) if an election to renew is made with respect to less than the full principal amount of such holder's Renewable Note, a replacement Renewable Note, in a principal amount equal to the principal amount of such exchanged Renewable Note for which the election to renew was made, with terms identical to such exchanged Renewable Notes.



     If a Note is represented by a Global Security, the Depositary's nominee will be the Holder of such Note and therefore will be the only entity that can exercise a right to renew. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to renew. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.


EXTENSION OF MATURITY

     The Pricing Supplement relating to each Note will indicate whether the Company has the option to extend the Stated Maturity of such Note for one or more periods of whole years from one to five (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth in such Pricing Supplement.


     The Company may exercise such option with respect to a Note by notifying the Trustee for such Note at least 45 but not more than 60 days prior to the old Stated Maturity of such Note. Not later than 40 days prior to the old Stated Maturity of such Note, the Trustee for such Note will mail to the Holder of such Note a notice (the "Extension Notice"), first class, postage prepaid. The Extension Notice will set forth (i) the election of the Company to extend the Stated Maturity of such Note; (ii) the new Stated Maturity; (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread, Spread Multiplier or method of calculation applicable to the Extension Period; and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by such Trustee of an Extension Notice to the Holder of a Note, the Stated Maturity of such Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the mailing of such Extension Notice. Notwithstanding the foregoing, not later than 20 days prior to the old Stated Maturity of such Note, the Company may, at its option, revoke the interest rate (in the case of a Fixed Rate Note) or the Spread or Spread Multiplier (in the case of a Floating Rate
Note) provided for in the Extension Notice for such Note and establish a higher interest rate (in the case of a Fixed Rate Note) or a higher Spread or Spread Multiplier (in the case of a Floating Rate Note) for the Extension Period, by causing the Trustee for such Note to mail notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, first class, postage prepaid, to the Holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such higher interest rate (in the case of Fixed Rate Notes) or higher Spread or Spread Multiplier (in the case of Floating Rate Notes) for the Extension Period, whether or not tendered for repayment.



     If the Company extends the Stated Maturity of a Note, the Holder of such Note will have the option to elect repayment of such Note by the Company on the old Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order for a Note to be repaid on the old Stated Maturity once the Company has extended the Stated Maturity thereof, the Holder thereof must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment, except that the period for delivery of such Note or notification to the Trustee for such Note shall be at least 25 but not more than 35 days prior to the old Stated Maturity and except that a Holder who has tendered a Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee for such Note, revoke any such tender for repayment until the close of business on the tenth day before the old Stated Maturity.


COMBINATION OF PROVISIONS

     If so specified in the applicable Pricing Supplement, any Note may be subject to all of the provisions, or any combination of the provisions, described above under "Subsequent Interest Periods," "Extension of Maturity" and "Renewable Notes."

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE


     The Pricing Supplement relating to each Note will indicate either that such Note cannot be redeemed prior to its Stated Maturity or that such Note will be redeemable at the option of the Company, in whole or in part, and the date or dates (each an "Optional Redemption Date") on which such Note may be redeemed and the price (the "Redemption Price") at which (together with accrued interest to such Optional Redemption Date) such Note may be redeemed on each such Optional Redemption Date. Unless otherwise specified in the applicable Pricing Supplement, the Company may exercise such option with respect to a Note by notifying the Trustee for such Note at least 45 days prior to any Optional Redemption Date. Unless otherwise specified in the applicable Pricing Supplement, at least 30 but not more than 60 days prior to the date of redemption, such Trustee shall mail notice of such redemption, first class, postage prepaid, to the Holder of such Note. In the event of redemption of a
Note in part only, a new Note or Notes for the unredeemed portion thereof shall be issued to the Holder thereof upon the cancellation thereof. The Notes (other than Amortizing Notes) will not be subject to any sinking fund.


     The Pricing Supplement relating to each Note will also indicate whether the Holder of such Note will have the option to elect repayment of such Note by the Company prior to its Stated Maturity, and, if so, such Pricing Supplement will specify the date or dates on which such Note may be repaid (each an "Optional Repayment Date") and the price (the "Optional Repayment Price") at which, together with accrued interest to such Optional Repayment Date, such Note may be repaid on each such Optional Repayment Date.

     In order for a Note to be repaid, the Trustee for such Note must receive, at least 30 but not more than 45 days prior to an Optional Repayment Date (i) such Note with the form entitled "Option to Elect Repayment" on the reverse thereof duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of such Note, the principal amount of such Note to be repaid, the certificate number or a description of the tenor and terms of such Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such Note and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Note by the Holder for repayment (except pursuant to a Reset Notice or an Extension Notice) shall be irrevocable. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of such Note provided that the principal amount of such Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, such Note shall be cancelled and a new Note or Notes for the remaining principal amount thereof shall be issued in the name of the Holder of such repaid Note.

     If a Note is represented by a Global Security, the Depositary's nominee will be the Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

     Notwithstanding anything in this Prospectus to the contrary, if a Note is an Original Issue Discount Note, the amount payable on such Note in the event of redemption or repayment prior to its Stated Maturity (other than pursuant to an optional redemption by the Company at a stated Redemption Price) shall be the Amortized Face Amount of such Note as of the date of redemption or the date of repayment, as the case may be.

     The Company may at any time purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company, may, at the discretion of the Company, be held or resold or surrendered to the Trustee for cancellation. The Notes will not be subject to a sinking fund.


OTHER PROVISIONS



     Any provisions with respect to the determination of an interest rate basis, the specification of an interest rate basis, calculation of the interest rate applicable to, or the principal payable at Maturity on, any Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified in the applicable Pricing Supplement.


BOOK-ENTRY PROCEDURES AND SETTLEMENT

     The Notes offered hereby will be issued only in book-entry form from the perspective of beneficial owners of Notes ("Noteholders"), except as described below under "Certificated Notes." Notes having the same Original Issue Date, interest rate and Stated Maturity will typically be issued in the form of a single Global Certificate registered in the name of a nominee of the Depositary (Section 303).

     The Depositary's nominee will be considered the sole Holder of the Notes represented by a Global Certificate for all purposes of the Indenture. Owners of beneficial interests in a Global Certificate will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the Holders of Notes under the Indenture (except as described below under "Certificated Notes"). A Noteholder's beneficial ownership of a Note will be recorded on or through the records of the brokerage firm or other entity that maintains such Noteholder's account. In turn, the total number of Notes held by an individual brokerage firm or other entity for its clients will be maintained on the records of the Depositary in the name of such brokerage firm or other entity (or in the name of a Participant (as defined below) that acts as the agent for the Noteholder's brokerage firm or other entity if it is not a Participant). Therefore, a Noteholder must rely upon the records of such brokerage firm or other entity to evidence such Noteholder's beneficial ownership of a Note. Transfer of ownership of any Note may be effected only through the selling Noteholder's brokerage firm or such other entity.

     The Depositary has advised the Company as follows: The Depositary is a limited-purpose trust company organized under New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its Participants and to facilitate the clearance and settlement of transactions among its Participants in such securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates.

     Participants include securities brokers and dealers (including the Underwriter), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

CERTIFICATED NOTES

     If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Notes in definitive form in exchange for each Global Certificate. In addition, the Company may at any time and in its sole discretion determine not to have Notes represented by Global Certificates and, in such event, will issue individual Notes in definitive form in exchange for Global Certificates. In either instance, a beneficial owner of Notes represented by a Global Certificate will be entitled to have such Notes registered in its name and will be entitled to physical delivery of such Notes in definitive form. Individual Notes so issued will be issued as registered Debt Securities, without coupons, in one or more authorized denominations as described above under "General"

(Section 305). Payments of interest on such Notes (other than interest payable at Stated Maturity) will be made by check mailed to the registered Holders thereof. Principal and interest payable at the Stated Maturity of any such Note will be paid in immediately available funds upon surrender of such Note at the corporate trust office or agency of the Trustee in the City of New York (Section
307). Certificated Notes may be transferred or exchanged at the corporate trust office or agency of the Trustee in the City of New York, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith (Section 305).

     If a certificated Note is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the Trustee in the City of New York upon payment by the Holder of such expenses as may be incurred by the Company and the Trustee in connection therewith and the furnishing of such evidence and indemnity as the Company and the Trustee may require. Mutilated Notes must be surrendered before new Notes will be issued (Section 306).

LIMITATION ON LIENS


     The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, incur, issue, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by a pledge of, lien on or security interest in any shares of stock of any Restricted Subsidiary without effectively providing for the equal and ratable securing of the payment of the Notes (Section 1205). The term "Restricted Subsidiary" is defined in the Indenture to mean each of Salomon Brothers Inc, Smith Barney Inc. and any Subsidiary of the Company owning, directly or indirectly, any of the common stock of, or succeeding to any substantial part of the business now conducted by, any of such corporations.


EVENTS OF DEFAULT

     The following will constitute Events of Default under the Indenture with respect to the Notes: (i) default in the payment of the principal of (and premium, if any, on) any Note when due; (ii) default for 30 days in the payment of any interest on any Note when due; (iii) default in the deposit of any sinking fund payment, when and as due by the terms of any Note; (iv) default in the performance of any other covenant in the Indenture, continued for 60 days after written notice thereof by the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding; and (v) certain events of bankruptcy, insolvency or reorganization (Section 501).


     The Indenture provides that if an Event of Default specified therein shall occur and be continuing with respect to the Notes, either the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding may declare the principal of and all accrued interest on all Notes to be due and payable (or, in the case of Discount Notes or Indexed Notes (as defined herein), an amount equal to such portion of the principal amount thereof as will be specified in the related Pricing Supplement). In certain cases, the Holders of a majority in principal amount of the Notes then Outstanding may, on behalf of the Holders of all Notes, rescind and annul such declaration and its consequences (Section 502).


     The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during the continuance of a default to act with the required standard of care, to be indemnified by the Holders of the Notes before proceeding to exercise any right or power under such Indenture with respect to the Notes at the request of such Holders (Section 603). The Indenture provides that no Holder of a Note may institute any proceeding, judicial or otherwise, to enforce the Indenture except in the case of failure of the Trustee, for 60 days, to act after it receives (i) written notice of such default, (ii) a written request to enforce the Indenture by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding (and the Trustee receives no direction inconsistent with such written request from the Holders of a majority in aggregate principal amount of the Notes then outstanding) and (iii) an offer of reasonable indemnity (Section 507). This provision will not prevent any Holder of any Note from enforcing payment of the principal thereof (and premium, if any, thereon) and any interest thereon from enforcing payment thereof at the respective due dates thereof (Section 508). The Holders of a majority in aggregate principal amount of the Notes then Outstanding may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or of exercising any trust or power conferred on it with respect to the Notes. However, such Trustee may refuse to follow any direction that conflicts with law or the Indenture or that would be unjustly prejudicial to Holders not joining therein (Section 512).

     The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to the Notes known to it, give to the Holders of Notes notice of such default, unless such default shall have been cured or waived; but, except in the case of a default in the payment of the principal of (and premium, if any) or any interest on the Notes or in the payment of any sinking fund installment with respect to the Notes, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Holders of the Notes (Section 602).

     The Company will be required to file annually with the Trustee a certificate of an appropriate officer of the Company as to the absence of certain defaults under the terms of the Indenture (Section 1206).

MODIFICATION AND WAIVER

     The Indenture contains provisions for convening meetings of Holders to consider matters affecting their interests (Article Nine).


     Modifications of and amendments to the Indenture may be made by the Company and the Trustee thereunder with the consent of the Holders of a majority in principal amount of the Debt Securities then outstanding (the "Outstanding Debt Securities") of each series issued thereunder that is affected by such modification or amendment, voting separately; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest or additional amounts payable on, any Debt Security; (ii) reduce the principal amount (including the amount payable on a Discount Security upon the acceleration of the Maturity thereof) of, or any interest on or any premium payable upon redemption of, or additional amounts payable on, any Debt Security; (iii) change the currency or composite currency of denomination or payment of the principal of (and premium, if any, on) or any interest payable on any Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; or (v) reduce the percentage of the principal amount of the Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture with respect to waiver of compliance with certain provisions of the Indenture or waiver of certain defaults (Section 1102).


     The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture before the time for such compliance (Section 1207). The Holders of a majority in principal amount of the Outstanding Debt Securities of each series may, on behalf of all Holders of Debt Securities of that series, waive any past default under the Indenture with respect to the Debt Securities of that series, except a default in the payment of the principal of (and premium, if any) or any interest on any Debt Securities or in respect of a covenant or provision the modification or amendment of which would require the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

CONSOLIDATION, MERGER AND TRANSFER OR LEASE OF ASSETS

     The Indenture provides that the Company may not consolidate with or merge into any corporation, or transfer or lease its assets substantially as an entirety to any Person, unless (i) the successor corporation or transferee or lessee (the "Successor Corporation") is a corporation organized under the laws of the United States or any political subdivision thereof; (ii) the Successor Corporation assumes the Company's obligations under the Indenture and on the Notes; (iii) after giving effect to the transaction no Event of Default and no event that, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing; and (iv) certain other conditions are met (Section 1001).

DEFEASANCE

     The Indenture provides that the Company, at its option, (i) will be discharged from any and all obligations in respect of the Notes (except for certain obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold moneys for payment in trust) or (ii) will not be subject to provisions of the Indenture described above under "Limitation on Liens" and "Consolidation, Merger and Transfer or Lease of Assets" with respect to the Notes, in each case if the Company deposits with the Trustee, in trust, money or U.S. Government Obligations that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Notes on the dates such payments are due in accordance with the terms of the Notes. To exercise any such option under the Indenture, the Company is required to deliver to the Trustee an opinion of counsel to the effect that (1) the deposit and related defeasance would not cause the Holders of the Notes to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a discharge pursuant to clause (i) above, a ruling to such effect received from or published by the United States Internal Revenue Service, and (2) if the Notes are then listed on the New York Stock Exchange, the Notes would not be delisted from the New York Stock Exchange as a result of the exercise of such option (Sections 1501 and 1502).

REPLACEMENT NOTES

     If a Note is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the Trustee in the City and State of New York upon payment by the Holder of such expenses as may be incurred by the Company and the Trustee in connection therewith and the furnishing of such evidence and indemnity as the Company and Trustee may require. Mutilated Notes must be surrendered before new Notes (with or without Coupons) will be issued (Section 306).

NOTICES

     Any notice required to be given to a Holder of a Note will be mailed to the last address of such Holder set forth in the applicable security register (Section 105).

CONCERNING THE TRUSTEE


     The Company and certain of its subsidiaries maintain lines of credit and have other customary banking relationships with the Trustee and certain of its affiliates.


                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

     An investment in Notes that are denominated in a Specified Currency other than U.S. dollars ("Foreign Currency Notes") entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an Indexed Note on which all or a part of any payment due is determined by reference to a currency other than U.S. dollars entails significant risks that are not associated with a similar investment in non-Indexed Notes. Such risks include, without limitation, the possibility of significant market changes in rates of exchange between U.S. dollars and such Specified Currency, the possibility of significant changes in rates of exchange between U.S. dollars and such Specified Currency resulting from official redenomination with respect to such Specified Currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on factors over which the Company has no control and which cannot be readily foreseen, such as economic and political events, and on the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies, and between certain foreign currencies and other foreign currencies, have been volatile, and such volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the rate during the term of any Foreign

Currency Note. Depreciation of the Specified Currency of a Foreign Currency Note against U.S. dollars would result in a decrease in the effective yield of such Foreign Currency Note below its coupon rate and, in certain circumstances, could result in a substantial loss to the investor on a U.S. dollar basis.


     Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency (other than U.S. dollars) at the time of payment of principal of, or premium, if any, or interest on, a Foreign Currency Note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal (and premium, if any) or interest in any such Specified Currency. Even if there are no actual exchange controls, it is possible that such Specified Currency would not be available to the Company when payments on such Note are due because of circumstances beyond the control of the Company. In any such event, the Company will make required payments in U.S. dollars on the basis described herein. See " -- Payment Currency."



     THIS PROSPECTUS DOES NOT, AND ANY PRICING SUPPLEMENT WILL NOT, DESCRIBE ALL THE RISKS OF AN INVESTMENT IN REGISTERED NOTES DENOMINATED IN, OR THE PAYMENT IN RESPECT OF WHICH IS RELATED TO THE VALUE OF, A CURRENCY OTHER THAN U.S. DOLLARS, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN REGISTERED NOTES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS.


     The information set forth in this Prospectus is directed to prospective purchasers of Notes who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest in respect of, Notes. Such persons should consult their own advisors with regard to such matters. Any Pricing Supplement relating to Notes having a Specified Currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

PAYMENT CURRENCY

     Except as set forth below, if payment in respect of a Note is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of such Note shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Pricing Supplement. Any payment in respect of such Note made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture under which such Note shall have been issued.

     In the event of an official redenomination of the Specified Currency of a Note (other than as a result of European Monetary Union, but including, without limitation, an official redenomination of any such Specified Currency that is a composite currency), the obligations of the Company with respect to payments on Notes denominated in such Specified Currency shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Notes will not provide for any adjustment to any amount payable under such Notes as a result of (i) any change in the value of the Specified Currency thereof relative to any other currency due solely to fluctuations in exchange rates or (ii) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated). The procedures described in this section shall not apply in the event of

European Monetary Union. For a description of the procedure to be followed in connection with European Monetary Union, see "European Monetary Union" below.

     Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on Notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States unless otherwise specified in the applicable Pricing Supplement.

FOREIGN CURRENCY JUDGMENTS

     The Notes will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                            EUROPEAN MONETARY UNION


     Stage III of the European Economic and Monetary Union ("Stage III") is presently scheduled to commence on January 1, 1999 for those member states of the European Union that satisfy the economic convergence criteria set forth in the Treaty on European Union. Certain of the foreign currencies in which Notes may be denominated or payments in respect of Notes may be due or by which amounts due on the Notes may be calculated are signatories to such Treaty (any such country, a "Relevant Jurisdiction" with respect to such Notes). Stage III includes the introduction of a single currency (the "Euro") which will be legal tender in such member states. It is anticipated that the European Union will adopt regulations or other legislation providing specific rules for the introduction of the Euro in substitution for the respective current national currencies of such member states, which regulations or legislation may be supplemented by legislation of the individual member states. In the event that any Relevant Jurisdiction adopts the Euro, the laws and regulations of the European Union (and, if any, of such Relevant Jurisdiction) relating to the Euro implemented pursuant to or by virtue of the Treaty on European Union shall apply to the Notes and Indenture or Indentures, and, except as provided in the following paragraph, the payment of principal of, or interest on, or any other amounts in respect of the Notes or the calculation of amounts due thereon at any time after the official date of introduction of the Euro by the Relevant Jurisdiction shall be effected in Euro in conformity with any such legally applicable measures.



     If, following the introduction of the Euro by a Relevant Jurisdiction, the Company has the option, pursuant to legally applicable measures, to make payments of principal of, or interest on or any other amounts in respect of, the Notes, or to calculate amounts due thereon, in either the current national currency of such Relevant Jurisdiction or Euro, the Company will make such payments or calculations in such national currency or Euro at its sole discretion. To the extent that the terms and conditions of the Notes require the rounding up or down of certain amounts or quotations expressed in Euro, such rounding will be made to the smallest currency unit of the Euro.


     The circumstances and consequences described in this section and any resultant amendment to the terms and conditions of the Notes will not entitle any Holder of Notes (i) to any legal remedy, including, without limitation, redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms and conditions of the Notes and Indenture or Indentures, or (ii) to raise any defense or make any claim (including, without limitation, claims of breach, force majeure, frustration or purpose or impracticability) or any other claim for compensation, damages or any other relief, nor will any such events affect any of the other obligations of the Company under the Notes and Indenture or Indentures.

                          USE OF PROCEEDS AND HEDGING



     General. The proceeds to be received by the Company from the sale of the Notes will be used for general corporate purposes, principally to fund the business of its operating units and to fund investments in, or extensions of credit or capital contributions to, its subsidiaries and to lengthen the average maturity of liabilities, which may include the reduction of short-term liabilities or the refunding of maturing indebtedness. In order to fund its business, the Company expects to incur additional indebtedness in the future. The Company or an affiliate may enter into a swap agreement with one of the Company's affiliates in connection with the sale of the Notes and may earn additional income as a result of payments pursuant to such swap or related hedge transactions.



     Use of Proceeds Relating to Indexed Notes. All or a portion of the proceeds to be received by the Company from the sale of Indexed Notes may be used by the Company or one or more of its subsidiaries to purchase or maintain positions in all or certain of assets by reference to which the relevant Index or Indexes are determined or calculated (the "Underlying Assets"), or options, futures contracts, forward contracts or swaps, or options on the foregoing, or other derivative or synthetic instruments relating to such Index or Underlying Assets, as the case may be, and, if applicable, to pay the costs and expenses of hedging any currency, interest rate or other Index-related risk with respect to such Indexed Notes. From time to time after the initial offering and prior to the maturity of the Indexed Notes, depending on market conditions (including the value of the Index and/or the Underlying Assets), in connection with hedging with respect to such Notes, the Company expects that it or one or more of its subsidiaries will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in the Index, the Underlying Assets, options, futures contracts, forward contracts, swaps, or other derivative or synthetic instruments related to, the Index and such Assets. In addition, the Company or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in Indexed Notes from time to time and may, in their sole discretion, hold, resell, cancel or retire such Notes. The Company or one or more of its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future. To the extent that the Company or one or more of its subsidiaries has a long hedge position in, options contracts in, or other derivative or synthetic instruments related to, the Underlying Assets or Index, the Company or one or more of its subsidiaries may liquidate all or a portion of its holdings at or about the time of the maturity of the Indexed Notes. Depending on, among other things, future market conditions, the aggregate amount and composition of such positions are likely to vary over time. Profits or losses from any such position cannot be ascertained until such position is closed out and any offsetting position or positions are taken into account. Although the Company has no reason to believe that its hedging activity will have a material impact on the price of such options, swaps, futures contracts, options on the foregoing, or other derivative or synthetic instruments, or on the value of the Index or the Underlying Assets, there can be no assurance that the Company will not affect such prices or value as a result of its hedging activities. The remainder of the proceeds from the sale of Indexed Notes will be used by the Company or its subsidiaries for general corporate purposes, as described above.


                             RISKS OF INDEXED NOTES

     An investment in Indexed Notes may entail significant risks that are not associated with a similar investment in a debt instrument that has a fixed principal amount, is denominated in U.S. dollars and bears interest at either a fixed rate or a floating rate determined by reference to nationally published interest rate references. The risks of a particular Indexed Note will depend on the terms of such Indexed Note, but may include, without limitation, the possibility of significant changes in the prices of securities, currencies, intangibles, goods, articles or commodities or of other objective price, economic or other measures making up the relevant Index (the "Underlying Assets"). Such risks generally depend on factors over which the Company has no control and which cannot readily be foreseen, such as economic and political events and the supply of and demand for the Underlying Assets. In recent years, currency exchange rates and prices for various Underlying Assets have been highly volatile, and such volatility may be expected in the future. Fluctuations in any such rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any Indexed Note.

     In considering whether to purchase Indexed Notes, investors should be aware that the calculation of amounts payable in respect of Indexed Notes may involve reference to an Index determined by an affiliate of the Company or to prices which are published solely by third parties or entities which are not subject to regulation under the laws of the United States.


     THIS PROSPECTUS DOES NOT, AND ANY PRICING SUPPLEMENT WILL NOT, DESCRIBE ALL THE RISKS ON AN INVESTMENT IN INDEXED NOTES, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. THE RISK OF LOSS AS A RESULT OF THE LINKAGE OF PRINCIPAL OR INTEREST PAYMENTS ON INDEXED NOTES TO AN INDEX AND TO THE UNDERLYING ASSETS CAN BE SUBSTANTIAL. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN INDEXED NOTES.


            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain United States federal income tax considerations that may be relevant to a holder of a Note. The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change possibly with retroactive effect. This summary deals only with holders that will hold Notes as capital assets, and does not address tax considerations applicable to investors that may be subject to special tax rules, including, without limitation, banks, tax-exempt entities, insurance companies, regulated investment companies, common trust funds or dealers in securities or currencies, persons that will hold Notes as a part of an integrated investment (including a "straddle" or "conversion transaction") comprised of a Note and one or more other positions or persons that have a "functional currency" other than the U.S. dollar. Any special United States federal income tax considerations relevant to a particular issue of Notes, including any Indexed Notes, Dual Currency Notes or Notes providing for contingent payments, will be provided in the applicable Pricing Supplement. Purchasers of such Notes should carefully examine the applicable Pricing Supplement and should consult with their tax advisors with respect to such Notes.

     Investors should consult their tax advisors in determining the tax consequences to them of holding Notes, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.


     As used herein, the term "United States holder" means a person who is a citizen or resident of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if
(i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more United States persons have the authority to control all of the trust's substantial decisions, and the term "United States" means the United States of America (including the States and the District of Columbia).


UNITED STATES HOLDERS

  Payments of Interest

     Payments of "qualified stated interest" (as defined below under "Original Issue Discount") on a Note will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the United States holder's method of tax accounting). If such payments of interest are made with respect to a Note that is denominated in a Specified Currency other than the U.S. dollar (a "Foreign Currency Note"), the amount of interest income realized by a United States holder that uses the cash method of tax accounting will be the U.S. dollar value of the Specified Currency payment based on the spot rate of exchange on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. A United States holder that uses the accrual method of tax accounting will accrue interest income on the Foreign Currency Note in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within such holder's taxable year), or, at such holder's election, at the spot rate of exchange on (i) the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or (ii) the date of receipt, if such date is within five business days of the last day of the accrual period. Such election must be applied consistently by the United States holder to all debt instruments from year to year and can only be changed with the consent of the Internal Revenue Service (the "IRS"). A United States holder that uses the accrual method of tax accounting will recognize foreign currency gain or loss, which will be treated as ordinary income or loss, on the receipt of an interest payment made with respect to a Foreign Currency Note if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of that interest income.


  Purchase, Sale and Retirement of Registered Notes


     A United States holder's tax basis in a Note generally will equal the cost of such Note to such holder, increased by any amounts includible in income by the holder as original issue discount ("OID") and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest (as described below) made on such Note. In the case of a Foreign Currency Note, the cost of such Note to a United States holder will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a Foreign Currency Note that is traded on an established securities market, a United States holder that uses the cash method of tax accounting (and, if it so elects, a United States holder that uses the accrual method of tax accounting) will determine the U.S. dollar value of the cost of such Note by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to a United States holder's tax basis in a Foreign Currency Note in respect of OID, market discount and premium denominated in a Specified Currency other than the U.S. dollar will be determined in the manner described under "Original Issue Discount," "Market Discount" and "Notes Purchased at a Premium" below. The conversion of U.S. dollars to another Specified Currency and the immediate use of such Specified Currency to purchase a Foreign Currency Note generally will not result in taxable gain or loss for a United States holder.



     Upon the sale, exchange or retirement (collectively, a "disposition") of a Note, a United States holder generally will recognize gain or loss equal to the difference between the amount realized on the disposition (less any accrued qualified stated interest, which will be taxable as ordinary income) and the United States holder's adjusted tax basis in such Note. If a United States holder receives a Specified Currency other than the U.S. dollar in respect of the disposition of a Note, the amount realized will be the U.S. dollar value of the Specified Currency received calculated at the spot rate of exchange on the date of disposition. In the case of a Foreign Currency Note that is traded on an established securities market, a United States holder that uses the cash method of tax accounting, and if it so elects, a United States holder that uses the accrual method of tax accounting will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate of exchange on the settlement date of the disposition. The election available to accrual basis United States holders in respect of the purchase and sale of Foreign Currency Notes traded on an established securities market, discussed above, must be applied consistently by the United States holder to all debt instruments from year to year and can only be changed with the consent of the IRS.



     Except as discussed below with respect to market discount, Short-Term Notes (as defined below) and foreign currency gain or loss, gain or loss recognized by a United States holder will generally be long term capital gain or loss if the United States holder's holding period for the Note exceeded one year at the time of disposition. Recently enacted United States tax legislation reduced the maximum United States federal income tax rate applicable to long term capital gains recognized by individuals in respect of capital assets held for more than 18 months. Prospective investors should consult their tax advisers regarding the possible effect of such legislation on such investors.


     Gain or loss recognized by a United States holder on the disposition of a Foreign Currency Note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such Note.

  Original Issue Discount


     In General. Notes with a term greater than one year may be issued with OID for United States federal income tax purposes ("OID Notes"). For United States federal income tax purposes, United States holders generally must accrue OID in gross income over the term of the OID Notes on a constant yield basis, regardless of their regular method of tax accounting. As a result, United States holders generally will recognize taxable income in respect of an OID Note in advance of the receipt of cash attributable to such income.



     OID generally will arise if the "stated redemption price at maturity" of the Note exceeds its "issue price" by more than a de minimis amount (0.25% of the Note's stated redemption price at maturity multiplied by the number of complete years to maturity), or if a Note has certain interest payment characteristics (e.g., interest holidays, interest payable in additional securities or stepped interest). For this purpose, the "issue price" of a Note is the first price at which a substantial amount of Notes is sold for cash (other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and the "stated redemption price at maturity" of a Note is the sum of all payments due under the Note, other than payments of "qualified stated interest." The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the OID Note at a single fixed rate of interest or, subject to certain conditions, based on one or more interest indices.


     For each taxable year of a United States holder, the amount of OID that must be included in gross income in respect of an OID Note will be the sum of the daily portions of OID for each day during such taxable year (or any portion thereof) in which such a United States holder held the OID Note. Such daily portions are determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of an OID Note, provided that such accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of such period. The amount of OID allocable to any accrual period generally will equal the product of the OID Note's "adjusted issue price" at the beginning of such accrual period multiplied by its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) and subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The "adjusted issue price" of an OID Note at the beginning of any accrual period will equal the issue price of the OID Note, as defined above, increased by previously accrued OID from prior accrual periods, and reduced by any payment made on such Note (other than payments of qualified stated interest) on or before the first day of the accrual period.


     Foreign Currency Notes. In the case of an OID Note that is also a Foreign Currency Note, a United States holder should determine the U.S. dollar amount includible in income as OID for each accrual period by (a) calculating the amount of OID allocable to each accrual period in the Specified Currency using the constant-yield method described above, and (b) translating the amount of the Specified Currency so derived at the average exchange rate in effect during that accrual period (or portion thereof within a United States holder's taxable year) or, at the United States holder's election (as described above under "Payments of Interest"), at the spot rate of exchange on (i) the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or (ii) the date of receipt, if such date is within five business days of the last day of the accrual period. All payments on an OID Note (other than payments of qualified stated interest) will generally be viewed first as payments of previously accrued OID (to the extent thereof), with payments attributed first to the earliest accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the disposition of the OID Note), a United States holder will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the spot rate of exchange on the date of receipt or on the date of disposition of the OID Note, as the case may be) and the amount accrued (using the spot rate of exchange applicable to such previous accrual).


     Acquisition Premium. A United States holder that purchases an OID Note for an amount less than or equal to the sum of all amounts payable on the OID Note after the purchase date other than payments of qualified stated interest (the "remaining redemption amount") but in excess of the OID Note's adjusted issue price (any such excess being "acquisition premium") generally is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the United States holder's adjusted tax basis in the OID Note immediately after its purchase over the OID Note's adjusted issue price, and the denominator of which is the excess of the remaining redemption amount over the OID Note's adjusted issue price.


     Certain of the Notes may be subject to special redemption, repayment or interest rate reset features, as indicated in the applicable Pricing Supplement. Notes containing such features, in particular OID Notes, may be subject to special rules that differ from the general rules discussed above. Accordingly, purchasers of Notes with such features should carefully examine the applicable Pricing Supplement and should consult their tax advisors with respect to such Notes.

Market Discount


     If a United States holder purchases a Note, other than a Short-Term Note (as described below), for an amount that is less than the Note's stated redemption price at maturity or, in the case of an OID Note, the Note's "revised issue price" (i.e., the Note's issue price, increased by the amount of accrued
OID), the Note will be considered to have "market discount." The market discount rules are subject to a de minimis rule similar to the rule relating to de minimis OID, described above. Any gain recognized by the United States holder on the disposition of Notes having market discount generally will be treated as ordinary income to the extent of the market discount that accrued on the Note while held by such United States holder. Alternatively, the United States holder may elect to include market discount in income currently over the life of the Note. Such an election will apply to market discount Notes acquired by the United States holder on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS. Market discount will accrue on a straight-line basis unless the United States holder elects to accrue the market discount on a constant-yield method. Such an election will apply to the Note to which it is made and is irrevocable. Unless the United States holder elects to include market discount in income on a current basis, as described above, the United States holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the Note.



     Market discount on a Foreign Currency Note will be accrued by a United States holder in the Specified Currency. The amount includible in income by a United States holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the spot rate of exchange on the date that the Note is disposed of by the United States holder. Any accrued market discount on a Foreign Currency Note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the United States holder's taxable year).


  Short-Term Notes


     The rules set forth above also will generally apply to Notes having maturities of not more than one year from the date of issuance ("Short-Term Notes"), but with certain modifications.



     First, none of the interest on a Short-Term Note is treated as qualified stated interest but instead is treated as part of the Short-Term Note's stated redemption price at maturity, thereby giving rise to OID. Thus, all Short-Term Notes will be OID Notes. OID will be treated as accruing on a Short-Term Note ratably, or at the election of a United States holder, under a constant yield method.



     Second, a United States holder of a Short-Term Note that uses the cash method of tax accounting will generally not be required to include OID in respect of the Short-Term Note in income on a current basis. Such a United States holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such Note until the maturity of the Note or its earlier disposition in a taxable transaction. In addition, such a United States holder will be required to treat any gain realized on a disposition of the Note as ordinary income to the extent of the holder's accrued OID with respect to the Note. Notwithstanding the foregoing, a United States holder of a Short-Term Note using the cash method of tax accounting may elect to accrue OID into income on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A United States holder using the accrual method of tax accounting generally will be required to include OID on a Short-Term Note in income on a current basis.

     Third, any United States holder of a Short-Term Note (whether using the cash or accrual method of tax accounting) can elect to accrue the "acquisition discount," if any, with respect to the Note on a current basis. If such an election is made, the OID rules will not apply to the Note. Acquisition discount is the excess of the Note's stated redemption price at maturity over the holder's purchase price for the Note. Acquisition discount will be treated as accruing ratably or, at the election of the United States holder, under a constant-yield method based on daily compounding.

     As described above, certain of the Notes may be subject to special redemption features. These features may affect the determination of whether a Note has a maturity of not more than one year and thus is a Short-Term Note. Purchasers of Notes with such features should carefully examine the applicable Pricing Supplement and should consult their tax advisors with respect to such features.

Notes Purchased at a Premium


     A United States holder that purchases a Note for an amount in excess of the remaining redemption amount will be considered to have purchased the Note at a premium. Such holder may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the Note. Such election, once made, generally applies to all debt instruments held or subsequently acquired by the United States holder on or after the first taxable year to which the election applies and may be revoked only with the consent of the IRS. A United States holder that elects to amortize such premium must reduce its tax basis in a Note by the amount of the premium amortized during its holding period. With respect to a United States holder that does not elect to amortize bond premium, the amount of such premium will be included in the United States holder's tax basis when the Note matures or is disposed of by the United States holder. Amortizable bond premium in respect of a Foreign Currency Note will be computed in the Specified Currency and will reduce interest income in the Specified Currency. At the time amortized bond premium offsets interest income, exchange gain or loss, which will be taxable as ordinary income or loss, will be realized with respect to amortized bond premium on such Note based on the difference between the spot rate of exchange on the date or dates such premium is recovered through interest payments on the Note and the spot rate of exchange on the date on which the United States holder acquired the Note. See "Original Issue Discount -- Acquisition Premium," above for a Note purchased for an amount less than or equal to the remaining redemption amount but in excess of the Note's adjusted issue price.


  Information Reporting and Backup Withholding

     The Trustee will be required to file information returns with the IRS with respect to payments made to certain United States holders of Notes. In addition, certain United States holders may be subject to a 31% backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the Trustee.


NON-UNITED STATES HOLDERS



     Under current United States federal income tax law: (a) payment on a Note to a holder who is not a United States holder (a "non-United States holder") will not be subject to withholding of United States federal income tax, provided that, with respect to payments of interest on a Note having a maturity when issued greater than 183 days, (i) the holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of stock of the Company and is not a controlled foreign corporation related to the Company through stock ownership and (ii) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States holder in compliance with applicable requirements (or, with respect to payments made after December 31, 1998, satisfies certain documentary evidence requirements for establishing that it is a non-United States holder); (b) a non-United States holder will not be subject to United States federal income tax on gain realized on the disposition of the Note. Notwithstanding the above, a Non-United States holder that is subject to United

States federal income taxation on a net income basis generally will be subject to the same rules to which a United States holder is subject with respect to interest payments on a Note and with respect to gain or loss realized or recognized on the disposition of a Note. Special rules might also apply to a Non-United States holder that is a qualified resident of a country with which the United States has an income tax treaty.



     United States information reporting requirements and backup withholding tax will not apply to payments on a Note if the beneficial owner certifies its non-U.S. status under penalties of perjury (or, with respect to payments made after December 31, 1998, satisfies certain documentary evidence requirements for establishing that it is a non-United States holder) or otherwise establishes an exemption. Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a Note effected outside the United States by a foreign office of a foreign "broker" (as defined in applicable Treasury regulations), provided that such broker (i) derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States, (ii) is not a controlled foreign corporation for United States federal income tax purposes and (iii) with respect to payments made after December 31, 1998, is not a foreign partnership that, at any time during its taxable year is 50% or more (by income or capital interest) owned by United States holders or is engaged in the conduct of a U.S. trade or business. Payment of the proceeds of the sale of a Note effected outside the United States by a foreign office of any other broker will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-United States person and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of a sale of a Note by the U.S. office of a broker will be subject to information reporting requirements and backup withholding tax unless the beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption.


     On October 7, 1997, the United States Treasury Department issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to non-United States persons after December 31, 1998. Such regulations, among other things, may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of a Note. Prospective investors should consult their tax advisors regarding the effect, if any, of such new Treasury regulations on an investment in the Notes.


     With respect to payments made after December 31, 1998, for purposes of applying the rules set forth in the three preceding paragraphs to an entity that is treated as fiscally transparent (e.g., a partnership or certain trusts) for United States federal income tax purposes, the beneficial owner means each of the ultimate beneficial owners of the entity.


                              PLAN OF DISTRIBUTION


     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") entered into by the Company and Salomon Brothers and Smith Barney (together with any successor or successors thereto, the "Underwriters"), the Company has agreed to sell to one or more of the Underwriters and one or more of the Underwriters have agreed to purchase, the Notes from time to time. Notes acquired by the Underwriters pursuant to the Underwriting Agreement are expected to be offered either directly to the public or to certain dealers (the "Dealers") that will then reoffer the Notes to the public. Sales by the Underwriters to any Dealer will be made pursuant to an agreement between the Underwriters and such Dealer (each a "Dealer Agreement").


     The Pricing Supplement with respect to each offering of Notes by the Company will set forth, among other things, the fixed price to public of such Notes, or that such Notes will be resold to one or more purchasers at varying prices related to prevailing market prices at the time of resale, and the proceeds to the Company from such sale, any underwriting discounts and other items constituting Underwriters' compensation, and any discounts or concessions allowed, reallowed or paid to Dealers. The Company will pay underwriting compensation in connection with any issue of Notes of from not more than .500% to not more than 2.750% of the principal amount of Notes sold by an underwriter, depending upon the Stated Maturity.

After any initial public fixed price offering of Notes, the price to the public of such Notes, and the related underwriting discount and selling concession, may be changed.


     Each of the Underwriters has advised the Company that all initial offers by it and by the Dealers, unless otherwise set forth in the applicable Pricing Supplement, are proposed to be made at prices equal to 100% of the principal amount of the Notes being sold, less, in the case of an offer by an Underwriter to a Dealer, a price concession not in excess of the amount set forth in the applicable Pricing Supplement. Offers and sales by the Underwriters or Dealers subsequent to the initial offering may be at varying prices determined at the time of sale.

     If specified in the applicable Pricing Supplement, Notes may also be sold directly by the Company, through underwriters other than the Underwriters, or through underwriters acting as agents, from time to time. Any underwriters other than the Underwriters will agree to act in accordance with this Plan of Distribution as if they were the Underwriters. Unless otherwise specified in such Pricing Supplement, any underwriter acting as agent will be acting on a best efforts basis for the period of its appointment. All commissions payable by the Company to any such underwriter, whether acting as principal or as agent, will be set forth in such Pricing Supplement.


     No Note will have an established trading market when issued. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange. The Underwriters or Dealers may make a market in the Notes, but no Underwriter or Dealer is obligated to do so and any Underwriter or Dealer may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any Notes, or that the maximum amount of Notes will be sold. Moreover, the Company reserves the right to withdraw, cancel or modify the offer made hereby at any time without notice.



     An Underwriter, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act. The Company has agreed to indemnify each of the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that such Underwriters may be required to make in respect thereof and will reimburse each of the Underwriters for certain legal and other expenses incurred by it in connection with the offer and sale of the Notes.


     The Underwriting Agreement provides, and the terms of each Dealer Agreement will provide, that the obligations of each of the Underwriters or a Dealer to purchase Notes will be subject to certain conditions precedent. The Underwriters will be obligated to purchase all the Notes offered by any Pricing Supplement naming it if any such Notes are purchased.


     In connection with underwritten offerings of Notes, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to which such persons may bid for or purchase Notes for the purposes of stabilizing their market price. The Underwriters also may create a short position for their respective accounts by selling more Notes in connection with this offering than they are committed to purchase from the Company, and in such case may purchase Notes in the open market following completion of this offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to a specified aggregate principal amount or number of Notes, by exercising any underwriters' over-allotment option that may be applicable with respect to the particular underwritten offering. In addition, the managing Underwriter for the particular offering, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements between the underwriters whereby it may reclaim from an underwriter (or dealer participating in this offering) for the account of the underwriters, the selling concession with respect to Notes that are distributed in the relevant offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if any are undertaken, they may be discontinued at any time.

     Unless otherwise specified in the applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in New York City on the date of settlement.



     Each of the Underwriters is a wholly-owned subsidiary of the Company. The participation of each Underwriter in the offer and sale of Notes will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the underwriting by an affiliate of the securities of its parent.



     This Prospectus and the related Pricing Supplement may be used by the Company, the Underwriters, any Dealer that is an affiliate of the Company or other affiliates of the Company in connection with offers and sales of the Notes offered hereby in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any such entity may act as principal or agent in such transactions.



     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in the Prospectus (including the accompanying Pricing Supplement) in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the company or an agent. Neither the delivery of this Prospectus (including the accompanying Pricing Supplement) nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the company since the dates as of which information is given in this Prospectus (including the accompanying Pricing Supplement). This Prospectus (including the accompanying Pricing Supplement) does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.


                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") that are subject to ERISA and on persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of the Notes on behalf of such Plan should determine whether such purchase is permitted under the governing Plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of the Notes should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

     The Company, directly or through its affiliates, may be considered a "party in interest" or a "disqualified person" with respect to many Plans that are subject to ERISA. The purchase of Notes by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Notes are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), or PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts). ANY PENSION OR OTHER EMPLOYEE BENEFIT PLAN PROPOSING TO ACQUIRE ANY NOTES SHOULD CONSULT WITH ITS COUNSEL.

                                    EXPERTS


     The consolidated financial statements and schedule of Salomon Inc as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, included in Salomon Inc's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Salomon Financials"), are incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of Arthur Andersen LLP, independent public accountants, and upon the authority of said firm as experts in accounting and auditing.



     The consolidated financial statements and schedule of Smith Barney Holdings Inc. and its subsidiaries for the fiscal years ended December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in the Company's Current Report on Form 8-K dated September 29, 1997, have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements referred to above are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.



     The supplemental consolidated financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, included in the Company's Current Report on Form 8-K dated November 28, 1997, have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as set forth in their report thereon, included therein and incorporated herein by reference, which report states that Coopers & Lybrand L.L.P. did not audit the Salomon Financials and that their opinion with respect to any amounts contained in the Salomon Financials is based on the report of Arthur Andersen LLP. Such financial statements referred to above are incorporated by reference herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.


                                 LEGAL MATTERS

     Certain legal matters relating to the Notes will be passed upon for the Company by Robert H. Mundheim, Esq., General Counsel of the Company. Mr. Mundheim beneficially owns, or has rights to acquire under Travelers Group employee benefit plans, an aggregate of less than one percent of the common stock of Travelers Group.


     Certain legal matters relating to the Notes will be passed upon for any underwriters or agents by Cleary, Gottlieb, Steen & Hamilton, New York or Skadden, Arps, Slate, Meagher & Flom LLP, New York. Kenneth J. Bialkin, a partner of Skadden, Arps, Slate, Meagher & Flom LLP, is a director of Travelers Group, the parent of the Company, and he and other attorneys in such firm beneficially own an aggregate of less than one percent of the common stock of Travelers Group. Each of Cleary, Gottlieb, Steen & Hamilton and Skadden, Arps, Slate, Meagher & Flom LLP has from time to time acted as counsel for Travelers Group and certain of its subsidiaries and may do so in the future.



                             AVAILABLE INFORMATION



     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers, such as the Company, that file electronically with the Commission. Such reports and other information may also be inspected at the offices of the New

York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the American Stock Exchange, 86 Trinity Place, New York, New York 10006.



     The Company has filed with the Commission the Registration Statement relating to the Notes. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



     The following documents, filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-4346), are incorporated herein by reference: (i) the Annual Report on Form 10-K for the year ended December 31, 1996, (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and (iii) the Current Reports on Form 8-K dated January 21, 1997, March 17, 1997, April 15, 1997, July 17, 1997,
September 24, 1997, September 29, 1997 (as amended by the Current Report on Form 8-K/A dated October 28, 1997 and the Current Report on Form 8-K/A2 dated December 1, 1997), October 21, 1997, October 28, 1997 (as amended by the Current Report on Form 8-K/A dated December 1, 1997), November 21, 1997 (as amended by the Current Report on Form 8-K/A dated December 1, 1997) and November 28, 1997.



     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference in this Prospectus.



     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.



     The Company will provide without charge to each person, including any beneficial owner of Notes, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the treasurer, Salomon Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013. Telephone requests for such copies should be directed to the treasurer at (212) 816-6000.

======================================================


     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR THE ACCOMPANYING PRICING SUPPLEMENT. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR THE ACCOMPANYING PRICING SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.


                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
                 PROSPECTUS
Prospectus Summary.....................    2
The Company............................    5
Ratio of Earnings to Fixed Charges.....    5
Important Currency Information.........    5
Description of the Notes...............    6
Currency Risks.........................   28
European Monetary Union................   30
Use of Proceeds and Hedging............   31
Risks of Indexed Notes.................   31
Certain United States Federal Income
  Tax Considerations...................   32
Plan of Distribution...................   37
ERISA Matters..........................   39
Experts................................   40
Legal Matters..........................   40
Available Information..................   40
Incorporation of Certain Documents by
  Reference............................   41


======================================================
======================================================

                                 $1,000,000,000


                       SALOMON SMITH BARNEY HOLDINGS INC.
                                NOTES, SERIES J
                           DUE MORE THAN NINE MONTHS
                               FROM DATE OF ISSUE
                                   PROSPECTUS

                            Dated December   , 1997


                              SALOMON SMITH BARNEY


======================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED DECEMBER 1, 1997



SSBH Capital I

c/o Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, NY 10013
(212) 816-6000

                                                     PROSPECTUS SUPPLEMENT
                                                (to Prospectus dated          )

             SHARES
SSBH CAPITAL I
             % TRUST PREFERRED SECURITIES

$          LIQUIDATION AMOUNT


--------------------------------------------------------------------------------

PRICE TO THE PUBLIC: $          PER SHARE (OR $     MILLION FOR ALL THE
SECURITIES), PLUS ACCRUED INTEREST. INTEREST ON THE SECURITIES WILL ACCRUE FROM
               AND WILL BE PAID EACH MARCH 31, JUNE 30, SEPTEMBER 30 AND
DECEMBER 31, BEGINNING                .

UNDERWRITING DISCOUNTS AND COMMISSIONS:      % (OR $          FOR ALL THE
SECURITIES), TO BE PAID BY SALOMON SMITH BARNEY HOLDINGS INC. UNDERWRITING COMPENSATION WILL BE LOWER IF SALES OF MORE THAN 10,000 SHARES ARE MADE TO A SINGLE PURCHASER.


PROCEEDS TO SSBH CAPITAL I: 100% (OR $          MILLION FOR ALL THE SECURITIES),
BEFORE DEDUCTION OF SSBH CAPITAL I'S EXPENSES ESTIMATED AT $          .


--------------------------------------------------------------------------------

 THE TRUST PREFERRED SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            ------------------------


                              SALOMON SMITH BARNEY

                                    SUMMARY

     The following description of the Trust Preferred Securities supplements this Prospectus Supplement and the Prospectus. To fully understand the terms of the Trust Preferred Securities, you should carefully read this Prospectus Supplement and the Prospectus.

OUR COMPANY

     Salomon Smith Barney Holdings Inc. is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its U.S. and foreign broker-dealer subsidiaries.

THE TRUST

     SSBH Capital I (the "Trust") is a recently formed Delaware business trust. All of the common undivided interests in the Trust (the "Common Securities") will be held by Salomon Smith Barney Holdings Inc. ("Salomon Smith Barney") or its subsidiaries. The Common Securities will comprise at least 3% of the Trust's capital.

  The Trust will not engage in any activities other than

     - offering           shares of Trust Preferred Securities (the "Preferred
       Securities"),

     - investing the proceeds of the offering solely in Salomon Smith Barney's junior subordinated deferrable interest debt securities (the "Junior Subordinated Debt Securities," as described below) and

     - activities incidental to the foregoing.

     The Trust will not issue any securities other than the Common Securities and the Preferred Securities.

     The Trust will be managed by trustees elected by Salomon Smith Barney or its subsidiaries, as the holders of the Common Securities. The holders of the Preferred Securities have no right to elect or remove trustees.

     Salomon Smith Barney will pay all costs, expenses, debts and liabilities of the Trust, including fees and expenses related to the offering of the Preferred Securities, but not including payments under the Common or the Preferred Securities.

THE PREFERRED SECURITIES

     The holders of the Preferred Securities will have a preferred undivided beneficial interest in the Trust. If there is a default on the Preferred Securities, the holders of the Preferred Securities will have a preference over holders of the Common Securities for payments.

     The holders of the Preferred Securities will be entitled to cash
distributions at an annual rate of      % of the $            liquidation amount
of each share of Preferred Securities. Distributions will accrue from
and will be payable in arrears on                          of each year,
beginning           .

     The Preferred Securities are scheduled to mature on           . At
maturity, each Preferred Security will be redeemed for its liquidation value plus any accrued distribution on the Security. The Preferred Securities may also be redeemed before maturity, as described below.

     Salomon Smith Barney intends to have the Preferred Securities listed on the New York Stock Exchange and expects trading of the Preferred Securities on the New York Stock Exchange to begin within 30 days after initial delivery of the Preferred Securities.

PURCHASE OF SALOMON SMITH BARNEY JUNIOR SUBORDINATED DEBT SECURITIES

  Securities

     The Trust will use the entire proceeds of the offering of the Common
Securities and the Preferred Securities to purchase $          million of Junior
Subordinated Debt Securities issued by Salomon Smith Barney. Salomon Smith Barney expects to use the proceeds from the sale of the Junior Subordinated Debt Securities for its general corporate purposes.

     The interest rate, the interest payment dates and the other payment dates on the Junior Subordinated Debt Securities will correspond to the distribution rate, the distribution payment dates and the other payment dates for the Preferred Securities.

     Salomon Smith Barney's obligations under the Junior Subordinated Debt Securities are subordinated and junior in right of payment to all its present and future senior indebtedness. Since the Junior Subordinated Debt Securities will comprise substantially all the Trust's assets, if principal or interest is not paid on the Junior Subordinated Debt Securities, the Trust will not have the funds to make payments on the Preferred Securities.

     One of the trustees of the Trust, The Chase Manhattan Bank ("Chase") will hold title to the Junior Subordinated Debt Securities for the benefit of the holders of the Common and the Preferred Securities. Chase will hold all payments received on the Junior Subordinated Debt Securities for the benefit of the holders of the Common Securities and the Preferred Securities in a segregated non-interest bearing bank account, and will make all payments on the Common and the Preferred Securities from this account.

POSTPONEMENT OF DISTRIBUTIONS

     Salomon Smith Barney can postpone interest payments on the Junior
Subordinated Debt Securities for up to           months. A postponement can not
extend, however, beyond the maturity of the Preferred Securities.

     If interest payments on the Junior Subordinated Debt Securities are postponed, distributions on the Preferred Securities will also be postponed. During a postponement, interest would continue to accrue on the Junior Subordinated Debt Securities, and distributions on the Preferred Securities would also continue to accrue. Also, the postponed interest payments and distributions will themselves accrue interest (to the extent legally permitted)
at an annual rate of      % compounded.

     Once Salomon Smith Barney makes all postponed interest payments on the Junior Subordinated Debt Securities, with accrued interest, it can again postpone interest payments.

     During any period in which Salomon Smith Barney has postponed an interest payment on the Junior Subordinated Debt Securities, it will not (with limited exceptions) be able to

     - pay a dividend or make any other payment or distribution on its stock,

     - redeem, purchase or acquire any of its stock, or

     - make an interest or principal payment, or repurchase or redeem, any of its debt securities that rank equally with or junior to the Junior Subordinated Debt Securities.

     If a distribution on the Preferred Securities is postponed, holders will still have to include deferred interest income in the form of original issue discount ("OID") in gross income for United States federal income tax purposes, even though they receive no distribution.

REDEMPTION OF PREFERRED SECURITIES

     If Salomon Smith Barney redeems any Junior Subordinated Debt Securities, the Trust will redeem Preferred Securities having an aggregate liquidation value equal to the aggregate principal amount of the redeemed Junior Subordinated Debt Securities.

     Salomon Smith Barney can redeem some or all of the Junior Subordinated Debt Securities

     - from time to time after                  , and

     - at any time if there are certain specific changes in tax or investment company law (a "Special Event").

     Upon redemption of a Preferred Security, the holder will receive an amount in cash equal to the liquidation value plus any accrued distributions.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     If there is a Special Event but Salomon Smith Barney declines to redeem the Junior Subordinated Debt Securities, the Trust will be terminated. The Trust will then redeem the Preferred Securities by distributing the Junior Subordinated Debt Securities to the holders of the Common Securities and the Preferred Securities on a pro rata basis. If the Trust distributes Junior Subordinated Debt Securities to the holders of the Preferred Securities, Salomon Smith Barney will try to have the Junior Subordinated Debt Securities listed on the New York Stock Exchange or any other exchange on which the Preferred Securities are listed.

TAX TREATMENT OF DISTRIBUTIONS

     Distributions on the Preferred Securities will be treated as interest payments or OID, not dividends, under U.S. federal income tax law. Accordingly, corporations that hold Preferred Securities will not be eligible for a dividends-received deduction for distributions on Preferred Securities.

THE GUARANTEE

     Salomon Smith Barney has guaranteed (the "Guarantee") that if a payment on the Junior Subordinated Debt Securities is made to the Trust but, for any reason, the Trust does not make the corresponding distribution or redemption payment to the holders of the Preferred Securities, then Salomon Smith Barney will make the payment directly to the holders of the Preferred Securities. To avoid a double payment to a holder of the Preferred Securities, if Salomon Smith Barney makes a payment under the Guarantee, the holder's right to receive the corresponding payment from the Trust will automatically be surrendered to Salomon Smith Barney.

     Salomon Smith Barney's obligations under the Guarantee are

     - subordinate and junior in right of payment to its other liabilities,

     - equal in rank to its most senior current or future preferred stock and to any current or future guarantee of preferred stock of any of its subsidiaries and

     - senior to its common stock.

TERMINATION OF THE TRUST

     If the Trust terminates, the Preferred Securities will be redeemed for their liquidation amount plus accrued distributions (and interest on postponed distributions), unless, as described above under "Distribution of Junior Subordinated Debt Securities," the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities.

                                  RISK FACTORS


     Before purchasing any Preferred Securities, you should carefully consider the following special risk factors and other risk factors described on pages S-6 to S-9.


RANKING OF JUNIOR SUBORDINATED DEBT SECURITIES

     Salomon Smith Barney's obligations under the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all of Salomon Smith Barney's present and future senior indebtedness. This means that no payment of principal (including redemption payments) or interest could be made on the Junior Subordinated Debt Securities if Salomon Smith Barney were to default on a principal or interest payment on indebtedness that is senior to the Junior Subordinated Debt Securities. If no payment is made on the Junior Subordinated Debt Securities, no payments can be made on the Preferred Securities. The terms of neither the Preferred Securities nor the Junior Subordinated Debt Securities limit Salomon Smith Barney's ability to incur senior indebtedness.

OPTION TO POSTPONE INTEREST PAYMENTS

     Salomon Smith Barney can postpone payments of interest on the Junior Subordinated Debt Securities, as described in the Summary. Each such postponement would result in a like postponement of distributions on the Preferred Securities.

     If distributions on the Preferred Securities are postponed, holders of Preferred Securities will still accrue income in the form of OID for the deferred distributions for United States federal income tax purposes. As a result, during a postponement, a holder of Preferred Securities will recognize income for United States federal income tax purposes in advance of receiving cash.

     A holder that disposes of its Preferred Securities during the postponement of a distribution will not receive the distribution from the Trust if the holder disposes of its Preferred Securities before the record date for the actual distribution. Such a holder might not receive the same return on its investment as a holder that continues to hold its Preferred Securities.

     Salomon Smith Barney does not intend to postpone any payment of interest on the Junior Subordinated Debt Securities. However, if Salomon Smith Barney postpones an interest payment, the market price of the Preferred Securities is likely to be affected. In addition, the possibility of a postponement may cause the market price of the Preferred Securities to be more volatile than that of similar securities where the issuer does not have a right to postpone interest payments.

EARLY REDEMPTION

     As described in the Summary, the Trust could be terminated prior to the maturity date of the Preferred Securities. Also, if there is a Special Event, some or all of the Preferred Securities might be redeemed for cash or Junior Subordinated Debt Securities could be distributed in redemption of Preferred Securities.

     Under current United States federal income tax law, a redemption of Preferred Securities for Junior Subordinated Debt Securities upon the termination of the Trust would not be a taxable event to holders of the Preferred Securities. If, however, the Preferred Securities are redeemed for cash, this would be a taxable event to the holders.

     Junior Subordinated Debt Securities distributed in redemption of the Preferred Securities may trade at a discount to the price paid for the Preferred Securities. Because holders of Preferred Securities could receive Junior Subordinated Debt Securities in exchange for their Preferred Securities, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debt Securities and should carefully review all the information regarding the Junior Subordinated Debt Securities.

LIMITED VOTING RIGHTS

     Holders of Preferred Securities will have limited voting rights. In particular, they will not be entitled to elect or remove trustees of the Trust.

                                  THE COMPANY


     Pursuant to an agreement and plan of merger dated as of September 24, 1997, a newly-formed wholly owned subsidiary of Travelers Group Inc. ("Travelers Group") merged with and into Salomon Inc ("Salomon") on November 28, 1997; Salomon then became a wholly owned subsidiary of Travelers Group and was renamed Salomon Smith Barney Holdings Inc. (the "Company"). Immediately thereafter, Smith Barney Holdings Inc., another wholly owned subsidiary of Travelers Group, was merged into the Company. The Company is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its two broker-dealer subsidiaries, Smith Barney Inc. ("Smith Barney") and Salomon Brothers Inc ("Salomon Brothers").


     The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013 (telephone number: (212) 816-6000).

SMITH BARNEY

     Smith Barney provides investment banking, asset management, brokerage and other financial services for United States and foreign corporations, governments and institutional and individual investors. These activities include securities, options and commodities brokerage for domestic and international institutional and individual clients; underwriting and distribution of securities; arranging for the private placement of securities; assisting in mergers and acquisitions and providing financial advisory services; market making and trading in corporate debt and equity, United States government and agency, mortgage-related and municipal securities and foreign exchange, futures and forward contracts; consumer financing activities; securities lending activities; investment management and advisory services; securities research; and other related activities.

SALOMON


     Together with Salomon Brothers Holding Company Inc and its subsidiaries (which subsidiaries include Salomon Brothers), Salomon Brothers engages in global investment banking and global securities trading activities; provides capital raising, advisory, trading and risk management services to its customers; and executes proprietary trading strategies on its own behalf. Certain of the Company's commodities trading activities are conducted by the Company's wholly owned subsidiary, Phibro Inc., and its subsidiaries.


                                  SSBH CAPITAL

     SSBH Capital is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of December 19, 1996, executed by the Company, as sponsor (the "Sponsor"), and the trustees of SSBH Capital (as described below) and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on December 19, 1996. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. See "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% or more of the total capital of SSBH Capital. SSBH Capital exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto.

                                  RISK FACTORS

     Prospective investors should consider carefully, in addition to the other information contained in this Prospectus Supplement and the accompanying Prospectus, the following risk factors before purchasing the Preferred Securities offered hereby.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

     The obligations of the Company under the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Junior Subordinated Debt Securities may be made if (i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist, or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. The Company's obligations under the Guarantee rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any subsidiary of the Company and (iii) senior to the Company's Common Stock. There are no terms in the Preferred Securities, the Junior Subordinated Debt Securities or the Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Junior Subordinated Debt Securities and the Guarantee. See "Description of Guarantee -- Status of the Guarantee" and "Description of the Junior Subordinated Debt Securities -- Subordination."

RIGHTS UNDER THE GUARANTEE

     The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

     The Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent SSBH Capital has funds available therefor, (ii) the Redemption Price with respect to Preferred Securities called for redemption by SSBH Capital, to the extent SSBH Capital has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of SSBH Capital (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment and (b) the amount of assets of SSBH Capital remaining available for distribution to holders of the Preferred Securities in liquidation of SSBH Capital. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against SSBH Capital, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against SSBH Capital or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Junior Subordinated Debt Securities, SSBH Capital would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Preferred Securities would rely on the enforcement (1) by the

Institutional Trustee of its rights as registered holder of the Junior Subordinated Debt Securities against the Company pursuant to the terms of the Junior Subordinated Debt Securities or (2) by such holder of Preferred Securities of its right against the Company to enforce payments on the Junior Subordinated Debt Securities. See "Description of Guarantees" and "Description of Junior Subordinated Debt Securities" in the accompanying Prospectus. The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture (as defined herein).

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Junior Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from SSBH Capital. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     The Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period from time to time on the Junior Subordinated Debt Securities for an
Extension Period not exceeding   consecutive      interest periods during which
no interest shall be due and payable, provided, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. As a
consequence of such an extension,   distributions on the Preferred Securities
would be deferred (but despite such deferral would continue to accrue with
interest thereon compounded      ) by SSBH Capital during any such extended
interest payment period. In the event that the Company exercises this right to defer interest payments, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to such Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed
consecutive      interest periods; provided, further, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above
requirements. Consequently, there could be up to           Extension Periods of
varying lengths throughout the term of the Junior Subordinated Debt Securities. See "Description of the Preferred Securities -- Distributions" and "Description of the Junior Subordinated Debt Securities -- Option to Extend Interest Payment Period."

     The junior subordinated debt securities issued from time to time in connection with the issuance of trust preferred securities by a Trust will contain the same restrictive covenants described in the preceding paragraph. The effect of such restrictive covenants will be to limit the rights of holders of Preferred Securities to receive payments with respect thereto if there has been a deferral of interest under any such junior subordinated debt securities.

     Should the Company exercise its right to defer any payment of interest on the Junior Subordinated Debt Securities by extending the interest payment period, under recently issued Treasury regulations, each holder of Preferred Securities will accrue income in the form of OID in respect of the deferred interest allocable to its Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed, to holders of record of Preferred Securities. As a result, during any Extension Period, each such holder of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from SSBH Capital related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debt Securities. However, should the Company exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Junior Subordinated Debt Securities) may be more volatile than other similar securities where the issuer does not have such rights to defer interest payments. See "United States Federal Income Taxation -- Interest Income and Original Issue Discount" and "-- Sales of Preferred Securities."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     Upon the occurrence of a Special Event (as defined herein), SSBH Capital will be dissolved, except in the limited circumstance described below, with the result that the Junior Subordinated Debt Securities will be distributed to the holders of the Trust Securities in connection with the liquidation of SSBH Capital. In certain circumstances in connection with a Tax Event, the Company has the right to redeem the Junior Subordinated Debt Securities, in whole or in part, in lieu of a distribution of the Junior Subordinated Debt Securities to holders of Trust Securities by SSBH Capital, in which event SSBH Capital will redeem the Trust Securities on a pro rata basis to the same extent as the Junior Subordinated Debt Securities are redeemed by the Company. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

     Under current United States federal income tax law, a distribution of Junior Subordinated Debt Securities upon the dissolution of SSBH Capital would not be a taxable event to holders of the Preferred

Securities. Upon the occurrence of a Tax Event, however, a dissolution of SSBH Capital in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income
Taxation -- Receipt of Junior Subordinated Debt Securities or Cash Upon Liquidation of SSBH Capital."

     There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of SSBH Capital were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debt Securities that a holder of Preferred Securities may receive on dissolution and liquidation of SSBH Capital, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debt Securities upon the occurrence of a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debt Securities and should carefully review all the information regarding the Junior Subordinated Debt Securities contained herein and in the accompanying Prospectus. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debt Securities -- General."

LIMITED VOTING RIGHTS

     Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, SSBH Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities -- Voting Rights."

TRADING PRICE

     Should the Company exercise its option to defer any payment of interest on the Junior Subordinated Debt Securities, the Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debt Securities. In the event of such a deferral, a holder of Preferred Securities who disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debt Securities to the date of disposition, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Junior Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than such holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation -- Interest Income and Original Issue Discount" and "-- Sales of Preferred Securities."

                                USE OF PROCEEDS

     All of the net proceeds from the sale of the Preferred Securities offered hereby will be invested by SSBH Capital in Junior Subordinated Debt Securities of the Company. The Company will use the proceeds from the sale of the Junior Subordinated Debt Securities to SSBH Capital to fund its financial services business and for general corporate purposes, which may include the reduction or refinancing of other borrowings, or the making of investments in or capital contributions to subsidiaries of the Company. Also, in order to fund its financial services business, the Company expects to incur additional indebtedness in the future. See "Capitalization."

                              ACCOUNTING TREATMENT

     The financial statements of SSBH Capital will be reflected in the Company's consolidated financial statements with the Preferred Securities shown as "SSBH-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts holding solely Junior Subordinated Debt Securities of SSBH."


                       RATIO OF EARNINGS TO FIXED CHARGES



                                                                     YEAR ENDED DECEMBER 31,
                                    NINE MONTHS ENDED    -----------------------------------------------
                                    SEPTEMBER 30, 1997    1996      1995      1994      1993      1992
                                    ------------------   -------   -------   -------   -------   -------
Ratio of earnings to fixed
  charges..........................          1.29           1.37      1.20     0.98*      1.32      1.27



---------------


* For the year ended December 31, 1994, earnings as defined were inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings as defined for the year was $173 million.


     The ratio of earnings to combined fixed charges and preferred stock dividends has been computed by dividing earnings from continuing operations before income taxes and fixed charges by the combined fixed charges and preferred stock dividends. For purposes of these ratios, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.

                                 CAPITALIZATION


     The following table sets forth the combined capitalization of the Company
at             , 199 , and as adjusted to give effect to the issuance of the
Preferred Securities, the issuance and sale of additional long-term debt of the
Company after             , 199 through the date hereof, and the application of
the proceeds from each of these transactions to the repayment of short-term
borrowings, as if such transactions had occurred on           , 199 .



                                                                            AT         , 199
                                                                       ---------------------------
                                                                               (UNAUDITED)
                                                                       ---------------------------
                                                                       OUTSTANDING     AS ADJUSTED
                                                                       -----------     -----------
                                                                          (DOLLARS IN MILLIONS)
Short-term borrowings................................................                   $
Notes payable........................................................
Long-term debt.......................................................
                                                                                         --------
          Total debt.................................................                   $
                                                                                         --------
Redeemable Preferred Stock, Series A(1)..............................
SSBH-Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trusts holding solely Junior
  Subordinated Debt Securities of SSBH(2)............................
Stockholder's equity
  Preferred Stock, Series D and E(1).................................
  Common stock ($.01 par value;
     authorized -- 1,000 shares; issued and outstanding -- 1,000 shares)........................................................
Additional paid-in capital...........................................
Retained earnings....................................................
Cumulative translation adjustment....................................
Treasury Stock
                                                                                         --------
          Total stockholder's equity.................................
                                                                                         --------
Total capitalization.................................................                   $
                                                                                         --------


---------------

(1) On November 28, 1997, in connection with the merger of the Company into a wholly owned subsidiary of Travelers Group Inc., each share of Series A Cumulative Convertible Preferred Stock, 8.08% Cumulative Preferred Stock, Series D and 8.40% Cumulative Preferred Stock, Series E of the Company was exchanged, respectively, for one share of Series I Cumulative Preferred Stock, 8.08% Cumulative Preferred Stock, Series J and 8.40% Cumulative Preferred Stock, Series K, of Travelers Group Inc.



(2) The sole asset of each trust will be junior subordinated deferrable interest debentures of the Company. The sole asset of SSBH Capital will be $
    million aggregate principal amount of   % junior subordinated deferrable
    interest debentures of the Company due             , 20  .


                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, The Chase Manhattan Bank, will act as indenture trustee under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. This description supplements the description of the general terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the caption "Description of Preferred Securities." The following summary of the material terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration (a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part), the Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Regular Trustees to issue on behalf of SSBH Capital the Trust Securities, which represent undivided beneficial interests in the assets of SSBH Capital. All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by SSBH Capital of any securities other than the Trust Securities or the incurrence of any indebtedness by SSBH Capital. Pursuant to the Declaration, the Institutional Trustee will hold title to the Junior Subordinated Debt Securities purchased by SSBH Capital for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by SSBH Capital, and payments upon redemption of the Preferred Securities or liquidation of SSBH Capital out of money held by SSBH Capital, are guaranteed by the Company to the extent described under "Description of Guarantee." The Guarantee will be held by The Chase Manhattan Bank, the Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of distributions when SSBH Capital does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to (i) vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities or (ii) if the failure of SSBH Capital to pay distributions is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities, institute a proceeding directly against the Company for enforcement of payment to such holder of the principal or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debt Securities. See "-- Voting Rights."

DISTRIBUTIONS

     Distributions on the Preferred Securities will be fixed at a rate per annum
of   % of the stated liquidation amount of $          per Preferred Security.
Distributions in arrears beyond the first date such distributions are payable (or would be payable, if not for any Extension Period or default by the Company on the Junior Subordinated Debt Securities) will bear interest thereon at the
rate per annum of   % thereof compounded           . The term "distribution" as
used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Preferred Securities will be cumulative, will accrue
from and including             , 199 , and will be payable             in
arrears on             of each year, commencing             , 199 . When, as and
if available for payment, distributions will be made by the Institutional Trustee, except as otherwise described below.

     The distribution rate and the distribution payment dates and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debt Securities.

     The Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period from time to time on the Junior Subordinated Debt Securities for an
Extension Period not exceeding   consecutive      interest periods during which
no interest shall be due and payable, provided, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. As a consequence of the Company's extension of the interest payment period, distributions on the Preferred Securities would be deferred (though such distributions would continue to accrue with interest thereon compounded
          , since interest would continue to accrue on the Junior

Subordinated Debt Securities) during any such extended interest payment period. In the event that the Company exercises its right to extend the interest payment period, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or
(iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any Extension Period, the Company may further extend such Extension Period; provided, that such Extension Period, together with all
such previous and further extensions thereof, may not exceed   consecutive
interest periods; provided, further, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements.
Consequently, there could be up to   Extension Periods of varying lengths
throughout the term of the Junior Subordinated Debt Securities. See "Description of the Junior Subordinated Debt Securities -- Interest" and "-- Option to Extend Interest Payment Period." The Regular Trustees shall give the holders of the Preferred Securities notice of any Extension Period upon their receipt of notice thereof from the Company. See "Description of the Junior Subordinated Debt Securities -- Option To Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of SSBH Capital on the record date next following the termination of such deferral period.


     Distributions on the Preferred Securities will be made on the dates payable to the extent that SSBH Capital has funds available for the payment of such distributions in the Property Account. SSBH Capital's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from the Company on the Junior Subordinated Debt Securities. See "Description of the Junior Subordinated Debt Securities." The payment of distributions out of monies held by SSBH Capital is guaranteed by the Company to the extent set forth under "Description of Guarantee."

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of SSBH Capital at the close of business on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Junior Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in book-entry only form, the relevant record dates shall conform to the rules of any securities exchange on which the Preferred Securities are listed and, if none, the Regular Trustees shall have the right to select relevant record dates, which shall be more than 14 days but less than 60 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

MANDATORY REDEMPTION OF TRUST SECURITIES

     The Preferred Securities have no stated maturity date but will be redeemed upon the maturity of the Junior Subordinated Debt Securities or to the extent the Junior Subordinated Debt Securities are redeemed. The Junior Subordinated
Debt Securities will mature on             , 203 , and may be redeemed, in whole
or in part, at any time on or after             , 200 , or at any time, in whole
or in part, in certain circumstances upon the occurrence of a Tax Event (as described under "Special Event Redemption or Distribution" below). See "Description of the Junior Subordinated Debt Securities -- Optional Redemption." Upon the maturity of the Junior Subordinated Debt Securities, the proceeds of the repayment thereof shall simultaneously be applied to redeem all outstanding Trust Securities at the Redemption Price. Upon the redemption of the Junior Subordinated Debt Securities, whether in whole or in part (either at the option of the Company or pursuant to a Tax Event), the proceeds from such redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed at the Redemption Price; provided, that holders of Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of this Prospectus Supplement), in either case after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) SSBH Capital would be subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debt Securities, (ii) interest payable to SSBH Capital on the Junior Subordinated Debt Securities would not be deductible, in whole or in part, by the Company for United States federal income tax purposes or (iii) SSBH Capital would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel experienced in practicing under the 1940 Act (as defined herein) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that SSBH Capital is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement.

     If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") shall occur and be continuing, SSBH Capital shall, except in the limited circumstances described below, be dissolved with the result that Junior Subordinated Debt Securities with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities outstanding at such time would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in SSBH Capital on a pro rata basis within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, such dissolution and distribution shall be conditioned on the Regular Trustees' receipt of an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on, among other things, published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust

Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Junior Subordinated Debt Securities and, provided further, that, if at the time there is available to the Company or SSBH Capital the opportunity to eliminate, within such 90 day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, that will have no adverse effect on SSBH Capital, the Company or the holders of the Trust Securities, the Company or SSBH Capital will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Company has received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters that, as a result of such Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Junior Subordinated Debt Securities for United States federal income tax purposes, even after the Junior Subordinated Debt Securities were distributed to the holders of Trust Securities in liquidation of such holders' interests in SSBH Capital as described above, or (ii) the Regular Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion to the Regular Trustees, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Junior Subordinated Debt Securities, in whole or in part, for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed shall be redeemed by SSBH Capital at the Redemption Price on a pro rata basis; provided, however, that if at the time there is available to the Company or SSBH Capital the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on SSBH Capital, the Company or the holders of the Trust Securities, the Company or SSBH Capital will pursue such measure in lieu of redemption.


     If the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to cause the Junior Subordinated Debt Securities to be listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

     After the date for any distribution of Junior Subordinated Debt Securities upon dissolution of SSBH Capital, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the securities depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debt Securities to be delivered upon such distribution, and (iii) any certificates representing Preferred Securities not held by the Depositary or its nominee will be deemed to represent Junior Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for either the Preferred Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of SSBH Capital were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debt Securities that an investor may receive if a dissolution and liquidation of SSBH Capital were to occur, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

     SSBH Capital may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all
Preferred Securities for all           distribution periods terminating on or
prior to the date of redemption.

     If SSBH Capital gives a notice of redemption in respect of the Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, and if the Company has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debt Securities, the Institutional Trustee will irrevocably deposit with the

Depositary (as defined in the accompanying Prospectus) funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "-- Book-Entry Only Issuance -- The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by SSBH Capital, or by the Company pursuant to the Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed in accordance with the Depositary's standard procedures. See " -- Book-Entry Only Issuance -- The Depository Trust Company."


     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates or subsidiaries, including, without limitation, Smith Barney and/or Salomon Brothers (and any successor or successors thereto), may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.


LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of SSBH Capital (each a "Liquidation"), the holders of the Preferred Securities will be entitled to receive out of the assets of SSBH Capital, after satisfaction of liabilities to creditors, distributions in an
amount equal to the aggregate of the stated liquidation amount of $          per
Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Junior Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities outstanding at such time have been distributed on a pro rata basis to the holders of such Preferred Securities.

     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because SSBH Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by SSBH Capital on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such Liquidation pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

     Pursuant to the Declaration, SSBH Capital shall terminate (i) on
            , 205 , the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the holder of the Common Securities or the Company, the filing of a certificate of cancellation with respect to SSBH Capital, or the revocation of the charter of the holder of the Common Securities or the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Junior Subordinated Debt Securities upon the occurrence of a Special Event, (v) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, the Company or SSBH Capital, or (vi) upon the redemption of all the Trust Securities.

     Under the terms of the Indenture, the Company has covenanted that, for so long as the Preferred Securities remain outstanding, it will not voluntarily dissolve, wind-up or terminate SSBH Capital, except in connection with a distribution of Junior Subordinated Debt Securities upon a Special Event or in connection with certain mergers, consolidations or amalgamations permitted by the Declaration.

DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that, pursuant to the Declaration the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and therefore the Indenture. In the event that any Declaration Event of Default with respect to the Preferred Securities is waived by the holders of the Preferred Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of Common Securities. See "-- Voting Rights."

     If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from SSBH Capital. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

     Upon the occurrence of an Indenture Event of Default, the Institutional Trustee as the sole holder of the Junior Subordinated Debt Securities will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debt Securities to be immediately due and payable. The Company and SSBH Capital are each required to file annually with the Institutional Trustee an officers' certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

     Except as described in this Prospectus Supplement and in the accompanying Prospectus under "Description of Guarantees -- Modification of Guarantees; Assignment," and except as provided under the Trust Act, the Trust Indenture Act and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

     Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Junior Subordinated Debt Securities, to (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to the Junior Subordinated Debt Securities, (ii) waive any past Indenture Event of Default that is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debt Securities where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Junior Subordinated Debt Securities (a "Super Majority") affected thereby, only the holders of at least such Super Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any record holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. The Institutional Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy available to the Institutional Trustee, the Institutional Trustee, as holder of the Junior Subordinated Debentures, shall not take any of the actions described in clauses (i), (ii), (iii) or (iv) above unless the Institutional Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of such action, SSBH Capital will not fail to be classified as a grantor trust for United States federal income tax purposes.

     In the event the consent of the Institutional Trustee, as the holder of the Junior Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the written direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where any amendment, modification or termination under the Indenture would require the consent of a Super Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in aggregate liquidation amount of the Trust Securities which the relevant Super Majority represents of the aggregate principal amount of the Junior Subordinated Debt Securities outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that for United States federal income tax purposes SSBH Capital will not be classified as other than a grantor trust.

     A waiver of an Indenture Event of Default by the Institutional Trustee at the direction of the holders of the Preferred Securities will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for SSBH Capital to redeem and cancel Preferred Securities or distribute Junior Subordinated Debt Securities in accordance with the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

     The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company."

     Holders of the Preferred Securities will have no rights to appoint or remove the SSBH Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee and the Delaware Trustee), provided, that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of SSBH Capital other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only holders of the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause SSBH Capital to be classified for United States federal income tax purposes as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause SSBH Capital to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     SSBH Capital may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below. SSBH Capital may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided, that, (i) such successor entity either
(x) expressly assumes all of the obligations of SSBH Capital under the Trust Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee, in its capacity as the holder of the Junior Subordinated Debt Securities, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of SSBH Capital, (vii) prior to such merger, consolidation, amalgamation or replacement, SSBH Capital has received an opinion of a nationally recognized independent counsel to SSBH Capital experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (B) following such merger, consolidation, amalgamation or replacement, neither SSBH Capital nor such successor entity will be required to register as an "investment company" under the 1940 Act; and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, SSBH Capital shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if in the opinion of a nationally recognized independent tax counsel experienced in such matters, such consolidation, amalgamation, merger or replacement would cause SSBH Capital or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes. In addition, so long as any Preferred Securities are outstanding and are not held entirely by the Company, SSBH Capital may not voluntarily liquidate, dissolve, wind-up or terminate except as described above under "-- Special Event Redemption Distribution."

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ("DTC") will act as securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. (the "NASD"). Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

     To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such Preferred Securities in accordance with its procedures.

     Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to SSBH Capital as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and SSBH Capital believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in SSBH Capital.

     Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, SSBH Capital or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of SSBH Capital, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a global Preferred Security certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

     DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to SSBH Capital. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and SSBH Capital believe to be reliable, but neither the Company nor SSBH Capital takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such a default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. Notwithstanding the foregoing, the holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action following a Declaration Event of Default.

     The Institutional Trustee has extended substantial credit facilities (the borrowings under which constitute Senior Indebtedness (as defined herein)) to the Company. The Company and certain of its subsidiaries also maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the Institutional Trustee in the ordinary course of business.

PAYING AGENT

     In the event that the Preferred Securities do not remain in book-entry only form, the following provisions will apply:

          The Institutional Trustee will act as paying agent and may designate an additional or substitute paying agent at any time.

          Registration of transfers of Preferred Securities will be effected without charge by or on behalf of SSBH Capital, but upon payment (with the giving of such indemnity as SSBH Capital or the Company may require) in respect of any tax or other government charges that may be imposed in relation to it.

          SSBH Capital will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

GOVERNING LAW

     The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate SSBH Capital in such a way so that SSBH Capital will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Junior Subordinated Debt Securities will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of SSBH Capital or the certificate of incorporation of the Company, that each of the Company and the Regular Trustees determines in its discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

     Holders of the Preferred Securities have no preemptive rights.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     Set forth below is a description of the specific terms of the Junior Subordinated Debt Securities in which SSBH Capital will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Junior Subordinated Debt Securities set forth in the accompanying Prospectus under the caption "Description of Junior Subordinated Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description of the Junior Subordinated Debt Securities in the accompanying Prospectus; the Indenture, dated as of
  , 199 (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Indenture Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part; and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.

     Under certain circumstances involving the dissolution of SSBH Capital following the occurrence of a Special Event, Junior Subordinated Debt Securities may be distributed to the holders of the Trust Securities in liquidation of SSBH Capital. See "Description of the Preferred Securities -- Special Event Redemption or Distribution."

     If the Junior Subordinated Debt Securities are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Junior Subordinated Debt Securities listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the Preferred Securities are then listed or quoted.

GENERAL

     The Junior Subordinated Debt Securities will be issued as unsecured debt under the Indenture. The Junior Subordinated Debt Securities will be limited in
aggregate principal amount to approximately $          ($          if the
Underwriters exercise the over-allotment option in full), such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the capital contributed by the Company to SSBH Capital in exchange for the Common Securities (the "SSBH Payment").

     The Junior Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Junior Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and
Additional Interest (as defined herein), if any, on             , 203 .

     If Junior Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in SSBH Capital, such Junior Subordinated Debt Securities will initially be issued in the form of one or more Global Securities (as defined under "Book-Entry and Settlement" below). As described herein, under certain limited circumstances, Junior Subordinated Debt Securities may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Junior Subordinated Debt Securities are issued in certificated form, such Junior
Subordinated Debt Securities will be in denominations of $          and integral
multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debt Securities issued as a Global Security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Junior Subordinated Debt Securities. In the event Junior Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debt Securities will be registrable and Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in New York, New York; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

     The Company does not intend to issue and sell the Junior Subordinated Debt Securities to any purchasers other than SSBH Capital.

     There are no covenants or provisions in the Indenture that would afford the holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect such holders.

SUBORDINATION

     The Indenture provides that the Junior Subordinated Debt Securities are subordinated and junior in right of payment to all Senior Indebtedness of the Company. No payment of principal (including redemption payments), premium, if any, or interest on the Junior Subordinated Debt Securities may be made if (i) any Senior Indebtedness of the Company has not been paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of the Company must be paid in full before the holders of Junior Subordinated Debt Securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to all Senior Indebtedness of the Company then outstanding, the rights of the holders of the Junior Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debt Securities are paid in full.

     The term "Senior Indebtedness" means, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any conditional sale or title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations, contingent or otherwise, of such obligor in respect of any letters of credit, banker's acceptance, security purchase facilities or similar credit transactions, (v) all obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements, (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise and (vii) all obligations of the type referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Junior Subordinated Debt Securities and
(2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) any other SSBH Trust or a trustee of such trust and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company.

OPTIONAL REDEMPTION

     The Company shall have the right to redeem the Junior Subordinated Debt
Securities, in whole or in part, from time to time, on or after             ,
200 , or at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Preferred Securities -- Special Event Redemption or Distribution," upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest (as defined herein), if any, to the redemption date. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Junior Subordinated Debt Securities would result in the delisting of the Preferred Securities, the Company may only redeem the Junior Subordinated Debt Securities in whole.

INTEREST

     Each Junior Subordinated Debt Security shall bear interest at the rate of % per annum, from and including the original date of issuance, payable
               in arrears on                  of each year (each an "Interest
Payment Date"), commencing             , 199 to the person in whose name such
Junior Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Junior Subordinated Debt Securities shall not continue to remain in book-entry only form, the Company shall have the right to select record dates, which shall be more than 14 days but less than 60 days prior to the Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for
any period shorter than a full                period for which interest is
computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Junior Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     The Company shall have the right at any time, and from time to time, during the term of the Junior Subordinated Debt Securities, to defer payments of interest by extending the interest payment period for a period not exceeding
     consecutive      , provided, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities, at the end of which Extension Period, the Company shall pay all interest then accrued and unpaid (including any Additional Interest (as defined below)) together with interest
thereon compounded           at the rate specified for the Junior Subordinated
Debt Securities to the extent permitted by applicable law ("Compound Interest"); provided, further, that during any such Extension Period, (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than
(i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any Extension Period, the Company may further defer payments of interest by extending such Extension Period; provided, however, that such Extension Period, including all such
previous and further extensions, may not exceed   consecutive           interest
periods (including the      interest period in which notice of such Extension
Period (as described below) is given); provided, further, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debt Securities. If the Institutional Trustee shall be the sole holder of the Junior Subordinated Debt Securities, the Company shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities would be payable, if not for such Extension Period, or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution would be payable, if not for such Extension Period, but in any event one Business Day prior to such record date. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Junior Subordinated Debt Securities, the Company shall give the holders of the Junior Subordinated Debt Securities notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date upon which the Company is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Junior Subordinated Debt Securities of the record or payment date of such related interest payment.

ADDITIONAL INTEREST

     If at any time SSBH Capital shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Junior Subordinated Debt Securities such additional amounts as shall be required so that the net amounts received and retained by SSBH Capital after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts SSBH Capital would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

     If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Junior Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities. See "Description of Junior Subordinated Debt Securities -- Events of Default" in the accompanying Prospectus for a description of the Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Junior Subordinated Debt Securities. See "Description of the Preferred
Securities -- Declaration Events of Default" and "-- Voting Rights."

     Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, the Company acknowledges that, in such event, a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debt Securities. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all of the holders of Preferred Securities of SSBH Capital. Notwithstanding any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities held by SSBH Capital or the Institutional Trustee of SSBH Capital, and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of SSBH Capital as a result of the occurrence of a Special Event, the Junior Subordinated Debt Securities will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, Junior Subordinated Debt Securities represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debt Securities in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Junior Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

     If Junior Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in SSBH Capital, DTC will act as securities depositary for the Junior Subordinated Debt Securities. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

     None of the Company, SSBH Capital, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

     A Global Security shall be exchangeable for Junior Subordinated Debt Securities registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or
(iv) there shall have occurred an Indenture Event of Default with respect to such Junior Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debt Securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

     The Indenture will provide that the Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Junior Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of SSBH Capital, (iii) the retention of the SSBH Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities.

                            DESCRIPTION OF GUARANTEE

     Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by the Company for the benefit of the holders of Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under the Guarantee (the "Guarantee Trustee"). The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. This description supplements the description of the general terms and provisions of the Guarantee set forth in the accompanying Prospectus under the caption "Description of Guarantees." The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part, and the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities.

GENERAL

     Pursuant to and to the extent set forth in the Guarantee, the Company will irrevocably and unconditionally agree to pay in full to the holders of the Preferred Securities (except to the extent paid by SSBH Capital), as and when due, regardless of any defense, right of set-off or counterclaim which SSBH Capital may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent SSBH Capital has funds
available therefor, (ii) the redemption price of $     per Preferred Security,
plus all accrued and unpaid distributions (the "Redemption Price"), to the extent SSBH Capital has funds available therefor, with respect to any Preferred Securities called for redemption by SSBH Capital, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of SSBH Capital (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment or (b) the amount of assets of SSBH Capital remaining for distribution to holders of the Preferred Securities in liquidation of SSBH Capital. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing SSBH Capital to pay such amounts to such holders.

     The Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Securities from the time of issuance of the Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of SSBH Capital, except to the extent SSBH Capital shall have funds available therefor. If the Company does not make interest payments on the Junior Subordinated Debt Securities, SSBH Capital will not pay distributions on the Preferred Securities and will not have funds available therefor. See "Description of Junior Subordinated Debt Securities." The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of SSBH Capital (other than with respect to Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

CERTAIN COVENANTS OF THE COMPANY

     In the Guarantee, the Company will covenant that, so long as any Preferred Securities remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) and (b) the Company shall not make any payment of interest on, or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debt Securities. The Guarantee, however, will except from the foregoing any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Preferred Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An Event of Default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee Trustee's rights under the Guarantee, any holder of related Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against SSBH Capital, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against SSBH Capital or any other person or entity.

     The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under the Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     The Guarantee Trustee has extended substantial credit facilities (the borrowings under which constitute Senior Indebtedness) to the Company. The Company and certain of its subsidiaries also maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the Guarantee Trustee in the ordinary course of business.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, upon distribution of the Junior Subordinated Debt Securities to the holders of the Preferred Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of SSBH Capital. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Guarantee.

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                        EFFECT OF OBLIGATIONS UNDER THE
             JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of SSBH Capital is to issue the Trust Securities evidencing undivided beneficial interests in the assets of SSBH Capital, and to invest the proceeds from such issuance and sale in the Junior Subordinated Debt Securities.

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) pursuant to the Indenture, the Company shall pay, and SSBH Capital shall not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of SSBH Capital other than with respect to the Trust Securities; and (iv) the Declaration further provides that the SSBH Trustees shall not cause or permit SSBH Capital to, among other things, engage in any activity that is not consistent with the purposes of SSBH Capital.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of Guarantees" in the accompanying Prospectus. If the Company does not make interest payments on the Junior Subordinated Debt Securities purchased by SSBH Capital, it is expected that SSBH Capital will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee is a guarantee on a subordinated basis with respect to the Preferred Securities from the time of its issuance but does not apply to any payment of distributions unless and until SSBH Capital has sufficient funds for the payment of such distributions.

     The Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment of interest or principal or other payments on the Junior Subordinated Debt Securities held by SSBH Capital as its sole asset. The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of SSBH Capital (other than with respect to the Trust Securities), will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the Preferred Securities.

     If the Company fails to make interest or other payments on the Junior Subordinated Debt Securities when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Book Entry Only Issuance -- The Depository Trust Company" and
"-- Voting Rights," may direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may also institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from SSBH Capital. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against SSBH Capital, the Guarantee Trustee, or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against SSBH Capital or any other person or entity.

     The Company and SSBH Capital believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Description of Guarantee -- General."


            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS


GENERAL


     The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who purchase the Preferred Securities upon original issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, common trust funds, insurance companies, dealers in securities or currencies, tax-exempt investors, persons that have a functional currency other than the U.S. Dollar or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly with retroactive effect.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     In connection with the issuance of the Junior Subordinated Debt Securities, Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden, Arps"), tax counsel to the Company and SSBH Capital, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debt Securities held by SSBH Capital will be classified for United States federal income tax purposes as indebtedness of the Company.

CLASSIFICATION OF SSBH CAPITAL

     In connection with the issuance of the Preferred Securities, Skadden, Arps will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, SSBH Capital will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debt Securities, and each holder will be required to include in its gross income interest (or OID) with respect to its allocable share of those Junior Subordinated Debt Securities.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). The Company believes that the likelihood of its exercising its option to defer payments is remote within the meaning of the Regulations. Based on the foregoing, the Company believes that, although the matter is not free from doubt, the Junior Subordinated Debt Securities will not be considered to be issued with OID at the time of their original issuance and, accordingly, that a holder of the Preferred Securities should include in gross income such holder's allocable share of interest on the Junior Subordinated Debt Securities in accordance with such holder's method of tax accounting.

     Under the Regulations, if the option to defer any payment of interest was determined not to be "remote" or if the Company exercised such option, the Junior Subordinated Debt Securities would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be, and all stated interest on the Junior Subordinated Debt Securities would thereafter be treated as OID as long as the Junior Subordinated Debt Securities remained outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debt Securities would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Preferred Securities would be required to include in gross income OID even though the Company would not make any actual cash payments during an Extension Period.

     No rulings or other interpretations have been issued by the Internal Revenue Service (the "IRS") which have addressed the meaning of the term "remote" as used in the Regulations, and it is possible that the IRS could take a position contrary to the interpretation herein.

     Because income on the Preferred Securities will constitute interest or OID, corporate holders of Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF SSBH CAPITAL

     Under certain circumstances, as described under "Description of the Preferred Securities -- Special Event Redemption or Distribution," Junior Subordinated Debt Securities may be distributed to holders in exchange for the Preferred Securities upon the liquidation of SSBH Capital. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debt Securities equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Junior Subordinated Debt Securities received in liquidation of SSBH Capital would include the period during which the Preferred Securities were held by such holder.

     Under certain circumstances described herein (see "Description of the Preferred Securities"), the Junior Subordinated Debt Securities may be redeemed by the Company for cash and the proceeds of such redemption distributed by SSBH Capital to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "United States Federal Income Taxation -- Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES

     A holder that sells Preferred Securities will be considered to have disposed of all or part of its pro rata share of the Junior Subordinated Debt Securities and will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. Assuming that the Company does not exercise its option to defer payment of interest on the Junior Subordinated Debt Securities and that the Junior Subordinated Debt Securities are not deemed to be issued with OID, a holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price. If the Junior Subordinated Debt Securities are deemed to be issued with OID, a holder's tax basis in the Preferred Securities generally will be its initial purchase price, increased by OID previously includible in such holder's gross income to the date of disposition and decreased by distributions or other payments received on the Preferred Securities since and including the date that the Junior Subordinated Debt Securities were deemed to be issued with OID. Such gain or loss generally will be a capital gain or loss (except to the extent of any accrued interest with respect to such holder's pro rata share of the Junior Subordinated Debt Securities required to be included in income) and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year. Recently enacted United States tax legislation reduced the maximum United States federal income tax rate applicable to long-term capital gains in certain instances. Prospective investors should consult their tax advisors regarding the possible effect on such investors of such legislation.

     Should the Company exercise its option to defer any payment of interest on the Junior Subordinated Debt Securities, the Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debt Securities. In the event of such a deferral, a holder who disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debt Securities to the date of disposition and to add such amount to its adjusted tax basis in its pro rata share of the underlying Junior Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

     Under present United States federal income tax law: (i) payments by SSBH Capital or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided, that, (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Preferred Security certifies to SSBH Capital or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to SSBH Capital or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution holding such security for the beneficial owner and furnishes SSBH Capital or its agent with a copy thereof; and (ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security.

INFORMATION REPORTING TO HOLDERS

     Generally, income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS on a timely basis.


     On October 7, 1997, the United States Treasury Department issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to United States Alien Holders after December 31, 1998. Such regulations, among other things, may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of a Preferred Security. Prospective investors should consult their tax advisors regarding the effect, if any, of such new Treasury regulations on an investment in the Preferred Securities.


     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                  UNDERWRITING

     Under the terms and subject to the conditions of the Underwriting Agreement
dated                  , 199 (the "Underwriting Agreement"), each Underwriter
named below (the "Underwriters") has severally agreed to purchase from SSBH Capital, and SSBH Capital has agreed to sell to such Underwriter, the number of Preferred Securities set forth opposite the name of such Underwriter below.

                                                                           NUMBER OF
                                UNDERWRITERS                          PREFERRED SECURITIES
        ------------------------------------------------------------  --------------------
                            ........................................
                            ........................................

                                                                          -------------
                  Total.............................................
                                                                          =============

     The Underwriters are obligated to take and pay for the total number of Preferred Securities offered hereby if any such Preferred Securities are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     SSBH Capital has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus Supplement, to purchase up to an aggregate
of                  additional Preferred Securities at the initial public
offering price set forth on the cover page of this Prospectus Supplement. The Company will pay Underwriters' Compensation in the amounts per Preferred Security set forth on the cover page hereof with respect to such additional Preferred Securities. The Underwriters may exercise such option to purchase additional Preferred Securities solely for the purpose of covering over-allotments, if any, incurred in connection with the sale of the Preferred Securities offered hereby. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional Preferred Securities as the number of Preferred Securities set forth opposite such Underwriter's name in the preceding table bears to the total number of Preferred Securities in such table.


     The Underwriting Agreement provides that SSBH Capital and the Company will indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to make certain contributions in respect thereof, or to contribute to payments that such Underwriters may be required to make in respect thereof and to reimburse each of the Underwriters for certain legal and other expenses.


     SSBH Capital and the Company have agreed, during the period beginning on the date of the Underwriting Agreement and continuing to and including the date that is 60 days after the closing date for the purchase of the Preferred Securities, not to offer, sell, contract to sell or otherwise dispose of any preferred securities, any preferred stock or any other securities (including any backup undertakings of such preferred stock or other securities) of the Company or of SSBH Capital, in each case that are substantially similar to the Preferred Securities, or any securities convertible into or exchangeable for the Preferred Securities or such substantially similar securities of either SSBH Capital or the Company, except preferred securities offered pursuant to the accompanying Prospectus, without the prior written consent of the Underwriters.

     In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be used to purchase the Junior Subordinated Debt Securities of the Company, the Underwriting Agreement provides that the Company
will pay as compensation to the Underwriters $          per Preferred Security
for the accounts of the several Underwriters; provided that such compensation for sales of 10,000 or more Preferred Securities to a single purchaser will be
$          per Preferred Security. Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence.

     The Underwriters propose to offer the Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at a price that
represents a concession not in excess of           , provided that such
concession for sales of 10,000 or more Preferred Securities to a single person
will not be in excess of      per Preferred Security. The Underwriters may
allow, and such dealers may reallow, a concession not in excess of      per
Preferred Security to certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.


     In connection with underwritten offerings of Preferred Securities, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Preferred Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Exchange Act, pursuant to which such persons may bid for or purchase Preferred Securities for the purposes of stabilizing their market price. The Underwriters also may create a short position for their respective accounts by selling more Preferred Securities in connection with this offering than they are committed to purchase from SSBH Capital, and in such case may purchase Preferred Securities in the open market following completion of this offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to a specified aggregate principal amount or number of Preferred Securities, by exercising any Underwriters' over-allotment option that may be applicable with respect to the particular underwritten offering. In addition, the managing Underwriter for the particular offering, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements between the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in this offering) for the account of the Underwriters, the selling concession with respect to Preferred Securities that are distributed in the relevant offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Preferred Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if any are undertaken, they may be discontinued at any time.


     The Company intends to apply for listing of the Preferred Securities on the New York Stock Exchange. Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the date of this Prospectus Supplement.


     The participation of any affiliate of the Company in the offer and sale of Preferred Securities will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the underwriting by an affiliate of securities of its parent.



     This Prospectus Supplement and the Prospectus may be used by the Company or any Underwriter that is an affiliate or other affiliates of the Company in connection with offers and sales of the Preferred Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any such entity may act as principal or agent in such transactions. No such entity is obligated to make a market in the Preferred Securities and any such entity may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the liquidity or existence of a secondary market for any Preferred Securities.

                                 LEGAL MATTERS


     The validity of the Junior Subordinated Debt Securities, the Guarantee and certain matters relating thereto will be passed upon for the Company and SSBH Capital by Robert H. Mundheim, Esq., General Counsel of the Company. Mr. Mundeim beneficially owns, or has rights to acquire under Travelers Group employee benefit plans, an aggregate of less than one percent of the common stock of Travelers Group. The validity of the Preferred Securities and certain matters relating thereto and certain United States federal income tax matters will be passed upon for the Company and SSBH Capital by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York. Kenneth
J. Bialkin, a partner of Skadden, Arps, Slate, Meagher & Flom LLP, is a director of Travelers Group, the parent of the Company, and he and other attorneys in such firm beneficially own an aggregate of less than one percent of the common stock of Travelers Group. Each of Cleary, Gottlieb, Steen & Hamilton and Skadden, Arps, Slate, Meagher & Flom LLP has from time to time acted as counsel for Travelers Group and certain of its subsidiaries and may do so in the future.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED DECEMBER 1, 1997


PROSPECTUS


SALOMON SMITH BARNEY HOLDINGS INC.


may offer --

PREFERRED STOCK
DEPOSITARY SHARES

and

SSBH CAPITAL I
SSBH CAPITAL II
SSBH CAPITAL III
SSBH CAPITAL IV, which are subsidiaries of Salomon Smith Barney Holdings Inc.


may offer --


TRUST PREFERRED SECURITIES


that Salomon Smith Barney Holdings
Inc. has guaranteed to the extent
explained in this prospectus.


At the time of offering of these Trust
Preferred Securities, Salomon Smith
Barney Holdings Inc. will also by this
prospectus offer its related Junior
Subordinated Debt Securities.


                                            We will provide the specific terms
                                            of these securities in supplements
                                            to this prospectus. You should read
                                            this prospectus and the supplements
                                            carefully before you invest.

--------------------------------------------------------------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS,
    OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, IS ACCURATE OR COMPLETE. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            ------------------------


                              SALOMON SMITH BARNEY



December   , 1997.

                               PROSPECTUS SUMMARY


     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read this document and the Prospectus Supplement that explains the specific terms of the securities we are offering. You should also read the documents we have referred you to in Where You Can Find More Information on page 5 for information on our Company and our financial statements. The Prospectus Supplement may also add, update or change information contained in this Prospectus. It is important for you to consider the information in the Prospectus and any Prospectus Supplement in making your investment decision.


                                  OUR COMPANY

     Salomon Smith Barney Holdings Inc. is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its two broker-dealer subsidiaries, Smith Barney Inc. and Salomon Brothers Inc.

                                   THE TRUSTS

     SSBH Capital I, SSBH Capital II, SSBH Capital III and SSBH Capital IV (the "Trusts") are recently formed Delaware business trusts. All of the common undivided interests (the "Common Securities") in each of the Trusts will be held by the Company or its subsidiaries.

     Each Trust will not engage in any activities other than (i) offering trust preferred securities representing undivided beneficial interests in the assets of the respective Trust ("Preferred Securities" and, together with the Common Securities, the "Trust Securities"), (ii) investing the proceeds of the offering solely in the Company's Junior Subordinated Debt Securities (as described below) and activities incidental to the foregoing. Each Trust will not issue any securities other than the Common Securities and the Preferred Securities.

     Each Trust will be managed by trustees appointed by the Company or its subsidiaries, as holders of the Common Securities. The holders of the Preferred Securities have no right to elect or remove trustees. The Company will pay all costs, expenses, debts and liabilities of each of the Trusts, including fees and expenses related to the offering of the Preferred Securities, but not including payments under the Common Securities or the Preferred Securities.


     A Prospectus Supplement will describe the specific types, amounts, price and detailed terms of any Preferred Securities that any of the Trusts may offer.



                      THE SECURITIES OUR COMPANY MAY OFFER



     We may use this Prospectus to offer Junior Subordinated Debt Securities in connection with an offering by one or more of the Trusts of Preferred Securities and Preferred Stock. The Preferred Stock may or may not be in the form of Depositary Shares. A Prospectus Supplement will describe the specific types, amounts, prices, and detailed terms of any securities we offer.


JUNIOR SUBORDINATED DEBT SECURITIES

     These securities are unsecured general obligations of our Company. Our obligations under the Junior Subordinated Debt Securities are subordinated and junior in right of payment to all of our present and future senior indebtedness.


     The Junior Subordinated Debt Securities will be issued under an indenture between the Company and the Chase Manhattan Bank, as trustee; we have certain banking relationships with the Chase Manhattan Bank. We have summarized below the general features of the Junior Subordinated Debt Securities from the indenture. We encourage you to read the indenture, which is an exhibit to our registration statement No. 333-38931, our recent annual report on Form 10-K, our recent quarterly reports on Form 10-Q and our recent reports on Form 8-K, including the Report on Form 8-K dated November 28, 1997. Directions on how you can receive copies of these documents are provided on page 5.



GENERAL INDENTURE PROVISIONS THAT APPLY TO JUNIOR SUBORDINATED DEBT SECURITIES


- The indenture gives the Company the right to postpone interest payments on the Junior Subordinated Debt Securities for a number of periods of such duration as will be specified in a Prospectus Supplement. These extension periods need not be consecutive.

- The indenture does not limit the amount of Junior Subordinated Debt Securities that we may issue or provides holders any protection should there be a highly leveraged transaction involving our Company.

- Each indenture allows for Junior Subordinated Debt Securities to be issued in series and provides for the issuance of securities in book-entry, certificated, and, in limited circumstances, bearer form.

- The indenture allows us to merge or to consolidate with another company, or sell all or substantially all of our assets to another company. If these events occur, the other company will be required to assume our responsibilities under the Junior Subordinated Debt Securities, and, assuming that the transaction has not resulted in an event of default, we will be released from all liabilities and obligations.

- The indenture provides that holders of a majority of the total principal amount of the Junior Subordinated Debt Securities outstanding in any series may vote to change certain of our obligations or your rights concerning those securities. If the Junior Subordinated Debt Securities are held by one of the Trusts or its trustee, any such change also requires the approval of holders of a majority of liquidation preference of the Trust Securities of the relevant Trust. However, every holder of a particular security must consent to certain important changes in that security, including changes in the payment of principal or interest on or currency of any security, and, if the Junior Subordinated Debt Securities are held by one of the Trusts or its trustee, each of the holders of Trust Securities of the relevant Trust must also approve any such change.


- We may discharge certain of the Junior Subordinated Debt Securities or be released from our obligation to comply with the limitations discussed above or certain events of default at any time by depositing sufficient amounts of cash or United States government securities with the trustee to pay our obligations under the particular securities when due. If we chose to discharge certain securities, all amounts due to you on those securities would be paid by the trustee from the deposited funds.


- The indenture governs the actions of the trustee with regard to the Junior Subordinated Debt Securities, including the circumstances under which the trustee is required to give notices to holders of the securities and the procedures by which lost or stolen debt securities may be replaced.

  EVENTS OF DEFAULT

     The events of default specified in the indenture include:

     - Principal not paid when due

     - Sinking fund payment not made when due

     - Failure to pay interest for 30 days

     - Covenants not performed for 90 days following notice

     - Certain events of insolvency or bankruptcy, whether voluntary or not

     - If Junior Subordinated Debt Securities are held by one of the Trusts or its trustee in connection with a Trust's issuance of Trust Securities, the voluntary or involuntary dissolution or termination of such Trust, subject to certain limited exceptions

  REMEDIES

     If we default in performing any of these obligations, the Trustee or holders of 25% of the principal amount of Junior Subordinated Debt Securities outstanding in a series may declare the principal immediately payable. However, holders of a majority in principal amount of the securities may rescind this action as regards payment defaults, but only with the approval of each holder of Trust Securities if Junior Subordinated Debt Securities are held by one of the Trusts or its trustee.


OTHER PROVISIONS APPLICABLE TO JUNIOR SUBORDINATED DEBT SECURITIES HELD BY THE TRUSTS


     If Junior Subordinated Debt Securities are held by one of the Trusts or its trustee in connection with a Trust's issuance of Trust Securities:

     - The Junior Subordinated Debt Securities may be distributed pro rata to the holders of the relevant Trust Securities in certain circumstances, as specified in the Prospectus Supplement.

     - If the Company is in default under any such security or the related Guarantee (as described below) or has postponed payments on such security, then during the period of such default or postponement, the Company will not (with limited exceptions) be able to:

        - pay a dividend or make any other payment or distribution on its stock,

        - redeem, purchase or acquire any of its stock, or

        - make an interest or principal payment, or repurchase or redeem, any of its debt securities that rank equally with or junior to the Junior Subordinated Debt Securities.

     - The Company will generally be required to maintain ownership of 100% of the common securities of the relevant Trust, will not be allowed to dissolve or wind up the Trust, and will be required to use its reasonable efforts to cause the Trust to maintain its trust and tax status.

PREFERRED STOCK AND DEPOSITARY SHARES

     The Company does not currently have any shares of Preferred Stock outstanding. We may issue Preferred Stock from time to time in series, in which case the Prospectus Supplement for the offering will explain the terms and conditions of the particular series of Preferred Stock, including:

     - the ranking of the Preferred Stock in relation to our Common Stock or other series of Preferred Stock

     - whether any dividends are payable on the Preferred Stock and at what rate and on which dates dividends are payable

     - whether the Company will have the right to redeem some or all of the Preferred Stock

     - details of the rights of holders of the Preferred Stock to distributions of the Company's assets in the event of liquidation or dissolution, including any liquidation preference

     - any voting rights that holders of the Preferred Stock may have, although the Company expects that all series of Preferred Stock will be non-voting

     - whether the Company will offer receipts for Depositary Shares, each representing a specified fraction of a share of Preferred Stock, which Preferred Stock will be deposited with a Preferred Stock Depositary that will serve as an intermediary for holders of Depositary Shares in connection with the distribution of dividends, redemption, voting and other matters relating to such Preferred Stock.

                                   USE OF PROCEEDS

     The Company will use the net proceeds we receive from any offering of Junior Subordinated Debt Securities or Preferred Stock for general corporate purposes, primarily to fund our operating units and subsidiaries. We may use some of the proceeds to refinance or extend the maturity of some of the Company's existing debt obligations.

     Each Trust will use the net proceeds it receives from any offering of Trust Securities to purchase Junior Subordinated Debt Securities from the Company.

                              PLAN OF DISTRIBUTION

     The Company and the Trusts may sell the securities in any of the following ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; (iii) through agents or (iv) through a combination of any of these methods of sale. The Prospectus Supplement will explain the ways in which the Company or any Trust are selling specific securities, including the names of any underwriters and details of the pricing of the securities, including the commissions, concessions or discounts we are granting the underwriters, dealers or agents.

     If the Company or any Trust uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, certain underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

     We expect that the underwriters for any offering will include one or more of our broker-dealer subsidiaries.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

          (a) Annual Report on Form 10-K for the year ended December 31, 1996;

          (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;


          (c) Current Reports on Form 8-K dated January 21, 1997, March 17, 1997, April 15, 1997, July 17, 1997, September 24, 1997, September 29, 1997
     (as amended by the Current Report on Form 8-K/A dated October 28, 1997 and the Current Report on Form 8-K/A2 dated December 1, 1997), October 21, 1997, October 28, 1997 (as amended by the Current Report on Form 8-K/A dated December 1, 1997), November 21, 1997 (as amended by the Current Report on Form 8-K/A dated December 1, 1997) and November 28, 1997.


     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

         Treasurer
         Salomon Smith Barney Holdings Inc.
         388 Greenwich Street
         New York, NY 10013
         212-816-6000

     You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                                  THE COMPANY


     Pursuant to an agreement and plan of merger dated as of September 24, 1997, a newly-formed wholly owned subsidiary of Travelers Group Inc. ("Travelers Group") merged with and into Salomon Inc ("Salomon") on November 28, 1997; Salomon then became a wholly owned subsidiary of Travelers Group and was renamed Salomon Smith Barney Holdings Inc. (the "Company"). Immediately thereafter, Smith Barney Holdings Inc., another wholly owned subsidiary of Travelers Group, was merged into the Company. The Company is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its two broker-dealer subsidiaries, Smith Barney Inc. ("Smith Barney") and Salomon Brothers Inc ("Salomon Brothers").


     The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013 (telephone number: (212) 816-6000).

SMITH BARNEY

     Smith Barney provides investment banking, asset management, brokerage and other financial services for United States and foreign corporations, governments and institutional and individual investors. These activities include securities, options and commodities brokerage for domestic and international institutional and individual clients; underwriting and distribution of securities; arranging for the private placement of securities; assisting in mergers and acquisitions and providing financial advisory services; market making and trading in corporate debt and equity, United States government and agency, mortgage-related and municipal securities and foreign exchange, futures and forward contracts; consumer financing activities; securities lending activities; investment management and advisory services; securities research; and other related activities.

SALOMON


     Together with Salomon Brothers Holding Company Inc and its subsidiaries (which subsidiaries include Salomon Brothers), Salomon Brothers engages in global investment banking and global securities trading activities; provides capital raising, advisory, trading and risk management services to its customers; and executes proprietary trading strategies on its own behalf. Certain of the Company's commodities trading activities are conducted by the Company's wholly owned subsidiary, Phibro Inc., and its subsidiaries.



                       RATIO OF EARNINGS TO FIXED CHARGES



                                                                            YEAR ENDED DECEMBER 31,
                                                   NINE MONTHS ENDED    --------------------------------
                                                   SEPTEMBER 30, 1997   1996   1995   1994   1993   1992
                                                   ------------------   ----   ----   ----   ----   ----
Ratio of earnings to fixed charges................        1.29          1.37   1.20   0.98*  1.32   1.27


---------------

* For the year ended December 31, 1994, earnings as defined were inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings as defined for the year was $173 million.



The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. For the purpose of this ratio, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.


                                  SSBH TRUSTS

     Each of the SSBH Trusts is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust executed by the Company, as sponsor for such trust (the "Sponsor"), and the trustees of such trust dated as of December 19, 1996 with respect to SSBH Capital I, SSBH Capital II and SSBH Capital III and October 24, 1997 with respect to SSBH Capital IV and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on December 19, 1996 with respect to SSBH Capital I, SSBH Capital II and SSBH Capital III and October 24, 1997 with respect to SSBH Capital IV. Each such declaration will be amended and restated in its entirety (as so amended and restated, each a "Declaration"), and is substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the SSBH Trusts exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds from the sale of the Trust Securities in the Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% or more of the total capital of each SSBH Trust.

     Each SSBH Trust has a term of approximately 55 years but may terminate earlier, as provided in each Declaration. Each SSBH Trust's business and affairs will be conducted by the trustees of each applicable Trust (the "SSBH Trustees") appointed by the Company as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the SSBH Trustees of the SSBH Trusts. The duties and obligations of the SSBH Trustees shall be governed by the Declaration of such SSBH Trust. Each SSBH Trust will have two SSBH Trustees (the "Regular Trustees") who are employees or officers of or who are affiliated with the Company. One SSBH Trustee of each SSBH Trust will be a financial institution that is not affiliated with the Company and that has a specified minimum amount of aggregate capital, surplus, and undivided profits of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Institutional Trustee"). In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one SSBH Trustee of each SSBH Trust will have a principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the SSBH Trusts and the offering of the Trust Securities.

     The office of the Delaware Trustee for each of the SSBH Trusts is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801. The address for each SSBH Trust is c/o the Company, the Sponsor of the SSBH Trusts, at the Company's corporate headquarters located at 388 Greenwich Street, New York, New York 10013.

                                USE OF PROCEEDS

     All of the net proceeds from the sale of any Preferred Securities offered hereby will be invested by the SSBH Trust in Junior Subordinated Debt Securities. The Company will use the proceeds from the sale of the Junior Subordinated Debt Securities to the SSBH Trusts to fund its financial services business and for general corporate purposes, which may include the reduction or refinancing of other borrowings, or the making of investments in or capital contributions to subsidiaries of the Company. Also, in order to fund its financial services business the Company expects to incur additional indebtedness in the future.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The following description sets forth certain general terms and provisions
of the      % Junior Subordinated Deferrable Interest Debentures due
               , 203 (the "Junior Subordinated Debt Securities") to which any Prospectus Supplement may relate. The particular terms of the Junior Subordinated Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Junior Subordinated Debt Securities so offered will be described in the Prospectus Supplement relating to such Junior Subordinated Debt Securities.

     The Junior Subordinated Debt Securities may be issued, from time to time,
in one or more series, under an Indenture, dated as of             , 199 (the
"Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Indenture Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     The following summary of certain provisions of the Junior Subordinated Debt Securities and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. All article and section references appearing herein are to articles and sections of the Indenture, unless otherwise indicated, and capitalized terms which are not otherwise defined in this Prospectus shall have the meanings specified in the Indenture.

     General. The Junior Subordinated Debt Securities will be direct, unsecured obligations of the Company. The Indenture does not limit the amount of Junior Subordinated Debt Securities which may be issued thereunder, and provides that Junior Subordinated Debt Securities may be issued thereunder in series up to the aggregate principal amount which may be authorized from time to time by the Board of Directors of the Company. (Section 3.1)

     Reference is made to the Prospectus Supplement which accompanies this Prospectus for the following terms and other information with respect to the Junior Subordinated Debt Securities being offered thereby: (i) the designation, priority, aggregate principal amount and authorized denominations; (ii) the percentage of their principal amount at which such Junior Subordinated Debt Securities will be issued; (iii) the date on which such Junior Subordinated Debt Securities will mature; (iv) the rate per annum at which such Junior Subordinated Debt Securities will bear interest or the method of determination of such rate; (v) the dates on which such interest will be payable; (vi) the rights, if any, to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period, and the maximum duration of such extensions (each, an "Extension Period"); (vii) the place or places where payments on such Junior Subordinated Debt Securities shall be made; (viii) any redemption terms or sinking fund provisions; (ix) the terms of subordination of Junior Subordinated Debt Securities; (x) whether Debt Securities issued in fully registered form will be represented by either a global security delivered to a depositary and recorded in a book-entry system maintained by such depositary or by a certificate delivered to the Holder; (xi) the restrictions, if any, applicable to the exchange of Junior Subordinated Debt Securities of a series of one form for another of such series and to the offer, sale and delivery of the Junior Subordinated Debt Securities; (xii) whether and under what circumstances the Company will pay additional amounts in the event of certain developments with respect to United States withholding tax or information reporting laws; or
(xiii) other specific terms.

     Unless otherwise specified in the applicable Prospectus Supplement, Junior Subordinated Debt Securities will be issued in fully registered form without coupons, will be exchangeable for other Junior Subordinated Debt Securities of the same series, registered in the same name, for a like aggregate principal amount in authorized denominations, and will be transferable at any time or from time to time at the Corporate Trust Office of the Indenture Trustee or at any other office or agency of the Company maintained for that purpose. No charge will be made to the Holder for any such exchange or transfer except for any tax or governmental charge incidental thereto.

     Unless otherwise described in the Prospectus Supplement accompanying this Prospectus, there are no covenants or provisions contained in the Indenture which afford the Holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction involving the Company.

     Consolidation, Merger and Sale of Assets. The Indenture provides that the Company will not consolidate with or merge into any other corporation or convey, transfer or lease its assets substantially as an entirety unless (a) the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all Junior Subordinated Debt Securities issued thereunder and the performance of every other covenant of the Indenture on the part of the Company and (b) immediately thereafter no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing. Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for the Company under the Indenture and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Junior Subordinated Debt Securities. (Article Eight)

     Events of Default. The Indenture provides that the following are Events of Default thereunder with respect to any series of the Junior Subordinated Debt
Securities: (a) default in the payment of the principal of (or premium, if any, on) any Junior Subordinated Debt Security of such series at its maturity; (b) default in making a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the Junior Subordinated Debt Securities of such series; (c) default for 30 days in the payment of any installment of interest on any Junior Subordinated Debt Security of such series; (d) default for 90 days after written notice in the performance of any other covenant in respect of the Junior Subordinated Debt Securities of such series contained in the Indenture;
(e) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company; (f) any other Event of Default provided in the applicable resolution of the Board of Directors or supplemental indenture under which the Junior Subordinated Debt Securities are issued; and (g) in the event Junior Subordinated Debt Securities of a series are issued and sold to an SSBH Trust or a trustee of such trust in connection with the issuance of Trust Securities by such SSBH Trust, such SSBH Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of Junior Subordinated Debt Securities to holders of Trust Securities in liquidation or redemption of their interests in such SSBH Trust upon a Special Event, (ii) the redemption of all of the outstanding Trust Securities of such SSBH Trust or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such SSBH Trust. (Section 5.1) The Indenture Trustee may withhold notice to the Holders of the Junior Subordinated Debt Securities of any default with respect thereto (except in the payment of principal, premium or interest) if it considers such withholding to be in the interests of such Holders. (Section 6.2)

     If an Event of Default with respect to the Junior Subordinated Debt Securities shall have occurred and be continuing, the Indenture Trustee or the Holders of 25% in aggregate principal amount of the Junior Subordinated Debt Securities may declare the principal of all the Junior Subordinated Debt Securities to be due and payable immediately. (Section 5.2)

     The Indenture contains a provision entitling the Indenture Trustee to be indemnified by the Holders before proceeding to exercise any right or power under the Indenture at the request of any of the Holders. (Section 6.3). The Indenture provides that the Holders of a majority in principal amount of the outstanding Junior Subordinated Debt Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, with respect to the Junior Subordinated Debt Securities. (Section 5.12) The right of a Holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent including notice and indemnity to the Indenture Trustee, but the Holder has an absolute right to receipt of principal, premium, if any, and interest on the Junior Subordinated Debt Securities at the Stated Maturity (or, in the case of redemption, on the Redemption Date) or to institute suit for the enforcement thereof. (Sections 5.7 and 5.8)

     The Holders of not less than a majority in principal amount of the Outstanding Junior Subordinated Debt Securities may on behalf of the Holders of all the Junior Subordinated Debt Securities waive any past defaults except (a) a default in payment of the principal of (or premium, if any) or interest on any Junior Subordinated Debt Security and (b) a default in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the Holder of each affected Junior Subordinated Debt Security; provided, however, that if the Junior Subordinated Debt Securities are held by an SSBH Trust or a trustee of such trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the applicable SSBH Trust shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the Holder of each outstanding Junior Subordinated Debt Security is required, such waiver shall not be effective until each holder of the Trust Securities of the applicable SSBH Trust shall have consented to such waiver. (Section 5.13)

     The Indenture requires the Company to furnish to the Indenture Trustee an annual statement as to defaults, if any, by the Company under the Indenture. (Section 10.4)

     Modifications and Amendments. Modifications and amendments to the Indenture may be made by the Company and the Indenture Trustee with the consent of the Holders of a majority in principal amount of the Junior Subordinated Debt Securities at the time outstanding of each series which is affected thereby, provided, that no such modification or amendment may, without the consent of the Holder of each Junior Subordinated Debt Security affected thereby: (i) modify the terms of payment of principal, premium, if any, or interest; or (ii) reduce the percentage of Holders of Junior Subordinated Debt Securities necessary to modify or amend the Indenture or waive compliance by the Company with any covenant or past default; provided, further, that if the Junior Subordinated Debt Securities of such series are held by an SSBH Trust or a trustee of such trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the applicable SSBH Trust shall have consented to such supplemental indenture; provided further, that if the consent of the Holder of each outstanding Junior Subordinated Debt Security is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the applicable SSBH Trust shall have consented to such supplemental indenture. (Section 9.2)

     Discharge and Defeasance. The Company may discharge all of its obligations (except those set forth below) to holders of any series of Junior Subordinated Debt Securities issued under the Indenture, which Junior Subordinated Debt Securities have not already been delivered to the Indenture Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year (or are to be called for redemption within one year) by depositing with the Indenture Trustee an amount certified to be sufficient to pay when due the principal of and premium, if any, and interest on all outstanding Junior Subordinated Debt Securities of such series and to make any mandatory sinking fund payments thereon when due. (Section 4.1)


     Unless otherwise specified in the applicable Prospectus Supplement with respect to the Junior Subordinated Debt Securities of a series, the Company, at its option, (i) will be discharged from any and all obligations in respect of the Junior Subordinated Debt Securities of such series (except for certain obligations to pay all expenses of the applicable SSBH Trust, to register the transfer or exchange of Junior Subordinated Debt Securities of such series, to replace mutilated, defaced, destroyed, lost or stolen Junior Subordinated Debt Securities of such series, and to maintain Paying Agents and hold monies for payment in trust), or (ii) need not comply with certain covenants specified in the applicable Prospectus Supplement with respect to the Junior Subordinated Debt Securities of that series, and the occurrence of an event described in clause (d) under "Events of Default" above with respect to any defeased covenant and clause (f) of the "Events of Default" above shall no longer be an Event of Default if, in either case, the Company deposits with the Indenture Trustee, in trust, money or U.S. Government Obligations that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Junior Subordinated Debt Securities of such series on the dates such payments are due (which may include one or more redemption dates designated by the Company) in accordance with the terms of such Junior Subordinated Debt Securities. Such a trust may only be established, if, among other things, the Company shall have delivered an Opinion of Counsel, which, in the case of a discharge pursuant to clause (i), must be based upon a ruling or administrative pronouncement of the Internal Revenue Service, to the effect that the Holders of the Junior Subordinated Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit or defeasance and will be subject to federal income tax in the same manner as if such defeasance had not occurred. (Sections 4.2, 4.3 and 4.4) In the event the Company omits to comply with its remaining obligations under the Indenture after a defeasance of the Indenture with respect to the Junior Subordinated Debt Securities of any series as described under clause (ii) above and the Junior Subordinated Debt Securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and United States Government Obligations on deposit with the Indenture Trustee may be insufficient to pay amounts due on the Junior Subordinated Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.

     Concerning the Indenture Trustee. The Indenture Trustee has extended substantial credit facilities (the borrowings under which constitute Senior Indebtedness) to the Company. The Company and certain of its subsidiaries also maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the Indenture Trustee in the ordinary course of business.

     Global Securities. The Indenture provides that the registered Junior Subordinated Debt Securities of a series may be issued in the form of one or more fully registered Global Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. (Section 3.1) In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Junior Subordinated Debt Securities to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Junior Subordinated Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. The Depositary currently accepts only debt securities that are payable in U.S. dollars.

     The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series.

     Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Junior Subordinated Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

     So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Junior Subordinated Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Junior Subordinated Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on Junior Subordinated Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Indenture Trustee or any other agent of the Company or agent of the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for any Junior Subordinated Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.


     If the Depositary for any Junior Subordinated Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Junior Subordinated Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Junior Subordinated Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Junior Subordinated Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Junior Subordinated Debt Securities. Any Junior Subordinated Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the relevant Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.



     The Junior Subordinated Debt Securities of a series may also be issued in the form of one or more bearer global Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euro-clear and Cedel Bank, Societe Anonyme, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.


     Ranking of Junior Subordinated Debt Securities. The Junior Subordinated Debt Securities will be subordinated and junior in right of payment to certain indebtedness of the Company to the extent set forth in the Prospectus Supplement that will accompany this Prospectus.

     Certain Provisions Applicable to SSBH Trusts. In the event Junior Subordinated Debt Securities of a series are issued and sold to an SSBH Trust or a trustee of such trust in connection with the issuance of Trust Securities by such SSBH Trust, such Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such SSBH Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to an SSBH Trust, or a trustee of such trust, in connection with the issuance of Trust Securities by such SSBH Trust. If Junior Subordinated Debt Securities are issued to an SSBH Trust or a trustee of such trust in connection with the issuance of Trust Securities by such SSBH Trust and (i) there shall have occurred and be continuing an Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the related Guarantee, or (iii) the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to such Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

     In the event Junior Subordinated Debt Securities are issued to an SSBH Trust or a trustee of such trust in connection with the issuance of Trust Securities of such SSBH Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of such SSBH Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) to not voluntarily dissolve, wind-up or terminate such SSBH Trust, except in connection with a distribution of Junior Subordinated Debt Securities upon a Special Event and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration of the applicable SSBH Trust, (iii) to timely perform its duties as Sponsor of the applicable SSBH Trust and (iv) to use its reasonable efforts to cause such SSBH Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debt Securities to the holders of Trust Securities in liquidation of such SSBH Trust, the redemption of all of the Trust Securities of such SSBH Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such SSBH Trust, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes. (Section 10.5)

                      DESCRIPTION OF PREFERRED SECURITIES

     The following description sets forth certain general terms and provisions of the Preferred Securities to which any Prospectus Supplement may relate. The particular terms of the Preferred Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Preferred Securities so offered will be described in the Prospectus Supplement relating to such Preferred Securities. The description does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the forms of Declarations, which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

     Each SSBH Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each SSBH Trust authorizes the Regular Trustees of such SSBH Trust to issue on behalf of such SSBH Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration of the SSBH Trust issuing such Preferred Securities or made part of such Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of an SSBH Trust for specific terms, including (i) the distinctive designation of such Preferred Securities,
(ii) the number of Preferred Securities issued by such SSBH Trust, (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such SSBH Trust and the date or dates upon which such distributions shall be payable, (iv) whether distributions on Preferred Securities issued by such SSBH Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such SSBH Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such SSBH Trust to the Holders of Preferred Securities of such SSBH Trust upon voluntary or involuntary dissolution, winding-up or termination of such SSBH Trust, (vi) the obligation, if any, of such SSBH Trust to purchase or redeem Preferred Securities issued by such SSBH Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such SSBH Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (vii) the voting rights, if any, of Preferred Securities issued by such SSBH Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more SSBH Trusts, or of both, as a condition to specified action or amendments to the Declaration of such SSBH Trust, and (viii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such SSBH Trust consistent with the Declaration of such SSBH Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each SSBH Trust will issue one series of Common Securities. The Declaration of each SSBH Trust authorizes the Regular Trustees of such trust to issue on behalf of such SSBH Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by such SSBH Trust will be substantially identical to the terms of the Preferred Securities issued by such SSBH Trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata with such Preferred Securities except that, upon an Event of Default under the Declaration of such SSBH Trust, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities of an SSBH Trust will also carry the right to vote and to appoint, remove or replace any of the SSBH Trustees of such SSBH Trust. All of the Common Securities of an SSBH Trust will be directly or indirectly owned by the Company.

     If an Event of Default with respect to a Declaration of any SSBH Trust occurs and is continuing, then the holders of Preferred Securities of such SSBH Trust would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Junior Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of such Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under such Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of such Preferred Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If an Event of Default with respect to the Declaration of any SSBH Trust has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such SSBH Trust may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of such Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's Rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of such Preferred Securities under such Declaration to the extent of any payment made by the Company to such holder of such Preferred Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a

Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from an SSBH Trust. The holders of Preferred Securities of an SSBH Trust will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

                           DESCRIPTION OF GUARANTEES

     Set forth below is a summary of information concerning the guarantees by the Company on a subordinated basis of the payment of periodic cash distributions ("distributions") and payments on liquidation, redemption or otherwise on the Preferred Securities (the "Guarantees") that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under each Guarantee (the "Guarantee Trustee"). The terms of each Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities of an SSBH Trust.

GENERAL

     Pursuant to and to the extent set forth in each Guarantee and except as otherwise set forth in the applicable Prospectus Supplement, the Company will irrevocably and unconditionally agree to pay in full to the holders of the Preferred Securities issued by an SSBH Trust (except to the extent paid by such SSBH Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such SSBH Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, to the extent such SSBH Trust has funds available therefor, and (ii) the redemption price per Preferred Security set forth in the applicable Prospectus Supplement, which will not be lower than the stated liquidity amount, plus all accrued and unpaid distributions (the "Redemption Price"), to the extent such SSBH Trust has funds available therefor, with respect to any Preferred Securities called for redemption by such SSBH Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such SSBH Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment or (b) the amount of assets of such SSBH Trust remaining for distribution to holders of such Preferred Securities in liquidation of such SSBH Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing such SSBH Trust to pay such amounts to such holders.

     Each Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Securities issued by an SSBH Trust from the time of issuance of such Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of such SSBH Trust, except to the extent such SSBH Trust shall have funds available therefor. If the Company does not make interest payments on the Junior Subordinated Debt Securities purchased by an SSBH Trust, such SSBH Trust will not pay distributions on the Preferred Securities issued by such SSBH Trust and will not have funds available therefor. See "Description of Junior Subordinated Debt Securities." The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities, the Indenture and the Declaration of any SSBH Trust, including its obligations to pay costs, expenses, debts and liabilities of such SSBH Trust (other than with respect to Trust Securities) will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by such SSBH Trust.

CERTAIN COVENANTS OF THE COMPANY

     In each Guarantee, the Company will covenant that, so long as any Preferred Securities issued by an SSBH Trust remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Guarantee or the Declaration of such SSBH Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) and (b) the Company shall not make any payment of interest on, or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank pari passu with or junior to such Junior Subordinated Debt Securities. Each Guarantee, however, will except from the foregoing any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

MODIFICATION OF THE GUARANTEES; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities to which a Guarantee relates (in which case no vote will be required), each Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding related Preferred Securities issued by an SSBH Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities of an SSBH Trust then outstanding.

EVENTS OF DEFAULT

     An Event of Default under a Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee Trustee's rights under a Guarantee, any holder of related Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under such Guarantee without first instituting a legal proceeding against the SSBH Trust that issued such Preferred Securities, the Guarantee Trustee or any other person or entity. A holder of Preferred Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under such Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against the SSBH Trust that issued such Preferred Securities or any other person or entity.

     The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under each of the Guarantees and as to any default in such performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to a Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to a Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of Preferred Securities to which such Guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

     Each Guarantee will terminate as to the Preferred Securities issued by an SSBH Trust upon full payment of the Redemption Price of all Preferred Securities of such SSBH Trust, upon distribution of the Junior Subordinated Debt Securities held by such SSBH Trust to the holders of the Preferred Securities of such SSBH Trust or upon full payment of the amounts payable in accordance with the Declaration of such SSBH Trust upon liquidation of such SSBH Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related Preferred Securities issued by an SSBH Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEES

     Each Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by a SSBH Trust by acceptance thereof agrees to the subordination provisions and other terms of the applicable Guarantee.

     Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under a Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Guarantees will be governed by, and construed in accordance with, the internal laws of the State of New York.

                          DESCRIPTION OF CAPITAL STOCK


     As of the date of this Prospectus, the Company's authorized capital stock consists of 1,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"). All of the outstanding shares of Common Stock are held by Travelers Group. Under the Company's Amended and Restated Certificate of Incorporation (as amended, the "Certificate of Incorporation"), the Board of Directors of the Company is authorized to issue shares of the Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors of the Company and as are not stated and expressed in the Certificate of Incorporation. Prior to the issuance of each series of Preferred Stock, the Board of Directors of the Company will adopt resolutions creating and designating such series as a series of Preferred Stock and such resolutions will be filed in a Certificate of Designation as an amendment to the Certificate of Incorporation. As used herein, the term "Board of Directors of the Company" means the Board of Directors of the Company and includes any duly authorized committee thereof.


     The rights of holders of the Preferred Stock offered hereby will be subject to, and may be adversely affected by, the rights of holders of any shares of preferred stock that may be issued in the future. The Board of Directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes, which may include issuance to obtain additional financing in connection with acquisitions or otherwise, and issuance to officers, directors and employees of the Company and its subsidiaries pursuant to benefit plans or otherwise.

                         DESCRIPTION OF PREFERRED STOCK

     The following summary contains a description of certain general terms of the Company's Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating thereto. If so indicated in the Prospectus Supplement, the terms of any series may differ from the terms set forth below. The description of certain provisions of the Company's Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Company's Certificate of Incorporation, and the Certificate of Designation (the "Certificate of Designation") relating to each particular series of Preferred Stock which will be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement of which this Prospectus forms a part at or prior to the time of the issuance of such Preferred Stock.

GENERAL

     As of the date of this Prospectus there were no shares of Preferred Stock outstanding. The Preferred Stock may be issued in one or more series, with such designations of titles; dividend rates; any redemption provisions; special or relative rights in the event of liquidation, dissolution, distribution or winding up of the Company; any sinking fund provisions; any conversion provisions; any voting rights thereof; and any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, as shall be set forth as and when established by the Board of Directors of the Company. The shares of any series of Preferred Stock will be, when issued, fully paid and non-assessable and holders thereof will have no preemptive rights in connection therewith.

     The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of Preferred Stock will be specified in the Prospectus Supplement relating thereto.

RANK

     Unless otherwise specified in the Prospectus Supplement relating to the shares of any series of Preferred Stock, such shares will rank on a parity with each other series of Preferred Stock and prior to the Common Stock as to dividends and distributions of assets.

DIVIDENDS

     Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Such rates may be fixed or variable or both. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under "Description of Depositary Shares") on such record dates as shall be fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or noncumulative.

     No full dividends may be declared or paid on funds set apart for the payment of dividends on any series of Preferred Stock unless dividends shall have been paid or set apart for such payment on equity securities ranking on a parity with respect to dividends with such series of Preferred Stock. If full dividends are not so paid, such series of Preferred Stock shall share dividends pro rata with such other equity securities.

REDEMPTION

     A series of Preferred Stock may be redeemable at any time, in whole or in part, at the option of the Company or the holder thereof and may be subject to mandatory redemption pursuant to a sinking fund or otherwise upon terms and at the redemption prices set forth in the Prospectus Supplement relating to such series.

     In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board of Directors of the Company, or by any other method determined to be equitable by the Board of Directors.

     On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any securities ranking junior with respect to liquidation, including Common Stock, distributions upon liquidation in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other securities ranking on a parity with respect to liquidation rights are not paid in full, the holders of the Preferred Stock of such series and such other securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

VOTING RIGHTS

     Except as indicated below or in the Prospectus Supplement relating to a particular series of Preferred Stock or except as expressly required by applicable law, the holders of Preferred Stock will have no voting rights.

                        DESCRIPTION OF DEPOSITARY SHARES

     The description set forth below of certain material provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts (as defined below) is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Depositary Receipt relating to the Preferred Stock, which will be filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement of which this Prospectus forms a part. The particular terms of any Depositary Shares, any Depositary Receipts and any Deposit Agreement relating to a particular series of Preferred Stock which vary from the terms set forth below will be set forth in the applicable Prospectus Supplement.

GENERAL

     The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In such event, the Company will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

     The shares of series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Preferred Stock Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

     The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the "Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the applicable Prospectus Supplement.

     Pending the preparation of definitive Depositary Receipts, the Preferred Stock Depositary may, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Preferred Stock Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF PREFERRED STOCK

     If a series of Preferred Stock represented by Depositary Shares is to be redeemed, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Preferred Stock Depositary. The Depositary Shares will be redeemed by the Preferred Stock Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share payable in respect of the shares of Preferred Stock so redeemed. Whenever the Company redeems shares of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the Preferred Stock Depositary by lot or pro rata or by any other equitable method as may be determined by the Preferred Stock Depositary.

WITHDRAWAL OF PREFERRED STOCK

     Any holder of Depositary Shares may, upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption), receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related Prospectus Supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

VOTING DEPOSITED PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares.

The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will vote all shares of any series of Preferred Stock held by it proportionately with instructions received, to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of the Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected Depositary Shares then outstanding. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Depositary Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement automatically terminates if (i) all outstanding Depositary Shares have been redeemed; or (ii) each share of Preferred Stock has been converted into other Preferred Stock or has been exchanged for Debt Securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares. The Deposit Agreement may be terminated by the Company at any time and the Preferred Stock Depositary will provide notice of such termination to the record holders of all outstanding Depositary Receipts not less than 30 days prior to the termination date, in which event the Preferred Stock Depositary will deliver or make available for delivery to holders of Depositary Shares, upon surrender of such Depositary Shares, the number of whole or fractional shares of the related series of Preferred Stock as are represented by such Depositary Shares.

CHARGES OF DEPOSITARY; TAXES AND OTHER ENVIRONMENTAL CHARGES

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay all charges of the Preferred Stock Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption of such Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The Preferred Stock Depositary may resign at any time by delivering to the Company notice of its intent to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary and its acceptance of such appointment. Such successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     The Preferred Stock Depositary will forward all reports and communications from the Company which are delivered to the Preferred Stock Depositary and which the Company is required to furnish to the holders of the deposited Preferred Stock.

     Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

                          DESCRIPTION OF COMMON STOCK

     Each holder of Common Stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by the Company's stockholders. Except as otherwise provided by law, the holders of shares of Common Stock vote as one class. Holders of Common Stock may not cumulate their votes in the election of directors, and are entitled to share equally in such dividends as may be declared by the Board of Directors out of funds legally available therefor, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

     Upon voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Common Stock share pro rata in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to shares of Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.

                              PLAN OF DISTRIBUTION


     The Company may sell any series of Preferred Stock or Depositary Shares and any SSBH Trust may sell Preferred Securities in one or more of the following ways from time to time: (i) to or through underwriters or dealers, (ii) directly to purchasers, or (iii) through agents. Any such underwriters, dealers or agents may include one or more affiliates of the Company. The Prospectus Supplement with respect to any securities offered hereby (the "Offered Securities") will set forth (i) the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents, (ii) the purchase price of the Offered Securities and the proceeds to the Company or an SSBH Trust as the case may be, from such sale, (iii) any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation,
(iv) any initial public offering prices, (v) any discounts or concessions allowed or reallowed or paid to dealers and (vi) any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.


     If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.


     In connection with underwritten offerings of Offered Securities, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Exchange Act, pursuant to which such persons may bid for or purchase Offered Securities for the purposes of stabilizing their market price. The underwriters also may create a short position for their respective accounts by selling more Offered Securities in connection with this offering than they are committed to purchase from the Company, and in such case may purchase Offered Securities in the open market following completion of this offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to a specified aggregate principal amount or number of Offered Securities, by exercising any underwriters' over-allotment option that may be applicable with respect to the particular underwritten offering. In addition, the managing underwriter for the particular offering, on behalf of the underwriters, may impose "penalty bids" under contractual arrangements between the underwriters whereby it may reclaim from an underwriter (or dealer participating in this offering) for the account of the underwriters, the selling concession with respect to Offered Securities that are distributed in the relevant offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if any are undertaken, they may be discontinued at any time. Such transactions may be effected in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.


     If dealers are utilized in the sale of Offered Securities, the Company or the applicable SSBH Trust will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offered Securities may be sold directly by the Company and/or, if applicable, any SSBH Trust to one or more institutional purchasers, or through agents designated by the Company and/or, if applicable, any SSBH Trust from time to time, at a fixed price, or prices, which may be charged, or at varying prices determined at time of sale. Any agent involved in the offer or sale of the Offered Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by the Company or the applicable SSBH Trust to such agent will be set forth in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     The Preferred Securities may be sold directly by an SSBH Trust to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     If so indicated in the Prospectus Supplement, the Company or the applicable SSBH Trust will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from the Company or such SSBH Trust at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts (the "Contracts") providing for payment and delivery on a specified date or dates in the future. Such Contracts will not be subject to any conditions except (a) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (b) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by the Contracts. The Prospectus Supplement will set forth the commission payable for solicitation of such Contracts.

     No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus or any accompanying Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any of the SSBH Trusts, or any underwriter, agent or dealer. Neither the delivery of this Prospectus and any Prospectus Supplement nor any sale made thereunder shall, under any circumstance, create an implication that there has been no change in the affairs of the Company or any of the SSBH Trusts since the date hereof or thereof. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.


     The participation of any affiliate of the Company in the offer and sale of Offered Securities will comply with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the underwriting by an affiliate of securities of its parent.



     This Prospectus Supplement and the related Prospectus may be used by the Company or any of its affiliates in connection with offers and sales of the Offered Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any such entity may act as principal or agent in such transactions. No such entity is obligated to make a market in the Offered Securities, and any such entity may discontinue any market-making at any time without notice, at its sole discretion. Each series of Offered Securities will be a new issue of securities and will have no established trading market. The Offered Securities may or may not be listed on a national securities exchange. There can be no assurance of the existence or liquidity of a secondary market for any Offered Securities, or that the maximum number of Offered Securities will be sold.



     Agents, dealers and underwriters may be entitled, under agreements with the Company or an SSBH Trust, to indemnification by the Company or the applicable SSBH Trust against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"), or to contribution with respect to payments that such agents, dealers or underwriters may be required to make in respect thereof and to reimbursement of certain legal and other expenses incurred by such agents, dealers or underwriters. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company or an SSBH Trust in the ordinary course of business.



                                    EXPERTS



     The consolidated financial statements and schedules of Salomon Inc as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, included in Salomon Inc's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Salomon Financials"), are incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of Arthur Andersen LLP, independent public accountants and upon the authority of said firm as experts in accounting and auditing.



     The consolidated financial statements and schedule of Smith Barney Holdings Inc. and its subsidiaries for the fiscal years ended December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in the Company's Current Report on Form 8-K dated September 29, 1997, have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements referred to above are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.



     The supplemental consolidated financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, included in the Company's Current Report on Form 8-K dated November 28, 1997 have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as set forth in their report thereon, included therein and incorporated herein by reference, which report states that Coopers & Lybrand L.L.P. did not audit the Salomon Financials and that their opinion with respect to any amounts contained in the Salomon Financials is based on the report of Arthur Andersen L.L.P. Such financial statements referred to above are incorporated by reference herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS



     The validity of the Junior Subordinated Debt Securities, the Preferred Stock, Depositary Shares, Guarantees and certain matters relating thereto will be passed upon for the Company and SSBH Capital by Robert H. Mundheim, Esq., General Counsel of the Company. Mr. Mundeim beneficially owns, or has rights to acquire under Travelers Group employee benefit plans, an aggregate of less than one percent of the common stock of Travelers Group. The validity of the Preferred Securities and certain matters relating thereto and certain United States federal income tax matters will be passed upon for the Company and SSBH Capital by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York or Skadden, Arps, Slate, Meagher & Flom LLP, as set forth in the applicable Prospectus Supplement. Kenneth J. Bialkin, a partner of Skadden, Arps, Slate, Meagher & Flom LLP, is a director of Travelers Group, the parent of the Company, and he and other attorneys in such firm beneficially own an aggregate of less than one percent of the common stock of Travelers Group. Each of Cleary, Gottlieb, Steen & Hamilton and Skadden, Arps, Slate, Meagher & Flom LLP has from time to time acted as counsel for Travelers Group and certain of its subsidiaries and may do so in the future.



                             AVAILABLE INFORMATION



     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at: Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission. Such reports and other information can also be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005.



     The Company and the SSBH Trusts have filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Act, with respect to the Offered Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the SSBH Trusts and the Offered Securities, reference is made to the Registration Statement and exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Company's Registration Statement, each such statement being qualified in all respects by such reference.



     No separate financial statements of the SSBH Trusts have been included or incorporated by reference herein. The Company does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the SSBH Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the SSBH Trusts have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial interests in their respective assets and investing the proceeds thereof in Junior Subordinated Debt Securities issued by the Company, and (iii) the obligations of the SSBH Trusts under the Preferred Securities are fully and unconditionally guaranteed by the Company to the extent that the respective SSBH Trust has funds available to meet such obligations. See "Description of Junior Subordinated Debt Securities" and "Description of Guarantees."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



     The Company incorporates by reference the following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act: (i) the Annual Report on Form 10-K for the year ended December 31, 1996, (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and (iii) the Current Reports on Form 8-K dated January 21, 1997, March 17, 1997, April 15, 1997, July 17, 1997, September 24,
1997, September 29, 1997 (as amended by the Current Report on Form 8-K/A dated October 28, 1997 and the Current Report on Form 8-K/A2 dated December 1, 1997), October 21, 1997, October 28, 1997 (as amended by the Current Report on Form 8-K/A dated December 1, 1997), November 21, 1997 (as amended by the Current Report on Form 8-K/A dated December 1, 1997) and November 28, 1997.



     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the later of (i) the termination of the Offered Securities and (ii) the date on which all broker-dealer subsidiaries of the Company cease offering and selling Offered Securities pursuant to this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.



     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.



     The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in the Registration Statement of which this Prospectus forms a part other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Salomon Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013; Attention:
Treasurer; telephone (212) 816-6000.

======================================================


    YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.


                            ------------------------

                               TABLE OF CONTENTS


                                             PAGE
                                             -----
              PROSPECTUS SUPPLEMENT
Summary.....................................   S-1
The Company.................................   S-5
SSBH Capital................................   S-5
Risk Factors................................   S-6
Use of Proceeds.............................  S-10
Accounting Treatment........................  S-10
Ratio of Earnings to Fixed Charges..........  S-10
Capitalization..............................  S-11
Description of the Preferred Securities.....  S-11
Description of the Junior Subordinated Debt
  Securities................................  S-23
Description of Guarantee....................  S-28
Effect of Obligations Under the Junior
  Subordinated Debt Securities and the
  Guarantee.................................  S-30
Certain United States Federal Income Tax
  Considerations............................  S-31
Underwriting................................  S-35
Legal Matters...............................  S-37
                 PROSPECTUS
Prospectus Summary..........................     2
The Company.................................     6
Ratio of Earnings to Fixed Charges..........     6
SSBH Trusts.................................     6
Use of Proceeds.............................     7
Description of Junior Subordinated Debt
  Securities................................     7
Description of Preferred Securities.........    13
Description of Guarantees...................    15
Description of Capital Stock................    17
Description of Preferred Stock..............    18
Description of Depositary Shares............    19
Description of Common Stock.................    22
Plan of Distribution........................    22
Experts.....................................    24
Legal Matters...............................    25
Available Information.......................    25
Incorporation of Certain Documents by
  Reference.................................    26


======================================================
======================================================

                                               Shares

                                 SSBH Capital I

                             % Trust Preferred Securities

                               ------------------

                             PROSPECTUS SUPPLEMENT
                   DATED                               , 199
                             (INCLUDING PROSPECTUS)
                   DATED                               , 199

                               ------------------

                              SALOMON SMITH BARNEY


======================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED DECEMBER 1, 1997

PROSPECTUS

                       SALOMON SMITH BARNEY HOLDINGS INC.

      $150,000,000 principal amount of 5 5/8% Notes due November 15, 1998
       $200,000,000 principal amount of 5 1/2% Notes due January 15, 1999 $150,000,000 principal amount of 7 7/8% Notes due October 1, 1999
         $148,500,000 principal amount of 6 5/8% Notes due June 1, 2000
         $200,000,000 principal amount of 7.98% Notes due March 1, 2000
           $150,000,000 principal amount of 7% Notes due May 15, 2000
       $250,000,000 principal amount of 5 7/8% Notes due February 1, 2001
$40,072,410 principal amount of S&P 500 Equity Linked Notes due August 13, 2001
       $150,000,000 principal amount of 6 1/2% Notes due October 15, 2002
          $150,000,000 principal amount of 7.50% Notes due May 1, 2002
      $200,000,000 principal amount of 6 5/8% Notes due November 15, 2003
        $175,000,000 principal amount of 6 7/8% Notes due June 15, 2005
       $200,000,000 principal amount of 7 1/8% Notes due October 1, 2006
 $65,987,535 principal amount of S&P 500 Equity Linked Notes due March 11, 2002
          $250,000,000 principal amount of 7% Notes due March 15, 2004 $200,000,000 principal amount of 7 3/8% Notes due May 15, 2007 $250,000,000 principal amount of 6 5/8% Notes due July 1, 2002
 $25,000,000 principal amount of Floating Rate Medium-Term Notes due September
                                    10, 2002
$62,318,445 principal amount of S&P 500 Equity Linked Notes due October 3, 2003
       $200,000,000 principal amount of 6 3/8% Notes due October 1, 2004
                            ------------------------


    Salomon Smith Barney Holdings Inc. (the successor by merger to Smith Barney Holdings Inc.) (the "Company") has outstanding $150,000,000 principal amount of 5 5/8% Notes due November 15, 1998, $200,000,000 principal amount of 5 1/2% Notes due January 15, 1999, $150,000,000 principal amount of 7 7/8% Notes due October 1, 1999, $148,500,000 principal amount of 6 5/8% Notes due June 1, 2000, $200,000,000 principal amount of 7.98% Notes due March 1, 2000, $150,000,000 principal amount of 7% Notes due May 15, 2000, $250,000,000 principal amount of 5 7/8% Notes due February 1, 2001, $40,072,410 principal amount of S&P 500 Equity Linked Notes due August 13, 2001, $150,000,000 principal amount of 6 1/2% Notes due October 15, 2002, $150,000,000 principal amount of 7.50% Notes due May 1, 2002, $200,000,000 principal amount of 6 5/8% Notes due November 15, 2003, $175,000,000 principal amount of 6 7/8% Notes due June 15, 2005, $200,000,000 principal amount of 7 1/8% Notes due October 1, 2006, $65,987,535 principal amount of S&P 500 Equity Linked Notes due March 11, 2002, $250,000,000 principal amount of 7% Notes due March 15, 2004, $200,000,000 principal amount of 7 3/8% Notes due May 15, 2007, $250,000,000 principal amount of 6 5/8% Notes due July 1, 2002, $25,000,000 principal amount of Floating Rate Medium-Term Notes due September 10, 2002, $62,318,445 principal amount of S&P 500 Equity Linked Notes due October 3, 2003 and $200,000,000 principal amount of 6 3/8% Notes due October 1, 2004 (collectively, the "Outstanding Securities") which have been registered under the Securities Act of 1933, as amended (the "Act"). This Prospectus relates solely to the Outstanding Securities.



    The Outstanding Securities are represented by global notes registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Outstanding Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Owners of beneficial interests in the Outstanding Securities will be entitled to physical delivery of Outstanding Securities in certificated form equal in principal amount to their respective beneficial interests only under the limited circumstances described herein. See "Description of the Outstanding Securities--Book-Entry Notes."


    The Outstanding Securities will trade in the Same-Day Funds Settlement System of DTC, and, to the extent that secondary market trading activity in the Outstanding Securities is effected through the facilities of DTC, such trades will be settled in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds.

                            ------------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


                            ------------------------


    This Prospectus is to be used by Smith Barney Inc., Salomon Brothers Inc and/or other affiliates of the Company and/or their respective successors (the "SSBH Subsidiaries") in connection with offers and sales of the Outstanding Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of the SSBH Subsidiaries may act as principal or agent in such transactions.


                            ------------------------


                              SALOMON SMITH BARNEY

December   , 1997

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SSBH SUBSIDIARY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH THIS PROSPECTUS RELATES, OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY OR ITS SUBSIDIARIES SINCE THE DATE HEREOF.

                            ------------------------

                             AVAILABLE INFORMATION

     Salomon Smith Barney Holdings Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers, such as the Company, that file electronically with the Commission. Such reports and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the American Stock Exchange, 86 Trinity Place, New York, New York 10006.
                            ------------------------

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Act with respect to the Outstanding Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Outstanding Securities, reference is made to the Registration Statement and exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Company's Registration Statement, each such statement being qualified in all respects by such reference.

                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents, filed by the Company with the Commission pursuant to Section 13 of the Exchange Act (File No. 1-4346), are incorporated herein by reference (i) the Annual Report on Form 10-K for the year ended December 31, 1996, (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and (iii) the Current Reports on Form 8-K dated January 21, 1997, March 17, 1997, April 15, 1997, July 17, 1997,
September 24, 1997, September 29, 1997 (as amended by the Current Report on Form 8-K/A dated October 28, 1997 and the Current Report on Form 8-K/A2 dated December 1, 1997), October 21, 1997, October 28, 1997 (as amended by the Current Report on Form 8-K/A dated December 1, 1997), November 21, 1997 (as amended by the Current Report on Form 8-K/A dated December 1, 1997) and November 28, 1997.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Outstanding Securities shall be deemed to be incorporated by reference in the Prospectus.

     Any statements contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.



                                  THE COMPANY



     Pursuant to an agreement and plan of merger dated as of September 24, 1997, a newly-formed wholly owned subsidiary of Travelers Group Inc. ("Travelers Group") merged with and into Salomon Inc ("Salomon") on November 28, 1997; Salomon then became a wholly owned subsidiary of Travelers Group and was renamed Salomon Smith Barney Holdings Inc. (the "Company"). Immediately thereafter, Smith Barney Holdings Inc., another wholly owned subsidiary of Travelers Group, was merged into the Company. The Company is a holding company primarily engaged in investment banking, proprietary trading, retail brokerage and asset management activities through its two broker-dealer subsidiaries, Smith Barney Inc. ("Smith Barney") and Salomon Brothers Inc ("Salomon Brothers").



     The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013 (telephone number: (212) 816-6000).



SMITH BARNEY



     Smith Barney provides investment banking, asset management, brokerage and other financial services for United States and foreign corporations, governments and institutional and individual investors. These activities include securities, options and commodities brokerage of domestic and international institutional and individual clients; underwriting and distribution of securities; arranging for the private placement of securities; assisting in mergers and acquisitions and providing financial advisory services; market making and trading in corporate debt and equity, United States government and agency, mortgage-related and municipal securities and foreign exchange, futures and forward contracts; consumer financing activities; securities lending activities; investment management and advisory services; securities research; and other related activities.



SALOMON



     Together with Salomon Brothers Holding Company Inc and its subsidiaries (which subsidiaries include Salomon Brothers), Salomon Brothers engages in global investment banking and global securities trading activities; provides capital raising, advisory, trading and risk management services to its customers; and executes proprietary trading strategies on its own behalf. Certain of the Company's commodities trading activities are conducted by the Company's wholly owned subsidiary, Phibro Inc., and its subsidiaries.



                       RATIO OF EARNINGS TO FIXED CHARGES



                                            NINE MONTHS                 YEAR ENDED DECEMBER 31,
                                               ENDED            ----------------------------------------
                                         SEPTEMBER 30, 1997     1996     1995     1994     1993     1992
                                         ------------------     ----     ----     ----     ----     ----
Ratio of earnings to fixed charges.....         1.29            1.37     1.20     0.98*    1.32     1.27


---------------

* For the year ended December 31, 1994, earnings as defined were inadequate to cover fixed charges. The amounts by which fixed charges exceeded earnings as defined for the year was $173 million.



The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. For the purpose of this ratio, fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.



                   DESCRIPTION OF THE OUTSTANDING SECURITIES



     The Outstanding Securities were issued under an Indenture dated as of May 15, 1993, between Smith Barney Holdings Inc. ("Smith Barney Holdings") and Citibank N.A., as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of September 1, 1993, between Smith Barney Holdings and the Trustee, the Second Supplemental Indenture dated as of December 12, 1996, between Smith Barney Holdings and the Trustee, and the Third Supplemental Indenture dated as of November 26,

1997 among Smith Barney Holdings, the Company and the Trustee pursuant to which the Company assumed all obligations of Smith Barney Holdings with respect to the Outstanding Securities (the indenture as so supplemented is hereinafter referred to as the "Indenture"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture, a copy of which has been incorporated by reference or filed as an exhibit to the Registration Statements of which this Prospectus forms a part. Capitalized terms used and not otherwise defined in this section shall have the meanings assigned to them in the Indenture. Parenthetical section references refer to sections of the Indenture.


GENERAL

     The Outstanding Securities are unsecured general obligations of the Company. As a holding company, the Company's sources of funds are derived principally from advances and dividends from subsidiaries, certain of which are subject to regulatory restrictions, and from sales of assets and investments. The Indenture provides that unsecured debt securities of the Company, without limitation as to aggregate principal amount, may be issued in one or more series, and a single series may be issued at various times, with different maturity dates and different interest rates, in each case as authorized from time to time by the Company. The provisions of the Indenture provide the Company with the ability, in addition to the ability to issue securities with terms different from those of securities previously issued, to "reopen" a previous issue of a series of securities and to issue additional securities of such series.

     The Outstanding Securities were issued only in registered form and may only be issued in denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange of Outstanding Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

BOOK-ENTRY NOTES

     The Outstanding Securities were issued in the form of one or more global notes (each, a "Book-Entry Note"), which were deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. Except as set forth below, Book-Entry Notes may not be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to DTC or another nominee of DTC, or by DTC or any nominee to a successor of DTC, or a nominee of such successor.

     DTC has advised the Company that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. (the "NASD"). Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the Commission.

     Upon the issuance by the Company of a Book-Entry Note, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the Outstanding Securities represented by such Book-Entry Note to the accounts of Participants. Ownership of beneficial interests in a Book-Entry Note will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in Book-Entry Notes will be shown on, and the transfer of such interests will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of Participants), or by Participants or persons that may hold interests through Participants (with respect to beneficial interests of beneficial ownership). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such law may impair the ability to transfer beneficial interests in Book-Entry Notes.

     So long as DTC or its nominee is the registered owner of the Book-Entry Notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Outstanding Securities represented by such Book-Entry Notes for all purposes under the Indenture. Except as provided below, owners of beneficial interests in Book-Entry Notes will not be entitled to have Outstanding Securities represented by such Book-Entry Notes registered in their names, will not receive or be entitled to receive physical delivery of such Outstanding Securities in certificated form and will not be considered the owners or holders thereof under the Indenture.

     Principal and interest payments on the Outstanding Securities represented by one or more Book-Entry Notes will be made by the Company to DTC or its nominee, as the case may be, as the registered owner of the related Book-Entry Note or Notes. The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of Book-Entry Notes, will credit immediately the accounts of the related Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in such Book-Entry Notes as shown on the records of DTC. Neither the Company nor the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of Book-Entry Notes, or for maintaining, supervising or reviewing any records relating to such beneficial interests. The Company also expects that payments by Participants to owners of beneficial interests in Book-Entry Notes held through such Participants will be governed by standing customer instructions and customary practices, as is now the case with securities registered in "street name." Such payments will be the responsibility of such Participants.

     If DTC is at any time unwilling, unable or ineligible to continue as depository and a successor depositary is not appointed by the Company within 90 days, the Company will issue Outstanding Securities in certificated form in exchange for beneficial interests in the Book-Entry Notes. In addition, the Company may at any time determine not to have its Outstanding Securities represented by one or more Book-Entry Notes, and, in such event, will issue Outstanding Securities in certificated form in exchange for beneficial interests in Book-Entry Notes. In any such instance, an owner of a beneficial interest in a Book-Entry Note will be entitled to physical delivery in certificated form of Outstanding Securities equal in principal amount to such beneficial interests and to have such Outstanding Securities registered in its name. Outstanding Securities so issued in certificated form will be issued in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

     Any certificated Outstanding Securities presented for registration of transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed by, or accompanied by a written instrument or instruments of transfer (in a form satisfactory to the Company and the Trustee) duly executed by, the registered holder or his attorney duly authorized in writing.

SAME-DAY SETTLEMENT AND PAYMENT

     All payments of principal and interest on Outstanding Securities represented by Book-Entry Notes will be made by the Company in immediately available funds.

     Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Outstanding Securities are expected to trade in the Same-Day Funds Settlement System of DTC, and, to the extent that secondary market trading activity in the Outstanding Securities is effected through the facilities of DTC, such trades will be settled in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Outstanding Securities.

PAYMENTS OF PRINCIPAL AND INTEREST

     Principal of and interest on the Outstanding Securities will be payable at the office or agency of the Company to be maintained in the Borough of Manhattan, The City of New York, initially at the principal corporate trust office of the Trustee, 111 Wall Street, Fifth Floor, New York, New York; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register of holders of Outstanding Securities. Notwithstanding the foregoing, payments of principal and interest on Book-Entry Notes will be made as described above.

REDEMPTION

     The Outstanding Securities offered hereby are not redeemable by the Company at any time prior to maturity and are not subject to any sinking fund or other analogous provision.

SUMMARY OF CERTAIN PROVISIONS OF INDENTURE

     Payment and Paying Agents. Payment of principal of and premium, if any, on the Outstanding Securities will be made in United States dollars against surrender of such Outstanding Securities at the principal corporate trust office of the Trustee in The City of New York. Payment of any installment of interest on the Outstanding Securities will be made to the person in whose name such Outstanding Securities are registered at the close of business on the Record Date for such interest payment. Payments of such interest will be made at the principal corporate trust office of the Trustee in The City of New York, or by a check mailed to the holder at such holder's registered address (SECTIONS 307 AND
901). Notwithstanding the foregoing, payments of principal and interest on Book-Entry Notes will be made as described above.

     Limitations on Liens. The Company has agreed that it will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in, any shares of Voting Stock of any Significant Subsidiary, whether such Voting Stock is now owned or is hereafter acquired, without providing that each series of Securities issued under the Indenture (together with, if the Company shall so determine, any other indebtedness or obligations of the Company or any Subsidiary ranking equally with such Securities and then existing or thereafter created) shall be secured equally and ratably with such indebtedness. The foregoing limitation shall not apply to indebtedness secured by a pledge of, lien on, or security interest in, any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary (SECTION 905).

     Limitations on Mergers and Sales of Assets. The Company may not consolidate or merge with or into any other corporation or sell, lease, transfer or otherwise dispose of all or substantially all its assets to another Person unless (a) the successor Person (if other than the Company) is organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and assumes payment of the principal of and interest on the Securities and the performance and the observance of the Indenture and (b) such successor Person (or the Company) shall not, immediately after such merger or consolidation, be in default in the performance of any covenant or condition of the Indenture (SECTION 701).

     Limitation on Indebtedness of a Subsidiary. As of September 1, 1993, the First Supplemental Indenture, among other things, added a covenant of the Company to the effect that for so long as any Securities are Outstanding, the Company will not permit Smith Barney (Delaware) Inc. (formerly Smith Barney Inc.), one of its Subsidiaries, to incur or suffer to exist any Indebtedness (SECTION 908).

     Certain Definitions. The term "Indebtedness" means any and all obligations of a corporation for money borrowed which in accordance with generally accepted accounting principles would be reflected on the balance sheet of such corporation as a liability on the date as of which Indebtedness is to be determined. The term "Significant Subsidiary" means a Subsidiary, including its Subsidiaries, which meets any of the following conditions: (a) the Company's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; (b) the Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (c) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year. The term "Subsidiary" means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the

Company and one or more other Subsidiaries. The term "Voting Stock" means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, provided that, for the purposes of such definition, capital stock which carries only the right to vote conditioned on the happening of an event shall not be considered voting stock whether or not such event shall have happened (SECTIONS 101 AND 905).

     The use of the term "all or substantially all" in Indenture provisions such as the covenant regarding the limitations on mergers and sales of assets has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. Accordingly, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a person, which uncertainty should be considered by prospective purchasers of Outstanding Securities.

     Modification and Waiver of the Indenture. Modifications and amendments to the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Security issued under the Indenture, (b) reduce the principal amount of, or the premium, if any, or interest, if any, on, any Security, (c) reduce the amount of principal of any Original Issue Discount Security payable upon acceleration of the Maturity thereof, (d) change the coin or currency in which any Securities or premium, if any, or interest, if any, thereon is payable, or (e) reduce the percentage in principal amount of Outstanding securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults (SECTION 802).

     Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of any Holder to evidence a successor to the Company, to add to the Company's covenants or Events of Default, to permit or facilitate Securities to be issued by book-entry or in bearer form or relating to the place of payment thereof, to provide for a successor trustee, to establish forms or terms of Securities, to change or eliminate any provision not adversely affecting any interests of Holders of Outstanding securities in any material respect or to cure any ambiguity or inconsistency (SECTION 801).

     The Holders of a majority in principal amount of the Outstanding securities of any series may on behalf of the Holders of all Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture (SECTION 906). The Holders of a majority in principal amount of the Outstanding securities of any series may on behalf of the Holders of all Securities of that series waive any past default under the Indenture with respect to Securities of that series, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, any Security of that series or in respect of any provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding security of that series affected (SECTION 511).

     Events of Default. The following are Events of Default under the Indenture with respect to Securities of any series: (a) failure to pay principal of or premium, if any, on any Security of that series at its Maturity; (b) failure to pay any interest on any Security of that series when due, continued for 30 days;
(c) failure to deposit any sinking fund payment, when due, in respect of any Security of that series; (d) any other defaults in the performance, or breach, of any covenant of the Company in the Indenture, continued for 60 days after written notice of such default or breach from the Trustee or the Holders of at least 25% in principal amount of the Outstanding securities of that series; (e) the occurrence of a default in payment of any debt that results from borrowing in excess of $50,000,000, or any interest thereon, for a period longer than the specified period of grace, which default shall have resulted in acceleration of the maturity of such debt without such acceleration having been rescinded after due notice in writing to the Company of such default by the Trustee or by such notice to the Company and the Trustee by Holders of at least 10% of the principal amount of the Outstanding securities of that series; (f) certain events of bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to Securities of that series (SECTION 501).

     In accordance with applicable provisions of the Trust Indenture Act of 1939, as amended (the "TIA"), the Trustee is required to give the Holders notice of all defaults known to the Trustee within 90 days after the occurrence thereof, in the manner and to the extent provided by the TIA. The TIA further provides that except in the case of default in the payment of the principal of or interest on any indenture security, or in the payment of any sinking fund or purchase fund installment, the Trustee shall not be required to give such notice if it determines that withholding the notice is in the interests of the indenture security holders.

     If an Event of Default with respect to Outstanding securities of any series shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of Outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration (SECTION 502). For information as to waiver of defaults, see "Modification and Waiver of the Indenture."

     The Indenture provides that, subject to the provisions of the TIA, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity (SECTION
601). Subject to such provisions for indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series (SECTION 510).

     The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance (SECTION 907).

     Defeasance. The Indenture provides that, if specified with respect to the Securities of a particular series, the Company (a) shall be discharged from its obligations in respect of the Securities of such series ("defeasance and discharge"), or (b) may cease to comply with the restrictive covenants ("covenant defeasance") in Article Seven (Consolidation, Merger or Sale),
Section 905 (Limitations on Liens) and Section 908 (Limitation on Indebtedness of Smith Barney (Delaware) Inc. (formerly Smith Barney Inc.)), and any such omission shall not be an Event of Default with respect to the Securities of such series, in each case at any time prior to the Stated Maturity or redemption thereof, when the Company has irrevocably deposited with the Trustee, in trust,
(i) sufficient funds in the currency or currency unit in which the Securities are denominated to pay the principal of (and premium, if any), and interest to Stated Maturity (or redemption) on, the Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the Securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest to Stated Maturity (or redemption) on, the Securities of such series. Such defeasance and discharge and covenant defeasance are conditioned upon the Company's delivery of an opinion of counsel that the Holders of the Securities of such series will have no federal income tax consequences as a result of such deposit, and will be taxed in the same manner as if no defeasance and discharge or covenant defeasance, as the case may be, had occurred. Upon such defeasance and discharge, the Holders of the Securities of such series shall no longer be entitled to the benefits of the Indenture, except for the purposes of registration of transfer and exchange of the Securities of such series and replacement of lost, stolen or mutilated Securities and shall look only to such deposited funds or obligations for payment (SECTION 403).

     Under current Federal income tax law, there is a substantial risk that the defeasance and discharge contemplated in the preceding paragraph could be treated as a taxable exchange of the Outstanding Securities for an interest in the trust. As a consequence, each holder of the Outstanding Securities would recognize gain or loss equal to the difference between the value of the holder's interest in the trust and the holder's tax basis for the securities deemed exchanged. Thereafter, each holder would be required to include in income his share of any income, gain and loss recognized by the trust. Although a holder could be subject to Federal income tax on the deemed exchange of the defeased Outstanding Securities for an interest in the trust, such holder would not receive any cash until the maturity of such Outstanding Securities. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a defeasance and discharge, including the applicability and effect of tax laws other than the Federal income tax law.

     Concerning the Trustee. Citibank, N.A. is the Trustee under the Indenture. The Company has and may from time to time in the future have banking relationships with the Trustee in the ordinary course of business.

TERMS OF THE OUTSTANDING SECURITIES

     5 5/8% NOTES DUE NOVEMBER 15, 1998. The Notes are limited to $150,000,000 in aggregate principal amount, will mature on November 15, 1998, and bear interest at the rate of 5 5/8% per annum. Such interest is payable semiannually on May 15 and November 15 of each year, commencing May 15, 1994, to the persons in whose names the Notes are registered at the close of business on the April 30 and October 31, respectively, preceding the payment date.

     5 1/2% NOTES DUE JANUARY 15, 1999. The Notes are limited to $200,000,000 in aggregate principal amount, will mature on January 15, 1999, and bear interest at the rate of 5 1/2% per annum. Such interest is payable semiannually on January 15 and July 15 of each year, commencing July 15, 1994, to the persons in whose names the Notes are registered at the close of business on the December 31 and June 30, respectively, preceding the payment date.

     7 7/8% NOTES DUE OCTOBER 1, 1999. The Notes are limited to $150,000,000 in aggregate principal amount, will mature on October 1, 1999, and bear interest at the rate of 7 7/8% per annum. Such interest is payable semiannually on April 1 and October 1 of each year, commencing April 1, 1995, to the persons in whose names the Notes are registered at the close of business on the March 15 and September 15, respectively, preceding the payment date.

     6 5/8% NOTES DUE JUNE 1, 2000. The Notes are limited to $148,500,000 in aggregate principal amount, will mature on June 1, 2000, and bear interest at the rate of 6 5/8% per annum. Such interest is payable semiannually on June 1 and December 1 of each year, commencing June 1, 1994, to the persons in whose names the Notes are registered at the close of business on the May 15 and November 15, respectively, preceding the payment date.

     7.98% NOTES DUE MARCH 1, 2000. The Notes are limited to $200,000,000 in aggregate principal amount, will mature on March 1, 2000, and bear interest at the rate of 7.98% per annum. Such interest is payable semiannually on March 1 and September 1 of each year, commencing September 1, 1995, to the persons in whose names the Notes are registered at the close of business on the February 15 and August 15, respectively, preceding the payment date.

     7% NOTES DUE MAY 15, 2000. The Notes are limited to $150,000,000 in aggregate principal amount, will mature on May 15, 2000, and bear interest at the rate of 7% per annum. Such interest is payable semiannually on May 15 and November 15 of each year, commencing November 15, 1995, to the persons in whose names the Notes are registered at the close of business on the April 30 and October 31, respectively, preceding the payment date.

     5 7/8% NOTES DUE FEBRUARY 1, 2001. The Notes are limited to $250,000,000 in aggregate principal amount, will mature on February 1, 2001, and bear interest at the rate of 5 7/8% per annum. Such interest is payable semiannually on February 1 and August 1 of each year, commencing August 1, 1996, to the persons in whose names the Notes are registered at the close of business on the January 15 and July 15, respectively, preceding the payment date.

     S&P 500 EQUITY LINKED NOTES DUE AUGUST 13, 2001. The Notes are limited to $40,072,410 in aggregate principal amount, will mature on August 13, 2001, and will bear no periodic payments of interest. At Maturity, a Holder will be entitled to receive with respect to each Security, the principal amount thereof plus an interest payment based on the percentage increase in the S&P 500 Composite Stock Price Index over the Starting

Index Value. All capitalized terms have the meanings given them in the Prospectus Supplement relating to the Notes.

     6 1/2% NOTES DUE OCTOBER 15, 2002. The Notes are limited to $150,000,000 in aggregate principal amount, will mature on October 15, 2002, and bear interest at the rate of 6 1/2% per annum. Such interest is payable semiannually on April 15 and October 15 of each year, commencing April 15, 1996, to the persons in whose names the Notes are registered at the close of business on the March 30 and September 30, respectively, preceding the payment date.

     7.50% NOTES DUE MAY 1, 2002. The Notes are limited to $150,000,000 in aggregate principal amount, will mature on May 1, 2002, and bear interest at the rate of 7.50% per annum. Such interest is payable semiannually on May 1 and November 1 of each year, commencing November 1, 1995, to the persons in whose names the Notes are registered at the close of business on the April 15 and October 15, respectively, preceding the payment date.

     6 5/8% NOTES DUE NOVEMBER 15, 2003. The Notes are limited to $200,000,000 in aggregate principal amount, will mature on November 15, 2003, and bear interest at the rate of 6 5/8% per annum. Such interest is payable semiannually on May 1 and November 1 of each year, commencing May 15, 1997, to the persons in whose names the Notes are registered at the close of business on the April 15 and October 15, respectively, preceding the payment date.

     6 7/8% NOTES DUE JUNE 15, 2005. The Notes are limited to $175,000,000 in aggregate principal amount, will mature on June 15, 2005, and bear interest at the rate of 6 7/8% per annum. Such interest is payable semiannually on June 15 and December 15 of each year, commencing December 15, 1995, to the persons in whose names the Notes are registered at the close of business on the May 31 and November 30, respectively, preceding the payment date.

     7 1/8% NOTES DUE OCTOBER 1, 2006. The Notes are limited to $200,000,000 in aggregate principal amount, will mature on October 1, 2006, and bear interest at the rate of 7 1/8% per annum. Such interest is payable semiannually on April 1 and October 1 of each year, commencing April 1, 1997, to the persons in whose names the Notes are registered at the close of business on the March 31 and September 30, respectively, preceding the payment date.

     S&P 500 EQUITY LINKED NOTES DUE MARCH 11, 2002. The Notes are limited to $65,987,535 in aggregate principal amount, will mature on March 11, 2002, and will bear no periodic payments of interest. At Maturity, a Holder will be entitled to receive with respect to each Security, the principal amount thereof plus an interest payment based on the percentage increase in the S&P 500 Composite Stock Price Index over the Starting Index Value. All capitalized terms have the meanings given them in the Prospectus Supplement relating to the Notes.

     7% NOTES DUE MARCH 15, 2004. The Notes are limited to $250,000,000 in aggregate principal amount, will mature on March 15, 2004, and bear interest at the rate of 7% per annum. Such interest is payable semiannually on March 15 and September 15 of each year, commencing September 15, 1997, to the persons in whose names the Notes are registered at the close of business on the February 28 and August 31, respectively, preceding the payment date.

     7 3/8% NOTES DUE MAY 15, 2007. The Notes are limited to $200,000,000 in aggregate principal amount, will mature on May 15, 2007, and bear interest at the rate of 7 3/8% per annum. Such interest is payable semiannually on May 15 and November 15 of each year, commencing November 15, 1997, to the persons in whose names the Notes are registered at the close of business on the April 30 and October 31, respectively, preceding the payment date.

     6 5/8% NOTES DUE JULY 1, 2002. The Notes are limited to $250,000,000 in aggregate principal amount, will mature on July 1, 2002, and bear interest at the rate of 6 5/8% per annum. Such interest is payable semiannually on January 1 and July 1 of each year, commencing January 1, 1998, to the persons in whose names the Notes are registered at the close of business on the December 31 and August 31, respectively, preceding the payment date.

     FLOATING RATE MEDIUM-TERM NOTES DUE SEPTEMBER 10, 2002. The Notes are limited to $25,000,000 in aggregate principal amount, will mature on September 10, 2002, and bear interest at the rate of 15 basis points over LIBOR. Such interest is payable on the third Wednesday of each March, June, September and December, commencing December 17, 1997, to the persons in whose names the Notes are registered at the close of business on 15th day preceding the payment date.

     S&P 500 EQUITY LINKED NOTES DUE OCTOBER 3, 2003. The Notes are limited to $62,318,445 in aggregate principal amount, will mature on October 3, 2003, and will bear no periodic payments of interest. At Maturity, a Holder will be entitled to receive with respect to each Security, the principal amount thereof plus an interest payment based on the percentage increase in the S&P 500 Composite Stock Price Index over the Starting Index Value. All capitalized terms have the meanings given them in the Prospectus Supplement relating to the Notes.

     6 3/8% NOTES DUE OCTOBER 1, 2004. The Notes are limited to $200,000,000 in aggregate principal amount, will mature on October 1, 2004, and bear interest at the rate of 6 3/8% per annum. Such interest is payable semiannually on April 1 and October 1 of each year, commencing April 1, 1998, to the persons in whose names the Notes are registered at the close of business on the March 31 and September 30, respectively, preceding the payment date.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Outstanding Securities offered hereby. All offers and sales of Outstanding Securities pursuant to this Prospectus will be for the account of the respective SSBH Subsidiary in connection with market-making transactions.

                            MARKET-MAKING ACTIVITIES

     This Prospectus may be used by any SSBH Subsidiary in connection with offers and sales of the Outstanding Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any SSBH Subsidiary may act as principal or agent in such transactions. The SSBH Subsidiaries have no obligation to make a market in any of the Outstanding Securities and may discontinue their market-making activities at any time without notice, at their sole discretion.


     Smith Barney Inc. and Salomon Brothers Inc are, and each of the SSBH Subsidiaries may be, a member of the National Association of Securities Dealers, Inc. (the "NASD") and may participate in distributions of the Outstanding Securities. Accordingly, the participation of any such entity in the offerings of Outstanding Securities will conform with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding the underwriting by an affiliate of the securities of its parent.


                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") that are subject to ERISA and on persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of the Outstanding Securities on behalf of such Plan should determine whether such purchase is permitted under the governing Plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of the Outstanding Securities should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

     The Company, directly or through its affiliates, may be considered a "party in interest" or a "disqualified person" with respect to many Plans that are subject to ERISA. The purchase of Outstanding Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Outstanding Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts, or PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts). ANY PENSION OR OTHER EMPLOYEE BENEFIT PLAN PROPOSING TO ACQUIRE ANY OUTSTANDING SECURITIES SHOULD CONSULT WITH ITS COUNSEL.

                                    EXPERTS


     The consolidated financial statements and schedules of Salomon Inc as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, included in Salomon Inc's Annual Report on Form 10-K for the year ended December 31, 1996, (the "Salomon Financials") are incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of Arthur Andersen LLP, independent public accountants, and upon the authority of said firm as experts in accounting and auditing.



     The consolidated financial statements and schedule of Smith Barney Holdings Inc. and its subsidiaries for the fiscal years ended December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in the Company's Current Report on Form 8-K dated September 29, 1997, have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as set forth in their report therein, included thereon and incorporated herein by reference. Such financial statements referred to above are incorporated by reference herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.



     The supplemental consolidated financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, included in the Company's Current Report on Form 8-K dated November 28, 1997, have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as set forth in their report thereon, included therein and incorporated herein by reference, which report states that Coopers & Lybrand L.L.P. did not audit the Salomon Financials and that their opinion with respect to any amounts contained in the Salomon Financials is based on the report of Arthur Andersen LLP. Such financial statements referred to above are incorporated by reference herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



        Commission Registration Fee.................................... $3,628,698.03
        Accounting Fees................................................    250,000.00
        Trustees' Fees and Expenses....................................    180,000.00
        Blue Sky Fees and Expenses.....................................     10,000.00
        Printing and Engraving Fees....................................  1,000,000.00
        Rating Agency Fees.............................................    750,000.00
        NASD Fee.......................................................     30,500.00
        Legal Fees and Expenses........................................    400,000.00
        Miscellaneous..................................................        801.97
                                                                        -------------
                  Total................................................ $6,250,000.00
                                                                        =============



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized and ratified, continue as to such person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.


     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Eighth of Salomon Smith Barney Holdings Inc.'s By-Laws provides for indemnification of directors and officers of Salomon Smith Barney Holdings Inc. against certain liabilities incurred as a result of their duties as such and Article Fifth of Salomon Smith Barney Holdings Inc.'s Amended and Restated Certificate of Incorporation provides that no directors of Salomon Smith Barney Holdings Inc. shall be liable for monetary damages for breach of fiduciary duty as a director. Salomon Smith Barney Holdings Inc.'s Amended and Restated Certificate of Incorporation, as amended, and its By-Laws, as amended, are filed as Exhibits 4(a) and 4(b), respectively, to this Registration Statement.



     Salomon Smith Barney Holdings Inc. maintains insurance policies covering liabilities of directors and officers to the extent not covered by indemnification from Salomon Smith Barney Holdings Inc., subject to the conditions and exclusions of the policies, deductible provisions, a maximum amount of coverage of $35 million and disputes with insurers about availability of coverage.


     The Declaration of each such SSBH Trust provides that no Institutional Trustee or any of its affiliates, Delaware Trustee or any of its affiliates, or officer, director, shareholder, member, partner, employee, representative custodian, nominee or agent of the Institutional Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any regular Trustee, or any employee or agent of such SSBH Trust or its affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such SSBH Trust, any Affiliate of such SSBH Trust or any holder of securities issued by such SSBH Trust, or to any officer, director, shareholder, partner, member, representative, employee or agent of such SSBH Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of such SSBH Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any loss, damage, or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence (or in the case of a Fiduciary Indemnified Person, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of each SSBH Trust also provides that, to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of such SSBH Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the SSBH Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration of each SSBH Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of such SSBH Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the SSBH Trust and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the SSBH Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of each SSBH Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the Declaration. The directors and officers of the Company and the Regular Trustee are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the SSBH Trusts. Any agents, dealers or underwriters who execute any of the agreements filed as
Exhibit 1(f) to this Registration Statement will agree to indemnify the Company's directors and their officers and the SSBH Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to the Company or any of the SSBH Trusts by or on behalf of such indemnifying party.


     For the undertaking with respect to indemnification, see Item 17 herein.

     See the Form of proposed Underwriting Agreement, the Form of Global Selling Agency Agreement and the Form of Continuous Underwriting Agreement filed or to be filed as Exhibit 1(a), (b), (c), (d), (e) and (f) for certain indemnification provisions.

ITEM 16.  EXHIBITS.


 1(a)    --  Proposed Form of Underwriting Agreement for Debt Securities to be distributed in the United States.* A form of Underwriting Agreement relating to any other offering of Securities (and not filed as an Exhibit hereto) will be filed as an
             Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
 1(b)    --  Form of Global Selling Agency Agreement relating to the Medium-Term Notes, Series
             H and Series I, will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
 1(c)    --  Form of Continuous Underwriting Agreement relating to the Notes, Series J, will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
 1(d)    --  Form of Underwriting Agreement for Index Warrants will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
 1(e)    --  Form of Underwriting Agreement for Preferred Stock will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
 1(f)    --  Form of Underwriting Agreement for Trust Preferred Securities will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
 4(a)    --  Amended and Restated Certificate of Incorporation of the Company.*
 4(b)    --  By-Laws of the Company.*
 4(c)    --  Senior Debt Indenture, dated as of December 1, 1988, between the Company and
             Citibank, N.A., as Trustee (incorporated by reference to Exhibit 8 to the
             Company's Current Report on Form 8-K dated December 29, 1988).
 4(d)    --  First Supplemental Indenture, dated as of September 7, 1990, to Senior Debt
             Indenture dated as of December 1, 1988 between the Company and Citibank, N.A.
             (incorporated by reference to Exhibit 4(b) to Registration Statement No.
             33-39502).
 4(f)    --  Second Supplemental Indenture, dated June 12, 1991, to Senior Debt Indenture dated as of December 1, 1988 between the Company and Citibank, N.A. (incorporated by reference to Exhibit 4(c) to Registration Statement No. 33-41209).

 4(e)    --  Third Supplemental Indenture, dated as of July 1, 1992, to Senior Debt Indenture, dated as of December 1, 1988 between the Company and Citibank, N.A. (incorporated by reference to Exhibit 4(d) to Registration Statement No. 33-49136).
 4(f)    --  Fourth Supplemental Indenture, dated as of October 29, 1992, between the Company and Citibank, N.A. (incorporated by reference to Exhibit 4(e) to Registration
             Statement No. 33-57922).
 4(g)    --  Fifth Supplemental Indenture, dated as of December 14, 1993, between the Company and Citibank, N.A. (incorporated by reference to Exhibit 4(f) to Registration
             Statement No. 33-51269).
 4(h)    --  Sixth Supplemental Indenture, dated as of December 29, 1994, between the Company and Citibank, N.A. (incorporated by reference to Exhibit 4(j) to Registration
             Statement No. 333-01807).
 4(i)    --  Seventh Supplemental Indenture, dated as of February 1, 1996, between the Company and Citibank, N.A. (incorporated by reference to Exhibit 4(k) to Registration
             Statement No. 333-01807).
 4(j)    --  Eighth Supplemental Indenture, dated as of May 8, 1996, between the Company and
             Citibank, N.A. (incorporated by reference to Exhibit 4 to the Company's Current
             Report on Form 8-K dated April 29, 1996).
 4(k)    --  Ninth Supplemental Indenture, dated as of November 22, 1996, between the Company and Citibank, N.A. (incorporated by reference to Exhibit 4 to the Company's
             Current Report on Form 8-K dated November 20, 1996).
 4(l)    --  Form of Tenth Supplemental Indenture, dated as of November 28, 1997, between the
             Company and Citibank N.A.*
 4(m)    --  Subordinated Debt Indenture, dated as of December 1, 1988, between the Company and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 7 to the Company's Current Report on Form 8-K dated August 2, 1989).
 4(n)    --  First Supplemental Indenture, dated as of September 7, 1990, to Subordinated Debt
             Indenture dated as of December 1, 1988 between the Company and Bankers Trust
             Company (incorporated by reference to Exhibit 4(b) to Registration Statement No.
             33-39502).
 4(o)    --  Second Supplemental Indenture, dated as of December 14, 1993, between the Company and Bankers Trust Company. (incorporated by reference to Exhibit 4(n) to
             Registration Statement No. 333-01807).
 4(p)    --  Form of Third Supplemental Indenture, dated as of November 28, 1997, between the
             Company and Bankers Trust Company.*
 4(q)    --  Senior Debt Indenture, dated as of October 27, 1993, between the Company and The
             Bank of New York, as Trustee (incorporated by reference to Exhibit 3 to the
             Company's Current Report on Form 8-K dated October 27, 1993).
 4(r)    --  Form of First Supplemental Indenture, dated as of November 28, 1997, between the
             Company and The Bank of New York.*
 4(s)    --  Senior Debt Indenture, dated as of January 18, 1994, between the Company and The
             Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4 to the
             Company's Current Report on Form 8-K dated January 18, 1994).
 4(t)    --  Form of First Supplemental Indenture, dated as of November 28, 1997, between the
             Company and The Chase Manhattan Bank.*
 4(u)    --  Forms of Medium-Term Registered Notes, Series H and Series I.*
 4(v)    --  Forms of Medium-Term Bearer Notes, Series H and Series I.*
 4(w)    --  Forms of Medium-Term Temporary Global Notes, Series H and Series I.*
 4(x)    --  Forms of Medium-Term Permanent Global Notes, Series H and Series I.*
 4(y)    --  Forms of Notes, Series J.*
 4(z)    --  Form of proposed Index Warrant Agreement for Index Warrants, with form of proposed Index Warrant Certificate attached as an exhibit thereto, for Index
             Warrants in registered form will be filed as an Exhibit to a Current Report on
             Form 8-K and incorporated herein by reference.
 4(aa)   --  Certificate of Trust of SSBH Capital I, as amended.+

 4(bb)   --  Certificate of Trust of SSBH Capital II, as amended.+
 4(cc)   --  Certificate of Trust of SSBH Capital III, as amended.+
 4(dd)   --  Certificate of Trust of SSBH Capital IV.+
 4(ee)   --  Form of Amended and Restated Declaration of Trust for SSBH Capital I.+
 4(ff)   --  Form of Amended and Restated Declaration of Trust for SSBH Capital II.+
 4(gg)   --  Form of Amended and Restated Declaration of Trust for SSBH Capital III.+
 4(hh)   --  Form of Amended and Restated Declaration of Trust for SSBH Capital IV.+
 4(ii)   --  Form of Indenture between the Company and The Chase Manhattan Bank, as Trustee.+
 4(jj)   --  Form of Trust Preferred Security (included in Exhibit 4(cc)).
 4(kk)   --  Form of Common Security (included in Exhibit 4(cc)).
 4(ll)   --  Form of Guarantee with respect to the Trust Preferred Securities of SSBH Capital
             I.+
 4(mm)   --  Form of Guarantee with respect to the Trust Preferred Securities of SSBH Capital
             II.+
 4(nn)   --  Form of Guarantee with respect to the Trust Preferred Securities of SSBH Capital
             III.+
 4(oo)   --  Form of Guarantee with respect to the Trust Preferred Securities of SSBH Capital
             IV.+
 4(pp)   --  Form of Junior Subordinated Debt Securities (included in Exhibit 4(cc).
 4(qq)   --  Form of Certificate for Preferred Stock will be filed as an exhibit to a Current
             Report on Form 8-K and incorporated herein by reference.
 4(rr)   --  Form of Deposit Agreement will be filed as an exhibit to a Current Report on Form
             8-K and incorporated herein by reference.
 4(ss)   --  Form of Depositary Receipt will be filed as an exhibit to a Current Report on
             Form 8-K and incorporated herein by reference.
 5(a)    --  Opinion of Robert H. Mundheim, Esq.*
 5(b)    --  Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the Trust
             Preferred Securities.*
 8(a)    --  Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the Trust
             Preferred Securities.*
12(a)    --  Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock
             Dividends of Salomon Smith Barney Holdings Inc. (incorporated by reference to
             Exhibits 12.01 and 12.07 to the Company's Current Report on Form 8-K dated
             November 28, 1997).
23(a)    --  Consent of Arthur Andersen LLP., independent public accountants.*
23(b)    --  Consent of Coopers & Lybrand L.L.P., independent certified public accountants.*
23(c)    --  Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibits 5(b)
             and 8(a)).
23(d)    --  Consent of Robert H. Mundheim, Esq. (included in Exhibit 5(a)).
24       --  Powers of Attorney.*
25(a)    --  Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York under the Senior Debt Indenture (incorporated by reference to Exhibit 25(b) to Registration Statement 333-01807).+
25(b)    --  Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank under the Senior Debt Indenture.+
25(c)    --  Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Citibank, N.A. under the Senior Debt Indenture (incorporated by reference to Exhibit 25(d) to Registration Statement 333-01807).+
25(d)    --  Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Bankers Trust Company under the Subordinated Debt Indenture
             (incorporated by reference to Exhibit 25(g) to Registration Statement
             333-01807).+
25(e)    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank under the Junior Subordinated Debt
             Indenture.+
25(f)    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee under the Declaration of Trust of SSBH Capital I.+
25(g)    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee under the Declaration of Trust of SSBH Capital II.+

25(h)    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee under the Declaration of Trust of SSBH Capital III.+
25(i)    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee under the Declaration of Trust of SSBH Capital IV.+
25(j)    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee under the Preferred
             Securities Guarantee of Salomon Smith Barney Holdings Inc. for the benefit of holders of Preferred Securities of SSBH Capital I.+
25(k)    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee under the Preferred
             Securities Guarantee of Salomon Smith Barney Holdings Inc. for the benefit of holders of Preferred Securities of SSBH Capital II.+
25(l)    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee under the Preferred
             Securities Guarantee of Salomon Smith Barney Holdings Inc. for the benefit of holders of Preferred Securities of SSBH Capital III.+
25(m)    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee under the Preferred
             Securities Guarantee of Salomon Smith Barney Holdings Inc. for the benefit of holders of Preferred Securities of SSBH Capital IV.+


---------------

 + Filed previously.



 * Filed herewith.



** A Form T-1 Statement of Eligibility and Qualification of Trustees other than those as to which Form T-1s are filed herewith may be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.


ITEM 17.  UNDERTAKINGS.


     Each of Salomon Smith Barney Holdings Inc., SSBH Capital I, SSBH Capital II, SSBH Capital III and SSBH Capital IV hereby undertakes:


          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;


     provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by Salomon Smith Barney Holdings Inc. pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


          (4) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Salomon Smith Barney Holdings Inc.'s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of any such registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

          (6) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (7) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SALOMON SMITH BARNEY HOLDINGS INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 1ST DAY OF DECEMBER, 1997.



                                          SALOMON SMITH BARNEY HOLDINGS INC.



                                          By:     /s/ CHARLES W. SCHARF

                                            ------------------------------------
                                                     Charles W. Scharf
                                                  Chief Financial Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES WITH SALOMON SMITH BARNEY HOLDINGS INC. ON THE 1ST DAY OF DECEMBER, 1997.



                SIGNATURES                                        TITLE
------------------------------------------  -------------------------------------------------

                    *                       Co-Chairman, Co-Chief Executive Officer, Director
------------------------------------------    and Principal Executive Officer
              (James Dimon)

                    *                       Co-Chairman, Co-Chief Executive Officer, Director
------------------------------------------    and Principal Executive Officer
           (Deryck C. Maughan)

          /s/ CHARLES W. SCHARF             Chief Financial Officer and Principal Financial
------------------------------------------    Officer
           (Charles W. Scharf)

                    *                       Controller and Principal Accounting Officer
------------------------------------------
             (Michael J. Day)

                    *                       Director
------------------------------------------
            (Steven D. Black)

                    *                       Director
------------------------------------------
           (James Boshart III)

                    *                       Director
------------------------------------------
           (Thomas G. Maheras)

                SIGNATURES                                        TITLE
------------------------------------------  -------------------------------------------------

                    *                       Director
------------------------------------------
             (Jay Mandelbaum)

                    *                       Director
------------------------------------------
           (Eduardo G. Mestre)

                    *                       Director
------------------------------------------
             (Shigeru Myojin)

                    *                       Director
------------------------------------------
           (Michael B. Panitch)


------------------------

* The undersigned, by signing his name hereto, does hereby sign this registration statement or amendment thereto on behalf of each of the above-indicated directors and officers of Salomon Smith Barney Holdings Inc. pursuant to powers of attorney executed on behalf of each such director and officer.



By:      /s/ CHARLES W. SCHARF

    ----------------------------------

            Charles W. Scharf


             Attorney-in-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, EACH OF SSBH CAPITAL I, SSBH CAPITAL II, SSBH CAPITAL III AND SSBH CAPITAL IV CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 1ST DAY OF DECEMBER, 1997.


                                          SSBH CAPITAL I

                                          By: /s/   CHARLES W. SCHARF
                                            ------------------------------------
                                               Charles W. Scharf, as Trustee

                                          By: /s/    MICHAEL J. DAY
                                            ------------------------------------
                                                 Michael J. Day, as Trustee

                                          SSBH CAPITAL II

                                          By: /s/   CHARLES W. SCHARF
                                            ------------------------------------
                                               Charles W. Scharf, as Trustee

                                          By: /s/    MICHAEL J. DAY
                                            ------------------------------------
                                                 Michael J. Day, as Trustee

                                          SSBH CAPITAL III

                                          By: /s/   CHARLES W. SCHARF
                                            ------------------------------------
                                               Charles W. Scharf, as Trustee

                                          By: /s/    MICHAEL J. DAY
                                            ------------------------------------
                                                 Michael J. Day, as Trustee

                                          SSBH CAPITAL IV

                                          By: /s/   CHARLES W. SCHARF
                                            ------------------------------------
                                               Charles W. Scharf, as Trustee

                                          By: /s/    MICHAEL J. DAY
                                            ------------------------------------
                                                 Michael J. Day, as Trustee

                               INDEX TO EXHIBITS


                                                                                      SEQUENTIALLY
EXHIBIT                                                                                 NUMBERED
NUMBER                                       EXHIBIT                                      PAGE
------       -----------------------------------------------------------------------  ------------
 1(a)    --  Proposed Form of Underwriting Agreement for Debt Securities to be
             distributed in the United States.* A form of Underwriting Agreement relating to any other offering of Securities (and not filed as an
             Exhibit hereto) will be filed as an Exhibit to a Current Report on Form
             8-K and incorporated herein by reference.
 1(b)    --  Form of Global Selling Agency Agreement relating to the Medium-Term
             Notes, Series H and Series I, will be filed as an Exhibit to a Current
             Report on Form 8-K and incorporated herein by reference.
 1(c)    --  Form of Continuous Underwriting Agreement relating to the Notes, Series
             J, will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
 1(d)    --  Form of Underwriting Agreement for Index Warrants will be filed as an
             Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
 1(e)    --  Form of Underwriting Agreement for Preferred Stock will be filed as an
             Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
 1(f)    --  Form of Underwriting Agreement for Trust Preferred Securities will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
 4(a)    --  Amended and Restated Certificate of Incorporation of the Company.*
 4(b)    --  By-Laws of the Company.*
 4(c)    --  Senior Debt Indenture, dated as of December 1, 1988, between the
             Company and Citibank, N.A., as Trustee (incorporated by reference to
             Exhibit 8 to the Company's Current Report on Form 8-K dated December
             29, 1988).
 4(d)    --  First Supplemental Indenture, dated as of September 7, 1990, to Senior
             Debt Indenture dated as of December 1, 1988 between the Company and
             Citibank, N.A. (incorporated by reference to Exhibit 4(b) to
             Registration Statement No. 33-39502).
 4(f)    --  Second Supplemental Indenture, dated June 12, 1991, to Senior Debt
             Indenture dated as of December 1, 1988 between the Company and
             Citibank, N.A. (incorporated by reference to Exhibit 4(c) to
             Registration Statement No. 33-41209).
 4(e)    --  Third Supplemental Indenture, dated as of July 1, 1992, to Senior Debt
             Indenture, dated as of December 1, 1988 between the Company and
             Citibank, N.A. (incorporated by reference to Exhibit 4(d) to
             Registration Statement No. 33-49136).
 4(f)    --  Fourth Supplemental Indenture, dated as of October 29, 1992, between the Company and Citibank, N.A. (incorporated by reference to Exhibit
             4(e) to Registration Statement No. 33-57922).
 4(g)    --  Fifth Supplemental Indenture, dated as of December 14, 1993, between the Company and Citibank, N.A. (incorporated by reference to Exhibit
             4(f) to Registration Statement No. 33-51269).
 4(h)    --  Sixth Supplemental Indenture, dated as of December 29, 1994, between the Company and Citibank, N.A. (incorporated by reference to Exhibit
             4(j) to Registration Statement No. 333-01807).
 4(i)    --  Seventh Supplemental Indenture, dated as of February 1, 1996, between the Company and Citibank, N.A. (incorporated by reference to Exhibit
             4(k) to Registration Statement No. 333-01807).
 4(j)    --  Eighth Supplemental Indenture, dated as of May 8, 1996, between the
             Company and Citibank, N.A. (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K dated April 29, 1996).

                                                                                      SEQUENTIALLY
EXHIBIT                                                                                 NUMBERED
NUMBER                                       EXHIBIT                                      PAGE
------       -----------------------------------------------------------------------  ------------
 4(k)    --  Ninth Supplemental Indenture, dated as of November 22, 1996, between the Company and Citibank, N.A. (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K dated November 20, 1996).
 4(l)    --  Form of Tenth Supplemental Indenture, dated as of November 28, 1997, between the Company and Citibank N.A.*
 4(m)    --  Subordinated Debt Indenture, dated as of December 1, 1988, between the
             Company and Bankers Trust Company, as Trustee (incorporated by reference to Exhibit 7 to the Company's Current Report on Form 8-K
             dated August 2, 1989).
 4(n)    --  First Supplemental Indenture, dated as of September 7, 1990, to
             Subordinated Debt Indenture dated as of December 1, 1988 between the
             Company and Bankers Trust Company (incorporated by reference to Exhibit
             4(b) to Registration Statement No. 33-39502).
 4(o)    --  Second Supplemental Indenture, dated as of December 14, 1993, between the Company and Bankers Trust Company. (incorporated by reference to
             Exhibit 4(n) to Registration Statement No. 333-01807).
 4(p)    --  Form of Third Supplemental Indenture, dated as of November 28, 1997, between the Company and Bankers Trust Company.*
 4(q)    --  Senior Debt Indenture, dated as of October 27, 1993, between the
             Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 3 to the Company's Current Report on Form 8-K dated October
             27, 1993).
 4(r)    --  Form of First Supplemental Indenture, dated as of November 28, 1997, between the Company and The Bank of New York.*
 4(s)    --  Senior Debt Indenture, dated as of January 18, 1994, between the
             Company and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K
             dated January 18, 1994).
 4(t)    --  Form of First Supplemental Indenture, dated as of November 28, 1997, between the Company and The Chase Manhattan Bank.*
 4(u)    --  Forms of Medium-Term Registered Notes, Series H and Series I.*
 4(v)    --  Forms of Medium-Term Bearer Notes, Series H and Series I.*
 4(w)    --  Forms of Medium-Term Temporary Global Notes, Series H and Series I.*
 4(x)    --  Forms of Medium-Term Permanent Global Notes, Series H and Series I.*
 4(y)    --  Forms of Notes, Series J.*
 4(z)    --  Form of proposed Index Warrant Agreement for Index Warrants, with form of proposed Index Warrant Certificate attached as an exhibit thereto, for Index Warrants in registered form will be filed as an Exhibit to a
             Current Report on Form 8-K and incorporated herein by reference.
 4(aa)   --  Certificate of Trust of SSBH Capital I, as amended.+
 4(bb)   --  Certificate of Trust of SSBH Capital II, as amended.+
 4(cc)   --  Certificate of Trust of SSBH Capital III, as amended.+
 4(dd)   --  Certificate of Trust of SSBH Capital IV.+
 4(ee)   --  Form of Amended and Restated Declaration of Trust for SSBH Capital I.+
 4(ff)   --  Form of Amended and Restated Declaration of Trust for SSBH Capital II.+
 4(gg)   --  Form of Amended and Restated Declaration of Trust for SSBH Capital
             III.+
 4(hh)   --  Form of Amended and Restated Declaration of Trust for SSBH Capital IV.+
 4(ii)   --  Form of Indenture between the Company and The Chase Manhattan Bank, as
             Trustee.+
 4(jj)   --  Form of Trust Preferred Security (included in Exhibit 4(cc)).
 4(kk)   --  Form of Common Security (included in Exhibit 4(cc)).

                                                                                      SEQUENTIALLY
EXHIBIT                                                                                 NUMBERED
NUMBER                                       EXHIBIT                                      PAGE
------       -----------------------------------------------------------------------  ------------
 4(ll)   --  Form of Guarantee with respect to the Trust Preferred Securities of
             SSBH Capital I.+
 4(mm)   --  Form of Guarantee with respect to the Trust Preferred Securities of
             SSBH Capital II.+
 4(nn)   --  Form of Guarantee with respect to the Trust Preferred Securities of
             SSBH Capital III.+
 4(oo)   --  Form of Guarantee with respect to the Trust Preferred Securities of
             SSBH Capital IV.+
 4(pp)   --  Form of Junior Subordinated Debt Securities (included in Exhibit 4(cc).
 4(qq)   --  Form of Certificate for Preferred Stock will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
 4(rr)   --  Form of Deposit Agreement will be filed as an exhibit to a Current
             Report on Form 8-K and incorporated herein by reference.
 4(ss)   --  Form of Depositary Receipt will be filed as an exhibit to a Current
             Report on Form 8-K and incorporated herein by reference.
 5(a)    --  Opinion of Robert H. Mundheim, Esq.*
 5(b)    --  Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the
             Trust Preferred Securities.*
 8(a)    --  Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the
             Trust Preferred Securities.*
12(a)    --  Computation of Ratio of Earnings to Combined Fixed Charges and
             Preferred Stock Dividends of Salomon Smith Barney Holdings Inc.
             (incorporated by reference to Exhibits 12.01 and 12.07 to the Company's
             Current Report on Form 8-K dated November 28, 1997).
23(a)    --  Consent of Arthur Andersen LLP., independent public accountants.*
23(b)    --  Consent of Coopers & Lybrand L.L.P., independent certified public accountants.*
23(c)    --  Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
             Exhibits 5(b) and 8(a)).
23(d)    --  Consent of Robert H. Mundheim, Esq. (included in Exhibit 5(a)).
24       --  Powers of Attorney.*
25(a)    --  Form T-1 Statement of Eligibility and Qualification under the Trust
             Indenture Act of 1939 of The Bank of New York under the Senior Debt
             Indenture (incorporated by reference to Exhibit 25(b) to Registration
             Statement 333-01807).+
25(b)    --  Form T-1 Statement of Eligibility and Qualification under the Trust
             Indenture Act of 1939 of The Chase Manhattan Bank under the Senior Debt
             Indenture.+
25(c)    --  Form T-1 Statement of Eligibility and Qualification under the Trust
             Indenture Act of 1939 of Citibank, N.A. under the Senior Debt Indenture
             (incorporated by reference to Exhibit 25(d) to Registration Statement
             333-01807).+
25(d)    --  Form T-1 Statement of Eligibility and Qualification under the Trust
             Indenture Act of 1939 of Bankers Trust Company under the Subordinated
             Debt Indenture (incorporated by reference to Exhibit 25(g) to
             Registration Statement 333-01807).+
25(e)    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of The Chase Manhattan Bank under the Junior
             Subordinated Debt Indenture.+
25(f)    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of The Chase Manhattan Bank, as Trustee under the
             Declaration of Trust of SSBH Capital I.+

                                                                                      SEQUENTIALLY
EXHIBIT                                                                                 NUMBERED
NUMBER                                       EXHIBIT                                      PAGE
------       -----------------------------------------------------------------------  ------------
25(g)    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of The Chase Manhattan Bank, as Trustee under the
             Declaration of Trust of SSBH Capital II.+
25(h)    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of The Chase Manhattan Bank, as Trustee under the
             Declaration of Trust of SSBH Capital III.+
25(i)    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of The Chase Manhattan Bank, as Trustee under the
             Declaration of Trust of SSBH Capital IV.+
25(j)    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee under the Preferred Securities Guarantee of Salomon Smith Barney
             Holdings Inc. for the benefit of holders of Preferred Securities of
             SSBH Capital I.+
25(k)    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee under the Preferred Securities Guarantee of Salomon Smith Barney
             Holdings Inc. for the benefit of holders of Preferred Securities of
             SSBH Capital II.+
25(l)    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee under the Preferred Securities Guarantee of Salomon Smith Barney
             Holdings Inc. for the benefit of holders of Preferred Securities of
             SSBH Capital III.+
25(m)    --  Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee under the Preferred Securities Guarantee of Salomon Smith Barney
             Holdings Inc. for the benefit of holders of Preferred Securities of
             SSBH Capital IV.+


---------------

 + Filed previously.



 * Filed herewith.



** A Form T-1 Statement of Eligibility and Qualification of Trustees other than those as to which Form T-1s are filed herewith may be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.